       As filed with the Securities Exchange Commission on April 28, 1999

                                                          Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------
                              TOKHEIM CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------
         Indiana                     3580                    35-0712500
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)
                             10501 Corporate Drive
                              Fort Wayne, IN 46845
                                 (219) 470-4600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                    Copy to:
   Douglas K. Pinner Chairman of the    William R. Kunkel Skadden, Arps, Slate,
  Board, President and Chief Executive          Meagher & Flom (Illinois)
   Officer 10501 Corporate Drive Fort   333 West Wacker Drive Chicago, IL 60606
     Wayne, IN 46845 (219) 470-4600                  (312) 407-0700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                                            Jurisdiction      Primary Standard      I.R.S. Employer
                                                                 of       Industrial Classification Identification
           Exact Name of Additional Registrants             Incorporation        Code Number            Number
           ------------------------------------             ------------- ------------------------- ---------------
Envirotronic Systems, Inc.*                                 Indiana                 3823              35-1753684
Gasboy International, Inc.                                  Pennsylvania            3586              23-1265426
 P.O. Box 309, Lansdale, PA 19664
 (215) 855-4631
Management Solutions, Inc.                                  Colorado                3824              84-1007527
 5351 S. Roslyn St., Suite 200, Greenwood Village, CO 80111
 (303) 773-9300
Sunbelt Hose & Petroleum Equipment, Inc.*                   Georgia                 5084              35-1682561
Tokheim Automation Corporation*                             Texas                   5084              76-0261484
Tokheim Equipment Corporation*                              Delaware                3586              36-4250806
Tokheim Investment Corp.*                                   Texas                   6726              74-2137031
Tokheim RPS, LLC*                                           Delaware                6726              36-5250803
Tokheim Services LLC*                                       Indiana                 6726              36-4260132

*Address and telephone of principal executive offices are the same as those of Tokheim Corporation.

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                            Proposed
                                             Proposed       Maximum
  Title of Each Class                        Maximum       Aggregate       Amount of
  Of Securities To Be     Amount To Be    Offering Price Offering Price   Registration
       Registered          Registered      Per Unit (1)       (1)             Fee
--------------------------------------------------------------------------------------
11 3/8% Senior
 Subordinated Dollar
 Notes due 2008.........  $123,000,000         100%       $123,000,000      $34,194
--------------------------------------------------------------------------------------
Guarantees of Senior
 Subordinated Dollar
 Notes (2)..............           --          --                  --              (3)
--------------------------------------------------------------------------------------
11 3/8% Senior
 Subordinated Euro Notes
 due 2008...............   $86,647,500(4)      100%        $86,647,500(4)   $24,088
--------------------------------------------------------------------------------------
Guarantees of Senior
 Subordinated Euro Notes
 (2)....................           --          --                  --              (3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) All existing and future U.S. subsidiaries of the Registrant have each guaranteed the Notes being registered.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the Notes being registered.
(4) Calculated using an exchange rate of (Euro)1.00=$1.1553.

                                ---------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TOKHEIM CORPORATION

                             CROSS REFERENCE SHEET

Form S-4 Item                                  Location in Prospectus
-------------                        -------------------------------------------
A. INFORMATION ABOUT THE
 TRANSACTION
Item 1:Forepart Of Registration
      Statement And
      Outside Front Cover Page Of
      Prospectus...................  Outside Front Cover Page
Item 2:Inside Front And Outside
      Back Cover Pages               Inside Front Cover Page; Outside Back Cover
      Of Prospectus................  Page
Item 3:Risk Factors, Ratio Of
      Earnings To Fixed              Prospectus Summary; Risk Factors; Unaudited
      Charges, And Other             Pro Forma Consolidated Condensed Financial
      Information..................  Statements; Selected Financial Data of
                                     Tokheim Corporation and Subsidiaries;
                                     Selected Financial Data of the RPS Division
Item 4:Terms Of The Transaction....  Prospectus Summary; The Exchange Offer;
                                     Certain United States Federal Income Tax
                                     Considerations; The Transactions;
                                     Description of the Exchange Notes; Plan of
                                     Distribution
Item 5:Pro Forma Financial           Prospectus Summary; Unaudited Pro Forma
      Information..................  Consolidated Condensed Financial
                                     Statements; Selected Financial Data of
                                     Tokheim Corporation and Subsidiaries;
                                     Selected Financial Data of the RPS Division
Item 6:Material Contacts With The
      Company Being
      Acquired.....................  Not Applicable
Item 7:Additional Information
      Required For
      Reoffering By Persons And
      Parties Deemed
      to Be Underwriters...........  Not Applicable
Item 8:Interests Of Named Experts
      And Counsel..................  Not Applicable
Item 9:Disclosure Of Commission
      Position On
      Indemnification For
      Securities Act Liabilities...  Not Applicable
B. INFORMATION ABOUT THE REGISTRANT
Item 10:Information With Respect To  Summary; Unaudited Pro Forma Consolidated
      S-3 Registrants..............  Condensed Financial Statements
Item 11:Incorporation Of Certain
      Information By
      Reference....................  Information Incorporated by Reference
Item 12:Information With Respect To
      S-2 Or S-3
      Registrants..................  Not Applicable
Item 13:Incorporation Of Certain
      Information By
      Reference....................  Not Applicable

Form S-4 Item                                          Location in Prospectus
-------------                                -------------------------------------------
Item 14:Information With Respect To
      Registrants Other Than S-3 Or S-2
      Registrants..........................  Not Applicable

C. INFORMATION ABOUT THE COMPANY
BEING ACQUIRED

Item 15:Information With Respect To S-3
      Companies............................  Not Applicable

Item 16:Information With Respect To S-2 Or
      S-3 Companies........................  Not Applicable

Item 17:Information With Respect To
      Companies Other Than S-3 Or S-2
      Companies............................  Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

Item 18:Information If Proxies, Consents Or
      Authorizations Are To Be Solicited...  Not Applicable

Item 19:Information If Proxies, Consents Or
      Authorizations Are Not To Be
      Solicited............................  Management; Principal Shareholders

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these notes until the registration statement filed with the          +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these notes and it is not soliciting an offer to buy these +
+notes in any state where the offer or sale is not permitted.                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated April 28, 1999

Prospectus
                         [LOGO OF TOKHEIM CORPORATION]

                              Tokheim Corporation

                               Exchange Offer for

        $123,000,000     and      (Euro)75,000,000
       11 3/8% Senior              11 3/8% Senior
     Subordinated Notes          Subordinated Notes
          Due 2008                    Due 2008

--------------------------------------------------------------------------------

                          Terms of the Exchange Offer

 . Expires 5:00 p.m. New      . The exchange of
  York City time (in the       outstanding notes for
  case of outstanding          exchange notes will not
  dollar notes) or 5:00        be a taxable exchange
  p.m., London time (in        for U.S. federal income
  the case of outstanding      tax purposes.
  Euro notes),       ,
  1999, unless extended.     . The terms of the
                               exchange notes and the
 . All outstanding notes        outstanding notes are
  that are validly             substantially
  tendered and not             identical, except for
  validly withdrawn will       certain transfer
  be exchanged.                restrictions,
                               registration rights and
 . Tenders of the               liquidated damages
  outstanding notes may        relating to the
  be withdrawn any time        outstanding notes.
  prior to the expiration
  of the exchange offer.     . There is no existing
                               market for the exchange
 . Not subject to any           notes and the Company
  condition, other than        does not currently
  that the exchange offer      intend to apply for
  not violate applicable       their listing on any
  law or any applicable        securities exchange.
  interpretation of the
  staff of the Securities
  and Exchange
  Commission.

 . The Company will not
  receive any proceeds
  from the exchange
  offer.

--------------------------------------------------------------------------------

  For a discussion of certain factors that should be considered by holders prior to tendering their outstanding notes in the exchange offer, see "Risk Factors" beginning on page 21.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                                        , 1999

  This prospectus incorporates by reference documents that are not contained in or delivered with the prospectus. These documents are available without charge upon request to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, IN, 46845, Attention: Executive Vice President, Finance and Administration and Chief Financial Officer, telephone number (219) 470-4600. To ensure timely
delivery of the documents, any request should be made by           , 1999.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary...................................................................    1
Risk Factors..............................................................   21
  Debt Financing Risks....................................................   21
  Risks Associated with the Operation of the Business.....................   24
  Government Regulation...................................................   28
  Risks Associated with the Exchange Offer................................   28
The Exchange Offer........................................................   30
The Transactions..........................................................   38
Sources and Uses of Funds.................................................   39
Capitalization............................................................   40
Unaudited Pro Forma Consolidated Condensed Financial Statements...........   41
Selected Financial Data of Tokheim Corporation and Subsidiaries ..........   47
Selected Financial Data of the RPS Division...............................   49
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   50
Business..................................................................   59
Management................................................................   72
Principal Shareholders....................................................   74
Description of Certain Indebtedness.......................................   76
Description of the Schlumberger Warrants..................................   78
Description of the Exchange Notes.........................................   79
Certain United States Federal Income Tax Considerations...................  112
Plan of Distribution......................................................  117
Legal Matters.............................................................  117
Independent Accountants...................................................  118
General Listing Information...............................................  119
Where You Can Find More Information.......................................  120
Information Incorporated by Reference.....................................  120
Index to Financial Statements.............................................  F-1

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SUURENDERS OF OR EXCHANGE FROM, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  EXCHANGE NOTES MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO THE PUBLIC IN THE REPUBLIC OF FRANCE. NEITHER THIS DOCUMENT, WHICH HAS NOT BEEN SUBMITTED FOR THE APPROVAL OF THE COMMISSION DES OPERATIONS DE BOURSE, NOR ANY OFFERING MATERIAL RELATING TO THE EXCHANGE NOTES MAY BE RELEASED OR ISSUED TO THE PUBLIC IN CONNECTION WITH ANY SUCH OFFER.

  EXCHANGE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. EXCHANGE NOTES ARE NOT BEING OFFERED AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO OR FOR THE ACCOUNT OF ANY RESIDENT OF CANADA IN CONTRAVENTION OF THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY THEREOF. THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, AN ADVERTISEMENT OR A PUBLIC OFFERING IN CANADA OF THE SECURITIES DESCRIBED HEREIN. CANADIAN RESIDENTS SHOULD CONSULT THEIR OWN ATTORNEY AS TO RESTRICTIONS ON RESALES OF EXCHANGE NOTES.

  EXCHANGE NOTES MAY NOT BE OFFERED IN THE NETHERLANDS OR ELSEWHERE TO THE ACCOUNT OF ANY PERSON OR ENTITY OTHER THAN TO PERSONS WHO OR ENTITIES WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF A PROFESSION OR BUSINESS WITHIN THE MEANING OF THE SECURITIES TRANSACTIONS SUPERVISION ACT 1995 (WET TOEZICHT EFFECTENVERKEER 1995) AND ITS IMPLEMENTING REGULATIONS (WHICH INCLUDE BANKS, INVESTMENT BANKS, BROKERS, DEALERS, PENSION FUNDS, INSURANCE COMPANIES, SECURITIES FIRMS, INVESTMENT INSTITUTIONS, OTHER INSTITUTIONAL INVESTORS, AND OTHER PARTIES INCLUDING INTER ALIA TREASURIES AND FINANCE COMPANIES OF LARGE ENTERPRISES WHICH REGULARLY, AS AN ANCILLARY ACTIVITY, TRADE OR INVEST IN SECURITIES).

  EXCHANGE NOTES WILL ONLY BE AVAILABLE FOR EXCHANGE IN THE UNITED KINGDOM PURSUANT TO THE EXCHANGE OFFER BY PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM FOR PURPOSES OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995.

  NO DOCUMENT ISSUED IN CONNECTION WITH THE EXCHANGE OFFER, INCLUDING THIS PROSPECTUS, MAY BE PASSED ON TO ANY PERSON IN THE UNITED KINGDOM UNLESS THAT PERSON IS AS DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT OF 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 (AS AMENDED), OR IS A PERSON TO WHOM THE DOCUMENT MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON. ACCORDINGLY, BY ACCEPTING DELIVERY OF THIS PROSPECTUS, THE RECIPIENT WARRANTS AND ACKNOWLEDGES THAT IT IS SUCH A PERSON.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and cost savings and plans and objectives of management for future operations, are forward-looking statements. In addition, you can generally identify forward-looking statements by the use of forward-looking terminology, such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or the negative thereof, variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. We do not undertake any obligation to update any forward-looking statements. Given the uncertainties associated with forward-looking statements, you should not place undue reliance on them.

                                 EXCHANGE RATES

  In this prospectus, references to "dollars," "US$," and "$" are to United States dollars, and references to "United States" and "U.S." mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction. References herein to "Euro" and "(Euro)" are to the currency that was introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Economic Community, as amended by the Treaty on European Union, signed at Maastricht, the Netherlands on February 7, 1992 (the "Treaty"). Except as otherwise stated herein, conversions of non-U.S. dollar currencies to U.S. dollars in the financial statements and other information included herein have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, on the date of the balance sheet. These translations should not be construed as representations that the non-U.S. dollar currency amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated or at any other rates.

  On May 3, 1998, the Council of the European Union adopted Council Regulation
(EC) No. 974/98, which defines the initial participants in Stage III of European Monetary Union as Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. This definition of initial participants does not include England, Denmark and Greece. Thus, their currencies--the British pound, the Danish krone, and the Greek drachma--were not among those that were converted to the Euro.

  Our business may cause us to encounter currency exchange risks. We may experience an adverse effect, which may be material, if any local currency we use devalues against the dollar. You should read "Risk Factors--Risks Associated with the Operation of the Business--Foreign Currency; Common European Currency" for a discussion of the impact of the exchange rate fluctuations on our financial condition and results of operations.

  The Euro was introduced on January 1, 1999 at an exchange rate of
(Euro)1.00=$1.17. As of April 26, 1999 the noon buying rate with respect to the Euro was (Euro)1.00=$1.06. Unless otherwise indicated, the exchange rate used in this prospectus is (Euro)1.00=$1.1553.

  The following table sets forth, for the periods and dates indicated, certain information concerning the French Franc ("FFR") exchange rate, set forth in FFR per dollar.

                                                         FFR per dollar
                                                --------------------------------
                                                Year/Period
      Calendar Period                               End     High Low  Average(1)
      ---------------                           ----------- ---- ---- ----------
      1994.....................................    5.34     5.98 5.10    5.54
      1995.....................................    4.91     5.40 4.76    4.99
      1996.....................................    5.19     5.27 4.88    5.11
      1997.....................................    5.99     6.35 5.19    5.84
      1998.....................................    5.62     6.21 5.42    5.90
      1999 (through April 26)..................    6.20     6.20 5.54    5.91

--------
(1) Average of the closing rates for each business day during the period. On April 26, 1999, the noon buying rate with respect to the FFR was $1.00 = FFR 6.20.

  We make no representation that the amounts referred to herein could have been or could be converted into the foregoing currencies at any particular rate or at all.

                                    SUMMARY

  The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the terms of the notes we are offering, as well as business and detailed financial information. We encourage you to read this prospectus in its entirety. In this prospectus, "we," "us," "our" and the "Company" refer to Tokheim Corporation and its subsidiaries after our acquisition of the RPS Division of Schlumberger Limited (the "RPS Division"), unless otherwise indicated. "Tokheim" refers to Tokheim Corporation and its subsidiaries prior to the acquisition of the RPS Division. The market share and other data contained in this prospectus relating to the petroleum dispenser and related industries, both in the United States and internationally, have been derived from industry and other sources available to us. While we believe that our estimates derived from such sources, including as to market share data, are reasonable, no assurances can be given as to their accuracy.

Overview

  On September 30, 1998, we acquired the RPS Division and became the world's largest manufacturer and servicer of electronic and mechanical petroleum dispensing systems. We financed this acquisition by entering into a credit agreement and issuing various securities, including senior notes, senior subordinated notes, junior subordinated notes and warrants. On January 29, 1999, we privately placed $123.0 million of 11 3/8% Senior Subordinated Notes due 2008 and (Euro)75.0 million of 11 3/8% Senior Subordinated Notes due 2008. We used the proceeds from the placement of these outstanding notes to refinance the senior notes and the senior subordinated notes issued in connection with the acquisition of the RPS Division and to reduce borrowings under the revolving working capital facility of the credit agreement by approximately $3.4 million. In addition, total availability under the revolving working capital facility of the credit agreement was permanently reduced from $120.0 to $110.0 million.

  The outstanding notes are, and the exchange notes will be, guaranteed by all of our existing and future U.S. subsidiaries on a senior subordinated basis with guarantees that are unsecured and subordinated to existing and future senior debt of such subsidiaries.

  Simultaneously with the private placement, the subsidiary guarantors and the Company entered into two registration rights agreements with the initial purchasers of the outstanding notes, one agreement for the notes issued in dollars and one for the notes issued in Euros. Under these registration rights agreements, we must deliver this prospectus to the holders of the outstanding notes and must complete this exchange offer on or before August 12, 1999. If this exchange offer does not take place on or before August 12, 1999, we must pay liquidated damages to the holders of the outstanding notes until this exchange offer is completed. You may exchange your outstanding notes for exchange notes with substantially the same terms in this exchange offer. You should read the discussion under the heading "Summary of Terms of the Exchange Notes" and "Description of the Exchange Notes" for further information regarding the exchange notes.

  We believe that holders may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act of 1933 (the "Securities Act") if certain conditions are met. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the exchange notes.

The Company

  As a result of our acquisition of the petroleum dispenser business of Sofitam S.A. ("Sofitam") in September 1996 and the RPS Division in September 1998, we are the largest global competitor in the petroleum dispenser business, with an estimated 37% share of the world market, and the ability to provide both products and services to customers in over 80 countries.

  We are the largest supplier of petroleum dispensing systems in Europe, Africa, Canada and Mexico, and one of the largest suppliers in the United States. We also have established operations in Asia and Latin America. We believe that our global capabilities provide us with a competitive advantage to attract additional business and form alliances with customers.

  Before we acquired the RPS Division it was headquartered in France and was a leading manufacturer and servicer of fuel dispensing systems in western Europe. In 1992, it established a presence in North America with the acquisition of Southwest Energy Control Systems and continued to develop its North American position. The RPS Division is also present in eastern Europe and the former Soviet Union. The main manufacturing sites for the RPS Division are located in Dundee, Scotland and in Bonham, Texas, respectively. We recently announced that we will be closing the Bonham facility.

Our Products

  We manufacture and service electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems (including point-of-sale systems), dispenser payment or "pay-at-the-pump" terminals, replacement parts and upgrade kits.

Our Services

  We believe that our Company offers superior customer service and support. In western Europe and Africa, we provide support through our extensive, Company-direct service organization. Throughout the rest of the world, service is provided through authorized service representatives and distributors. Customer service includes the installation, maintenance, certification and calibration of, and technical support for, petroleum dispensers, pumps, electronic hardware and software systems. We offer 24-hour, seven day-per-week support by telephone and over the Internet via our FASRLINK(TM) help desk to authorized service representatives, distributors and customers in major markets. We believe our service and support capabilities are important factors in winning supply contracts and gaining new customers. Additionally, major oil companies ("MOCs") are more frequently entering into geographically broader service contracts, which we believe we are well-positioned to win.

Our Industry and Customers

  Petroleum dispensing systems are designed for and sold principally to owners of retail service stations. These owners include MOCs, national oil companies ("nationals"), independent owners operating under a MOC brand ("jobbers"), independent oil companies ("independents"), convenience store stations, hypermarkets and other retailers, and to commercial customers. As a result of industry consolidation, we estimate that the top three manufacturers of petroleum dispensing equipment account for approximately 75% of worldwide annual sales. We estimate that the combined annual sales of the top five manufacturers in our industry is approximately $2 billion.

  In 1998, approximately 88% of our sales were to retail owners, such as Arco, BP Amoco, Elf Aquitaine, Esso, Fina, Marathon, Shell, SuperAmerica, Total and their affiliated jobbers, and approximately 12% of our sales were to commercial customers, such as Federal Express, United Parcel Service, Penske Corporation and municipalities. In the United States, Canada, and western Europe, demand for our products has been driven by demand for new, more convenient systems, such as credit/debit card readers, and by environmental regulations, such as those requiring vapor recovery systems and more secure underground storage tanks (often with electronic leak detection technology). In emerging markets, economic growth requires vehicle use and infrastructure development, which increase the demand for fuel and fuel dispensers. Deregulation of local markets and privatization of state-owned oil companies have also created additional growth opportunities in emerging markets.

Growth Through Acquisition

  Tokheim was already one of the world's largest manufacturers and servicers of electronic and mechanical petroleum dispensing systems prior to its acquisition of the RPS Division. Between 1994 and 1998, Tokheim's revenues grew from approximately $202.1 million to $466.4 million, and EBITDA (as defined below under Note 4 to the Summary

Financial Data of Tokheim Corporation and Subsidiaries) increased from approximately $10.2 million to $43.7 million, in large part due to the acquisition of Sofitam.

Competitive Strengths

  We believe that a number of factors make us a premier manufacturer and servicer of petroleum dispenser systems. These factors include our:

  Global Capabilities. We are the world's largest manufacturer and servicer of petroleum dispenser systems, supplying products and services in more than 80 countries. As a result, we believe that we are able to satisfy the complete petroleum dispensing equipment needs of customers throughout the world. Our global capabilities provide a significant advantage when competing for sales to MOCs and nationals, including through national, regional and global supply relationships ("tenders") that MOCs and nationals are awarding more frequently to meet their fuel dispensing equipment needs.

  World's Largest Service Network. We offer service to customers in over 80 countries through our 414 distributors, 319 authorized service representativies and over 3,800 trained field representatives. We believe our global distribution and service network also provides a significant advantage when competing for tenders. We believe that the reach of our European and African networks for distribution and service makes us a preferred partner for MOCs in these regions. We also recently launched an Internet-based help desk known as FASRLINK, which provides authorized service representativies worldwide with 24-hour access to installation drawings, product updates and diagnostic procedures.

  Our service network enables us to strengthen existing customer relationships, attract new customers, increase our understanding of competitive products and customer needs, and augment sales.

  Strong Customer Relationships. Our strong relationships with MOCs, independents and hypermarkets are increasingly valuable. As these customers expand across regions, they commonly rely on their traditional suppliers to expand with them. We have established relationships with many such customers, including Arco, BP Amoco, Carrefour, Elf, Esso, Fina, Intermarche, Repsol, Shell, Statoil and Total. Furthermore, our ability to customize our equipment and software to meet customer- and country-specific standards makes us attractive to MOCs and nationals as a single source of supply.

  Broad, Technologically Advanced Product Line. We manufacture and sell a wide variety of dispensers, pumps, meters, payment and retail automation systems, including point-of-sale systems (both hardware and software) and fleet fueling systems. Our acquisition of Management Solutions, Inc. in December 1997 provided additional depth to our retail automation system product line. The RPS Division's unique microprocessor-driven dispenser electronics platform further enhances our product portfolio. Our commitment to invest in technology allows us to continue to satisfy diverse customer- and country-specific requirements. We consider our Company to be an industry leader in the integration of electronics and software into our products and believe there is a significant potential demand for certain existing technologies. For example, in 1997, only 26% of all retail petroleum dispensers in the United States were estimated to have dispenser payment or "pay-at-the-pump" terminals.

  Proven Management Team. Since our current management team was assembled in 1992, it has successfully implemented a strategic plan that has restored financial viability, strengthened MOC relationships, broadened product lines and reduced costs. As part of this strategy, we acquired Sofitam in 1996 and the RPS Division in 1998. Management has been successful to date in integrating Sofitam's operations into the Company and consolidating our operations in Europe. In addition, management has already initiated numerous cost-cutting programs in connection with the acquisition of the RPS Division. See "-- Business Strategy--Realize Operating Synergies and Cost Savings."

Business Strategy

  Our business strategy has the following principal components:

  Leverage Global Platform. We intend to use our broad product portfolio and our understanding of the regulatory requirements of the countries where our customers operate to compete aggressively for national, regional and global tenders and new customers. We also believe we can obtain additional customers and increase sales to existing customers by offering comprehensive sales and service coverage worldwide through our extensive network.

  Enhance Largest Service Organization. Our service organization provides us with information on customer needs and products, the opportunity to sell new products to service customers and a stable source of recurring revenues from product support. We intend to expand our service organization geographically.

  Maintain Technological Leadership. In developed markets, such as the United States, Canada and western Europe, we believe that improved technology will be the primary driver of sales of petroleum dispensing products. As a result, we have made a significant effort to maintain our competitive edge technologically and consider ourselves a leader in the integration of electronics and software into petroleum dispensing products. For example, our new radio frequency identification ("RFID") technology (currently being test marketed in the U.S.), similar to the drive-through payment systems used at toll booths, permits consumers to pay for fuel purchases without using cash or credit cards. We also plan to continue to invest in developing new technologies, such as human interface displays, wireless forecourt systems, improved metering and robotic fueling.

  Maintain Top Quality. We strive to produce the highest quality products and are committed to continuously improving quality. An aggressive focus on product quality has reduced Tokheim's defect rate (measured in parts per million) by approximately 90% since 1995. Another indication of our commitment to quality is the award of ISO-9000 certification to most of our manufacturing facilities. Moreover, our automated computerized dispenser testers comprehensively test each dispenser's electrical and fluid systems before shipment to the customer, further assuring the delivery of quality products.

  Realize Operating Synergies and Cost Savings.
We believe that we will be able to achieve $47.3 million in annual cash cost savings by the end of the third full year after the acquisition of the RPS Division, of which we believe $28.7 million can be obtained in the first full year after this acquisition. The principal components of our cost savings program are:

  . Combine Manufacturing Capabilities. We intend to consolidate substantially all of our dispenser manufacturing into three modern facilities. We estimate that we can save $26.0 million on an annual basis from such consolidation.

  . Integrate Service Organizations. We are in the process of streamlining our European service organization. We plan to further reduce costs and improve service by integrating Tokheim's and the RPS Division's service organizations. We estimate that we can save $9.0 million on an annual basis from such integration.

  . Eliminate General and Administrative Redundancies. We expect to achieve further savings by eliminating redundant administrative staff and headquarter facilities. We estimate that we can save $5.0 million on an annual basis from such reductions.

  . Reduce Raw Material Costs. We expect to save $5.5 million annually due to increased purchasing leverage.

  . Reduce Foreign Currency Exposure. The RPS Division incurred a $2.5 million loss from currency exchange connected with intercompany purchases of inventory during fiscal 1997. We expect to reduce these losses by approximately $1.8 million annually by using hedging techniques.

  To realize the $47.3 million of cost savings, we expect that approximately $32.2 million of expenditures will be required. We believe that further cost savings may be achievable from:

  . reduced manufacturing costs resulting from product standardization and elimination of redundant products;

  . productivity and efficiency improvements resulting from increased capacity utilization levels;

  . reduced administrative expense items such as insurance premiums and supplies; and

  . cost savings from bringing in-house various manufacturing operations, such as fabrication, that the RPS Division outsourced before its acquisition.

  The savings described above are based on estimates and assumptions of the Company that are inherently uncertain, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. We can give no assurance as to what extent or when such savings will be achieved. See "Disclosure Regarding Forward-Looking Statements."

  Tokheim was formed in 1901 and our principal executive offices are located at 10501 Corporate Drive, Fort Wayne, Indiana, 46845. Our telephone number is
(219) 470-4600.

The Acquisition

  On September 30, 1998, we completed the acquisition of the RPS Division for a price equal to $330.0 million in cash, notes, and warrants, subject to certain post-closing adjustments. Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the terms of a new bank credit agreement with a consortium of banks (the "New Credit Agreement") as well as $22.5 million of senior notes due 2005 (the "Senior Notes"). The seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% junior subordinated payment-in-kind notes issued to Schlumberger (the "Schlumberger Junior Subordinated Notes") and $170.0 million in 12.0% senior subordinated notes due January 29, 1999, issued to Schlumberger (the "Schlumberger Senior Subordinated Notes" and, together with the Schlumberger Junior Subordinated Notes, the "Schlumberger Subordinated Notes"). The remaining $20.0 million of the purchase price was paid with common stock warrants (the "Schlumberger Warrants") exercisable for five years, beginning January 30, 1999 to purchase at a nominal price 2,526,923 shares of the Company's common stock. The Schlumberger Senior Subordinated Notes, along with the Senior Notes, were repaid on January 29, 1999 with the proceeds from the sale of the outstanding notes. We have the option, subject to bank approval, to redeem (in whole or in part) the Schlumberger Junior Subordinated Notes.

  The Company is to reimburse Schlumberger for cash that remained in the RPS Division on the effective date of the acquisition, net of certain adjustments. We currently estimate this amount to be up to approximately $6.5 million. We anticipate that this payment to Schlumberger will be made in the second quarter of 1999 from funds available through the revolving working capital facility under the New Credit Agreement.

  On the closing date of the acquisition of the RPS Division, we entered into a technology and licensing agreement with Schlumberger, under which Schlumberger will pay us a minimum fee of approximately $0.9 million a year, regardless of use, for a period of five years, payable monthly. The payments under the agreement are due in full even if Schlumberger terminates the agreement or discontinues use of the services at any time during the five year payment period.

  The New Credit Agreement currently provides for a six year, $110.0 million revolving working capital facility and a six year, $120.0 million term loan facility. An additional agreement provides for the assignment of a three year, $7.6 million ESOP loan facility. At February 28, 1999 the outstanding borrowings were $65.1 million under the revolving working capital facility, $120.0 million under the term loan, and $6.3 million under the ESOP facility. Available borrowings under the revolving working capital facility were $44.9 million at February 28, 1999.

  Also, simultaneously with the acquisition of the RPS Division, we entered into a note purchase agreement, pursuant to which we issued $22.5 million aggregate principal amount of Senior Notes. Proceeds from the these notes were used in connection with our refinancing of existing indebtedness.

  Also on September 30, 1998, we completed the repurchase of the final $55.0 million of our 11.5% Senior Subordinated Notes that were then outstanding. These notes were redeemed at an aggregate premium and consent payment of approximately $12.3 million along with accrued interest of approximately $1.1 million.

  The proceeds from the issuance of the outstanding notes were used to:

  (i) redeem the Schlumberger Senior Subordinated Notes; these notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest thereon of $6.7 million;

  (ii) redeem the Senior Notes; these notes were redeemed at an aggregate price of $23.2 million, representing principal of $22.5 million, accrued and unpaid interest thereon of $0.2 million and an applicable call premium of $0.5 million; and

  (iii) reduce borrowings under the revolving working capital facility of the New Credit Agreement by $3.4 million.

  (iv) pay discounts, fees and expenses associated with the Offering of $6.3 million.

  In addition, total availability under the revolving working capital facility of the New Credit Agreement was permanently reduced from $120.0 million to $110.0 million.

  The indentures under which the outstanding notes were, and the exchange notes will be, issued will permit us, subject to certain conditions, to refinance the Schlumberger Junior Subordinated Notes and reacquire the Schlumberger Warrants with junior subordinated debt.

  The issuance of the exchange notes contemplated by this prospectus is referred to as either the "Exchange Offer" or the "exchange offer." The issuance of the outstanding notes and the application of the proceeds therefrom are referred to collectively as the "Offering." The exchange offer, the Offering, along with the execution of the credit agreement, the sale of the Senior Notes, the Schlumberger Subordinated Notes and Schlumberger Warrants, and the consummation of the acquisition of the RPS Division are referred to collectively as the "Transactions." See "The Transactions" and "Description of Certain Indebtedness."

Risk Factors

  See the section entitled "Risk Factors," beginning on page 21, for a discussion of certain factors that you should consider before deciding whether to participate in the exchange offer.

Principal Executive Office

  Our headquarters are located at 10501 Corporate Drive, Fort Wayne, Indiana 46845, telephone number (219) 470-4600.

                         Summary of the Exchange Offer

Registration Rights Agreements...   We sold the outstanding notes on January
                                    29, 1999 to the initial purchasers--BT
                                    Alex. Brown, Credit Lyonnais Securities,
                                    First Chicago Capital Markets, Inc.,
                                    Gleacher NatWest International, ABN AMRO
                                    Incorporated, PaineWebber Incorporated and
                                    Schroder & Co. Inc. The initial purchasers then sold the outstanding notes to institutional investors. Simultaneously with the initial sale of the outstanding notes, we entered into two registration rights agreements, one agreement for the notes issued in dollars and one for the notes issued in Euros, each of which provides for the exchange offer.

                                    You may exchange your outstanding notes for exchange notes, which have substantially identical terms. The exchange offer satisfies your rights under the registration rights agreements. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your outstanding notes, except under limited circumstances.

The Exchange Offer...............   We are offering to exchange $123.0 million
                                    total principal amount of 11 3/8% Senior
                                    Subordinated Exchange Notes due 2008 and
                                    (Euro)75.0 million total principal amount of 11 3/8% Senior Subordinated Exchange
                                    Notes due 2008 of the Company, all of which have been registered under the Securities
                                    Act for your outstanding 11 3/8% Senior
                                    Subordinated Dollar Notes due 2008 or your outstanding 11 3/8% Senior Subordinated
                                    Euro Notes due 2008 sold in the January
                                    1999 private offering. To exchange your
                                    outstanding notes, you must properly tender them, and we must accept them. We will exchange all outstanding notes that you validly tender and do not validly withdraw.
                                    We will issue registered exchange notes at or promptly after the end of the exchange offer.

Resales..........................   We believe that you can offer for resale,
                                    resell and otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                       .  you acquire the exchange notes in
                                          the ordinary course of your
                                          business;

                                       .  you are not participating, do not
                                          intend to participate, and have no
                                          arrangement or understanding with
                                          any person to participate, in the
                                          distribution of the exchange notes;
                                          and

                                       .  you are not an "affiliate" of ours,
                                          as defined in Rule 405 of the
                                          Securities Act.

                                    By executing the letter of transmittal, or by agreeing to the terms of the letter of transmittal, each holder will represent to us that each of these conditions is satisfied. If any of these conditions is not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                                    Each broker-dealer acquiring exchange notes for its own account in exchange for outstanding notes, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a proper prospectus when any exchange notes are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes.

Expiration Date..................   The exchange offer expires at 5:00 p.m.,
                                    New York City time (in the case of
                                    outstanding dollar notes) or 5:00 p.m.,
                                    London time (in the case of outstanding
                                    Euro notes), on             , 1999, unless
                                    we extend the expiration date.

Conditions to the Exchange          The exchange offer is subject to customary
 Offer...........................   conditions, some of which we may waive.

Procedures for Tendering            We issued the outstanding dollar notes as
 Outstanding Notes...............   global securities. When the outstanding
                                    dollar notes were issued, the Company
                                    deposited them with U.S. Bank Trust
                                    National Association, as custodian. U.S.
                                    Bank Trust National Association issued a certificateless depositary interest in the outstanding dollar notes, which represents a 100% interest in the outstanding dollar notes, to The Depositary Trust Company
                                    ("DTC"). Beneficial interests in the
                                    outstanding dollar notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC. When the outstanding Euro notes were issued, the Company deposited them with Midland Bank plc, as common depositary for the Euroclear
                                    System ("Euroclear"), and Cedel Bank, a
                                    societe anonyme ("Cedel Bank"). Security entitlements with respect to the outstanding Euro notes are shown on records maintained in book-entry form by Euroclear, Cedel Bank or your securities intermediary.

                                    Each holder of outstanding notes desiring to accept the exchange offer must, unless an agent's message is used in connection with a book-entry transfer, complete and sign the letter of transmittal or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or deliver the letter of transmittal, together with the outstanding notes and any other required documents, to the appropriate exchange agent at the addresses set forth herein and in the letter of transmittal prior to 5:00 p.m., New York City time (in the case of outstanding dollar notes) or 5:00 p.m., London time (in the case of outstanding Euro notes) on the expiration date. See "The Exchange Offer-- Procedures for Tendering Outstanding Notes" for more information.

                                    Do not send letters of transmittal and
                                    certificates representing outstanding notes to the Company or to DTC or Euroclear or Cedel Bank. Send these documents only to the appropriate exchange agent. See "The Exchange Offer--Exchange Agents" for more information.

Special Procedures for              If you are a beneficial owner whose
 Beneficial Owners...............   outstanding notes are registered in the
                                    name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery Procedures
 for Outstanding Notes...........
                                    If you wish to tender your outstanding
                                    notes, and time will not permit your
                                    required documents to reach the appropriate exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your outstanding notes pursuant to the procedures described below under "The Exchange Offer--Procedures for Tendering Outstanding Notes-- Guaranteed Delivery."

Withdrawal Rights................   You may withdraw the tender of your
                                    outstanding notes at any time before 5:00 p.m., New York City time (in the case of outstanding dollar notes) or 5:00 p.m., London time (in the case of outstanding
                                    Euro notes), on , 1999, unless we extend the date.

Appraisal or Dissenters' Rights..   Holders of outstanding notes do not have
                                    any appraisal or dissenters' rights in the exchange offer. If you do not tender your outstanding notes or the Company rejects your tender, you will not be entitled to any further registration rights under the registration rights agreements, except under limited circumstances. However, your notes will remain outstanding and entitled to the benefits of the indentures. Holders should read the discussion under the heading "Risk Factors--Consequences of a
                                    Failure to Exchange Outstanding Notes" for further information.

U.S. Federal Income Tax             The exchange of outstanding notes for
 Considerations..................   exchange notes is not a taxable exchange
                                    for United States federal income tax
                                    purposes. You will not recognize any
                                    taxable gain or loss or any interest income as a result of the exchange. For additional information regarding federal income tax considerations, you should read the discussion under the heading "Certain
                                    United States Federal Income Tax
                                    Considerations."

Use of Proceeds..................   We will not receive any proceeds from the
                                    issuance of the exchange notes, and we will pay the expenses of the exchange offer.

Exchange Agents..................   U.S. Bank Trust National Association is
                                    serving as the exchange agent for the
                                    outstanding dollar notes in the exchange offer. Midland Bank plc is serving as the exchange agent for the outstanding Euro notes in the exchange offer. The addresses, telephone numbers and facsimile numbers of the exchange agents are listed in the section of this prospectus entitled "The
                                    Exchange Offer--Exchange Agents" and in the letter of transmittal.

  You should consider carefully the information set forth under the caption "Risk Factors" beginning on page 21 and all other information set forth in this prospectus before deciding whether to participate in the exchange offer.

                     Summary of Terms of the Exchange Notes

  The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indentures.

Securities Offered...............   $123.0 million aggregate principal amount
                                    of 11 3/8% Senior Subordinated Exchange
                                    Notes due 2008 and (Euro)75.0 million
                                    aggregate principal amount of 11 3/8%
                                    Senior Subordinated Exchange Notes due
                                    2008.

Issuer...........................   Tokheim Corporation.

Maturity Date....................   August 1, 2008.

Interest Rate....................      .  Dollar-denominated exchange notes:
                                          11 3/8% per year (calculated using a
                                          360 day year)

                                       .  Euro-denominated exchange notes: 11
                                          3/8% per year (calculated using a
                                          360 day year)

Interest Payment Dates...........   February 1 and August 1, beginning on
                                    August 1, 1999.

Ranking..........................   The exchange notes will:

                                       .  be unsecured senior subordinated
                                          obligations;

                                       .  rank junior to our existing and
                                          future senior debt, including our
                                          obligations under the New Credit
                                          Agreement;

                                       .  rank equally in right of payment
                                          with any of our other senior
                                          subordinated obligations; and

                                       .  rank senior to all of our junior
                                          subordinated indebtedness, including
                                          the Schlumberger Junior Subordinated
                                          Notes.

                                    As of February 28, 1999, on a pro forma
                                    basis for the Offering we had approximately
                                    $212.4 million of senior debt outstanding, substantially all of which was secured by our assets and the assets of certain of our subsidiaries. You should read
                                    "Capitalization" and "Description of the
                                    Exchange Notes--Subordination" for more
                                    information regarding the Company's debt and the payment ranking of the exchange notes.

Guarantees.......................   All existing and future U.S. subsidiaries
                                    will guarantee the exchange notes on a
                                    senior subordinated basis with guarantees that will be unsecured and subordinated to existing and future senior debt of the guarantor. Our existing U.S. subsidiaries are: Envirotronic Systems, Inc.; Gasboy
                                    International, Inc.; Management Solutions,
                                    Inc.; Sunbelt Hose & Petroleum Equipment,
                                    Inc.; Tokheim

                                    Automation Corporation; Tokheim Equipment
                                    Corporation; Tokheim Investment Corp.;
                                    Tokheim RPS, LLC; and Tokheim Services LLC.

                                    You should read "Description of the
                                    Exchange Notes--Subordination" and
                                    "Description of the Exchange Notes--
                                    Subsidiary Guarantees" for more information regarding the guarantees of the exchange notes.

Optional Redemption..............   Except as described in the next section, we
                                    cannot redeem the exchange notes until
                                    February 1, 2004. Thereafter we may redeem some or all of the notes at the redemption prices listed in the "Description of the Exchange Notes" section under the heading
                                    "Optional Redemption," plus accrued and
                                    unpaid interest.

Optional Redemption after Public
 Equity Offerings................
                                    At any time (which may be more than once) before February 1, 2002, we can choose to redeem up to 35% of the original principal amount of the dollar-denominated exchange notes and up to 35% of the original principal amount of the Euro-denominated exchange notes with money that we raise in one or more public equity offerings, as long as we redeem the exchange notes within 120 days of completing the public equity offering, and

                                       .  in the case of a redemption of
                                          dollar-denominated exchange notes,
                                          we pay 111.375% of the face amount
                                          of the dollar-denominated exchange
                                          notes, plus interest, and at least
                                          55% of the original principal amount
                                          of the dollar-denominated exchange
                                          notes remains outstanding
                                          afterwards; and

                                       .  in the case of a redemption of Euro-
                                          denominated exchange notes, we pay
                                          111.375% of the face amount of the
                                          Euro-denominated exchange notes,
                                          plus interest, and at least 55% of
                                          the original principal amount of the
                                          Euro-denominated exchange notes
                                          remains outstanding afterwards.

Change of Control................   If a change of control of our Company
                                    occurs, you will have the right to require us to repurchase all of the outstanding exchange notes held by you at a price equal to 101% of their face amount plus accrued and unpaid interest to the date of repurchase.

                                    We might not be able to pay you the
                                    required price for exchange notes you
                                    present to us at the time of a change of control of our Company because:

                                       .  we might not have enough funds at
                                          that time; or

                                       .  the terms of our senior debt may
                                          prevent us from repaying the
                                          exchange notes.

                                    For more information, see "Risk Factors--
                                    Debt Financing Risks--Change of Control" and "Description of the Exchange Notes-- Change of Control."

Certain Indenture Provisions.....   The indentures under which the outstanding
                                    notes have been, and the exchange notes
                                    will be, issued each contain certain
                                    covenants for your benefit limiting our
                                    (and most or all of our subsidiaries')
                                    ability to, among other things:

                                       .  incur additional debt;

                                       .  pay dividends on capital stock,
                                          repurchase capital stock or make
                                          certain other restricted payments;

                                       .  make certain investments;

                                       .  create liens on our assets to secure
                                          debt;

                                       .  enter into transactions with
                                          affiliates;

                                       .  merge or consolidate with another
                                          company; and

                                       .  transfer and sell assets.

                                    These covenants are subject to a number of important limitations and exceptions. See the "Description of the Exchange Notes" section under the heading "Certain Covenants."

Asset Sale Proceeds..............   If we or our subsidiaries engage in certain
                                    asset sales, we generally must either
                                    invest the net cash proceeds from such
                                    sales in our business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of the exchange notes will be 100% of their principal amount, plus accrued and unpaid interest.


Trustee, Paying and Transfer
 Agent and Registrar.............
                                    U.S. Bank Trust National Association.

Luxembourg Paying and Transfer      Bankers Trust Luxembourg S.A. (if the Notes
 Agent...........................   are listed on the Luxembourg Stock
                                    Exchange).

London Paying Agent and Common
 Depositary......................
                                    Midland Bank plc.

Use of Proceeds..................   The Company will not receive any cash
                                    proceeds in the exchange offer.

Form of the Exchange Notes.......   The dollar-denominated exchange notes will
                                    be represented by one or more securities in registered, global form deposited with U.S.
                                    Bank Trust National Association, as
                                    custodian for DTC. The Euro-denominated
                                    exchange notes will be represented by one or more securities in registered, global form, deposited with Midland Bank plc as common depositary for Euroclear and Cedel
                                    Bank. You will not receive notes in
                                    certificated
                                    form unless one of the events set forth
                                    under the heading "Description of the
                                    Exchange Notes--Form of Exchange Notes,
                                    Clearance and Settlement--Certificated
                                    Notes" occurs. Instead:

                                       .  beneficial interests in the dollar-
                                          denominated exchange notes will be
                                          shown on, and transfers of these
                                          interests will be effected only
                                          through, records maintained in book-
                                          entry form by DTC with respect to
                                          its participants; and

                                       .  security entitlements with respect
                                          to the Euro-denominated exchange
                                          notes will be shown on, and
                                          transfers of these entitlements will
                                          be effected only through, records
                                          maintained in book-entry form by
                                          Euroclear, Cedel Bank or your
                                          securities intermediary.

Absence of a Public Market for
 the Exchange Notes..............
                                    While the outstanding dollar notes are
                                    presently eligible for trading in the
                                    Private Offerings, Resales and Trading
                                    through Automated Linkages ("PORTAL")
                                    market of the National Association of
                                    Securities Dealers, Inc. ("NASD") by
                                    qualified institutional buyers, there is no existing market for the exchange notes. The initial purchasers of the outstanding notes have advised the Company that they currently intend to make a market in the exchange notes following the exchange offer, but they are not obligated to do so, and any market-making may be discontinued at any time without notice. The Company does not currently intend to apply for a listing of the exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot assure you of the liquidity of any markets that may develop for the exchange notes, of your ability to sell your exchange notes, or of the price at which you would be able to sell your exchange notes.

Risk Factors.....................   You should read "Risk Factors," which
                                    begins on page 21, for a description of
                                    certain risks you should consider before deciding whether to participate in the exchange offer.

  You should read "Description of the Exchange Notes" for additional information regarding the exchange notes.

            Summary Unaudited Pro Forma Consolidated Financial Data
                             (dollars in thousands)

  The following table sets forth summary unaudited pro forma consolidated financial data of the Company. The summary unaudited pro forma statement of earnings data and other data give effect to our March 1998 public offering of our common stock (the "Common Stock Offering") and the Transactions (including the expected cost savings, as used in the calculation of Adjusted EBITDA (as defined) and as described under "The Summary--Business Strategy--Realize Operating Synergies and Cost Savings") as if they had occurred as of December 1, 1997. The summary unaudited pro forma balance sheet data as of February 28, 1999 includes the Transactions and the Offering. The summary unaudited pro forma consolidated financial data do not purport to represent what our results of operations actually would have been if the Common Stock Offering and the Transactions (including the expected cost savings) had occurred as of such dates and are not necessarily indicative of our future operating results or financial position. The information contained in this table should be read in conjunction with "Summary Financial Data of Tokheim Corporation and Subsidiaries," "Summary Financial Data of the RPS Division," "Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and the financial statements of the Company and the RPS Division, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus.

                                                                   Three Months
                                                       Year Ended     Ended
                                                      November 30, February 28,
                                                          1998         1999
                                                      ------------ ------------
Statement of Earnings Data:
  Net sales..........................................   $743,623     $166,193
  Merger and acquisition costs and other unusual
   items.............................................     15,603        1,123
  Operating income (loss)(1).........................      4,313         (886)
  Interest expense, net..............................     50,609       12,421
  Loss before income taxes...........................    (48,036)     (14,685)
  Net loss(2)........................................    (46,572)     (14,292)
  Preferred stock dividends(3).......................      1,484          374
  Net loss applicable to common stock(2).............    (48,056)     (14,666)
Other Data:
  Capital expenditures...............................   $ 20,640     $ 12,341
  Depreciation and amortization......................     24,423        6,892
  Interest expense and preferred stock dividends.....     52,930       13,424
  EBITDA (as defined)(4).............................     42,926        5,845
  Adjusted EBITDA (as defined)(5)....................     71,626        7,003
  Ratio of earnings to fixed charges(6)..............        --x          --x
                                                                      As of
                                                                   February 28,
                                                                       1999
                                                                   ------------
Balance Sheet Data:
  Working capital.................................................   $ 88,868
  Property, plant and equipment, net..............................     75,874
  Total assets....................................................    724,906
  Total debt(7)...................................................    459,259
  ESOP preferred stock, net.......................................     12,941
  Common shareholders' equity, net(8).............................     18,572

--------
(1) Operating income (loss) equals net sales less cost of sales, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items.
(2) Excludes extraordinary loss from debt extinguishment of $23,924 for the twelve months ended November 30, 1998 and $6,249 for the three months ended February 28, 1999.
(3) Dividends are payable on the Company's ESOP Preferred Stock, the proceeds of which are used to service the Guaranteed ESOP Obligation.
(4) EBITDA (as used in this prospectus) represents earnings (loss) from continuing operations before income taxes and extraordinary loss, plus net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest.

  The following table calculates EBITDA (as defined) using data extracted from the Unaudited Pro Forma Consolidated Condensed Financial Statements and the financial statements of the Company and the RPS Division, included elsewhere herein:

                                 For the Three Months Ended
                                      February 28, 1999
                          -----------------------------------------
                                             (Amounts in thousands)
                                                       Tokheim
                            Tokheim                  Corporation
                          Corporation   Offering   And Subsidiaries
                              And       Pro Forma     Pro Forma
                          Subsidiaries Adjustments     Offering
                          ------------ ----------- ----------------
Loss before income taxes
 and extraordinary loss.    $(14,571)     $(114)       $(14,685)
Interest expense, net...      12,307        114          12,421
Depreciation and
 amortization...........       6,892        --            6,892
Merger and acquisition
 costs and other unusual
 items..................       1,123        --            1,123
Minority interest.......          94        --               94
                            --------      -----        --------
 EBITDA.................    $  5,845      $ --         $  5,845
                            ========      =====        ========

                                                      For the Year Ended November 30, 1998
                        --------------------------------------------------------------------------------------------------
                                                             (Amounts in thousands)
                                                                                   Tokheim                    Tokheim
                                                                                 Corporation                Corporation
                                                                     Acquisition     And                  And Subsidiaries
                                                          Tokheim        And     Subsidiaries                Pro Forma
                                      RPS       RPS     Corporation   Financing   Pro Forma    Offering     Acquisition,
                          RPS      Division   Division      And       Pro Forma  Acquisition   Pro Forma     Financing
                        Division  Adjustments Adjusted  Subsidiaries Adjustments & Financing  Adjustments    & Offering
                        --------  ----------- --------  ------------ ----------- ------------ ----------- ----------------
Earnings (loss) before
 income taxes and
 extraordinary loss...  $(19,027)   $7,987    $(11,040)   $(2,698)    $(34,316)    $(48,054)     $ 18         $(48,036)
Interest expense, net.     1,833       --        1,833     19,257       29,537       50,627       (18)          50,609
Depreciation and
 amortization.........    11,126    (3,251)      7,875     13,136        5,487       26,498       --            26,498
Merger and acquisition
 costs and other
 unusual items........       --      1,918       1,918     13,685          --        15,603       --            15,603
Minority interest.....        30       (25)        --         327          --           327       --               327
                        --------    ------    --------    -------     --------     --------      ----         --------
 EBITDA...............  $ (6,038)   $6,629    $    586    $43,707     $    708     $ 42,926      $--          $ 42,926
                        ========    ======    ========    =======     ========     ========      ====         ========

EBITDA is used by us as a financial indicator of our ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of our operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." For additional information concerning the Company's historical cash flows, see the consolidated statement of cash flows included elsewhere herein.

(5) Adjusted EBITDA (as defined) is EBITDA plus $28,700 for the twelve months ended November 30, 1998 or $1,158 for the three months ended February 28, 1999 of the original $28,700 of anticipated first fiscal year cost savings. The following table represents the remaining cost savings, which we believe, can be achieved in the one and three year periods described:

                                                          After       After
                                                        One Full    Three Full
                                                       Fiscal Year Fiscal Years
                                                       ----------- ------------
Estimated annual cost savings:
  Combined manufacturing capabilities.................   $20,300     $26,000
  Integrated European service organizations...........     1,800       9,000
  Elimination of general and administrative
   redundancies.......................................     2,300       5,000
  Reduced raw material cost...........................     2,500       5,500
  Reduced foreign currency exposure...................     1,800       1,800
                                                         -------     -------
    Total estimated annual savings....................   $28,700     $47,300
                                                         =======     =======

  Combined manufacturing capabilities--We intend to consolidate substantially all of our dispenser manufacturing into three facilities. We expect to generate approximately $26,000 of annual savings, $20,300 of which is expected to be achieved in the first full fiscal year after the acquisition of the RPS Division. These savings include net personnel reductions and elimination of fixed costs associated with the closed facilities.

  Integrated European service organizations--We plan to combine the service functions of the RPS Division and Tokheim into a single organization. We expect to generate approximately $9,000 of annual savings, $1,800 of which is expected in the first full fiscal year after the acquisition of the RPS Division through a reduction in personnel and the disposition of an estimated 100 excess vehicles.

  Elimination of general and administrative redundancies--We intend to eliminate redundant administrative staff. We estimate that approximately $5,000 of annual cost savings are achievable from such reductions, $2,300 of which is expected in the first full fiscal year after the acquisition of the RPS Division.

  Reduced raw material cost--We believe that benefits from the combined volume purchasing power of the consolidated Company will result in volume discounts as well as rationalization of products and use of common parts are expected to reduce the annual cost of materials by an additional 1.5% or approximately $5,500, $2,500 of which is expected in the first full fiscal year after the acquisition of the RPS Division.

  Reduced foreign currency exposure--In 1997 the RPS Division incurred a $2,458 loss from currency exchange losses connected with intercompany purchases of inventory. We believe that the utilization of hedging techniques would reduce these future losses by approximately $1,800 per annum.

  In addition, we expect to realize savings from other areas, principally:
  (i) reduced manufacturing costs resulting from product standardization and elimination of redundant products; (ii) productivity and efficiency improvement resulting from increased capacity utilization levels; (iii) reduced administrative expense items such as insurance and supplies; and
  (iv) cost savings from bringing in-house, various manufacturing operations that the RPS Division currently out sources, such as metal fabrication.

  It is anticipated that approximately $32,200 of expenditures will be required to realize the $47,300 of cost savings. The savings described above are based on our estimates and assumptions which are inherently uncertain and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. There can be no assurance that all such savings will be achieved. See "Disclosure Regarding Forward-Looking Statements" and "Risk Factors--Risks Associated with the Operation of the Business--Integration of Operations."

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance, the portion of rental expense assumed to represent interest and dividends on the ESOP Preferred Stock, which dividends service the Guaranteed ESOP Obligation. Earnings were insufficient to cover fixed charges by $48,036 and $14,685 for the twelve months ended November 30, 1998 and the three months ended February 28, 1999, respectively.
(7) Total debt includes these dollar-denominated exchange notes and these Euro-denominated exchange notes, long-term borrowings under the New Credit Agreement and other credit agreements, the current portion of such borrowings, cash overdraft facilities, the Schlumberger Junior Subordinated Notes and the guarantee of certain debt incurred by our Employee Stock Ownership Plan (the "ESOP") to purchase our preferred stock, the dividends of which are used by the ESOP to service the Guaranteed ESOP Obligation.
(8) Includes amounts attributable to the Schlumberger Warrants. The indentures under which the outstanding notes were, and the exchange notes will be, issued will permit the Company, subject to certain conditions, to refinance the Schlumberger Junior Subordinated Notes and reacquire the Schlumberger Warrants with junior subordinated debt.

         Summary Financial Data of Tokheim Corporation and Subsidiaries
                             (dollars in thousands)

  The following table sets forth summary financial data of the Company. The summary statement of earnings data, other data and balance sheet data as of and for each of the fiscal years in the five-year period ended November 30, 1998 were derived from the audited consolidated financial statements of the Company. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus. The summary historical financial data as of and for the three months ended February 28, 1998 and 1999 were derived from unaudited interim consolidated condensed financial statements of the Company. In the opinion of management, such unaudited interim consolidated condensed financial statements contain all adjustments (consisting of only normal recurring items with the exception of merger and acquisition costs and other unusual items and the extraordinary items) necessary to present fairly the Company's financial position and results of operations as of and for the periods presented.

                                                                               Three Months
                                                                                   Ended
                                     Year Ended November 30,                   February 28,
                          -------------------------------------------------  ------------------
                            1994      1995    1996(1)     1997     1998(1)     1998      1999
                          --------  --------  --------  --------  ---------  --------  --------
                                                                                (unaudited)
Statement of Earnings
 Data:
 Net sales..............  $202,134  $221,573  $279,733  $385,469  $ 466,440  $ 90,852  $166,193
 Merger and acquisition
  costs and other
  unusual items.........       820     2,680     6,459     3,493     13,685     5,987     1,123
 Operating income
  (loss)(2).............     3,780     5,811     6,356    20,645     14,769      (966)     (886)
 Interest expense, net..     2,806     3,319     7,191    16,451     19,257     4,011    12,307
 Earnings (loss) before
  income taxes(3).......     1,932     3,270    (1,229)    5,197     (2,698)   (5,306)  (14,571)
 Earnings (loss)(3).....     1,675     3,231    (2,009)    3,980     (3,744)   (5,606)  (14,178)
 Preferred stock
  dividends.............     1,617     1,580     1,543     1,512      1,484       374       374
 Earnings (loss)
  applicable to common
  stock(3)..............        58     1,651    (3,552)    2,468     (5,228)   (5,980)  (14,552)
Other Data:
 Capital expenditures...  $  2,757  $  5,559  $  3,061  $ 11,154  $  14,548  $  1,885  $  4,996
 Depreciation and
  amortization..........     4,672     4,857     5,028     9,232     13,136     2,500     6,892
 Interest expense and
  preferred stock
  dividends.............     4,219     4,604     9,336    18,800     21,563     4,518    12,842
 EBITDA (as defined)(4).    10,230    14,126    17,842    34,767     43,707     7,265     5,845
 Net cash provided from
  (used in) operations..     2,408     3,347     5,897    21,202      9,790    (5,341)   (1,308)
 Net cash used in
  investing activities..    (2,562)   (4,910)  (54,079)  (10,394)  (124,414)  (12,526)   (4,996)
 Net cash provided from
  (used in) financing
  activities............    (5,063)      754    57,016   (11,795)   125,669    19,806    13,330
 Ratio of earnings to
  fixed charges(5)......       1.4x      1.6x      -- x      1.3x       -- x      -- x      -- x

                                                          As of        As of
                                                       November 30, February 28,
                                                           1998         1999
                                                       ------------ ------------
                                                                    (unaudited)
Balance Sheet Data:
 Working capital.....................................    $92,596      $88,868
 Property, plant and equipment, net..................     77,905       75,874
 Total assets........................................    776,642      724,906
 Total debt(6).......................................    443,331      459,259
 ESOP preferred stock, net...........................     12,130       12,941
 Common shareholders' equity, net....................     64,631       18,572

--------
(1) Results for 1996 include three months of Sofitam operations and results for 1998 include two months of the RPS Division's operations.
(2) Operating income (loss) equals net sales less cost of sales, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items.

(3) The amounts for the years ended November 30, 1998 and November 30, 1997 and the three months ended February 28, 1999 exclude $23,924, $1,886 and $6,249, respectively, for extraordinary loss from debt extinguishment. The amounts for the year ended November 30, 1994 exclude the cumulative effect of change in method of accounting for post-retirement benefits other than pensions of $13,416.
(4) EBITDA (as used in this prospectus) represents earnings (loss) from continuing operations before income taxes and extraordinary loss, net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest. Management uses EBITDA as a financial indicator of the Company's ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." For additional information concerning the Company's historical cash flows, see the consolidated statement of cash flows included elsewhere herein.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance expense, the portion of rental expense assumed to represent interest and dividends on the ESOP Preferred Stock, which dividends service the Guaranteed ESOP Obligation. Earnings were insufficient to cover fixed charges by $1,229, $2,698, $5,306 and $14,571 for the fiscal years ended 1996 and 1998 and for the three months ended February 28, 1998 and 1999, respectively.
(6) Total debt includes the 11.5% Senior Subordinated Notes, the Schlumberger Senior Subordinated Notes, the Senior Notes, the Schlumberger Junior Subordinated Notes, long-term borrowings under the old credit agreement and other credit agreements, the current portion of such borrowings, cash overdraft facilities and the Guaranteed ESOP Obligation.

                   Summary Financial Data of the RPS Division
                             (dollars in thousands)

  The following table sets forth selected summary financial data of the RPS Division. The summary statement of income data, other data and balance sheet data as of and for each fiscal year in the three year period ended December 31, 1997 were derived from the audited combined financial statements of the RPS Division. The summary financial data as of and for the nine months ended September 30, 1997 and 1998 were derived from the unaudited combined condensed financial statements of the RPS Division. The information contained in this table should be read in conjunction with the combined financial statements of the RPS Division, including the notes thereto, appearing elsewhere in this prospectus.

                                                            Nine Months Ended
                               Year Ended December 31,        September 30,
                              ----------------------------  ------------------
                                1995      1996      1997      1997      1998
                              --------  --------  --------  --------  --------
                                                               (unaudited)
Statement of Income Data:
  Net sales.................. $303,668  $333,915  $344,248  $231,978  $231,764
  Restructuring charges......      --      9,978       --        --        --
  Operating loss.............   (7,446)  (17,197)  (11,648)  (10,210)  (15,737)
  Interest expense, net......    1,257     1,652     1,418       945     1,586
  Loss before income taxes...  (10,008)  (20,424)  (13,499)  (14,462)  (20,593)
  Net loss...................   (7,721)  (16,366)   (6,720)   (9,216)  (15,730)
Other Data:
  Capital expenditures....... $ 11,389  $ 14,736  $  9,486  $  6,810  $  4,951
  Depreciation and
   amortization..............   10,084    10,780    11,777     8,476     8,766
  EBITDA (as defined)(1).....    1,333     2,004      (274)   (4,661)  (10,330)
  EBITDA (as defined and
   adjusted)(2)..............   10,644    11,049    11,941     3,549    (1,328)
  Net cash provided from
   (used in) operations......   (6,583)   10,432    13,157    (3,241)  (22,896)
  Net cash used in investing
   activities................  (11,997)  (36,400)  (10,268)   15,976    (4,591)
  Net cash provided from
   (used in) financing
   activities................   21,630    25,179    (1,013)  (16,101)   29,894

                                                         As of         As of
                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
Balance Sheet Data:
  Working capital....................................   $ 73,406     $101,282
  Property, plant and equipment, net.................     32,183       31,735
  Total assets.......................................    269,434      260,342
  Total debt(3)......................................     12,614        2,289
  Equity and retained earnings (deficit).............    154,270      178,805

--------
(1) EBITDA (as used in this prospectus) represents earnings (loss) from continuing operations before income taxes and extraordinary loss, net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest. Management uses EBITDA as a financial indicator of the Company's ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. See the RPS Division combined statement of cash flows included elsewhere herein.
(2) EBITDA (as defined and adjusted) is EBITDA (as defined) plus the add back of operating losses for the Abbeville facility, which was not purchased, of $700 for each twelve month period and $525 for each nine month period presented, management and technical fees charged by Schlumberger to its subsidiaries, of $9,177, $8,345 and $6,949 in 1997, 1996, and 1995,
    respectively and $6,080 and $6,559 for the nine months ended 1997 and 1998, respectively. In addition EBITDA (as defined and adjusted) excludes expenses, which management believes are non-recurring, of $2,338 and $1,662 for 1997 and 1995, respectively, and $1,605 and $1,918 for the nine months ended 1997 and 1998, respectively.
(3) Total debt includes bank overdrafts and short-term loans plus the current portion of long-term debt.

                                  RISK FACTORS

  You should consider the following risk factors, as well as the other information contained in this prospectus before making a decision to exchange your notes in the exchange offer.

Debt Financing Risks

 Substantial Leverage and Variable Interest Rates

  As a result of the Transactions, we have a significant level of debt. As of February 28, 1999, we had approximately $459.3 million of debt and approximately $18.6 million of common shareholders' equity. After giving effect to the Transactions, as if consummated on December 1, 1997, pro forma earnings before income taxes and fixed charges would have been insufficient to cover fixed charges by approximately $48.0 million for the year ended November 30, 1998. You should read the discussions under the headings "Capitalization" and "Unaudited Pro Forma Consolidated Condensed Financial Statements" for further information regarding the Company's indebtedness.

  Our future operating performance and our ability to make cash payments with respect to the exchange notes and our other debt obligations will depend on future economic conditions, primarily interest rate levels, and on financial, business and other factors, many of which are beyond our control. We believe that, based on current levels of operations and anticipated cost savings and future growth, our expected cash flow from operations, together with available borrowings under the New Credit Agreement and our other sources of liquidity (including leases), will be adequate to meet our anticipated requirements for working capital, capital expenditures, lease payments and scheduled principal and interest payments. We can give no assurance, however, that we will continue to generate cash flow at or above current levels, that estimated cost savings or growth will be achieved or that we will be able to refinance our existing indebtedness in whole or in part.

  If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as:

  .  reducing or delaying capital or research and development expenditures;

  .  selling assets;

  .  restructuring or refinancing our indebtedness; or

  .  seeking additional equity capital.

We can give no assurance that we would be able to implement any of these strategies on satisfactory terms, if at all.

  In addition, our high level of debt, along with certain covenants in the New Credit Agreement and the indentures, may limit our ability to:

  .  make capital and research and development expenditures;

  .  use available funds for operations as opposed to debt service;

  . obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes, including refinancing our debt;

  .  pay dividends or make other distributions;

  .  compete effectively or take advantage of business opportunities; and

  .  weather economic downturns.

  Borrowings under the New Credit Agreement bear interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we intend to enter into one or more agreements limiting our exposure, any such agreements may not offer complete protection from this risk. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" for more information.

  The indentures under which the outstanding notes were, and the exchange notes will be, issued will permit us, subject to certain conditions, to refinance the Schlumberger Junior Subordinated Notes and the Schlumberger Warrants with junior subordinated debt.

 Subordination

  The exchange notes will be general unsecured obligations of the Company, and will be subordinated in right of payment to all of our existing and future senior debt, including our obligations under the New Credit Agreement, and to all existing and future senior debt of our subsidiaries. As of February 28, 1999, we had approximately $212.4 million of senior debt, substantially all of which was secured by our assets and the assets of certain of our subsidiaries. We may incur additional senior debt under the indentures. If we declare bankruptcy, liquidate or reorganize, we must pay all senior debt in full before our assets will be available to pay our obligations on the exchange notes. There may not be sufficient assets remaining for us to be able to pay amounts due on some or all of the exchange notes then outstanding. In addition, under certain circumstances, we may not pay principal of, premium, if any, interest on, or any other amounts owing in respect of, the exchange notes, or purchase, redeem or otherwise retire the exchange notes, if a payment default or a non-payment default exists with respect to certain senior debt, and, in the case of a non-payment default, a payment blockage notice has been received by the trustee from the holders of senior debt.

  The exchange notes also will be effectively subordinated to all existing and future obligations, including trade payables, of our subsidiaries. Our obligations under the New Credit Agreement are guaranteed, jointly and severally, by all of our United States subsidiaries. Certain of our non-United States subsidiaries are direct borrowers under the New Credit Agreement, and we have guaranteed those borrowings. You should read "Description of the Exchange Notes" and "Description of Certain Indebtedness" for more information about our debt.

 Restrictions Imposed by Terms of Indebtedness

  The indentures and the New Credit Agreement contain a number of significant covenants. These covenants limit our (and most or all of our subsidiaries') ability to, among other things:

  .  incur additional debt;

  . pay dividends on capital stock or repurchase capital stock or make certain other restricted payments;

  .  use the proceeds of certain asset sales;

  .  make certain investments;

  .  create liens on our assets to secure debt;

  .  enter into transactions with affiliates;

  .  merge or consolidate with another company; and

  .  transfer and sell assets.

  In addition, the New Credit Agreement prohibits us from prepaying the exchange notes and requires us to maintain specified financial ratios and satisfy certain financial tests. Our ability to meet such financial ratios and tests may be affected by events beyond our control. If we are unable to pay our debts or to comply with these covenants, we would default under the New Credit Agreement. If our creditors did not waive this default, our creditors could accelerate payments on our debt and terminate all commitments under the revolving credit facility. If we were unable to pay the accelerated debt, the lenders could proceed against the collateral granted to them. Substantially all of our assets and the assets of our U.S. subsidiaries are pledged as security under the

New Credit Agreement. We can give no assurance that our assets would be sufficient to repay our debt, including the exchange notes, if the New Credit Agreement indebtedness were to be accelerated. You should read "Description of the Exchange Notes--Certain Covenants," "Description of Certain Indebtedness," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on these restrictions.

 Change of Control

  If there is a change of control (as defined in the indentures), we are required to make an offer to purchase all outstanding exchange notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. We can give no assurance that we will have sufficient funds available to purchase the exchange notes upon a change of control. In addition, any change of control, and any repurchase of the exchange notes required under the indentures upon a change of control, will constitute an event of default under the New Credit Agreement with the result that our obligations thereunder could be accelerated and declared due and payable by the lenders. The lenders would be entitled to receive payment of all outstanding amounts thereunder before we could repurchase any of the exchange notes tendered pursuant to an offer to repurchase the exchange notes upon such change of control. Upon the occurrence of an event of default, the lenders under the New Credit Agreement would have the ability to block repurchases of the exchange notes for a period of time. You should read "Description of Certain Indebtedness--The New Credit Agreement" and "Description of the Exchange Notes--Change of Control" for more information about the effects of a change of control.

 Fraudulent Conveyance

  Any of our creditors may file a lawsuit objecting to our obligations under the exchange notes or the use of proceeds of the outstanding notes. A court could void our obligations under the exchange notes (or the obligations of our guarantor subsidiaries under their guarantees), subordinate the exchange notes or guarantees to our or their other debt or order the holders to return any amounts paid for the outstanding notes to the Company or to a fund benefitting the creditors if the court finds we or they (1) intended to defraud a creditor or (2) did not receive fair value for the outstanding notes and we either (A) were insolvent or became insolvent by offering the outstanding notes, (B) did not have enough capital to engage in the acquisition of the RPS Division or (C) intended to or believed that we overextended our debt obligations. Creditors of the subsidiary guarantors may also object to their guarantee of the exchange notes. A court could order the relief outlined above for the same reasons outlined above. In addition, the guarantors' creditors could claim that since the guarantees were made for our benefit, the guarantors did not receive fair value for the guarantees.

  The measure of insolvency for fraudulent transfer purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, we or a subsidiary guarantor would be considered insolvent if, at the time we or they incurred the debt, either (1) the sum of our or their debts (including contingent liabilities) is greater than our or their assets, at a fair valuation, or (2) the present fair salable value of our or their assets is less than the amount required to pay the probable liability on our or their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. We cannot give any assurance as to what standards a court would use to determine whether the Company or a subsidiary guarantor was solvent at the relevant time, or whether, whatever standard was used, the exchange notes would not be voided or further subordinated on another of the grounds set forth above.

  We believe that at the time we and the subsidiary guarantors incurred the debt constituting the outstanding notes and the subsidiary guarantees, we and they were (a) neither insolvent nor to be rendered insolvent as a result, (b) in possession of sufficient capital to run our businesses effectively, and (c) incurring debts within our ability to pay them as they become due. In addition, we believe that at such time we and they had sufficient assets to satisfy any probable money judgment against us in any pending action. In reaching this conclusion, we have relied upon our analyses of internal cash flow projections and estimated values of our assets and liabilities. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

Risks Associated with the Operation of the Business

 Integration of Operations

  Achieving the full benefits from combining Tokheim and the RPS Division and capturing the efficiencies and cost reductions expected as a result of the acquisition of the RPS Division (as well as achieving the remaining benefits to be derived from the acquisition of Sofitam) depends, in large part, on our ability to coordinate and integrate the operations of each company. We can give no assurance that we will be successful in these efforts. The combination will require substantial attention of management, which has limited experience integrating the operations of companies the size of Tokheim and the RPS Division. Completing the integration of Sofitam's operations may be hindered as a result of the acquisition of the RPS Division. Business, competitive, financial, general economic and other factors, many of which will be beyond management's control, will affect the timing and ultimate success of the integration of the companies and the realization of such benefits. The diversion of management's attention, as well as any other difficulties which may be encountered in the transition and integration process, may adversely affect our business, financial condition or results of operation.

  If management is unable to effectively integrate the business of the two companies, the quality of our products and our business, financial condition or results of operations could be materially adversely affected. Although we expect that the business operations of Tokheim and the RPS Division will not be adversely affected by the acquisition of the RPS Division, we can give no assurance that there will be no unexpected difficulties that may have a material adverse effect on the Company.

 International Operations

  International sales represent a substantial portion of our total sales (pro forma for the Acquisition, 73% in 1998). Our business strategy includes continued expansion of international sales activity, which will require significant management attention and financial resources. In addition, foreign sales are subject to numerous risks, including:

  .  political and economic instability in foreign markets;

  .  restrictive trade policies of foreign governments;

  . inconsistent product regulation or sudden policy changes by government agencies or authorities;

  .  the imposition of duties, taxes or government royalties;

  .  foreign exchange rate risks;

  .  exchange controls;

  .  national and regional labor strikes;

  .  potentially longer payment cycles;

  .  increased costs of maintaining international marketing efforts;

  . difficulties in enforcing contractual obligations and intellectual property rights;

  .  difficulties in collecting international accounts receivable; and

  . the burdens of complying with a wide variety of international and U.S. export laws and differing regulatory requirements.

  Any of these factors could materially adversely affect our business, financial condition or results of operations. In addition, current local market conditions have slowed our business in Asia. We currently derive less than 2% of our net sales from the region as compared to 5% for the year ended November 30, 1997. We cannot predict when or if these market conditions will improve or whether they will spread to other regions.

  Our ability to pay our debt will depend, in substantial part, on our ability to obtain the cash flow generated by our international operations, including the RPS Division. We lent certain amounts and made capital contributions to our subsidiaries in connection with the acquisition of the RPS Division. We expect payments of interest by our international subsidiaries on these intercompany loans to result in the repatriation of a portion of their cash flow. In addition, certain of our subsidiaries will pay us fees under management agreements executed at the same time as the acquisition of the RPS Division. We cannot predict whether these interest payments and management fees will be recharacterized in a way that has adverse tax or other consequences for us, or whether they will become subject to restrictions of exchange controls on the transfer of funds into or out of foreign countries, which would adversely affect our ability to pay our outstanding indebtedness, including the exchange notes. In addition, declines in the value of the French franc (or any other currency in which we make sales) relative to the U.S. dollar reduce the amount of funds (measured in U.S. dollars) that can be repatriated. Under French law, the trustee or receiver in bankruptcy or the court in any bankruptcy proceeding may also be in a position to seek either the nullification or the non-enforceability, depending on the situation, of any legal acts undertaken by a company with third parties (such as the increase of intercompany obligations, including intercompany notes, and the payment of management or other fees). Such an act may materially adversely affect our ability to satisfy our obligations, including the exchange notes.

 Dependence on the Retail Petroleum Industry

  Substantially all of our net sales are derived from the sale and servicing of petroleum dispensing equipment to the retail petroleum industry. Our results of operations depend on demand for equipment from the retail petroleum industry in developed and emerging markets. Several factors affect the demand for our equipment, including:

  .  wholesale and retail prices for petroleum products;

  .  taxation of petroleum products;

  .  environmental regulations;

  .  technological improvements;

  .  consumer demand for new products;

  .  changing retailing patterns in the retail petroleum industry;

  .  consolidation trends among retailers in developed markets;

  .  the pace of development in emerging markets;

  .  changes in interest rates; and

  .  general economic and industry conditions.

  Any of these factors could adversely affect the prices of or demand for our products and services and could have a material adverse effect on our business, financial condition or results of operations.

  Our customers include MOCs, nationals, jobbers, independents, convenience store stations, hypermarkets, other retailers and commercial users. Certain of these customers contribute a substantial amount to our revenues. The loss of any such customer, or class of customers, or decreases in such customers' capital expenditures, could have a material adverse effect on our business, financial condition or results of operation. Recently, MOCs and nationals have moved toward granting national, regional and global contracts, or tenders, and toward creating alliances and preferred supplier relationships with suppliers. Typically, a customer can terminate these arrangements at any time. The loss of a customer, or the award of a contract to a competitor, may have a more significant impact on the Company in the future as these arrangements become more common. As a result of consolidation in the oil industry, especially among MOCs, the Company is at risk of losing large customers through merger or consolidation.

 Foreign Currency; Common European Currency

  A substantial portion of our expenses and sales are denominated in foreign currencies. Thus, our revenues, cash flows and earnings are affected by fluctuations in certain exchange rates, primarily the rates between the U.S. dollar and the French franc or Euro and between the British pound and the U.S. dollar and the Euro.

During 1998, approximately 26% of Tokheim's total revenue was denominated in French francs, which have significantly depreciated against the U.S. dollar in recent years. Moreover, as a result of the acquisition of the RPS Division we conduct a substantial portion of our European manufacturing at our Dundee, Scotland facility, primarily for export. The British pound has recently appreciated against other European currencies, which makes exports from the United Kingdom more expensive for our European customers. If foreign currencies continue to decline in value relative to the U.S. dollar, our U.S. exports could become more expensive and potentially less competitive in those markets. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on currency risks.

  On January 1, 1999, certain member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, the Euro. We are likely to be financially affected by the introduction of the Euro because we have subsidiaries and business in many of the member states. We could face substantial transition costs as we redesign our software systems to reflect the adoption of the new currency. In addition, we can give no assurance as to how the adoption of the Euro will affect our payment obligations under loan agreements denominated in currencies replaced by the Euro or how it will affect our commercial agreements denominated in these currencies. Our revenues, cash flows and earnings in western Europe may be affected by fluctuations of the British pound, because our Dundee plant is now a primary manufacturing facility, and the British pound was not replaced by the Euro. We can give no assurance as to how the United Kingdom's decision not to adopt the Euro will affect the Company. Our products manufactured in Dundee could become more expensive and potentially less competitive in markets outside the United Kingdom if the value of the British pound increases relative to the Euro. On the other hand, the amount of funds (measured in Euro) that can be repatriated for the service of debt would decrease if the value of the British pound declines relative to the Euro.

 Competition

  Competition within the retail petroleum dispensing equipment industry is intense, and has caused the average price of our products to fall significantly over the past few years. Prices may continue to fall in the future. Our primary competitors include, among others:

  .  Gilbarco Inc. (a division of GEC Plc);

  .  Wayne (a division of Halliburton Co.);

  .  Scheidt & Bachmann GmbH; and

  .  Tatsuno Corporation.

  Several of our current and potential future competitors have significantly greater financial, technical and marketing resources than we do because they are subsidiaries or divisions of much larger corporations. Our current or potential competitors may develop products that are superior to ours or integrate new technologies more quickly than we do. We could potentially lose market share if competitors are able to form alliances with MOCs or respond to their tender proposals more quickly or on more favorable terms than we can. Any of the factors listed above, or any other factors that increase competition, could cause price reductions, reduced gross margins and loss of market share for the Company, which could cause a materially adverse effect in our business, financial condition or results of operations. We cannot assure you that we will compete effectively.

 Application of Technology and Software in Products

  Our success depends, in significant part, on the continued market acceptance of our products. We must also develop and introduce new products and services and enhanced versions of current products that will be accepted by our customers. The technology and software being integrated into our products, including electronic components, point-of-sale systems and related products, are growing increasingly sophisticated and expensive. We can give no assurance that we will continue to develop successful new products in a timely fashion or that our current or future products will be marketed properly or satisfy the needs of the worldwide market. Certain of our assets could become obsolete or impaired in value as a result.

  In addition, there is intense competition to develop new products and to establish proprietary rights to these products and the related technologies. Competitors may be successful in establishing proprietary rights to new technologies, and we cannot assure you that we will be able to obtain rights to such technology or that we will not face claims that our products infringe patents held by our competitors. Our commitment to customizing products to address particular needs of our customers could burden our resources or delay the delivery or installation of products. Any of these factors could adversely affect our relationship with customers, which in turn could materially adversely affect our business, financial condition or results of operations.

 Dependence on Key Personnel

  Our success depends in large part upon our ability to attract, retain and motivate highly skilled employees from a competitive labor market. We can give you no assurance that we will be able to continue to attract and retain sufficient numbers of highly skilled employees for the foreseeable future. The loss of Douglas K. Pinner, our Chairman of the Board, President and Chief Executive Officer, or other key personnel, could have a material adverse effect on our business, financial condition or results of operations.

 Product Liability

  A product defect could pose a significant risk of injury or environmental contamination because our products are used primarily in connection with highly combustible, toxic materials. We also face the possibility of a product recall if there are defects in the design or manufacture of our products. We can make no assurance about future losses due to product liability claims or recalls. Such cases could result in substantial claims against the Company and could material adversely affect our business, financial condition or results of operations.

 Potential "Year 2000" Problems

  Many computer systems, software products and other business systems with embedded chips or processors use only two digits to represent the year. As a result, they may be unable to accurately process certain data before, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or system failures causing disruptions in their operations. This is commonly known as the Year 2000 issue and can arise at any point in our supply, manufacturing, processing, distribution and financial chains.

  We have conducted a review of our business systems, including our computer systems, and are querying our customers, vendors and resellers about their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. However, we can give no assurance that we will identify all such Year 2000 problems in our computer systems or those of our customers, vendors and resellers in advance of their occurrence or that we will be able to successfully remedy any problems that are discovered. Our expenses in identifying and addressing such problems, or the expenses or liabilities to which we may become subject as a result of such problems, could have a material adverse effect on the Company's business, financial condition and results of operations.

  Furthermore, we rely on outside vendors to provide computer hardware components that we in turn sell to customers, and many of our products and services are integrated or interface with other software systems of a customer at the time of initial installation or thereafter, and so to some degree Year 2000 readiness is beyond our control. As a result, the failure of systems (that were not designed by the Company) to be Year 2000 ready may also have a material adverse effect on our business, financial condition and results of operations. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for more information about Year 2000 issues.

Government Regulation

 Environmental

  Our operations, and those of our principal customers, are subject to local, regional and national regulations, laws and standards, including those concerning the environment. Changes in environmental regulation of the petroleum exploration, manufacturing, distribution and sales businesses (primarily in any of the geographic areas in which we compete) could require our customers to increase their capital spending to comply with such regulations and consequently decrease their capital spending on our products. Although we believe that the cost to comply with environmental regulations will not have a material adverse effect on the Company's financial condition or results of operations, we cannot assure you that significant costs and liabilities will be avoided. You should read "Business--Regulation-- Environment" for more information about environmental regulation. The Company recently reached a tentative settlement for certain environmental litigation relating to a building it sold. While the Company believes that it will enter into a final settlement consistent with the terms of the preliminary settlement, we cannot assure you that this will happen. You should read "Business--Legal Proceedings" for more information about this litigation.

 Emerging Markets

  Future sales to operators in emerging markets will depend upon the continued privatization and deregulation of energy and retail petroleum markets in eastern Europe, Latin America, Africa and Asia, as well as the strength of their local economies. Our operations in emerging markets will be subject to the inherent risks of doing business in markets with financial, political and legal systems that may be unstable or unpredictable.

 Hypermarkets

  A 1996 French regulation restricting the construction of new hypermarkets has limited new service station growth and our sales to this important segment of the French market. It is possible that other countries where hypermarkets operate will also adopt restrictive laws.

Risks Associated with the Exchange Offer

 Consequences of a Failure to Exchange Outstanding Notes

  The Company did not register the outstanding notes under the Securities Act or any state securities laws, nor does it intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. A holder of outstanding notes after the exchange offer may be unable to sell the notes.

  To exchange the outstanding notes for the exchange notes, the appropriate exchange agent must receive:

    (i) certificates for the outstanding notes or a book-entry confirmation of the transfer of the outstanding notes into the appropriate exchange agent's account at DTC or with Euroclear or Cedel Bank, as applicable;

    (ii) a completed and signed letter of transmittal with any required signature guarantees, or an agent's message in the case of a book-entry transfer; and

    (iii) any other documents required by the letter of transmittal.

  Holders of outstanding notes who want to exchange their notes should allow enough time to guarantee timely delivery. The Company is under no duty to give notice of defective exchanges.

 Lack of Public Market for Exchange Notes

  While the outstanding dollar notes are presently eligible for trading in the PORTAL market of the NASD by qualified institutional buyers, there is no existing market for the exchange notes. The initial purchasers of the outstanding notes have advised the Company that they currently intend to make a market in the exchange notes following the exchange offer, but they are not obligated to do so, and any market-making may be discontinued at any time without notice. The Company does not currently intend to apply for a listing of the exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot assure you of the liquidity of any markets that may develop for the exchange notes, of your ability to sell your exchange notes, or of the price at which you would be able to sell your exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things:

  .  prevailing interest rates;

  .  our operating results; and

  .  the market for similar securities.

 Procedures for Tender of Outstanding Notes

  The exchange notes will be issued in exchange for the outstanding notes only after timely receipt by the appropriate exchange agent of (i) the outstanding notes or a book-entry confirmation of the transfer of outstanding notes into the appropriate exchange agent's account at DTC, Euroclear or Cedel Bank, as applicable, (ii) a properly completed and executed letter of transmittal or an agent's message in the case of a book-entry transfer, and (iii) all other required documentation. If you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither the exchange agents nor the Company are under any duty to give you notification of defects or irregularities with respect to tenders of outstanding notes for exchange. Outstanding notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the outstanding notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

  On January 29, 1999, the Company privately placed $123.0 million of 11 3/8% Senior Subordinated Notes due 2008 (the "Outstanding Dollar Notes") and
(Euro)75.0 million of 11 3/8% Senior Subordinated Notes due 2008 (the "Outstanding Euro Notes" and, together with the Outstanding Dollar Notes, the "Outstanding Notes"). Simultaneously with the sale of the Outstanding Notes, we entered into a registration rights agreement relating to the Outstanding Dollar Notes (the "Dollar Registration Rights Agreement") and a registration rights agreement relating to the Outstanding Euro Notes (the "Euro Registration Rights Agreement" and together with the Dollar Registration Rights Agreement, the "Registration Rights Agreements") with the subsidiary guarantors and the initial purchasers of the Outstanding Notes--BT Alex. Brown, Credit Lyonnais Securities, First Chicago Capital Markets, Inc., Gleacher NatWest International, ABN AMRO Incorporated, PaineWebber Incorporated and Schroder & Co. Inc. Under these Registration Rights Agreements, we agreed to file a registration statement regarding the exchange of the Outstanding Notes for notes (the "Dollar Exchange Notes" and the "Euro Exchange Notes" and, collectively, the "Exchange Notes") with terms identical in all material respects (such exchange, the "Exchange Offer"). We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the Securities and Exchange Commission. Copies of the Registration Rights Agreements have been filed as exhibits to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 1999 and are incorporated by reference as exhibits to the registration statement of which this Prospectus is a part.

  We are conducting the Exchange Offer to satisfy our contractual obligations under the Registration Rights Agreements. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Outstanding Notes. The Outstanding Notes provide that, if a registration statement relating to the Exchange Offer has not been filed by April 29, 1999 and declared effective by June 28, 1999, we will pay liquidated damages on the Outstanding Notes. Upon the completion of the Exchange Offer, holders of Outstanding Notes will not be entitled to any liquidated damages on the Outstanding Notes or any further registration rights under the Registration Rights Agreements, except under limited circumstances. See "Risk Factors-- Consequences of a Failure to Exchange Outstanding Notes" and "Description of the Exchange Notes" for further information regarding the rights of holders of Outstanding Notes after the Exchange Offer. The Exchange Offer is not extended to Outstanding Note holders in any jurisdiction where the Exchange Offer does not comply with the securities or blue sky laws of that jurisdiction.

  In the event that applicable interpretations of the staff of the SEC do not permit the Company to conduct the Exchange Offer, or if the Exchange Offer is not consummated on or before August 12, 1999, or if certain holders of the Outstanding Notes notify the Company that they are not eligible to participate in, or would not receive freely tradeable Exchange Notes in exchange for tendered Outstanding Notes in, the Exchange Offer, the Company will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Outstanding Notes. We also agreed to use our best efforts to keep the shelf registration statement effective until the earlier of three years after the issue date of the Outstanding Notes and such time as all of the applicable Outstanding Notes have been sold thereunder.

  The term "holder" as used in this section of the Prospectus entitled "The Exchange Offer" means (1) any person in whose name the Outstanding Notes are registered on the books of the Company, or (2) any other person who has obtained a properly completed bond power from the registered holder, or (3) any person whose Outstanding Notes are held of record by DTC, Euroclear or Cedel Bank and who wants to deliver such Outstanding Notes by book-entry transfer at DTC, Euroclear or Cedel Bank.

Terms of the Exchange Offer

  We are offering to exchange up to $123.0 million total principal amount of Dollar Exchange Notes for a like total principal amount of Outstanding Dollar Notes. The Outstanding Dollar Notes must be tendered properly on or before the Expiration Date (as hereinafter defined) and not withdrawn. In exchange for Outstanding Dollar Notes properly tendered and accepted, the Company will issue a like total principal amount of up to $123.0 million in Dollar Exchange Notes. In addition, we are offering to exchange up to (Euro)75.0 million total principal amount of Euro Exchange Notes for a like total principal amount of Outstanding Euro Notes. The Outstanding Euro Notes also must be tendered properly on or before the Expiration Date and not withdrawn. In exchange for Outstanding Euro Notes properly tendered and accepted, the Company will issue a like total principal amount of up to (Euro)75.0 million in Euro Exchange Notes.

  The Exchange Offer is not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this Prospectus, $123.0 million aggregate principal amount of Dollar Notes are outstanding and
(Euro)75.0 million aggregate principal amount of Euro Notes are outstanding.

  Holders of the Outstanding Notes do not have any appraisal or dissenters' rights in the Exchange Offer. If holders do not tender Outstanding Notes or tender Outstanding Notes that the Company does not accept, their Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the indenture under which the Outstanding Dollar Notes were, and the Dollar Exchange Notes will be, issued (the "Dollar Notes Indenture") or the indenture under which the Outstanding Euro Notes were, and the Euro Exchange Notes will be, issued (the "Euro Notes Indenture" and, together with the Dollar Notes Indenture, the "Indentures"), as applicable, but will not be entitled to any further registration rights under the Registration Rights Agreements, except under limited circumstances. See "Risk Factors-- Consequences of a Failure to Exchange Outstanding Notes" for more information regarding notes outstanding after the Exchange Offer.

  After the Expiration Date, the Company will return to the holder any tendered Outstanding Notes that the Company did not accept for exchange.

  Holders exchanging Outstanding Notes will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the Letter of Transmittal. The Company will pay the charges and expenses, other than certain taxes described below, in the Exchange Offer. See "--Fees and Expenses" for further information regarding fees and expenses.

  Neither the Company nor the Company's board of directors recommends you to tender or not tender Outstanding Notes in the Exchange Offer. In addition, the Company has not authorized anyone to make any recommendation. You must decide whether to tender in the Exchange Offer and, if so, the aggregate amount of Outstanding Notes to tender.

  The expiration date (the "Expiration Date") is 5:00 p.m., New York City time (in the case of Outstanding Dollar Notes) or 5:00 p.m., London time (in the
case of Outstanding Euro Notes), on           , 1999 unless we extend the
Exchange Offer.

  The Company has the right, in accordance with applicable law, at any time:

  .  to delay the acceptance of the Outstanding Notes;

  . to terminate the Exchange Offer if the Company determines that any of the conditions to the Exchange Offer have not occurred or have not been satisfied;

  . to extend the Expiration Date of the Exchange Offer and keep all Outstanding Notes tendered other than those notes properly withdrawn; and

  .  to waive any condition or amend the terms of the Exchange Offer.

  If the Company materially changes the Exchange Offer, or if the Company waives a material condition of the Exchange Offer, the Company will promptly distribute a prospectus supplement to the holders of the Outstanding Notes disclosing the change or waiver. The Company also will extend the Exchange Offer as required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  If the Company exercises any of the rights listed above, it will promptly give oral or written notice of the action to the Exchange Agents (as defined below under "--Exchange Agents") and will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time (in the case of Outstanding Dollar Notes) or 9:00 a.m., London time (in the case of Outstanding Euro Notes), on the next business day after the previously scheduled Expiration Date.

Acceptance for Exchange and Issuance of Exchange Notes

  The Company will issue to the Exchange Agents Exchange Notes for Outstanding Notes tendered and accepted and not withdrawn promptly after the Expiration Date. The Exchange Agents might not deliver the Exchange Notes to all tendering holders at the same time. The timing of delivery depends upon when the Exchange Agents receive and process the required documents.

  The Company will be deemed to have exchanged Outstanding Notes validly tendered and not withdrawn when the Company gives oral or written notice to the Exchange Agents of their acceptance. The Exchange Agents are agents for the Company for receiving tenders of Outstanding Notes, Letters of Transmittal and related documents. The Exchange Agents are also agents for tendering holders for receiving Outstanding Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to validly tendering holders. If for any reason, the Company (1) delays the acceptance or exchange of any Outstanding Notes, (2) extends the Exchange Offer, or (3) is unable to accept or exchange notes, then the Exchange Agents may, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Notes retained by the Exchange Agents may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "--Withdrawal Rights" below.

  In tendering Outstanding Notes, you must warrant in the Letter of Transmittal or in an Agent's Message (described below) that (1) you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes, (2) the Company will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances, and (3) the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies. You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by the Company or the Exchange Agents to complete the exchange, sale, assignment, and transfer of the Outstanding Notes.

Procedures for Tendering Outstanding Notes

 Valid Tender

  You may tender your Outstanding Notes by book-entry transfer or by other means. For book-entry transfer, you must deliver to the appropriate Exchange Agent either (1) a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, or (2) an Agent's Message, meaning a message transmitted to the appropriate Exchange Agent by DTC, Euroclear or Cedel Bank, as applicable, and forming a part of a book-entry confirmation, stating that you agree to be bound by the terms of the Letter of Transmittal. You must deliver your Letter of Transmittal or Agent's Message by mail, facsimile, hand delivery or overnight carrier to the appropriate Exchange Agent on or before the Expiration Date. In addition, to complete a book-entry transfer, you must also either (1) have DTC transfer the Outstanding Dollar Notes into the Dollar Exchange Agent's account at DTC using the ATOP procedures for transfer, and obtain a confirmation of such transfer, or have Euroclear or Cedel Bank transfer the Outstanding Euro Notes into the Euro Exchange Agent's account at Euroclear or Cedel Bank, as applicable, using their procedures for transfer, and obtain a confirmation of such transfer, or
(2) follow the guaranteed delivery procedures described below under "-- Guaranteed Delivery."

  If you tender fewer than all of your Outstanding Notes, you should fill in the amount of notes tendered in the appropriate box on the Letter of Transmittal. If you do not indicate the amount tendered in the appropriate box, the Company will assume you are tendering all Outstanding Notes that you hold.

  For tendering your Outstanding Notes other than by book-entry transfer, you must deliver a completed and signed Letter of Transmittal to the appropriate Exchange Agent. Again, you must deliver the Letter of Transmittal by mail, facsimile, hand delivery or overnight carrier to the appropriate Exchange Agent on or before the Expiration Date. In addition, to complete a valid tender you must either (1) deliver your Outstanding Dollar Notes to the Dollar Exchange Agent or deliver your Outstanding Euro Notes to the Euro Exchange Agent, as applicable, on or before the Expiration Date, or (2) follow the guaranteed delivery procedures set forth below under "--Guaranteed Delivery."

  Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the Exchange Agents actually receive the items to be delivered. Delivery of documents to DTC, Euroclear or Cedel Bank in accordance with their procedures or to the Company does not constitute delivery to the Exchange Agents. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, you should allow sufficient time to ensure timely delivery.

 Signature Guarantees

  You do not need to endorse certificates for the Outstanding Notes or provide signature guarantees on the Letter of Transmittal unless (a) someone other than the registered holder tenders the certificate or (b) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, you must sign your Outstanding Note or provide a properly executed bond power, with the signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution" (an "Eligible Institution"). Eligible Institutions include: (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

 Guaranteed Delivery

  If a holder wants to tender Outstanding Notes in the Exchange Offer and (1) the certificates for the Outstanding Notes are not immediately available or all required documents are unlikely to reach the Exchange Agents on or before the Expiration Date, or (2) a book-entry transfer cannot be completed in time, the Outstanding Notes may be tendered if the holder complies with the following guaranteed delivery procedures:

    (a) your tender is made by or through an Eligible Institution;

    (b) you deliver a properly completed and signed Notice of Guaranteed Delivery, like the form provided with the Letter of Transmittal, to the appropriate Exchange Agent on or before the Expiration Date; and

    (c) you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed Letter of Transmittal to the appropriate Exchange Agent within three New York Stock Exchange trading days after the Notice of Guaranteed Delivery is executed.

  You may deliver the Notice of Guaranteed Delivery by hand, facsimile or mail to the appropriate Exchange Agent and must include a guarantee by an Eligible Institution in the form described in the notice.

  The Company's acceptance of properly tendered Outstanding Notes is a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

 Determination of Validity

  The Company will resolve all questions regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Outstanding Notes. The Company's resolution of these questions as well as the Company's interpretation of the terms and conditions of the Exchange Offer

(including the Letter of Transmittal) is final and binding on all parties. A tender of Outstanding Notes is invalid until all irregularities have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agents nor any other person is under any obligation to give notice of any irregularities in tenders nor will they be liable for failing to give any such notice. The Company reserves the absolute right, in its sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any condition or irregularity in the tender of Outstanding Notes by any holder. The Company need not waive similar conditions or irregularities in the case of other holders.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by the Company, the person must submit proper evidence satisfactory to the Company, in its sole discretion, of his or her authority to so act.

  A beneficial owner of Outstanding Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the holder wants to participate in the Exchange Offer.

Resales of Exchange Notes

  The Company is exchanging the Outstanding Notes for Exchange Notes based upon the Staff of the Securities and Exchange Commission's position, set forth in interpretive letters to third parties in other similar transactions. The Company will not seek its own interpretive letter. As a result, the Company cannot assure you that the Staff will take the same position on this Exchange Offer as it did in interpretive letters to other parties. Based on the Staff's letters to other parties, we believe that holders of Exchange Notes, other than broker-dealers, can offer the Exchange Notes for resale, resell and otherwise transfer the Exchange Notes without delivering a prospectus to prospective purchasers. However, prospective holders must acquire the Exchange Notes in the ordinary course of business and have no intention of engaging in a distribution of the Exchange Notes, as a "distribution" is defined by the Securities Act.

  Any holder of Outstanding Notes who is an "affiliate" of the Company or who intends to distribute Exchange Notes, or any broker-dealer who purchased Outstanding Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  . cannot rely on the Staff's interpretations in the above mentioned interpretive letters;

  .  cannot tender Outstanding Notes in the Exchange Offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Outstanding Notes, unless the sale is exempt.

  In addition, if any broker-dealer acquired Outstanding Notes for its own account as a result of market-making or other trading activities and exchanges the Outstanding Notes for Exchange Notes, the broker-dealer must deliver a prospectus with any resales of the Exchange Notes.

  If you want to exchange your Outstanding Notes for Exchange Notes, you will be required to affirm that:

  .  you are not an "affiliate" of the Company;

  . you are acquiring the Exchange Notes in the ordinary course of your business;

  . you have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes (within the meaning of the Securities Act); and

  . you are not a broker-dealer, not engaged in, and do not intend to engage in, a distribution of the Exchange Notes (within the meaning of the Securities Act).

  In addition, the Company may require you to provide information regarding the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) of the Outstanding Notes. Each broker-dealer that receives Exchange Notes for its own account must acknowledge that it acquired the Outstanding Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the Staff's position in certain interpretive letters, we believe that broker-dealers who acquired Outstanding Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this Prospectus to satisfy such requirements. The Company has agreed that a broker-dealer may use this Prospectus for a period ending 180 days after the Expiration Date. See "Plan of Distribution" for further information. A broker-dealer intending to use this Prospectus in the resale of Exchange Notes must notify the Company, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. This notice may be given in the Letter of Transmittal or may be delivered to the appropriate Exchange Agent. Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on the Staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling Exchange Notes.

  Each Participating Broker-Dealer exchanging Outstanding Notes for Exchange Notes agrees that, upon receipt of notice from the Company (a) that any statement contained or incorporated by reference in this Prospectus makes the Prospectus untrue in any material respect or that this Prospectus omits to state a material fact necessary to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or (b) of the occurrence of certain other events specified in the Registration Rights Agreements, the Participating Broker-Dealer will suspend the sale of Exchange Notes. A Participating Broker-Dealer will not resell the Exchange Notes until (1) the Company has amended or supplemented this Prospectus to correct such misstatement or omission and the Company furnishes copies to the Participating Broker-Dealer or (2) the Company gives notice that the sale of the Exchange Notes may be resumed. If the Company gives notice suspending the sale of Exchange Notes, it shall extend the 180-day period by the number of days between the date the Company gives notice of suspension and the date Participating Broker-Dealers receive copies of the amended or supplemented prospectus or the date the Company gives notice resuming the sale of Exchange Notes.

Withdrawal Rights

  You can withdraw tenders of Outstanding Notes at any time on or before the Expiration Date.

  For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a Notice of Withdrawal to the appropriate Exchange Agent on or before the Expiration Date. The Notice of Withdrawal must specify the name of the person tendering the Outstanding Notes to be withdrawn, the total principal amount of Outstanding Notes withdrawn, and the name of the registered holder of the Outstanding Notes if different from the person tendering the Outstanding Notes. If you delivered Outstanding Notes to an Exchange Agent, you must submit the serial numbers of the Outstanding Notes to be withdrawn and the signature on the Notice of Withdrawal must be guaranteed by an Eligible Institution, except in the case of Outstanding Notes tendered for the account of an Eligible Institution. If you tendered Outstanding Notes as a book-entry transfer, the Notice of Withdrawal must specify the name and number of the account at DTC, Euroclear or Cedel Bank, as applicable, to be credited with the withdrawal of Outstanding Notes and you must deliver the Notice of Withdrawal to the appropriate Exchange Agent by written, telegraphic, telex or facsimile transmission. You may not rescind withdrawals of tender. Outstanding Notes properly withdrawn may again be tendered at any time on or before the Expiration Date.

  We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither the Company, any affiliate or assign of the

Company, the Exchange Agents nor any other person is under any obligation to give notice of any irregularities in any Notice of Withdrawal, nor will they be liable for failing to give any such notice. Withdrawn Outstanding Notes will be returned to the holder after withdrawal.

Interest on Exchange Notes

  The Dollar Exchange Notes will bear interest at a rate of 11 3/8% per annum and the Euro Exchange Notes will bear interest at a rate of 11 3/8% per annum, both payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. Holders of Exchange Notes will receive interest on August 1, 1999 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Outstanding Notes. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange Offer

  The Company need not exchange any Outstanding Notes, may terminate the Exchange Offer or may waive any conditions to the Exchange Offer or amend the Exchange Offer, if any of the following conditions has occurred:

    (a) the Staff no longer allows the Exchange Notes to be offered for resale, resold and otherwise transferred by certain holders without compliance with the registration and prospectus delivery provisions of the Securities Act; or

    (b) a governmental body passes any law, statute, rule or regulation which, in the Company's opinion, prohibits or prevents the Exchange Offer; or

    (c) the Securities and Exchange Commission or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

    (d) the Company is unable to obtain any governmental approval that the Company believes is necessary to complete the Exchange Offer.

  If the Company reasonably believes that any of the above conditions has occurred, it may (1) terminate the Exchange Offer, whether or not any Outstanding Notes have been accepted for exchange, (2) waive any condition to the Exchange Offer or (3) amend the terms of the Exchange Offer in any respect. If the Company's waiver or amendment materially changes the Exchange Offer, the Company will promptly disclose the waiver or amendment through a prospectus supplement, distributed to the registered holders of the Outstanding Notes. The prospectus supplement also will extend the Exchange Offer as required by Rule 14e-1 of the Exchange Act.

Exchange Agents

  The Company appointed U.S. Bank Trust National Association as exchange agent (the "Dollar Exchange Agent") for the Outstanding Dollar Notes for the Exchange Offer. The Company appointed Midland Bank plc as exchange agent (the "Euro Exchange Agent" and, together with the Dollar Exchange Agent, the "Exchange Agents") for the Outstanding Euro Notes for the Exchange Offer. Holders should direct questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for a Notice of Guaranteed Delivery to the appropriate Exchange Agent addressed as follows:

                             Dollar Exchange Agent

By Registered or Certified   Confirm By Telephone:     By Hand or Overnight
           Mail:                (651) 244-4512               Delivery:
 U.S. Bank Trust National  Facsimile Transmissions:  U.S. Bank Trust National
        Association             (651) 244-1537              Association
      P.O. Box 64485        (Eligible Institutions    Fourth Floor--Bond Drop
St. Paul, Minnesota 55164-           Only)                    Window
           9549                                        180 East Fifth Street
  Attention: Specialized                             St. Paul, Minnesota 55101
          Finance                                     Attention: Specialized
                                                              Finance

                              Euro Exchange Agent

By Registered or Certified   Confirm by Telephone:     By Hand or Overnight
           Mail:                                             Delivery:
     Midland Bank plc      Facsimile Transmissions:      Midland Bank plc
   Mariner House, Pepys                                Mariner House, Pepys
          Street            (Eligible Institutions            Street
     London, EC3N 4DA                Only)               London, EC3N 4DA
        Attention:                                          Attention:

  If you deliver Letters of Transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

  The Company will pay the Exchange Agents reasonable and customary fees for their services and reasonable out-of-pocket expenses. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this Prospectus and related documents to holders of Outstanding Notes, and for handling or tendering for their customers.

  The Company will pay the transfer taxes for the exchange of the Outstanding Notes in the Exchange Offer. If, however, Exchange Notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of Outstanding Notes in the Exchange Offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the Letter of Transmittal, the taxes will be billed directly to the tendering holder.

  The Company will not make any payment to brokers, dealers or other nominees soliciting acceptances in the Exchange Offer.

Accounting Treatment

  The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes. Accordingly, the Company will not recognize any gain or loss on the exchange for accounting purposes. The Company intends to amortize the expenses of the Exchange Offer and issuance of the Outstanding Notes over the respective terms of the Dollar Notes and Euro Notes.

                                THE TRANSACTIONS

The Acquisition and Related Financings

  On September 30, 1998, the Company completed the acquisition (the "Acquisition") of the RPS Division for a price equal to $330.0 million in cash, notes, and warrants, subject to certain post-closing adjustments. Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the terms of the New Credit Agreement as well as $22.5 million of 12.5% Senior Notes. The seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% Schlumberger Junior Subordinated Notes, payable in kind, and $170.0 million in 12.0% Schlumberger Senior Subordinated Notes due January 29, 1999. The remaining $20.0 million of the purchase price was paid with warrants exercisable for five years, beginning January 30, 1999 to purchase at a nominal price 2,526,923 shares of our common stock. The Schlumberger Senior Subordinated Notes, along with the Senior Notes, were repaid on January 29, 1999 with the proceeds from the sale of the Outstanding Notes. The Company has the option, subject to bank approval, to redeem (in whole or in part) the Schlumberger Junior Subordinated Notes.

  The Company is to reimburse Schlumberger for cash that remained in the RPS Division on the effective date of the Acquisition, net of certain adjustments. We currently estimate this amount to be up to approximately $6.5 million. We anticipate that this payment to Schlumberger will be made in the second quarter of 1999 from funds available through the revolving working capital facility under the New Credit Agreement.

  On the closing date of the Acquisition, the Company entered into a technology and licensing agreement with Schlumberger under which Schlumberger will pay the Company a minimum fee of approximately $0.9 million a year, regardless of use, for a period of five years, payable monthly. The payments under the agreement are due in full even if Schlumberger terminates the agreement or discontinues use of the services at any time during the five year payment period.

  The New Credit Agreement currently provides for a six year, $110.0 million revolving working capital facility and a six year, $120.0 million term loan facility. An additional agreement provides for the assignment of a three year, $7.6 million ESOP loan facility. At February 28, 1999, the outstanding borrowings were $65.1 million under the revolving working capital facility, $120.0 million under the term loan, and $6.3 million under the ESOP facility. Available borrowings under the revolving working capital facility were $44.9 million at February 28, 1999. See "Description of Certain Indebtedness."

  Also, simultaneously with the Acquisition, the Company entered into a note purchase agreement, pursuant to which the Company issued $22.5 million aggregate principal amount of 12.5% Senior Notes. Proceeds from the Senior Notes were used in connection with the Company's refinancing of existing indebtedness.

  Also on September 30, 1998, the Company completed the repurchase of the final $55.0 million of its 11.5% Senior Subordinated Notes that were then outstanding. These notes were redeemed at an aggregate premium and consent payment of approximately $12.3 million along with accrued interest of approximately $1.1 million.

  The Indentures under which the Outstanding Notes were, and the Exchange Notes will be, issued will permit us, subject to certain conditions, to refinance the Schlumberger Junior Subordinated Notes and refinance the Schlumberger Warrants with junior subordinated debt.

  Since completing the Acquisition, the Company has begun to implement a plan to cut costs and integrate the RPS Division. See "Business--Business Strategy-- Realize Operating Synergies and Cost Savings."

                           SOURCES AND USES OF FUNDS

  The Exchange Offer will not generate cash proceeds for the Company. The net proceeds from the offering of the Outstanding Dollar Notes and the Outstanding Euro Notes were $119.2 million and $84.0 million (1), respectively, after discounts and expenses. These proceeds were used to redeem the Schlumberger Senior Subordinated Notes and the Senior Notes and to repay borrowings under the New Credit Agreement.

  The following table shows the sources and uses of funds for the Offering:

      Sources of Funds:
        Outstanding Dollar Notes..................................... $123.0
        Outstanding Euro Notes.......................................   86.6(1)
                                                                      ------
          Total sources of funds..................................... $209.6
                                                                      ======
      Uses of Funds:
        Refinancing of 12.0% Schlumberger Senior Subordinated Notes.. $170.0
        Refinancing of 12.5% Senior Notes............................   22.5
        Payment of accrued interest..................................    6.9
        Premiums paid to redeem 12.5% Senior Notes...................    0.5
        Reduce borrowings under the revolving working capital
         facility of the New Credit Agreement........................    3.4
        Fees and expenses............................................    6.3
                                                                      ------
          Total uses of funds........................................ $209.6
                                                                      ======

--------
(1) Calculated using an exchange rate of (Euro)1.00=$1.1553.

                                 CAPITALIZATION
                             (dollars in millions)

  The following table sets forth the consolidated capitalization of the Company as of February 28, 1999 which gives effect to the Transactions. This table should be read in conjunction with the Company's interim Consolidated Condensed Financial Statements and the Unaudited Pro Forma Consolidated Condensed Financial Statements, and the respective notes related thereto, appearing elsewhere in this Prospectus.

                                                                      As of
                                                                   February 28,
                                                                       1999
                                                                   ------------
                                                                      Actual
                                                                   ------------
      Total debt:
        Cash overdraft facilities.................................    $ 15.0
        New Credit Agreement:
          Revolving loans.........................................      65.1
          Term loan...............................................     120.0
        Guaranteed ESOP Obligation................................       6.3
        Other debt................................................       6.0
        11.375% Outstanding Dollar Notes..........................     123.0
        11.375% Outstanding Euro Notes (1)........................      82.7
        12.0% Schlumberger Junior Subordinated Notes..............      41.2
                                                                      ------
            Total debt............................................     459.3
      Shareholders' equity:
        ESOP Preferred Stock, net.................................      12.9
        Common shareholders' equity, net (30,000,000 shares
         authorized, 12,698,106 shares issued) (2)................      18.6
                                                                      ------
            Total shareholders' equity............................      31.5
                                                                      ------
              Total capitalization................................    $490.8
                                                                      ======

--------
(1) Calculated using an exchange rate of (Euro)1.00=$1.077.
(2) Includes amounts attributable to the Schlumberger Warrants. The Indentures under which the Outstanding Notes were, and the Exchange Notes will be, issued will permit the Company, subject to certain conditions, to refinance the Schlumberger Junior Subordinated Notes and reacquire the Schlumberger Warrants with junior subordinated debt.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                (Amounts in thousands except amounts per share)

  The following unaudited pro forma consolidated condensed financial statements (the "Pro Forma Financial Statements") of the Company are derived from the audited and unaudited financial statements of the Company and the RPS Division (included elsewhere herein) and have been adjusted to illustrate the effects of the Transactions. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements of the Company and the combined financial statements of the RPS Division, including the notes thereto, appearing elsewhere in this Prospectus. The pro forma statements of earnings for the year ended November 30, 1998 includes the RPS Division's combined statement of income for the ten months ended September 30, 1998 and the Company's consolidated statement of earnings for the year ended November 30, 1998. The Company's unaudited interim balance sheet as of February 28, 1999, appearing elsewhere in this Prospectus, includes the effects of the Acquisition and related financing and the Offering. The pro forma adjustments necessary to give effect to the Exchange Offer would be to increase "Other noncurrent assets and deferred charges" by approximately $1,000 and to reduce "Cash" by $1,000 to reflect additional fees and expenses associated with this Exchange Offer. These pro forma statements of earnings give effect to the Common Stock Offering and the Transactions, and related purchase accounting adjustments, as if these events had taken place on December 1, 1997. The Pro Forma Financial Statements are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing Common Stock Offering and the Transactions had been consummated on December 1, 1997.

  The Acquisition has been accounted for using the purchase method of accounting. The allocation of the aggregate purchase price included in the Pro Forma Financial Statements is preliminary and therefore certain amounts will change when such allocation is finalized.

        Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the three months ended February 28, 1999

                                                                       Tokheim
                                              (b)                    Corporation
                                            Tokheim                      And
                                          Corporation   Offering     Subsidiaries
                                              And       Pro Forma     Pro Forma
                                          Subsidiaries Adjustments     Offering
                                          ------------ -----------   ------------
Net sales...............................    $166,193     $  --         $166,193
Cost of sales, exclusive of items listed
 below..................................     133,297        --          133,297
Selling, general, and administrative
 expenses...............................      25,767        --           25,767
Depreciation and amortization...........       6,892        --            6,892
Merger and acquisition costs and other
 unusual items..........................       1,123        --            1,123
                                            --------     ------        --------
Operating loss..........................        (886)       --             (886)
Interest expense, net...................      12,307        114 (g)      12,421
Other expense, net......................       1,378        --            1,378
                                            --------     ------        --------
Loss before income taxes and
 extraordinary loss.....................     (14,571)      (114)        (14,685)
Income taxes............................        (393)       --             (393)
                                            --------     ------        --------
Loss before extraordinary loss..........     (14,178)    $ (114)        (14,292)
                                                         ======
Preferred stock dividends ($1.94 per
 share).................................        (374)                      (374)
                                            --------                   --------
Loss before extraordinary loss
 applicable to common stock.............    $(14,552)                  $(14,666)
                                            ========                   ========
Loss per common share:
  Basic:
    Before extraordinary loss...........    $  (1.15)                  $  (1.16)
                                            ========                   ========
    Weighted average shares outstanding.      12,662                     12,662
                                            ========                   ========
  Diluted:
    Before extraordinary loss...........    $  (1.15)                  $  (1.16)
                                            ========                   ========
    Weighted average shares outstanding.      12,662                     12,662
                                            ========                   ========

        Unaudited Pro Forma Consolidated Condensed Statement of Earnings
                      for the year ended November 30, 1998

                                                                                                                 Tokheim
                                                                                       Tokheim                 Corporation
                                                                                     Corporation                   And
                                                                      Acquisition        And                   Subsidiaries
                                       (a)               (b) Tokheim      And        Subsidiaries               Pro Forma
                                       RPS       RPS     Corporation   Financing      Pro Forma    Offering    Acquisition,
                           RPS      Division   Division      and       Pro Forma      Acquisition  Pro Forma   Financing &
                         Division  Adjustments Adjusted  Subsidiaries Adjustments    & Financing  Adjustments    Offering
                         --------  ----------- --------  ------------ -----------    ------------ -----------  ------------
Net sales..............  $277,183    $   --    $277,183    $466,440    $    --         $743,623      $--         $743,623
Cost of sales,
 exclusive of items
 listed below..........   249,461     (5,893)   243,568     345,031        (708)(c)     587,891       --          587,891
Selling, general, and
 administrative
 expenses..............    38,110     (6,536)    31,574      79,819         --          111,393       --          111,393
Depreciation and
 amortization..........     3,251      2,549      5,800      13,136       5,487 (d)      24,423       --           24,423
Merger and acquisition
 costs and other
 unusual items.........       --       1,918      1,918      13,685         --           15,603       --           15,603
                         --------    -------   --------    --------    --------        --------      ----        --------
Operating profit
 (loss)................   (13,639)     7,962     (5,677)     14,769      (4,779)          4,313       --            4,313
Interest expense, net..     1,833        --       1,833      19,257      29,537 (e)      50,627       (18)(g)      50,609
Other expense (income),
 net...................     3,555        (25)     3,530      (1,790)        --            1,740       --            1,740
                         --------    -------   --------    --------    --------        --------      ----        --------
Earnings (loss) before
 income taxes and
 extraordinary loss....   (19,027)     7,987    (11,040)     (2,698)    (34,316)        (48,054)       18         (48,036)
Income taxes...........    (5,353)     2,843     (2,510)      1,046         --           (1,464)      --           (1,464)
                         --------    -------   --------    --------    --------        --------      ----        --------
Earnings (loss) before
 extraordinary loss....  $(13,674)   $ 5,144   $ (8,530)     (3,744)   $(34,316)        (46,590)     $ 18         (46,572)
                         ========    =======   ========                ========                      ====
Preferred stock
 dividends ($1.94 per
 share)................                                      (1,484)                     (1,484)                   (1,484)
                                                           --------                    --------                  --------
Earnings (loss) before
 extraordinary loss
 applicable to common
 stock.................                                    $ (5,228)                   $(48,074)                 $(48,056)
                                                           ========                    ========                  ========
Earnings (loss) per
 common share:
Basic:
 Before extraordinary
  loss.................                                    $  (0.46)                   $  (3.81)                 $  (3.81)
                                                           ========                    ========                  ========
 Weighted average
  shares outstanding...                                      11,371       1,690 (f)      12,615                    12,615
                                                           ========    ========        ========                  ========
Diluted:
 Before extraordinary
  loss.................                                    $  (0.46)                   $  (3.81)                 $  (3.81)
                                                           ========                    ========                  ========
 Weighted average
  shares outstanding...                                      11,371       1,690 (f)      12,615                    12,615
                                                           ========    ========        ========                  ========

Note 1:

  Though not reflected in the Unaudited Pro Forma Consolidated Condensed Financial Statements, the Company believes that through successful integration and consolidation of the RPS Division estimated cost savings of approximately $28,700 in the first year and $47,300 per annum after three years can be achieved. See Note 5 to the Summary Unaudited Pro Forma Consolidated Financial Data included elsewhere in this Prospectus. To date, the Company has initiated and accelerated various closures and consolidations which it believes will yield first year cost savings of approximately $30,000. These synergy programs include; the closure of manufacturing facilities in Bohnam, Texas and Glenrothes, Scotland and the consolidation of operations in Spain, Italy, France, the Netherlands, Germany and Belgium.

                                                       Three Months
                                                          Ended      Year Ended
                                                       February 28, November 30,
                                                           1999         1998
                                                       ------------ ------------
                                                          (expense, (income))
(a) The adjustments to the RPS Division's financial
    statements reflect amounts that have been
    reclassified to conform to the Company's
    presentation and to remove certain costs
    associated with operations as a division of
    Schlumberger. The details of these
    reclassifications and adjustments are as follows:
 Cost of sales:
   Reclassification of manufacturing depreciation and
    amortization to depreciation and amortization.....     $--        $(4,200)
   Reclassification of personnel reductions to merger
    and acquisition costs and other unusual items.....      --            --
   Reflects an adjustment to operations of
    Schlumberger's Abbeville facility for the ten
    months of 1998 which was not purchased by Tokheim.      --           (700)
   Reclassification of nonrecurring warranty cost
    associated with design flaws in new product
    launches. These design flaws were corrected and
    are not expected to impact ongoing operations.....      --           (993)
                                                           ----       -------
     Total adjustments and reclassifications from cost
      of sales........................................      --         (5,893)
                                                           ----       -------
 Selling, general, and administrative expenses:
   Adjustments to management and technical fees
    charged by Schlumberger to its subsidiaries net of
    expenses Tokheim expects to incur.................      --         (4,011)
   Reclassification of selling, general and
    administrative depreciation and amortization to
    depreciation and amortization.....................      --         (1,600)
   Reclassification of personnel reductions to merger
    and acquisition costs and other unusual items.....      --           (475)
   Reclassification of other miscellaneous items to
    merger and acquisition costs and other unusual
    items.............................................      --           (450)
                                                           ----       -------
     Total adjustments and reclassification from
      selling, general and administrative expenses....      --         (6,536)
                                                           ----       -------
 Depreciation and amortization:
   Reclassification of manufacturing depreciation and
    amortization......................................      --          4,200
   Reclassification of selling, general and
    administrative depreciation and amortization .....      --          1,600
   Elimination of preexisting RPS Division goodwill
    amortization that Tokheim did not purchase........      --         (3,251)
                                                           ----       -------
     Total adjustments and reclassifications to
      depreciation and amortization...................      --          2,549
                                                           ----       -------
 Merger and acquisition costs and other unusual
  items:
   Reclassification of personnel reductions from
    selling, general and administrative expenses......      --            475
   Reclassification of nonrecurring warranty cost
    associated with design flaws in new product
    launches. These design flaws were corrected and
    are not expected to impact ongoing operations.....      --            993
   Reclassification of other miscellaneous items from
    selling, general and administrative costs.........      --            450
                                                           ----       -------
     Total adjustments and reclassification to merger
      and acquisition costs and other unusual items...      --          1,918
                                                           ----       -------
 Other expense (income), net:
   Elimination of the minority interest expense in net
    earnings. Tokheim acquired 100% of all RPS
    subsidiaries......................................     $--        $   (25)
                                                           ----       -------
 Effect of all adjustments on pretax income...........      --         (7,987)
 Tax effect on adjustments using the RPS Division's
  reported tax rate of 35.6%..........................      --          2,843
                                                           ----       -------
     Effect of all adjustments on net earnings........     $--        $(5,144)
                                                           ====       =======

                                                      Three Months
                                                         Ended      Year Ended
                                                      February 28, November 30,
                                                          1999         1998
                                                      ------------ ------------
                                                         (expense, (income))
(b) The Unaudited Pro Forma Consolidated Condensed
    Statement of Earnings for the three months ended
    February 28, 1999 includes the Acquisition and
    related financing and subsequent refinancing of
    the initial debt structure on January 29, 1999
    with proceeds from the Offering. As such,
    interest expense is the only amount for the
    three months ended February 28, 1999 that
    requires a pro forma adjustment to reflect the
    new interest rates. The Unaudited Pro Forma
    Consolidated Condensed Statement of Earnings
    includes the Company's year ended November 30,
    1998 audited Consolidated Statement of Earnings,
    which includes two months of operations for the
    newly acquired RPS Division since the date of
    its acquisition, September 30, 1998.
(c) Reflects a pro forma adjustment for technology
    and licensing fees contractually payable by
    Schlumberger to Tokheim. These fees relate to
    certain services and licenses provided to
    Schlumberger by Tokheim. The contract is
    noncancelable and requires minimum annual
    payments of $850 per annum to Tokheim during the
    next 5 years....................................      $--          $708
                                                          ====         ====
(d) Reflects a pro forma adjustment for the
    amortization of purchased goodwill associated
    with the Acquisition as follows:

                                          Anticipated  Three Month   Ten Month
                                  Gross   Amortization Amortization Amortization
                                  Amount     Period       Amount       Amount
                                 -------- ------------ ------------ ------------
   Goodwill..................... $263,389   40 years       $--         $5,487
                                 ========                  ====        ======

                                                      Three Months
                                                         Ended      Year Ended
                                                      February 28, November 30,
                                                          1999         1998
                                                      ------------ ------------
(e) The pro forma adjustments to interest expense,
    net, for the Acquisition and related financing
    were calculated as follows:
 The Company's historical interest expense, net......     $--        $19,257
 RPS Division's historical interest expense, net.....      --          1,833
                                                          ----       -------
   Total.............................................      --         21,090
 Plus: Interest expense for 10 additional months on
  borrowings under:
  New Credit Agreement (at interest rates ranging
   from 7.65% to 9.9%, spread among three different
   facilities).......................................      --         14,836
  12.0% Schlumberger Senior Subordinated Notes,
   increasing rate by 0.5% after 4 months and every
   3 months thereafter...............................      --         17,496
  12.5% Senior Notes, increasing rate by 0.5% after
   2 months and every 3 months thereafter............      --          2,550
  12.0% Schlumberger Junior Subordinated Notes.......      --          4,117
                                                          ----       -------
   Total.............................................      --         38,999
 Less: Interest expense on:
  The Company's debt refinanced:
   Old credit agreement..............................      --         (1,717)
   11.5% Senior Subordinated Notes...................      --         (6,325)
   RPS Division......................................      --         (1,833)
                                                          ----       -------
   Total.............................................      --         (9,875)
                                                          ----       -------
   Sub-total.........................................      --         50,214
 Amortization of deferred financing costs:
  Remove:
   Old credit agreement..............................      --         (1,380)
   11.5% Senior Subordinated Notes...................      --           (307)
  Add:
   New Credit Agreement..............................      --          1,413
   12.5% Senior Notes................................      --            566
   12.0% Schlumberger Senior Subordinated Notes......      --            121
                                                          ----       -------
 Pro forma interest expense, net.....................      --         50,627
                                                          ----       -------
 Pro forma adjustment to interest expense, net.......     $--        $29,537
                                                          ====       =======

Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.

                                                       Three Months
                                                          Ended      Year Ended
                                                       February 28, November 30,
                                                           1999         1998
                                                       ------------ ------------
(f) Represents the incremental weighted average
    shares for the Company's March 1998 Common Stock
    Offering. In addition, per the terms of the
    letter agreement, the Company has financed
    $20,000 of the RPS Division purchase price by
    issuing Schlumberger Warrants to purchase, for a
    nominal value, 2,526,923 shares of Tokheim common
    stock. The Schlumberger Warrants are exercisable
    at any time up to and including January 29, 2003.
    The Company is currently in negotiations with
    Schlumberger to repurchase in whole or in part
    the outstanding warrants. The Schlumberger
    Warrants are considered potential common stock
    under the guidelines of SFAS No. 128 "Earnings
    Per Share" and will be reflected in the
    calculation of shares outstanding when the
    Company is in an earnings position.
(g) The pro forma adjustments to interest expense,
    net, for the Offering were calculated as follows:
 The Company's actual interest expense, net for the
  three months ended February 28, 1999...............    $12,307           --
 Tokheim's pro forma interest expense, net for the
  Acquisition and related financing..................         --      $50,627
 Plus: two and twelve months, respectively, of
  interest expense on borrowings under:
  11.375% Senior Subordinated Dollar Notes...........      2,332       13,991
  11.375% Senior Subordinated Euro Notes (calculated
   using a standard rate of exchange of 1.1553 Euro
   to 1 U.S. dollar).................................      1,643        9,857
                                                         -------      -------
 Less: two and twelve months, respectively, of
  interest expense on:
  12.0% Schlumberger Senior Subordinated Notes,
   increasing rate by 0.5% after 4 months and every
   3 months thereafter...............................     (3,400)     (20,896)
  12.5% Senior Notes, increasing rate by 0.5% after
   2 months and every 3 months thereafter............       (469)      (3,019)
                                                         -------      -------
   Total.............................................     (3,869)     (23,915)
                                                         -------      -------
   Sub-total.........................................     12,413       50,560
Amortization of deferred financing costs:
 Remove:
  12.5% Senior Notes.................................       (113)        (679)
  12.0% Schlumberger Senior Subordinated Notes.......        (24)        (145)
 Add:
  11.375% Senior Subordinated Dollar Notes...........         82          494
  11.375% Senior Subordinated Euro Notes.............         63          379
                                                         -------      -------
  Pro forma interest expense, net for the
   refinancing.......................................    $12,421      $50,609
                                                         =======      =======
  Pro forma adjustment to interest expense, net......    $   114      $   (18)
                                                         =======      =======

Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.

        SELECTED FINANCIAL DATA OF TOKHEIM CORPORATION AND SUBSIDIARIES
                (Amounts in thousands except dollars per share)

  The following table sets forth selected historical financial data of the Company. The statement of earnings data, other data and balance sheet data as of and for each of the fiscal years in the five-year period ended November 30, 1998 were derived from the audited consolidated financial statements of the Company. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. The selected historical financial data as of and for the three months ended February 28, 1998 and 1999 were derived from unaudited interim financial statements of the Company. In the opinion of management, such unaudited interim consolidated condensed financial statements contain all adjustments (consisting of only normal recurring items with the exception of merger and acquisition costs and other unusual items and the extraordinary items) necessary to present fairly the Company's financial position and results of operations as of and for the periods presented.

                                                                               Three Months
                                                                                   Ended
                                     Year Ended November 30,                   February 28,
                          -------------------------------------------------  ------------------
                            1994      1995    1996(1)     1997     1998(1)     1998      1999
                          --------  --------  --------  --------  ---------  --------  --------
                                                                                (unaudited)
Statement of Earnings
 Data:
 Net sales..............  $202,134  $221,573  $279,733  $385,469  $ 466,440  $ 90,852  $166,193
 Merger and acquisition
  costs and other
  unusual items.........       820     2,680     6,459     3,493     13,685     5,987     1,123
 Operating income
  (loss)(2).............     3,780     5,811     6,356    20,645     14,769      (966)     (866)
 Interest expense, net..     2,806     3,319     7,191    16,451     19,257     4,011    12,307
 Earnings (loss) before
  income taxes(3).......     1,932     3,270    (1,229)    5,197     (2,698)   (5,306)  (14,571)
 Earnings (loss)(3).....     1,675     3,231    (2,009)    3,980     (3,744)   (5,606)  (14,178)
 Preferred stock
  dividends.............     1,617     1,580     1,543     1,512      1,484       374       374
 Earnings (loss)
  applicable to common
  stock(3)..............        58     1,651    (3,552)    2,468     (5,228)   (5,980)  (14,552)
Other Data:
 Capital expenditures...  $  2,757  $  5,559  $  3,061  $ 11,154  $  14,548  $  1,885  $  4,996
 Depreciation and
  amortization..........     4,672     4,857     5,028     9,232     13,136     2,500     6,892
 Interest expense and
  preferred stock
  dividends.............     4,219     4,604     9,336    18,800     21,563     4,518    12,842
 EBITDA (as defined)(4).    10,230    14,126    17,842    34,767     43,707     7,265     5,845
 Net cash provided from
  (used in) operations..     2,408     3,347     5,897    21,202      9,790    (5,341)   (1,308)
 Net cash used in
  investing activities..    (2,562)   (4,910)  (54,079)  (10,394)  (124,414)  (12,526)   (4,996)
 Net cash provided from
  (used in) financing
  activities............    (5,063)      754    57,016   (11,795)   125,669    19,806    13,330
 Ratio of earnings to
  fixed charges(5)......       1.4x      1.6x      -- x      1.3x       -- x      -- x      -- x

                                                          As of        As of
                                                       November 30, February 28,
                                                           1998         1999
                                                       ------------ ------------
Balance Sheet Data (at period end):                                 (unaudited)
 Working capital.....................................    $ 92,596   $    88,868
 Property, plant and equipment, net..................      77,905        75,874
 Total assets........................................     776,642       724,906
 Total debt(6).......................................     443,331       459,259
 ESOP preferred stock, net...........................      12,130        12,941
 Common shareholders' equity, net....................      64,631        18,572

--------
(1)Results for 1996 include three months of Sofitam operations and results for 1998 include two months of the RPS Division's operations.
(2) Operating income (loss) equals net sales less cost of sales, selling, general and administrative expenses, depreciation and amortization, and merger and acquisition costs and other unusual items.
(3) The amounts for the years ended November 30, 1998 and November 30, 1997 and the three months ended February 28, 1999 exclude $23,924, $1,886 and $6,249, respectively, for extraordinary loss on debt extinguishment. The amounts for the year ended November 30, 1994 exclude the cumulative effect of change in method of accounting for post-retirement benefits other than pensions of $13,416.

(4) EBITDA (as used in this Prospectus) represents earnings (loss) from continuing operations before income taxes and extraordinary loss, net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest. Management uses EBITDA as a financial indicator of the Company's ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." For additional information concerning the Company's historical cash flows, see the consolidated statement of cash flows included elsewhere herein.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes and extraordinary loss plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance expense, the portion of rental expense assumed to represent interest and dividends on the ESOP Preferred Stock, which dividends service the Guaranteed ESOP Obligation. Earnings were insufficient to cover fixed charges by $1,229, $2,698, $5,306 and $14,571 for the fiscal years ended 1996 and 1998 and for the three months ended February 28, 1998 and 1999, respectively.
(6) Total debt includes the 11.5% Senior Subordinated Notes, the Schlumberger Senior Subordinated Notes, the Senior Notes, the Schlumberger Junior Subordinated Notes, long-term borrowings under the old credit agreement and other credit agreements, the current portion of such borrowings, cash overdraft facilities and the Guaranteed ESOP Obligation.

                  SELECTED FINANCIAL DATA OF THE RPS DIVISION
                             (dollars in thousands)

  The following table sets forth selected financial data of the RPS Division. The statement of income data, other data and balance sheet data as of and for each fiscal year in the three year period ended December 31, 1997 were derived from the audited combined financial statements of the RPS Division. The selected financial data as of and for the nine months ended September 30, 1997 and 1998 were derived from the unaudited combined financial statements of the RPS Division. The information contained in this table should be read in conjunction with the combined financial statements of the RPS Division, including the notes thereto, appearing elsewhere in this Prospectus.

                                                            Nine Months Ended
                               Year Ended December 31,        September 30,
                              ----------------------------  ------------------
                                1995      1996      1997      1997      1998
                              --------  --------  --------  --------  --------
                                                               (unaudited)
Statement of Income Data:
  Net sales.................. $303,668  $333,915  $344,248  $231,978  $231,764
  Restructuring charges......      --      9,978       --        --        --
  Operating loss.............   (7,446)  (17,197)  (11,648)  (10,210)  (15,737)
  Interest expense, net......    1,257     1,652     1,418       945     1,586
  Loss before income taxes...  (10,008)  (20,424)  (13,499)  (14,462)  (20,593)
  Net loss...................   (7,721)  (16,366)   (6,720)   (9,216)  (15,730)
Other Data:
  Capital expenditures....... $ 11,389  $ 14,736  $  9,486  $  6,810  $  4,951
  Depreciation and
   amortization..............   10,084    10,780    11,777     8,476     8,766
  EBITDA (as defined)(1).....    1,333     2,004      (274)   (4,661)  (10,330)
  EBITDA (as defined and
   adjusted)(2)..............   10,644    11,049    11,941     3,549    (1,328)
  Net cash provided from
   (used in) operations......   (6,583)   10,432    13,157    (3,241)  (22,896)
  Net cash used in investing
   activities................  (11,997)  (36,400)  (10,268)   15,976    (4,591)
  Net cash provided from
   (used in) financing
   activities................   21,630    25,179    (1,013)  (16,101)   29,894

                                                         As of         As of
                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
Balance Sheet Data:
  Working capital....................................   $ 73,406     $101,282
  Property, plant and equipment, net.................     32,183       31,735
  Total assets.......................................    269,434      260,342
  Total debt(3)......................................     12,614        2,289
  Equity and retained earnings (deficit).............    154,270      178,805

--------
(1) EBITDA (as used in this Prospectus) represents earnings (loss) from continuing operations before income taxes and extraordinary loss, net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest. Management uses EBITDA as a financial indicator of the Company's ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. See the RPS Division combined statement of cash flows included elsewhere herein.
(2) EBITDA (as defined and adjusted) is EBITDA (as defined) plus the add back of operating losses for the Abbeville facility, which was not purchased, of $700 for each twelve month period and $525 for each nine month period presented, management and technical fees charged by Schlumberger to its subsidiaries, of $9,177, $8,345 and $6,949 in 1997, 1996, and 1995,
    respectively and $6,080 and $6,559 for the nine months ended September 30, 1997 and 1998, respectively. In addition EBITDA (as defined and adjusted) excludes expenses, which management believes are non-recurring, of $2,338 and $1,662 for 1997 and 1995 and $1,605 and $1,918 for the nine months ended 1997 and 1998, respectively.
(3) Total debt includes bank overdrafts and short-term loans plus the current portion of long-term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

  On September 30, 1998, the Company completed the acquisition ("Acquisition") of the fuel dispenser systems and service business (the "RPS Division") of Schlumberger Limited ("Schlumberger") for a price equal to $330.0 million in cash, notes, and warrants, subject to certain post-closing adjustments. Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the terms of the Company's new bank credit agreement (the "New Credit Agreement") as well as $22.5 million of 12.5% senior notes due 2005 (the "Senior Notes"). The $210.0 million seller note portion of the purchase price consisted of $40.0 million in ten year, 12.0% junior subordinated payment-in-kind notes (the "Schlumberger Junior Subordinated Notes") and $170.0 million in 12.0% senior subordinated notes due January 29, 1999 (the "Schlumberger Senior Subordinated Notes"). $20.0 million of the purchase price was paid with warrants (the "Schlumberger Warrants") exercisable for five years, beginning January 30, 1999 to purchase at a nominal price, 2,526,923 shares of the Company's common stock.

  The Acquisition has been accounted for using the purchase method of accounting, and the RPS Division's results of operations have been included in the consolidated financial statements of the Company from the date of acquisition. The purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on the RPS Division's net book value of assets at September 30, 1998, as adjusted, which is estimated to approximate fair value. The purchase price allocated under this assumption exceeded the estimated fair value of the tangible net assets acquired by approximately $263.4 million, which is recognized as goodwill and is being amortized over forty years. The current purchase price allocation is preliminary due to the timing of the acquisition relative to the Company's year end. A more precise allocation of purchase price is currently being performed at various RPS Division locations to more accurately identify and value the assets, including intangibles, and liabilities assumed.

  The Company is to reimburse Schlumberger for cash that remained in the RPS Division on the effective date of the Acquisition, net of certain adjustments. This amount is currently estimated to be up to approximately $6.5 million. It is anticipated that this payment to Schlumberger will be made in the second quarter of 1999 from funds available through the revolving working capital facility under the New Credit Agreement.

  Simultaneously with the Acquisition, the Company entered into a note purchase agreement, pursuant to which the Company issued $22.5 million aggregate principal amount of Senior Notes. Proceeds from the Senior Notes were used in connection with the financing of the Acquisition and the refinancing of existing indebtedness.

  On January 29, 1999, the Company redeemed the Schlumberger Senior Subordinated Notes and the Senior Notes with the proceeds from the issuance of $123.0 in million aggregate principal amount of its 11.375% Senior Subordinated Notes due 2008 (the "Outstanding Dollar Notes") and (Euro)75.0 in million aggregate principal amount (approximately $87.0 million) of its 11.375% Senior Subordinated Notes due 2008 (the "Outstanding Euro Notes") in a private placement pursuant to Rule 144A and Regulation S (the "Offering"). The Schlumberger Senior Subordinated Notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest thereon of $6.7 million. The Senior Notes were redeemed at an aggregate price of $23.2 million, representing principal of $22.5 million, accrued and unpaid interest thereon of $0.2 million and an applicable call premium of $0.5 million.

  Also simultaneously with the Acquisition, the Company executed the New Credit Agreement with a consortium of banks to pay a portion of the purchase price and to refinance previously existing indebtedness.

The New Credit Agreement currently provides for a six year, $110.0 million revolving working capital facility and a six year $120.0 million term loan facility. An additional agreement provides for the assignment of a three year $7.6 million ESOP loan facility.

  Also on September 30, 1998, the Company completed the repurchase of the final $55.0 million of 11.5% Senior Subordinated Notes due 2006 (the "11.5% Notes") that were then outstanding. These notes were redeemed at an aggregate premium and consent payment of $12.3 million along with accrued interest of $1.1 million. The premium and consent payment was aggregated with the write off of the remaining deferred issuance costs related to the 11.5% Notes and the Old Credit Agreement and reported as an extraordinary loss on debt extinguishment of approximately $19.0 million in the fourth quarter of 1998.

  In March 1998, the Company completed an offering of 4,370,000 shares of its common stock (the "Common Stock Offering"). Net proceeds from the Common Stock Offering totaled approximately $67.7 million. The Company used $39.4 million of the proceeds to redeem $35.0 million in aggregate principal amount of its 11.5% Notes. These 11.5% Notes were redeemed at the call price of 109.857%, expressed as a percentage of the original face value, resulting in premiums paid of $3.5 million along with accrued interest of $0.9 million. Following the redemption, $55.0 million in aggregate principal amount of the 11.5% Notes remained outstanding. The Company recorded an extraordinary loss on the extinguishment of the 11.5% Notes of approximately $5.0 million during the second quarter of 1998. This loss includes $3.5 million of premiums paid to purchase the 11.5% Notes and $1.5 million representing the write-off of a proportionate share of the original unamortized deferred issuance costs. The remaining $28.3 million was applied toward the Old Credit Agreement and general corporate purposes.

  The Company acquired Sofitam in September 1996 for $107.4 million less certain adjustments. The Company's 1996 financial statements include three months of Sofitam operations, and the 1997 and 1998 financial statements include a full year of Sofitam operations. A comparison of sales in 1997 versus 1996 of entities that were part of Tokheim before the acquisition is not meaningful because certain sales made by these entities were conducted through Sofitam in 1996 and 1997.

  International sales by foreign subsidiaries and exports from the U.S. totaled approximately 60%, 64%, and 47% of consolidated net sales in 1998, 1997, and 1996, respectively. The acquisition of Sofitam has significantly extended the Company's international distribution network, reducing its reliance on U.S. domestic sales. Furthermore the acquisition of the RPS Division will significantly increase the percentage of international sales in relation to future consolidated sales.

  In December 1997, the Company acquired Management Solutions, Inc. ("MSI"). MSI develops and distributes retail automation systems (including point-of-sale ("POS") software), primarily for the convenience store, petroleum dispensing and fast food service industries. The Company paid MSI's stockholders an initial amount of $12.0 million. The Company is also obligated to make contingent payments of up to $13.2 million over fiscal years 1998, 1999 and 2000 based on MSI's performance. The $13.2 million consists of $8.0 million of additional purchase price, $2.6 million related to a non-compete agreement, and $2.6 million of additional employee compensation. The Company borrowed funds for the initial purchase price under the old credit agreement.

Results of Operations

 Quarter Ended February 28, 1999 compared to February 28, 1998

  Consolidated sales for the three month period ended February 28, 1999 were $166.2 million compared to $90.9 million for the 1998 three month period. Sales for North America, excluding export sales, have increased 38.0% for the three month period from $36.1 million in 1998 to $49.9 million in 1999. International sales, including domestic export sales, have increased 112.6% for the three month period from $54.7 million in 1998 to $116.3 million in 1999. These increases in sales from the prior year are primarily attributable to the acquisition of the RPS Division, offset by decreased sales to major oil companies ("MOC's") due to their merger activity and the low barrel price of crude oil which has resulted in a delay of capital spending. Those factors, however, were ameliorated by the purchasing momentum of the jobber and mini-major market segments, the growing importance of the hypermarket segments, demand in commercial and consumer products lines, and increased service revenues.

  Gross margins as a percent of sales (defined as net sales less cost of sales divided by net sales) decreased from 26.3% in the three month period ended February 28, 1998 to 19.8% in the 1999 three month period. This decline was primarily driven by historically lower margins recognized in the RPS Division. In addition, the first quarter sales mix is composed of a larger portion of service contracts, which provide lower margins than dispenser sales. Furthermore, the first three months of the Company's business cycle are generally lower sales volume months creating less opportunity to recover manufacturing fixed cost to the extent of other quarters.

  Selling, general, and administrative expenses as a percent of sales for the three month period ended February 28, 1999 were 15.5% compared to 17.9% for the 1998 three month period. This decline is primarily due to the inclusion of the RPS Division, elimination of redundant staffing positions and the closure of the RPS Division headquarters in Montrouge, France. All remaining Montrouge personnel and job functions were consolidated at the Company's existing European headquarters in Trembley, France.

  Net interest expense for the three month period ended February 28, 1999 was $12.3 million compared to $4.0 million in the comparable 1998 period. This increase is due to increased debt levels associated with the September 1998 acquisition and financing of the RPS Division.

  Depreciation and amortization expense for the three month period ended February 28, 1999 was $6.9 million compared to $2.5 million in the comparable 1998 period. The majority of the increase between periods is associated with the inclusion of the newly acquired RPS Division and increased amortization expense related to intangible assets recorded in connection with the acquisition of the RPS Division.

  Merger and acquisition costs and other unusual items for the three month period ended February 28, 1999 of $1.1 million, relates to closure expenses and severance payments incurred in connection with the closing and consolidation of certain pre-acquisition Tokheim facilities.

  Foreign currency loss for the three month period ended February 28, 1999 was $1.4 million compared to loss of less than $0.1 million in the comparable 1998 period. The increase in the loss is driven by short term receivables and payables being revalued at the currency rate of exchange in effect at February 28, 1999.

  Other income, net for the first quarter of 1999 was $0.2 million compared to net expense of $0.2 million for the comparable 1998 period. This difference is attributable to various income and expense items, which are individually insignificant.

  Income taxes for the three month period ended February 28, 1999 were a benefit of $0.4 million compared to an expense of $0.5 million in the comparable 1998 period. This change is due to earnings in subsidiaries where net operating loss carryforwards are available to offset book pretax earnings, and tax benefits being recorded in subsidiaries with first quarter losses who will recover these benefits in future 1999 quarters.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the Senior Notes and the Senior Subordinated Seller Notes. This amount consists of $0.5 million of premiums paid on the redemption of the Senior Notes and approximately $5.7 million of unamortized deferred issuance costs that were written off.

  As a result of the above mentioned items, loss before extraordinary item was $14.2 million or $1.15 per diluted common share for the three months ended February 28, 1999 compared to a loss of $5.6 million or $0.72 per diluted common share for the same period in 1998. Loss from extraordinary loss on debt extinguishment was $6.2 million or $0.49 per diluted common share for the three months ended February 28, 1999. Net loss for the three months ended February 28, 1999 was $1.64 per diluted common share compared to a net loss of $0.72 per diluted common share for the comparable 1998 period.

 Fiscal Years 1998, 1997 and 1996

  Net sales for 1998 were $466.4 million. Net sales excluding the current year acquisitions of MSI and the RPS Division (the "Acquisitions") were $390.4 million as compared to $385.5 million in 1997.

  After excluding the effects of the Acquisitions, net sales for 1998 increased by 1.3% from 1997 levels. Sales for North America, excluding export sales, increased 18.4% from $139.9 million in 1997 to $165.6 million in 1998. This increase was driven by a stronger demand in the Company's retail distribution, commercial dispensers and service parts sales. This demand was driven by new, more convenient products, such as credit/debit card readers, and environmental regulations, such as those requiring vapor recovery systems. During the current year the oil industry had various major oil companies merge together. It is currently unknown what the effect, if any, of these mergers will have on the Company's future sales levels or operations. International sales, including domestic export sales, were $224.8 million in 1998 compared to $245.5 million in 1997, representing a decrease of $20.7 million or 8.4%. This decrease is due in part to the continued decline in foreign currency exchange rates from prior year levels. International sales would have been $5.9 million higher if average exchange rates of European and African currencies remained consistent with 1997 rates. The other major contributing factor is a significant decline in current year domestic export sales to the Asia Pacific and Middle East regions compared to prior year levels. The depressed sales to the Asia Pacific region compared to prior year levels has been caused by a significant economic downturn in that region's economy. There can be no assurance as to when Asian market conditions will improve or whether they may worsen or spread to other regions.

  Net sales for 1997 were $385.5 million, an increase of 37.8% from 1996 sales of $279.7 million. Substantially all of this increase was due to the inclusion of a full year of Sofitam's results in 1997 compared to three months of Sofitam's results in 1996. These increases were offset by the impact of a decline in revenues due to a decline in foreign currency exchange rates. Sales for 1997 would have been $20.9 million higher if average exchange rates of European and African currencies had remained the same as in 1996.

  Gross margin as a percent of sales (defined as net sales less cost of sales, divided by net sales) was 26.0% in 1998 compared to 26.3% in 1997. This decline is due to the historically lower gross margins in the RPS Division's business, offset partially by manufacturing improvements made in certain of the Company's operations. During 1998 the Fort Wayne, Indiana manufacturing facility implemented operational improvements. The Company's operational excellence strategy provides an integrated process resulting in what the Company believes is a true world-class manufacturing facility. This comprehensive approach utilizes advanced operations techniques encompassing lean manufacturing, six sigma quality, high performance organizations, supplier partnerships, advanced materials management and strategies to gain the maximum amount of operational efficiencies. Once fully implemented at the Fort Wayne, Indiana facility, these same techniques will be implemented in all other manufacturing facilities.

  Gross margin for 1997 was 26.3%, up from 24.8% in 1996. This increase is due to (i) the inclusion of Sofitam's operations at higher margin levels for a full year, (ii) personnel reductions and related cost savings, (iii) reduction of warranty expense in North America, and (iv) the results of concentrated efforts to improve manufacturing efficiencies globally. These cost reductions were offset somewhat by decreasing sales prices.

  Selling, general and administrative expense ("SG&A") as a percentage of net sales was 17.1% for 1998. After removing the effects of the Acquisitions SG&A was 17.6% or $68.9 million in 1998 compared to 17.7% or $68.2 million in 1997. The slight increase in dollars is primarily attributed to increased costs associated with year 2000 corrective actions and increased incentive compensation related to sales and earnings performance. SG&A was 17.7% or $68.2 million in 1997, compared to 18.5% or $51.7 million in 1996. This increase over 1996 is largely attributable to a full year of Sofitam expenses. These increases were offset by a program implemented by the Company in 1997 to improve efficiency and reduce personnel, which translated into lower total compensation cost.

  Net interest expense increased in 1998 to $19.2 million from $16.5 million in 1997. This increase is the direct result of higher levels of debt incurred to effect the acquisition of the RPS Division. Net interest expense increased in 1997 to $16.5 million from $7.2 million in 1996, reflecting a full year's interest expense on the Company's 11.5% Senior Subordinated Notes due 2006 issued to finance the acquisition of Sofitam.

  A net foreign currency exchange gain of $1.4 million was realized in 1998 compared to a net currency loss of less than $0.1 million in 1997 and a net currency loss of $0.2 million in 1996. During the second quarter of 1998 the Company realized a foreign currency gain of $0.8 million associated with the repayment of various French franc denominated borrowings previously entered into under the Company's old credit agreement. Due to the decline in the value of the French franc, the Company was able to repay these borrowings with less U.S. dollars than it had received when the original contracts were entered into. During the fourth quarter of 1998 the Company settled a foreign denominated obligation which resulted in a foreign currency gain of $0.6 million. The 1997 currency loss was due principally to the decline of the French franc against the U.S. dollar and was partially offset by a foreign currency gain of $0.5 million on the sale of a foreign currency option contract.

  Other income, net was $0.7 million in 1998 compared to $1.4 million in 1997. This decrease is principally due to lower gains realized on the sale of property, plant and equipment. Other income, net was $1.4 million in 1997 compared to $0.2 million in 1996. This increase is partly due to gains on the sale of property, plant and equipment that were $0.4 million greater in 1997 than 1996 and to the inclusion of Sofitam's other income for the full year. In addition, other income in 1996 of $0.2 million includes $0.3 million of expense for a litigation settlement of a non operating nature.

  Income tax expense for 1998 was $1.0 million, which is comparable with the prior year. As in prior years, the majority of this amount is comprised of foreign taxes and U.S. state taxes. The Company's domestic and foreign operations benefit from the use of net operating loss carryforwards generated in prior years. Income tax expense for 1997 was $1.2 million, an increase from $0.8 million in 1996. The increase was due to higher income, offset partially by utilization of net operating loss carryforwards and adjustments of prior year's taxes and refunds. At the end of 1998, the Company recorded a net deferred tax asset of $40.2 million, which was offset in full by a valuation allowance due largely to uncertainties associated with the Company's ability to fully use these tax benefits. The Company is continuing to evaluate the likelihood that all or part of the deferred tax asset will be realized through the generation of future taxable earnings. If, in the future, the Company is able to generate sufficient levels of taxable income, the valuation allowance will be adjusted accordingly. See Note 15 of the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries for additional information concerning the Company's income tax position at November 30, 1998.

  Loss before extraordinary loss on debt extinguishment in 1998 was $3.7 million, or $0.46 loss per diluted common share, compared with 1997 earnings before extraordinary loss on debt extinguishment of $4.0 million or $0.27 earnings per diluted common share and a loss of $2.0 million or $0.45 loss per diluted common share in 1996. Net loss in 1998 included merger and acquisition costs and other unusual items of $13.7 million, compared to $3.5 million in 1997 and $6.5 million in 1996. For further discussion see Note 3 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries.

  In 1998, the Company incurred a $23.9 million extraordinary loss, or $2.10 loss per diluted common share, as a result of redeeming all outstanding 11.5% Notes and refinancing borrowings under the old credit agreement. This loss includes $15.7 million of premiums paid to purchase these notes and $8.2 million of the remaining unamortized deferred issuance costs associated with the 11.5% Notes and the old credit agreement. In 1997, the Company incurred a $1.9 million extraordinary loss, or $0.21 loss per diluted common share, as a result of the open-market purchase and retirement of $10.0 million in aggregate principal amount of the 11.5% Notes. This loss includes $1.4 million of premiums paid to purchase the 11.5% Notes and $0.5 million representing the write-off of a proportionate share of the original unamortized deferred issuance costs. See further discussions under "--Liquidity and Capital Resources" and Note 7 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Senior Subordinated Notes."

  On January 1, 1999, certain member countries of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, the Euro. The Company conducts business in member countries. The transition period for the introduction of the Euro is from January 1, 1999 to June 30, 2002. The Company has been, and is continuing to, address the issues involved with the introduction of the euro. The more important issues facing the Company include: converting information technology systems; reassessing currency exchange rate risk; negotiating and amending licensing agreements and contracts; product pricing; and processing tax and accounting records. Conversion to the euro may reduce the Company's intra-European exposure to changes in foreign currency exchange rates. As a result, the Company's intra-European foreign currency translation and transaction gains and losses could be reduced.

  Based upon the Company's plans and progress to date, the Company believes that use of the euro will not have a significant impact on the manner in which it conducts its business affairs and processes its business and accounting records. However there can be no certainty that such plans will be successfully implemented or that external factors will not have an adverse effect on the Company's operations. Any costs of compliance associated with the adoption of the euro will be expensed as incurred and the Company does not expect these costs to be material to its financial condition, results of operations or cash flows.

  Inflation has not had a significant impact on the Company's results of operations.

  The Company is a party to various legal matters, and its operations are subject to federal, state, and local environmental laws and regulations. For further details, see Note 20 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Contingent Liabilities."

Liquidity and Capital Resources

  Cash used in operations for the three month period ended February 28, 1999 was $1.3 million versus $5.3 million in the comparable period of 1998. During the first quarter of 1999, the Company was able to collect receivables and reduce inventory levels by a combined amount of $24.8 million. This cash inflow was used to reduce the outstanding payables by approximately $17.9 million. These working capital sources and uses are primarily related to the seasonality of the business.

  Cash used in investing activities for the three month period ended February 28, 1999 was $5.0 million compared to a cash usage of $12.5 million in the comparable 1998 period. The cash usage in the 1998 period is attributable to the acquisition of MSI.

  Cash provided from financing activities for the three month period ended February 28, 1999 was $13.3 million compared to cash provided in the comparable 1998 period of $19.8 million. The cash provided in 1998 is largely attributable to an increase in notes payable to banks of $20.6 million used primarily to finance the acquisition of MSI and for short term working capital needs. The most significant item in the 1999 period was the issuance of the Outstanding Dollar Notes and the Outstanding Euro Notes in the Offering, the proceeds of which were used to refinance the Schlumberger Senior Subordinated Notes and the Senior Notes which were originally issued in connection with the acquisition of the RPS Division and to refinance certain other debt of the Company at the date of the acquisition.

  On January 29, 1999, the Company issued $123.0 million aggregate principal amount of Outstanding Dollar Notes and Euro 75.0 million ($87.0 million equivalent) aggregate principal amount of Outstanding Euro Notes in the Offering. The Outstanding Notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999.

  Net proceeds from the issuance of the Outstanding Notes were used to redeem the Schlumberger Senior Subordinated Notes and the Senior Notes. The Schlumberger Senior Subordinated Notes were redeemed at an aggregate price of $176.7 million, representing principal of $170.0 million and accrued and unpaid interest thereon of $6.7 million. The Senior Notes were redeemed at an aggregate price of $23.2 million representing principal of $22.5 million, accrued and unpaid interest thereon of $0.2 million and an applicable call premium of $0.5 million. In addition, the Company used approximately $9.1 million of the net proceeds to reduce borrowings under the revolving credit facility under the New Credit Agreement and to permanently reduce the bank working capital commitment from $120.0 million to $110.0 million.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the Senior Notes and the Schlumberger Senior Subordinated Notes with proceeds received from the Offering. This amount consists of $0.5 million of premiums paid on the redemption of the Senior Notes and approximately $5.7 million of unamortized deferred debt issuance costs that were written off.

  As part of the purchase price of the RPS Division, the Company has provided $20.3 million for certain costs it expects to incur to close down redundant operations in connection with the reorganization and rationalization of the RPS Division's operations. As of February 28, 1999 the Company has incurred and charged approximately $2.2 million against this accrual for projects initiated since the acquisition date, leaving a remaining balance of $18.1 million. The Company expects to incur approximately $5.0 million of expenditures during the second quarter of 1999 representing severance and closure costs related to the Bonham, Texas, Tulla, Ireland and Belgium facilities. In addition, at November 30, 1998 the Company set up a restructuring reserve related to the closure of its Glenrothes, Scotland facility in the amount of $5.1 million. During the first quarter of 1999 the Company charged approximately $3.0 million against the reserve. These charges relate to severance costs, facility closure expenses and the write down in value of impaired assets. The Company expects the closure of this facility to be completed during the second quarter of 1999.

  The Company has guaranteed loans to the Employees' Stock Ownership Plan ("ESOP") in the amounts of $6.4 million and $7.0 million at February 28, 1999 and November 30, 1998, respectively. The Trustee who holds the ESOP Preferred Stock, may elect to convert each preferred share to one common share in the event of a redemption by Tokheim, certain consolidations or mergers of Tokheim, or a redemption by the Trustee that is necessary to provide for distributions under the Company's Retirement Savings Plan. A participant may elect to receive a distribution from the plan in cash or common stock. If redeemed by the Trustee, the Company is responsible for purchasing the preferred stock at the twenty-five dollar floor value. The Company may elect to pay the redemption price in cash or an equivalent amount of common stock. Preferred stock dividends paid were $0.4 million for the three month periods ended February 28, 1999 and 1998, respectively.

  In December 1997, the Company initiated its Year 2000 plan, including the organization and staffing of a full-time Year 2000 program office. The Company has organized the process into the following sections: product certification (ensuring all products sold by the Company are Year 2000 ready); internal information systems (ensuring all internal hardware and software is Year 2000 ready through upgrades or replacement); suppliers, distributors and external agents (ensuring all suppliers, distributors and external agents used by the Company to purchase or sell goods and services are Year 2000 ready); and manufacturing and infrastructure (ensuring manufacturing and infrastructure systems are Year 2000 ready).

  As of February 28, 1999 most of the Company's products worldwide have been tested for Year 2000 readiness. A substantial majority of the Company's total product lines are Year 2000 ready, and the Company believes that the remaining products will be Year 2000 ready by December 1999. The Company's products presently being sold are Year 2000 ready. The Company is currently assessing which products in the field are not Year 2000 ready and its responsibility to the customers, if any, to remedy non-compliant products. This assessment is being done for all products sold by each entity with the assessment efforts focused on the recently acquired RPS Division locations. There is a possibility that certain third-party networks over which the POS systems must operate may not be Year 2000 ready, but the Company's products will still allow the pumping of petroleum products. The Company has surveyed its critical suppliers, and about half of the respondents have indicated that they are Year 2000 ready. The other half of those responding have indicated that they are still working to achieve Year 2000 readiness, but none has indicated that it expects not to be

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

ready. The Company believes that all of its information systems will be Year 2000 ready no later than the third quarter of 1999. To date, the Company has not uncovered any material Year 2000 problems. The total costs associated with required modifications to become Year 2000 ready are not expected to be material to the Company's financial position, results of operations or cash flows. The Company estimates that it will spend a total of approximately $3.7 million by December 31, 1999, of which approximately $1.3 million had been spent by February 28, 1999, to become Year 2000 ready. The Company has enlisted the assistance of a third-party consulting company to provide independent verification and validation of its entire Year 2000 plan.

  The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's results of operation, liquidity, and financial condition. The Company believes that the most likely failure scenario is that its POS systems that have not been corrected may fail, but the Company's dispensers will still allow the pumping of petroleum products. Under such a scenario, purchasers of petroleum products would still be able to use the dispensers but would be required to pay for their purchases at the cashier rather than at the pump.

  Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers, customers, and devices that interface with the Company's products, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's results of operations, liquidity, or financial condition. The Year 2000 plan is expected to significantly reduce the Company's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 readiness of its material external agents. The Company believes that with the implementation of new business systems and completion of the Year 2000 plan as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, contingency planning for all sections discussed above commenced in the fourth quarter of 1998, and the Company is currently focusing on assessing the potential Year 2000 problems that may arise and the risks of not becoming Year 2000 ready for each section mentioned. The Company expects to have a contingency plan in place by the end of the second quarter of 1999.

 The Future

  The Company's principal sources of liquidity in the future are expected to be cash flow from operations, including cash flow anticipated to be generated from the RPS Division, and available borrowings under the New Credit Agreement. It is expected that the Company's principal uses of liquidity will be to provide working capital, finance capital expenditures, fund costs associated with the Company's integration and rationalization plan and meet debt service requirements. As a result of the acquisition of the RPS Division, the Company has a significant level of debt. Based upon current levels of operations and anticipated cost savings and future growth, the Company believes that its expected cash flow from operations, together with available borrowings under the New Credit Agreement and its other sources of liquidity, including leases, will be adequate to meet its anticipated requirements for working capital, capital expenditures, lease payments and scheduled principal and interest payments. There can be no assurance, however, that the Company's business will continue to generate cash flows at or above current levels, that estimated cost savings or growth will be achieved or that the Company will be able to refinance its existing indebtedness in whole or in part.

  The indentures under which the Dollar Notes and the Euro Notes were, and the Exchange Notes will be, issued (the "Indentures") and the New Credit Agreement contain a number of significant covenants. The New Credit Agreement requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control. There can be no assurance that the Company will meet such financial ratios and tests. In addition, the Indentures limit the ability of the Company and its subsidiaries to, among other things: incur additional debt; pay dividends on capital stock or repurchase capital stock or make certain other restricted payments; use the proceeds of certain asset sales; make certain investments; create liens on assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets.


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

New Accounting Pronouncements

  The Company has considered the impact that accounting pronouncements recently issued by the Financial Accounting Standards Board and American Institute of Certified Public Accountants will have on the Company's financial statements. None of the pronouncements that have been issued but not yet adopted by the Company are expected to have a material impact on the Company's financial position, results of operations or cash flows. See the notes to the Consolidated Condensed Financial Statements for additional information regarding recently issued accounting pronouncements.

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

                                    BUSINESS

The Company

  On September 30, 1998, the Company acquired the RPS Division and became the world's largest manufacturer and servicer of electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems (including POS systems), dispenser payment or "pay-at-the-pump" terminals, replacement parts and upgrade kits. Customer service includes the installation, maintenance, certification and calibration of, and technical support for petroleum dispensers, pumps, electronic hardware and software systems. The Company provides products and services to customers in more than 80 countries. The Company is the largest supplier of petroleum dispensing systems in Europe, Africa, Canada and Mexico, and one of the largest in the United States. The Company also has established operations in Asia and Latin America. The Company believes that its global capabilities provide it with a competitive advantage to attract additional business and form alliances with customers.

  Petroleum dispensing systems are designed for and sold principally to owners of retail service stations. These owners include MOCs, nationals, jobbers, independents, convenience store stations, hypermarkets and other retailers, and to commercial customers. As a result of industry consolidation, management estimates that the top three manufacturers of petroleum dispensing equipment account for approximately 75% of worldwide annual sales. The Company estimates that the combined annual sales of the top five manufacturers in its industry is approximately $2 billion.

  In 1998, approximately 88% of the Company's net sales were to retail operators, such as Arco, BP Amoco, Elf Aquitaine, Esso, Fina, Marathon, Shell, SuperAmerica, Total and their affiliated jobbers, and approximately 12% of its net sales were to commercial customers, such as Federal Express, United Parcel Service, Penske Corporation and municipalities. In the United States, Canada, and western Europe, demand for the Company's products has been driven by demand for new, more convenient systems, such as credit/debit card readers, and by environmental regulations, such as those requiring vapor recovery systems and more secure underground storage tanks (often with electronic leak detection technology). In emerging markets, economic growth requires vehicle use and infrastructure development, which increase the demand for fuel and fuel dispensers. Deregulation of local markets and privatization of state-owned oil companies have also created additional growth opportunities in emerging markets.

  The Company believes that it offers superior customer service and support. In western Europe and Africa the Company provides support through its extensive, Company-direct service organization. Throughout the rest of the world, service is provided through ASRs and distributors. Customer service includes the installation, maintenance, certification and calibration of, and technical support for, petroleum dispensers, pumps, electronic hardware and software systems. The Company offers 24-hour, seven day-per-week support by telephone and over the Internet via its FASRLINK help desk to ASRs, distributors and customers in major markets. The Company believes its service and support capabilities are important factors in winning supply contracts and gaining new customers. Additionally, MOCs are more frequently entering into geographically broader service contracts, which the Company believes it is well-positioned to win.

  The Company is the world's largest manufacturer and servicer of electronic and mechanical petroleum dispensing systems. As of the date of issuance of the Notes, the Company's U.S. subsidiaries are: Envirotronic Systems, Inc.; Gasboy International, Inc.; Management Solutions, Inc.; Sunbelt Hose & Petroleum Equipment, Inc.; Tokheim Automation Corporation; Tokheim Equipment Corporation; Tokheim Investment Corp.; Tokheim RPS, LLC; and Tokheim Services LLC. As a result of its acquisition of Sofitam in September 1996 and the RPS Division in September 1998, the Company has positioned itself as the largest global competitor in the petroleum dispenser business, with an estimated 37% share of the world market, and the ability to provide both products and services to customers in over 80 countries. Tokheim was already one of the world's largest manufacturers and servicers of electronic and mechanical petroleum dispensing systems prior to its acquisition of the RPS Division. Between 1994 and 1998, Tokheim's revenues grew from approximately $202.1 million to

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

$466.4 million, and EBITDA (as defined above under Note 4 to the Summary Financial Data of Tokheim Corporation and Subsidiaries) increased from approximately $10.2 million to $43.7 million, in large part due to the Sofitam acquisition.

  Prior to the Acquisition, the RPS Division of Schlumberger Limited was headquartered in France, and was a leading manufacturer and servicer of fuel dispensing systems in western Europe. In 1992, it established a presence in North America with the acquisition of Southwest Energy Control Systems and continued to develop its North American position. The RPS Division is also present in eastern Europe and the former Soviet Union. The main manufacturing sites for Europe and North America are located in Dundee, Scotland and in Bonham, Texas, respectively. The Company recently announced that it will close the Bonham facility.

History

 Tokheim

  The Company originated in 1898 in a hardware store in Thor, Iowa. Merchant John J. Tokheim, while searching to improve on the "drum-and-spigot" method of dispensing kerosene and gasoline, conceived of the idea of a pump dispenser. His invention became known as the Tokheim Dome Oil Pump. The pump's popularity led to the organization of the Tokheim Manufacturing Company in Cedar Rapids, Iowa in 1901. In 1918, the Company was purchased by a group of businessmen from Fort Wayne, Indiana. The Company moved to Fort Wayne and was incorporated in Indiana under the name Tokheim Oil Tank and Pump Company. The present name was adopted in December 1953. The Common Stock began trading on the New York Stock Exchange on September 8, 1978. In 1986, the Company acquired the business now operated as Gasboy International, Inc. ("Gasboy"). Gasboy has been designing and manufacturing products for fleet fuel dispensing for over 70 years and fluid management products for over 30 years. Gasboy sells primarily to commercial and governmental customers that maintain fleets.

  In September 1996, the Company acquired Sofitam for $107.4 million less certain adjustments. The acquisition included Sofitam's in-house service provider, Sogen S.A., as well as the two distinct brand names--EIN and Satam. Sofitam had and continues to have a leading market position in France and northern Africa, as well as a strong market position in southern Europe. In December 1997, the Company strengthened its offerings of retail automation systems, including POS systems, with the acquisition of MSI.

 The RPS Division

  Schlumberger built the RPS Division mainly through acquisitions of other petroleum dispensing equipment companies. The French RPS Division was established in 1920 under the name Aster-Boutillon and became part of Schlumberger in 1972. In 1985, the RPS Division acquired Koppens Automatic, a manufacturer of fuel dispensers established in the Netherlands. In 1992, the RPS Division established a presence in North America with the acquisition of Southwest Energy Control Systems. The RPS Division developed a presence in Germany through the acquisitions of (i) Schwelm Tanksysteme GmbH and (ii) Paul Germann GmbH, which became part of the RPS Division in 1990 and 1996, respectively. The RPS Division expanded its European service business in 1996 by acquiring a leading French service business named Gueant and three Italian companies (CME Centro denominazione eletronica Srl, Borghetti snc and LA NUOVA RIMIC Srl). The RPS Division has approximately 125,000 fuel dispensers operating in the field, over 50,000 operational retail automation systems, over 20,000 operational payment terminals and over 20,000 service stations under a maintenance service contract. The RPS Division sells to MOCs mainly located in western Europe, including Shell, BP, Fina, Elf, Total and Repsol, and to independent retailers, distributors and hypermarkets, such as Palmetto (USA), Ten Hoeve Bros. (USA), Southwest Convenience (USA), Intermarche (France), Ocean (France) and Famila (Germany).

Competitive Strengths

  The Company believes that a number of factors make it a premier manufacturer and servicer of petroleum dispensing systems. These factors include the
Company's:

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

  Global Capabilities. The Company is the world's largest manufacturer and servicer of petroleum dispenser systems, supplying products and services in more than 80 countries. As a result, the Company believes that it is able to satisfy the complete petroleum dispensing equipment needs of customers throughout the world. The Company's global capabilities provide a significant advantage when competing for sales to MOCs and nationals, including through tenders that MOCs and nationals are awarding more frequently to meet their fuel dispensing equipment needs.

  World's Largest Service Network. The Company offers service to customers in over 80 countries through its 414 distributors, 319 authorized service representatives ("ASRs") and over 3,800 trained field representatives. The Company believes its global distribution and service network also provides a significant advantage when competing for tenders. The Company believes that the reach of its European and African networks for distribution and service makes it a preferred partner for MOCs in these regions. The Company also recently launched an Internet-based help desk known as FASRLINK, which provides ASRs worldwide with 24-hour access to installation drawings, product updates and diagnostic procedures.

  The Company's service network enables it to strengthen existing customer relationships, attract new customers, increase its understanding of competitive products and customer needs, and augment sales.

  Strong Customer Relationships. The Company's strong relationships with MOCs, independents and hypermarkets are increasingly valuable. As these customers expand across regions, they commonly rely on their traditional suppliers to expand with them. The Company has established relationships with many such customers, including Arco, BP Amoco, Carrefour, Elf, Esso, Fina, Intermarche, Repsol, Shell, Statoil and Total. Furthermore, the Company's ability to customize its equipment and software to meet customer- and country-specific standards makes it attractive to MOCs and nationals as a single source of supply.

  Broad, Technologically Advanced Product Line. The Company manufactures and sells a wide variety of dispensers, pumps, meters, payment and retail automation systems, including POS systems (both hardware and software) and fleet fueling systems. The Company's acquisition of MSI in December 1997 provided additional depth to its retail automation system product line. The RPS Division's unique microprocessor-driven dispenser electronics platform further enhances the Company's product portfolio. The Company's commitment to invest in technology allows it to continue to satisfy diverse customer- and country-specific requirements. The Company considers itself an industry leader in the integration of electronics and software into its products and believes there is a significant potential demand for certain existing technologies. For example, in 1997, only 26% of all retail petroleum dispensers in the United States were estimated to have dispenser payment or "pay-at-the-pump" terminals.

  Proven Management Team. Since the Company's current management team was assembled in 1992, it has successfully implemented a strategic plan that has restored financial viability, strengthened MOC relationships, broadened product lines and reduced costs. As part of this strategy, the Company acquired Sofitam in 1996 and the RPS Division in 1998. Management has been successful to date in integrating Sofitam's operations into the Company and consolidating the Company's operations in Europe. In addition, management has already initiated numerous cost-cutting programs in connection with the acquisition of the RPS Division. See "--Business Strategy--Realize Operating Synergies and Cost Savings."

Business Strategy

  The Company's business strategy has the following principal components:

  Leverage Global Platform. The Company intends to use its broad product portfolio and its understanding of the regulatory requirements of the countries where its customers operate to compete aggressively for national, regional and global tenders and new customers. The Company also believes it can obtain additional customers and increase sales to existing customers by offering comprehensive sales and service coverage worldwide through its extensive network.

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

  Enhance Largest Service Organization. The Company's service organization provides it with information on customer needs and products, the opportunity to sell new products to service customers and a stable source of recurring revenues from product support. The Company intends to expand its service organization geographically.

  Maintain Technological Leadership. In developed markets, such as the United States, Canada and western Europe, the Company believes that improved technology will be the primary driver of sales of petroleum dispensing products. As a result, the Company has made a significant effort to maintain its competitive edge technologically and considers itself a leader in the integration of electronics and software into petroleum dispensing products. For example, the Company's new RFID technology (currently being test marketed in the U.S.), similar to the drive-through payment systems used at toll booths, permits consumers to pay for fuel purchases without using cash or credit cards. The Company also plans to continue to invest in developing new technologies, such as human interface displays, wireless forecourt systems, improved metering and robotic fueling.

  Maintain Top Quality. The Company strives to produce the highest quality products and is committed to continuously improving quality. An aggressive focus on product quality has reduced Tokheim's defect rate (measured in parts per million) by approximately 90% since 1995. Another indication of commitment to quality is the award of ISO-9000 certification to most of the Company's manufacturing facilities. Moreover, the Company's automated computerized dispenser testers comprehensively test each dispenser's electrical and fluid systems before shipment to the customer, further assuring the delivery of quality products.

  Realize Operating Synergies and Cost Savings. The Company believes that it will be able to achieve an additional $43.7 million in annual cash cost savings by the end of the third full year after the acquisition of the RPS Division of which the Company believes $28.7 million can be obtained in the first full fiscal year after the Acquisition. The principal remaining components of the Company's cost savings program are:

  . Combine Manufacturing Capabilities. The Company intends to consolidate substantially all of its dispenser manufacturing into three modern facilities. Management estimates that the Company can save $26.0 million on an annual basis from such consolidation.

  . Integrate Service Organizations. Tokheim is in the process of streamlining its European service organization. The Company plans to further reduce costs and improve service by integrating Tokheim's and the RPS Division's service organizations. Management estimates that the Company can save $9.0 million on an annual basis from such integration.

  . Eliminate General and Administrative Redundancies. Management expects to achieve further savings by eliminating redundant administrative staff and headquarter facilities. Management estimates that the Company can save $5.0 million on an annual basis from such reductions.

  . Reduce Raw Material Costs. Management expects to save $5.5 million annually due to increased purchasing leverage.

  . Reduce Foreign Currency Exposure. The RPS Division incurred a $2.5 million loss from currency exchange connected with intercompany purchases of inventory during fiscal 1997. Management expects to reduce these losses by approximately $1.8 million annually by using hedging techniques.

  To realize the $47.3 million of cost savings, management expects that approximately $32.2 million of expenditures will be required, most of which are yet to be incurred. Management believes that further cost savings may be achievable from:

  . reduced manufacturing costs resulting from product standardization and elimination of redundant products;

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

  . productivity and efficiency improvements resulting from increased capacity utilization levels;

  . reduced administrative expense items such as insurance premiums and supplies; and

  . cost savings from bringing in-house various manufacturing operations, such as fabrication, that the RPS Division outsourced before the Acquisition.

    The savings described above are based on estimates and assumptions of the Company that are inherently uncertain, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. The Company can give no assurance as to what extent or when such savings will be achieved. See "Disclosure Regarding Forward-Looking Statements."

Products

  The Company's principal product offerings include petroleum dispensers and pumps, retail automation systems (including POS systems) dispenser payment or "pay-at-the-pump" terminals, replacement parts and upgrade kits. Petroleum dispensers and pumps transfer fuel from storage tanks to vehicles or portable containers. Dispensers include meters, which measure the quantity of fuel pumped and transfer the information to calculators which determine a sales price. Retail automation systems control in-store and at-the-pump fuel sales, pump activation and credit card transactions, monitor inventory, transmit data to a central management system and perform other management functions. Pay-at-the-pump terminals automate customer payment at the pump with cash or credit/debit cards. Upgrade kits permit owners to upgrade a dispenser's capabilities and functionality without incurring the cost of replacing the entire dispenser. The Company also offers services for its products through ASRs and Company-owned facilities.

  In the United States, Tokheim's most popular petroleum dispensers are the Premier(TM) series. Premier dispensers include a variety of sizes and models that dispense multiple grades of fuel and that offer advanced pay-at-the-pump terminals. Internationally, the Company offers a range of petroleum pumps, including its Consommateur, Bernice, ADONIS, Partner 3 and Eurotron Spectra models.

  One of the Company's distinguishing characteristics is its commitment to adapting products to local needs. For example, the Company produces a dispenser that permits multiple hoses on the same side of the pump to operate simultaneously. This model is targeted primarily at urban Asian markets with a high motorcycle population. The Company has also adapted its products to accommodate differences among markets which are driven more by custom than by need. For example, European dispensers usually have retractable hoses and suction pumps within the dispenser, while dispensers in the United States usually have high-hose units and pumps located within the underground storage tank.

  The Company provides both the software and hardware required for retail automation systems. The Company's Columbus(TM) system was introduced on a commercial basis in 1997. Columbus uses a touch-screen PC monitor and Windows NT software in an open architecture system that allows full integration with both existing and new equipment. The user-friendly, touch-screen cashier interface reduces both employer training time and customer wait time. Other POS solutions available from Tokheim include the Profit Point System, the Ruby System and the Check Point System in the United States and the Prisma and S-2000 systems in the international market.

  MSI's principal product is the CVN(TM) (Convenience Management Solution), a comprehensive retail automation system, including POS, backroom and store management systems. The CVN integrates such features as advanced gas pump controls, barcode scanning, credit authorization, commercial and charge accounts, employee time clock, detailed inventory tracking and cash drawer controls. Among its dispenser features, the CVN displays up to 32 separate pumps at all times, with up to two customers per pump. Its "One Touch" controls allow service station employees to easily authorize, pre-pay and monitor pumps by pressing one button. The system can also automatically add merchandise purchases to the customer's fuel bill.

  The CVN has the capacity to work with a monitoring system to automatically alert station owners of the status, fuel level, temperature, water content and presence of leaks in underground storage tanks. The system interfaces with almost every type of dispenser and control currently on the market, including those not manufactured by the Company. The system permits station owners to take a physical inventory or spot-check with a hand-held radio frequency scanner. It also can track customers, even those who pay cash, and can help manage fleet, commercial and in-house charge accounts.

  The Company believes that its retail automation systems comprise one of the broadest product ranges in the marketplace, from simple pump controllers to sophisticated convenience store and fast-food functions. The Company believes that by combining its retail automation resources under the leadership of MSI, the Company will strengthen its market position and better utilize these resources.

  The Company's newest dispenser payment terminal is INsight(TM), which can be used with any of the Premier dispenser models now in the market. INsight provides a flexible platform for merchandising at the dispenser, using a monitor that prompts the consumer, making transactions easier to initiate and complete. This product includes an animated graphic display for payment options (cash, credit card or debit card) and a larger display for text. Non-fuel items, such as car washes or food, can also be purchased through INsight. The Company has developed a graphic printer to provide such items as coupons, logos and barcodes on the consumer's receipt.

  In 1997, the Company began market testing of its RFID technology. Similar to the drive-through payment system at toll booths in major metropolitan areas, this technology automatically charges a consumer's account, which is read from either a microchip key ring tag or a microchip window tag. By eliminating the need to pay for fuel with cash or credit cards, the system speeds gas purchases, both increasing consumer convenience and enabling stations to fuel more cars in less time. The technology also permits the gathering of information about consumer buying habits to improve marketing techniques, such as promotion of food and car washes on pump-mounted displays. Tokheim's RFID system is compatible with all POS systems and with other manufacturer's dispensers (as an upgrade). The Company has entered into an agreement with Micron Communications to further develop its RFID system, which is currently being test marketed with consumers.

  Also in 1997, Tokheim introduced its Fuel Link(TM) wireless communication system. Fuel Link transmits information by radio frequency between the point of sale and the dispenser hardware, eliminating the cost of installing underground wiring to upgrade the functionality of the dispenser.

  For the commercial market, Tokheim's new Gasboy products include Astra(TM) and Fuel Point(TM). Astra is an electronic dispenser designed for the above-ground tank market. The Fuel Point system automatically reads information from the dispenser's nozzle, including vehicle identification, odometer data, fuel consumption and service record, and other operating and maintenance data, eliminating the risk of manually misentered data.

  In the United States, the RPS Division's most popular petroleum dispensers are from the Centurion(TM) series. Centurion are the first local area network-based dispensers with the electronics scheme called EZ BUS(TM) electronics. EZ BUS's compact design reduces the number of electronic components and connection points, making maintenance easier. In addition, customers can add options by simply upgrading the dispenser software without changing electronic hardware. The Highway POS is a highly sophisticated, open architecture, PC-based POS system designed to interface with dispensers of other major manufacturers. This product has the ability to drive multiple dispenser brands at a single site.

  In Europe, the RPS Division's most popular petroleum dispensers are the Eurotron Spectra, which are multiproduct dispensers designed to address the spectrum of petroleum requirements across European markets. The Eurotron Spectra dispensers are offered in a range of configurations, and the main components have approvals for use in all European markets. The OMEGA 2010(TM) forecourt equipment controller, which has also been designed for use throughout Europe, can adjust to different national and international regulations governing weights and measures and safety.


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

Service

  The Company believes that one of its strongest competitive advantages is its ability to offer comprehensive customer support and service. Service consists of installation, maintenance, certification and calibration of petroleum dispensers, pumps, electronic hardware and software systems. The Company offers service to customers in over 80 countries through its 414 distributors, 319 ASRs and over 3,800 trained field representatives. The Company's customer service division, which maintains a help desk in English, Spanish and other languages, is available 24 hours a day, 365 days a year, to respond immediately to service needs. Additionally, the customer service division maintains a continuing program of service clinics for customers and distributors, both in the field and at the Company's training centers.

  To improve efficiency, response time and customer convenience, the Company has begun to implement a system to collect performance data and coordinate the dispatch of service technicians. In addition, the Company recently launched an Internet-based help desk known as FASRLINK, which provides authorized service representatives worldwide immediate access to installation drawings, product updates, service bulletins and diagnostic procedures 24 hours a day.

Customers

  The Company's products are sold primarily to retail service station operators and commercial customers which fall into seven categories.

  Major Oil Companies. MOCs are typically large multinational companies that are vertically integrated with retail operations in developed and emerging markets. They sell "branded" products and typically have standard station formats, including dispenser design and proprietary credit card networks. The Company's MOC customers include BP Amoco, Elf Aquitaine, Marathon Oil, Shell and Total, among others.

  National Oil Companies. A national is a non-U.S. oil Company that operates exclusively (or almost exclusively) in a single national market. Most nationals are, or until recently were, state-owned. In recent years, a number of nationals have been privatized or have relinquished their monopolies over the local retail petroleum markets. For example, in Mexico, the market was previously controlled by the government-owned oil Company, Petroleos Mexicanos ("Pemex"). Initial deregulation occurred in 1995, allowing MOCs such as Amoco, Mobil and Conoco to enter that market. Increased local competition as well as the need for newly-privatized companies to earn profits has made once-insulated nationals more sensitive to costs and customer service. These new sensitivities often translate into demand for newer, more sophisticated dispenser equipment. Additionally, a number of privatized nationals are now expanding across borders. The Company's national customers include Pemex in Mexico, Petroleo Brasileiro S.A. ("Petrobras") in Brazil, Paz Oil in Israel and Deltaven S.A. in Venezuela, among others.

  Independent Oil Companies. Independents are usually U.S. companies that sell "branded" products regionally rather than nationally. They typically have station and dispenser designs which are standardized, similar to MOCs. Independents that are Company customers include Merit Oil Corp., Getty Petroleum Corp., Amerada Hess Corp. and Phillips 66 Company, among others.

  Jobbers. Jobbers are independent service station owners that operate under the brand of a MOC. A station owned by a jobber looks substantially the same as one owned by a MOC, selling MOC-branded products and using standard MOC station layouts. Most jobbers own multiple stations. Some jobbers work exclusively with one MOC, while others have multiple MOC partners. Usually, jobbers are not required to purchase their petroleum dispensing equipment from the same manufacturers as their affiliated MOC.

  Convenience Store Stations. Convenience store stations are petroleum retailers who source over 50% of their sales from merchandise rather than from petroleum products. A significant number of convenience store stations are owned by MOCs. The Company's convenience store stations customers also include national and regional operators, as well as small, local businesses.

  Hypermarkets. The Company is the leading supplier to French hypermarkets. The hypermarket is a retailing format pioneered in France, with a growing presence in the rest of Europe. A hypermarket is similar to a strip mall in the United States, with a supermarket as the anchor retailer. Hypermarkets typically offer competitively-priced, private label petroleum products to attract customers. In France, more than 50% of retail petroleum sales are through hypermarkets. The Company's hypermarket customers include Intermarche, Leclerc, Systeme U, Comptoirs Modernes, Promodes and Carrefour, among others.

  Commercial Customers. The commercial market is characterized by companies whose fuel consumption needs justify maintaining internal fueling capabilities, such as truck fleets and municipalities. Through its Gasboy subsidiary, the Company is the leading supplier of fuel dispensing equipment to the U.S. commercial market. The Company's commercial customers include Federal Express, United Parcel Service, Penske Corp. and municipalities and state agencies.

Sales, Marketing and Distribution

 United States

  In the United States, the Company relies on two primary channels of distribution: (i) direct sales to national accounts such as MOCs and certain independents and (ii) indirect sales through a large network of independent distributors. The Company directly markets through national account managers who call on the MOCs, independents and large convenience store chains. National account managers work closely with the MOCs to develop technology, pricing and account strategies. The Company markets to jobbers and convenience stores through its 261 independent distributors. To coordinate its distributor marketing, the Company has regional district managers who are responsible for geographic coverage, training the district sales force and assisting in the development of sales and marketing strategies.

 International Markets

  Historically, the petroleum dispenser market outside of the U.S. has been served by local distributors. The Company has 153 international distributors serving customers that cannot be served cost-effectively by the Company's direct sales force. The Company generally requires letters of credit from its international distributors to limit any risk of non-payment by such distributor. However, as MOCs expand geographically and as nationals become more commercially competitive, they increasingly are purchasing directly from manufacturers, using national, regional and global "tenders," "alliances" and "preferred supplier" relationships. A "tender" is an award made by a MOC or national to a manufacturer to supply petroleum dispensing equipment and related services in a specific country or region (or even globally) for a specific period at specified prices and quantities. Tenders allow MOCs and nationals to reduce the number of their suppliers while improving relationships with those remaining. In response to the advent of tenders, manufacturers have expanded and adapted their product lines and service capabilities to satisfy the specific regulatory, marketing, and service demands of each country being supplied. Tenders are often nonexclusive and cancellable by the customer at any time.

  An "alliance" involves a closer relationship than a tender. Often, a MOC or national will ask only its alliance partner to submit a tender proposal. As part of an alliance, manufacturers can assist the MOC or national by tracking purchases, warranty coverage, service coverage and service response requirements on behalf of the MOC or national. The Company has also been able to expand its alliance with Amoco, for example, to obtain its Mexican business.

  "Preferred supplier" relationships are less committed arrangements than alliances. These arrangements typically involve a one-way commitment by the manufacturer on such matters as prices, service and available inventory. Usually, the MOC or national does not make any purchasing or other contractual commitments. Preferred supplier relationships are usually non-exclusive and are typically cancellable by the customer at any time. A MOC or national seeking to reduce the number of suppliers with which it deals while increasing volume purchasing discounts often will identify several manufacturers as preferred suppliers. The Company has an expanded preferred supplier relationship with Total. See "Risk Factors--Risks Associated with the Operation of the Business-- Dependence on the Retail Petroleum Industry."

Manufacturing and Quality

  The Company's manufacturing process consists of sheet metal fabrication, machining, assembly of electronic components and customer-specific painting. The Company's manufacturing and production are generally to order. To improve quality and productivity and to reduce costs, the Company employs a cellular manufacturing format and just-in-time process engineering. The majority of the Company's manufacturing operations are concentrated in the following cities:
Fort Wayne, Indiana; Washington, Indiana; Lansdale, Pennsylvania; Grentheville, France; Kya Sand, Randburg, South Africa; Glenrothes, Scotland; Dundee, Scotland; Bladel, the Netherlands; Chesapeake, Virginia; Tulla, County of Clare, Ireland; and Bonham, Texas. Bladel and Chesapeake are engineering sites, and Dundee and Bonham are manufacturing sites. The Tulla facility is used only for the assembling and testing of electronic components. The headquarters of the RPS Division was, prior to the Acquisition, located in Montrouge, Paris, France. The Company recently announced that it will close the facilities in Glenrothes, Scotland and Bonham, Texas. Management anticipates that the Company has sufficient production capacity to meet demand over the next several years.

  The Company strives to produce the highest quality products and is committed to continuously improving the quality of its products and processes. An aggressive focus on product quality has reduced Tokheim's defect rate (measured in parts per million) by approximately 90% since 1995. One important element in reducing the defect rate has been the Company's effort to satisfy the standards for ISO-9000 certification at its manufacturing facilities. The International Organization for Standardization awards ISO-9000 certification on a facility-by-facility basis to manufacturers that adhere to strict quality standards. Companies must maintain these standards and supply supporting documentation to retain their ISO certification, and certified facilities are audited regularly. Independent third party registrars must nominate candidates for certification. Most of the Company's manufacturing facilities are ISO-9000 certified, and the Company is actively seeking certification for the uncertified manufacturing facilities.

  Another important aspect of the Company's efforts to improve quality is its automated computerized dispenser tester ("CDT"). The CDT monitors all fluid paths to detect leakage and, simulating real-world conditions, tests displays, keypads, valves, pulsers, totalizers, card readers, cash acceptors, printers, vapor recovery systems and other critical dispenser components. After each testing cycle, technicians review the data for any potential corrective actions. The CDT is networked to the Company's mainframe computer, allowing instantaneous access from the order entry, engineering, customer service and quality assurance departments, and permitting close monitoring of the manufacturing process.

  The Company has been recognized by third parties for its commitment to quality. In September 1998, the Company received the Manufacturer of the Year Award from the 1,639 member Petroleum Equipment Institute ("PEI"). The Manufacturer of the Year Award is the top honor presented by PEI each year. This award recognizes the Company's commitment to marketing through distributors, competitive pricing, honest business practices, good product availability and responsive customer service. 1998 was the third consecutive year the Company was recognized. In 1997 and 1996, the Company was one of five recipients (out of 350 candidates) of PEI's Circle of Excellence Award. The Company's principal manufacturing facility in Fort Wayne, Indiana and its electronic assembly plant in Washington, Indiana each received the 1996 State of Indiana Quality Improvement Award.

Supplies

  The principal raw materials essential to the Company's business are flat sheet steel, aluminum, copper tubing, iron castings and electronics, POS systems, and computer components, all of which are generally available through competitive sources of supply. At its U.S. facilities, the Company's purchasing strategy, which includes a comprehensive supplier quality assurance component, seeks to ensure that inventories are purchased at the lowest total cost-of-quality. In making purchasing decisions, the Company considers the quality of performance of the required items, as well as the supplier's delivery responsiveness and prices. The Company has significantly reduced the number of suppliers it uses to develop more effective relationships with the remaining suppliers. The Company has also implemented point-of-use programs so that supplies are delivered directly to the proper usage points at the factory or to a storage facility.

Properties

  The Company owns properties in: Fort Wayne, Indiana; Fremont, Indiana; Washington, Indiana; Lansdale, Pennsylvania; Brighton, Ontario, Canada; Kya Sand, Randburg, South Africa; Glenrothes, Scotland; Weilheim, Germany; Grentheville, France; Scurzolengo, Italy; Abidjan, Ivory Coast; Bonham, Texas; Dundee, Scotland; and Bladel, Holland. The Company leases properties in:
Greenwood Village, Colorado; Tremblay, France; Casablanca, Morocco; Solothurn, Switzerland; West Sussex, United Kingdom; Vilvoorde, Belgium; Barcelona, Spain; La Soukra, Tunisia; Dakar, Senegal; Douala, Cameroon; Leiderdorp, the Netherlands; Scurzolengo, Italy; and additional sites in France, Austria, Denmark, Norway, Great Britain, Czech Republic, Slovakia, Hungary, Italy, Spain, Switzerland, Ireland, the Netherlands, Germany, Poland and the U.S. The majority of the Company's manufacturing operations are concentrated in the following cities: Fort Wayne, Indiana; Washington, Indiana; Lansdale, Pennsylvania; Grentheville, France; Kya Sand, Randburg, South Africa; Glenrothes, Scotland; Turnhout, Belgium; Bladel, the Netherlands; Dundee, Scotland; and Bonham, Texas. The Company recently announced that it will close the facilities in Glenrothes, Scotland and Bonham, Texas. The Company believes that it has sufficient production capacity to meet demand over the next several years. The Company also owns an engineering and design center and a corporate office building in Fort Wayne, Indiana. The remaining properties owned or leased by the Company are primarily for warehouse space or sales and service except that the Colorado facility is for software development. The Company is currently holding for sale facilities in Falaise, France, Jasper, Tennessee and Atlanta, Georgia, as well as a 109-acre tract of unimproved land located in Fort Wayne, Indiana. The Company has entered into a contract for the sale of 34 acres of the 109-acre tract of unimproved land.

Employees

  As of February 28, 1999, the Company employed approximately 4,700 persons. Most employees are involved in manufacturing and production, with the balance engaged in administration, sales and clerical work. In the United States, approximately 500 of the employees are union members covered by collective bargaining agreements. The collective bargaining agreement covering factory employees expires in 2003, and the collective bargaining agreement covering office employees expires in 2000. The Company believes its relationship with its employees is good. It has not recently experienced any work stoppages at its facilities, and has been able to extend or renegotiate its collective bargaining agreement without disrupting production.

Research and Development

  The Company continually seeks to enhance its existing product lines to offer increased functionality in new or existing products and has dedicated research and engineering staffs. The Company, not including the RPS Division for 1997 and 1996, spent approximately $21.1 million, $18.3 million and $15.9 million in 1998, 1997 and 1996, respectively, to improve existing products and manufacturing methods, develop new products and pursue other applied research and development. The RPS Division spent $16.6 million and $15.9 million in 1996 and 1997, respectively. The Company has also begun to form exclusive relationships with the MOCs to develop products that meet their specific needs and with electronics companies to develop advanced technologies.

  The Company revamped its product development process in 1996 to incorporate formal product development procedures. Each project now includes a cross-functional team of representatives from the engineering, manufacturing, quality, marketing, customer service, finance and service parts departments. The team reviews the project from a variety of aspects, including financial impact, design and production implications, and required after-sale support.

Legal Proceedings

  The Company is defending various claims and legal actions, including claims relating to the U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and other environmental laws, product liability and various contract and employee matters. The Company believes that the outcome of such pending claims will not, individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or result of operations.

  The Company owns or leases, and has in the past owned or leased, numerous properties that for many years have been used in industrial and manufacturing operations. Although the Company has in the past utilized operating and disposal practices that were standard for the industry at the time, hazardous substances may have been disposed of or released on or under the properties owned or leased by the Company, or on or under other locations where such wastes have been taken for disposal. The Company currently owns a facility near Atlanta, Georgia that was previously used to refurbish gasoline dispensers. As part of this operation, chlorinated solvents were inadvertently released to the soil and groundwater through the facility septic system. Migration of these releases has caused solvent concentrations above background levels in the groundwater under an adjacent residential property. The Company has completed the cleanup of this release under the oversight of the Georgia Environmental Protection Division of the Georgia Department of Natural Resources and is currently monitoring the property to ensure that additional cleanup work is not necessary.

  The Company has reached a tentative settlement with respect to certain environmental liabilities under an indemnity provision of a sale agreement concerning the sale of the die casting facility of a former subsidiary to a third party. Pursuant to the settlement agreement, the Company will repurchase the real property and will enter into a leaseback agreement with the third party. The Company has agreed to place the facility in the state site remediation program. Based on the Company's environmental consultant's report, the Company presently does not anticipate any material costs at the facility.

Regulation

  The Company's operations are subject to national, regional and local laws and regulations, including those concerning product safety, weights and measures, and pollution and protection of the environment.

  Product Safety. In the United States, the Company's products are subject to standards set by Underwriters' Laboratories ("UL"). Standards for petroleum product dispensers govern design features such as frame sturdiness, corrosion resistance and hydrostatics of various parts. UL standards also apply to electronic devices used in the Company's dispensers. Other countries often either accept UL product standards or observe the standard of a comparable body including the Canadian Standards Association and the British Approval Service for Electrical Equipment and Flammable Atmosphere and Organization of International Meteorology League ("OIML") in Europe. Individual countries may vary the standards created by these groups.

  Weights and Measures. Meters and displays must meet certain accuracy standards. In the United States, "Handbook 44" from the National Institute on Weights and Measures, which all states have adopted, sets forth those standards. The standards generally require that the meter accurately measure the amount of fuel pumped to within 0.4%. Meters must be able to measure output at varying flow rates, ranging from almost zero to fifteen gallons per minute. Also, pumps must eliminate most of the vapor from the fuel to ensure that what is being measured is fuel. Dispensers in the U.S. are typically inspected every year by state inspectors. Outside the United States, similar standards govern meters and displays. Standards set by OIML are generally accepted throughout Europe, including in France.

  Environment. The Company's operations and properties are subject to a variety of complex and stringent federal, state, and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of the Company's operations exposes it to the risk of claims with respect to such matters. There can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws and regulations, and liability for known environmental claims pursuant to such laws and regulations, will not have a material adverse effect on the Company's financial condition or results of operations. However, future events, such as new information, changes in existing laws and regulations or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
Note 18 to the Consolidated Financial Statements of Tokheim Corporation and Subsidiaries, "Contingent Liabilities."

  CERCLA, also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the releases and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury or property damages allegedly caused by the hazardous substances released into the environment. In addition, where the Company has sold properties used in its prior manufacturing operations, it may have contractual obligations to the new owner to remediate environmental contamination on the site arising from prior operations.

  The Company also generates or has in the past generated waste, including hazardous waste, that is subject to the federal Reserve Conservation and Recovery Act ("RCRA") and comparable state statutes. The U.S. Environmental Protection Agency ("EPA") and various state agencies have promulgated regulations that limit the disposal options for certain hazardous and nonhazardous waste. Such regulations may also require corrective action with respect to contamination of facilities caused by the past handling of industrial waste.

  Although no assurances can be given in this regard, the Company does not believe that any environmental cleanup activities will have a material adverse effect on its financial condition or results of operations.

  Environmental regulations also affect the Company's customers, their spending and their demand for the Company's products. In the United States, a number of states have adopted standards for the recovery of vapor coming from the nozzle as fuel is pumped. The most rigorous standards are those set by the California Air Resources Board ("CARB"), which has become the de facto governing body of such standards in the U.S. CARB's standards apply to vapor recovery systems on the nozzle. In general, a product that meets CARB's standards will pass the tests of other states. More recently, the U.S. federal government promulgated rules that required many gas stations to upgrade their underground tanks and pipes (to use various corrosion preventing tanks, pipes, materials or devices, self-containing mechanisms including an interior lining, and leak detection devices or tests) by the end of 1998. Since these gas stations temporarily closed to comply with these regulations, the Company believes that many choose to replace their aging gas pumps at the same time. The international operations of the Company and its customers are also subject to various environmental statutes and regulations of the countries in which they operate. In addition, many of the countries in which the Company and its customers operate are members of the European Union, which has promulgated and continues to promulgate environmental directives and regulations. Generally, these requirements are no more restrictive than those in effect in the United States. Although environmental protection and safety laws in the countries in which the Company manufactures and sells its products have an effect on product design, they apply equally to the Company's competitors and have not had, nor are they expected to have, a material adverse effect on the Company's competitive position. Environmental laws and regulations also significantly affect the Company's customers and their spending levels on Company products. See "Risk Factors--Risks Associated with the Operation of the Business--Dependence on Retail Petroleum Industry," "Risk Factors--Government Regulation-- Environmental" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Since 1989, the RPS Division has conducted, with the assistance of an outside environmental consulting firm, extensive investigations on the Bladel site located in the Netherlands. These investigations have evidenced a significant level of soil and groundwater contamination with mineral oil and aromatic and chlorinated hydrocarbons. The RPS Division prepared a remediation plan for cleaning the premises in 1997. Before implementing the plan, the RPS Division has requested that local governmental authorities confirm that no further liabilities for any existing soil contamination will arise for the RPS Division in the future. Discussions between the RPS Division and the local governmental authorities are currently in process. The total capital cost of remediation measures is estimated to be $1.5 million, to be spent over three years. Operation and related costs for a groundwater treatment system could extend beyond eight years which is the period during which Schlumberger has agreed to arrange for and bear the cost for remediation and monitoring for known soil and groundwater contamination at Bladel.

  In addition to Bladel, pursuant to the terms of the purchase agreement, Schlumberger is required to arrange for and bear the cost of monitoring and remediating the soil and ground water contamination that Schlumberger knows of or discovers within a set period of time after the Acquisition, subject to a deductible limit of $700,000. Schlumberger is to take actions required to address this contamination in accordance with applicable environmental laws and under the oversight and with the approval of the appropriate governmental authorities.

                                   MANAGEMENT

Directors

  The following table sets forth certain information and ages as of February 26, 1999 regarding each of the Company's directors and executive officers:

     Name                Age                       Position
     ----                ---                       --------
Douglas K. Pinner.......  58 Chairman of the Board, President and
                             Chief Executive Officer
Gerald H. Frieling,       68 Vice Chairman of the Board
 Jr.....................
John A. Negovetich......  53 Executive Vice President, Finance and Administration,
                             and Chief Financial Officer
Norman L. Roelke........  49 Vice President, Secretary and General Counsel
Jacques St. Denis.......  41 Executive Vice President, Operations
Scott A. Swogger........  46 President, Tokheim U.S.
Walter S. Ainsworth.....  70 Director
Robert M. Akin, III.....  63 Director
James K. Baker..........  67 Director
B. D. Cooper............  56 Director
Richard W. Hansen.......  61 Director
Leo J. Hawk.............  66 Director
Dr. Winfred M.            58 Director
 Phillips...............
Ian M. Rolland..........  65 Director

  Douglas K. Pinner has been President and Chief Executive Officer since 1992, a Director since 1993 and Chairman of the Board since 1996.

  Gerald H. Frieling, Jr. has been Vice Chairman of the Board since 1996. From 1991 to 1996, he was Chairman of the Board. From 1991 to 1992, Mr. Frieling was Chief Executive Officer. Previously, he was Chairman of the Board, President and Chief Executive Officer of National-Standard, a diversified manufacturer of specialty wire, metal products and machinery. He is also a director of CTS Corporation.

  John A. Negovetich has been Executive Vice President, Finance and Administration and Chief Financial Officer since 1998. From 1996 to 1998, Mr. Negovetich was President, Tokheim North America. Form 1996 to 1997, Mr. Negovetich was Chief Financial Officer, Tokheim North America. From 1993 to 1995, Mr. Negovetich was Vice President, Finance, Chief Financial Officer and a member of the Board of Ardco, Inc.

  Norman L. Roelke has been Vice President and General Counsel of Tokheim since 1994 and Secretary since 1995. From 1987 to 1994, Mr. Roelke served as Corporate Counsel and Assistant Secretary.

  Jacques St. Denis has been Executive Vice President, Operations since 1998. From 1996 to 1998, he served as President and Director General of Tokheim-Sofitam S.A. (the Company subsidiary that was formerly Sofitam). During 1996, he served as Vice President, Tokheim International. From 1995 to 1996, Mr. St. Denis was Director of Export and International Operations for the Company. From 1994 to 1995, he was Tokheim's Director of Marketing, and from 1993 to 1994, he was Director of Worldwide Services. Previously, Mr. St. Denis served as Managing Director of European Operations, and National Sales and Marketing Director, USA, for Babson Brothers Company.

  Scott A. Swogger has been President, Tokheim U.S., since 1997. From 1995 to 1997, he served as Vice President, Quality Systems. From 1994 to 1995, he was Tokheim's Director of Quality Assurance. Previously, he served as the Company's Senior Manager of Quality Assurance.

  Walter S. Ainsworth has been a Director since 1992. Before retiring in 1992, he served as President and Chief Executive Officer of Phelps Dodge Magnet Wire Company, an international producer of magnet wire, and as Senior Vice President of Phelps Dodge Corp. He is also a director of Fort Wayne National Corporation.

  Robert M. Akin, III has been a Director since 1993. Before his retirement in 1995, he served as President and Chief Executive Officer of Hudson Wire Company d/b/a Hudson International Conductors, a manufacturer of speciality wire products that became a subsidiary of Phelps Dodge Corp.

  James K. Baker has been a Director since 1993. Before his retirement in 1998, Mr. Baker served as Vice Chairman of the Board of Arvin Industries, Inc., a global manufacturer of automotive products. Previously, he was Chairman and Chief Executive Officer of Arvin Industries, Inc. Mr. Baker is also a director of First Chicago NBD Corp., Amcast Industrial Corp., the GEON Company and CINergy Corp.

  B.D. Cooper has been a Director since 1993. Mr. Cooper is Chairman of the Board of P.E.S. Inc., which sells and distributes petroleum equipment to the petroleum industry. He is also a director of Delhi Bancshares and Chairman of the Board of Heritage Banks.

  Richard W. Hansen has been a Director since 1995. Before his retirement in 1996, Mr. Hansen served as Chairman, President and Chief Executive Officer of Furnas Electric Company, a leading manufacturer of industrial electrical and electronic motor control products.

  Leo J. Hawk has been a Director since 1998. Since 1992, Mr. Hawk has been Chairman of the Board of Superior Metal Products, Inc. which manufactures functional and decorative hardware for major appliance, office furniture and automotive industries.

  Dr. Winfred M. Phillips has been a Director since 1986. Dr. Phillips is Dean of the College of Engineering and Associate Vice President, Engineering and Industrial Experiment Station of the University of Florida.

  Ian M. Rolland has been a Director since 1981. Before his retirement in 1998, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation, which provides life insurance and annuities, property-casualty insurance and related services through its subsidiary companies. He is also a director of NIPSCO Industries, Inc. and Norwest Corporation.

                             PRINCIPAL SHAREHOLDERS

Management Ownership

  The following table sets forth, as of February 26, 1999, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise noted:

                   Amount and Nature of Beneficial Ownership

                                           Common
                                           Stock  Preferred Exercisable Percent
                             Common        in the Stock in     Stock      of
            Name              Stock         RSP    the RSP    Options    Class
            ----             -------       ------ --------- ----------- -------
Walter S. Ainsworth.........   6,414(1)      --       --         --         *
Robert M. Akin, III.........   8,800         --       --         --         *
James K. Baker..............   3,600         --       --         --         *
B. D. Cooper................   3,800(2)(3)   --       --         --         *
Gerald H. Frieling, Jr......   8,400         --       --         --         *
Richard W. Hansen...........  27,400         --       --         --         *
Leo J. Hawk.................   8,000         --       --         --         *
John A. Negovetich..........  10,500         379      600     22,500        *
Winfred M. Phillips.........   5,600         --       --         --         *
Douglas K. Pinner...........  79,034       4,305    1,940     26,250        *
Norman L. Roelke............   5,464         728    2,780     22,000        *
Ian M. Rolland..............   6,125         --       --         --         *
Jacques St-Denis............  11,897         424    1,733     20,000        *
Scott A. Swogger............     --          323    1,254      7,750        *
Executive Officers and
 Directors as a Group (14
 persons)................... 185,034       6,159    8,307     98,500      2.3

--------
   * Represents less than 1% of the Company's outstanding Common Stock.
(1) In addition, Catherine Ainsworth, Mr. Ainsworth's wife, owns 478 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.
(2) In addition, Barbara Cooper, Mr. Cooper's wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.
(3) In addition, P.E.S. Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.

Other Beneficial Owners

  The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's Convertible Preferred Stock:

                                         Amount and
                                         Nature of
Name of Individual                       Beneficial       Class of     Percent of
or Identity of Group                     Ownership         Shares        Shares
--------------------                     ----------    --------------- ----------
National City Bank......................   771,479(1)  Convertible       100.0
 fka Fort Wayne National Bank                          Preferred Stock
 110 West Berry Street
 Fort Wayne, Indiana 46802

Schlumberger Limited.................... 2,526,923(2)  Common Stock       16.6
 42 rue St Dominique
 75007 Paris, France

David L. Babson and Company, Inc........ 1,481,100     Common Stock       11.9
 One Memorial Drive, Suite 1100
 Cambridge, Massachusetts 02142

Dresdner RCM Global Investors........... 1,251,868     Common Stock        9.9
 Four Embarcadero Center
 San Francisco, California 94111

Dimensional Fund Advisors, Inc..........   718,700     Common Stock        5.7
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401

--------
(1) Represents shares of the Company's Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.
(2) Represents shares for which Schlumberger Warrants are exercisable.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

The New Credit Agreement

  Tokheim and certain of its subsidiaries, including certain of the subsidiaries used to acquire the RPS Division (the "Borrowers"), have entered into a credit agreement (the "New Credit Agreement") with The First National Bank of Chicago, as administrative agent (the "Agent"), Credit Lyonnais, as Collateral Agent, and other institutions party thereto (the "Banks"). The New Credit Agreement currently consists of a six year working capital/letter of credit facility in favor of the Borrowers in an aggregate principal amount of $110.0 million and a six year term loan facility in favor of the Company, in an aggregate principal amount of $120.0 million. Pursuant to the New Credit Agreement, $20.0 million of the availability under the working capital facility may be utilized for issuance of standby letters of credit, and $10.0 million of the availability under the working capital facility may be utilized for swing line facilities to be provided to Tokheim and certain of the other Borrowers. The New Credit Agreement will permit borrowings in U.S. dollars, and, if certain additional conditions are met, in French francs, British pounds, Dutch gilders, German deutsche marks and Euros (so long as such non-U.S. currencies are freely traded, readily available and convertible into U.S. dollars) and such other currencies as agreed by each Bank. Each loan requested to be made in a non-U.S. currency which is capable of being made in the Euro will be made in the Euro unless the Agent otherwise consents.

  An additional agreement provides for the assignment of a three year $7.6 million ESOP loan facility with NBD Bank, N.A, and certain other banks (the "ESOP Credit Agreement") to the Agent and the Banks.

  This information relating to the New Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into or to be entered into in connection therewith. The following is a description of the general terms of the New Credit Agreement.

  Indebtedness of the Company under the New Credit Agreement (a) is secured by
(i) a first perfected security interest in and lien on certain of the real and personal property assets of Tokheim (including claims against certain subsidiaries to which Tokheim has made intercompany loans) and Tokheim's direct and indirect material majority-owned U.S. subsidiaries, (ii) a pledge of 100% of the stock of Tokheim's direct and indirect material majority-owned U.S. subsidiaries, and (iii) a pledge of 65% of the stock of Tokheim's first-tier material foreign subsidiaries and (b) is guaranteed by all of Tokheim's direct and indirect material majority-owned U.S. subsidiaries. Certain indebtedness of Tokheim's foreign subsidiaries which are borrowers or become borrowers under the New Credit Agreement will be secured by certain of the personal property of such foreign subsidiaries.

  Indebtedness under the New Credit Agreement bears interest based upon (at the applicable Borrower's option) (i) the Base Rate in the case of U.S. dollar denominated loans (defined as the higher of (x) the applicable prime rate and (y) the federal funds rate (as adjusted pursuant to the New Credit Agreement) plus 0.50%) plus an applicable margin based upon the Company's leverage ratio (with a range of 1.50% to 3.00% for Revolving Loans and 3.00% for term loans) or (ii) the applicable Eurocurrency Rate (as defined in the New Credit Agreement) for a deposit in the currency of, and for a maturity corresponding to, the applicable loan and interest period, plus an applicable margin based upon the Company's leverage ratio (with a range of 2.50% to 4.00% for revolving loans and 4.00% for term loans). The New Credit Agreement contains customary provisions relating to yield protection, availability and capital adequacy.

  The indebtedness under the New Credit Agreement matures as follows: $110.0 million revolving loans--September 30, 2004, and $120.0 million term loans will amortize with payments due on a quarterly basis commencing on February 28, 2000 and with a final principal payment due on September 30, 2004. Indebtedness under the ESOP Credit Agreement will amortize with a final principal payment on July 1, 2001. The unused portion of the commitment under the New Credit Agreement will be subject to a commitment fee in the range of 0.375% to 0.50% depending upon the leverage ratio of the Company.

  The revolving loan commitment under the New Credit Agreement may be voluntarily permanently reduced by the Company in whole or in part on one day's notice without premium or penalty. The Borrower may prepay the term loans subject to a pre-payment penalty if the Borrowers prepay the entire amount of the term loans in the first 3 years after September 30, 1998. The Borrowers will be able to prepay the loans in accordance with the terms of the New Credit Agreement. Subject to the provisions of the New Credit Agreement, the Borrowers will be able to, from time to time, borrow, repay and reborrow under the working capital facility.

  The New Credit Agreement requires an amount equal to all net proceeds from asset sales by Tokheim or any of its subsidiaries (with certain exceptions) to be applied to repay the loans under the New Credit Agreement. The New Credit Agreement also requires the Company to prepay the loans under the New Credit Agreement in an amount equal to (i) all net proceeds from the sale or issuance of debt (with certain exceptions), (ii) all net proceeds from the sale or issuance of equity (with certain exceptions) and (iii) a percentage of Excess Cash Flow (as defined in the New Credit Agreement) for each fiscal year with a range of 50% to 85%, based upon the Company's leverage ratio, commencing with the Company's fiscal year ending November 30, 1999.

  The New Credit Agreement requires the Company to meet certain consolidated financial tests, including minimum level of consolidated net worth, minimum level of EBITDA (as defined in the New Credit Agreement), minimum level of consolidated interest coverage, maximum consolidated leverage ratio and senior leverage ratio and minimum consolidated fixed charge coverage ratio. The New Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, investments, mergers and consolidations, prepayments of certain other Indebtedness (including the Exchange Notes), amendments to certain other Indebtedness (including the Exchange Notes), liens and encumbrances and other matters customarily restricted in such agreements. These covenants are more restrictive than those in favor of holders of the Exchange Notes as described herein and as set forth in the Indentures.

  The New Credit Agreement contains events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-default to certain other indebtedness, certain events of bankruptcy and insolvency, change in control, ERISA, judgment defaults and failure of any guarantee or security agreement supporting the New Credit Agreement to be in full force and effect.

The Schlumberger Junior Subordinated Notes

  To pay part of the consideration for the Acquisition, the Company issued $40.0 million in ten year, 12.0% Schlumberger Junior Subordinated Notes due 2008. Interest on the Schlumberger Junior Subordinated Notes is payable quarterly and in-kind. All existing U.S. subsidiaries have guaranteed, and all future U.S. subsidiaries will guarantee, the Schlumberger Junior Subordinated Notes on a junior subordinated basis with unconditional guarantees that are or will be unsecured and subordinated to senior debt of such subsidiaries.

  The Schlumberger Junior Subordinated Notes are unsecured junior subordinated obligations of the Company and are junior to the Company's senior debt, including the Exchange Notes. The Schlumberger Junior Subordinated Notes were issued under an indenture (the "Junior Indenture") that limits the ability of the Company and its subsidiaries to, among other things: incur indebtedness; pay dividends and make certain other payments; make certain investments; sell certain assets; enter into certain transactions with affiliates; restrict distributions from subsidiaries; incur liens; and consolidate, merge or transfer all or substantially all of its or its subsidiaries' assets.

  Subject to the terms of the Junior Indenture, the Schlumberger Junior Subordinated Notes may be redeemed at any time, in whole or in part, at the option of the Company at a redemption price equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date. Upon a change of control (as defined in the Junior Indenture, and subject to certain conditions set forth in the Junior Indenture), any holder of Schlumberger Junior Subordinated Notes will have the right to cause the Company to repurchase all or any part of the Schlumberger Junior Subordinated Notes of such Holder at a purchase price equal to 101% of the principal amount of the Schlumberger Junior Subordinated Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Schlumberger Junior Subordinated Notes are subject to a registration rights agreement which can be exercised any time after 120 days after their date of issuance.

                    DESCRIPTION OF THE SCHLUMBERGER WARRANTS

  As part of the consideration paid in the Acquisition, the Company issued the Schlumberger Warrants to purchase up to 19.9% of the outstanding shares of the Company's common stock at an exercise price of $.01 per share. The actual number of shares issuable upon exercise is 2,526,923. The Schlumberger Warrants are exercisable for five years beginning January 30, 1999.

  The number of shares of the Company's common stock issuable upon exercise of the Schlumberger Warrants, along with the purchase price of the Schlumberger Warrants, will be further adjusted to reflect any stock splits, stock subdivisions or combinations of the Company's common stock, any reclassification of the Company's common stock, any capital reorganization, merger or consolidation of the Company, any issuance of common stock by the Company, and any issuance of convertible securities by the Company.

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Outstanding Dollar Notes were, and the Dollar Exchange Notes will be, issued under the Dollar Notes Indenture, dated January 29, 1999, among the Company, certain subsidiary guarantors and U.S. Bank Trust National Association, as trustee (the "Dollar Note Trustee"). The Outstanding Euro Notes were, and the Euro Exchange Notes will be, issued under the Euro Notes Indenture, dated January 29, 1999, among the Company, certain subsidiary guarantors and U.S. Bank Trust National Association, as trustee (the "Euro Note Trustee," and together with the Dollar Note Trustee, the "Trustee"). The terms of the Exchange Notes are the same as the terms of the Outstanding Notes, except that (1) the Company registered the Exchange Notes under the Securities Act of 1933, as amended, and their transfer is not restricted like the Outstanding Notes and (2) holders of the Exchange Notes are not entitled to certain rights under the Registration Rights Agreements.

  The Outstanding Notes are, and the Exchange Notes will be, unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company, including the New Credit Agreement, and senior in right of payment to the Schlumberger Junior Subordinated Notes and any Warrant Repurchase Indebtedness.

  The Dollar Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. The Euro Exchange Notes will be issued only in registered form, without coupons, in denominations of (Euro)1,000 and integral multiples thereof. Initially, the Trustee will act as principal paying agent and registrar for the Exchange Notes at its office in New York, New York. The registrar, paying agent and transfer agent (the "Registrar," "Paying Agent," and "Transfer Agent," respectively) are appointed in accordance with the Indentures, and initially are as set forth on the inside back cover page hereof. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"), provided that, for so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause notice of the change in the Transfer Agent in Luxembourg to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any Outstanding Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the applicable Indenture.

  The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indentures, including the definitions of certain terms therein and those terms made a part of the Indentures by reference to the TIA as in effect on the date of the Indentures. Copies of the Dollar Notes Indenture, the Euro Notes Indenture and the Registration Rights Agreements can be obtained by following the instructions contained in this Prospectus under the headings "Where You Can Find More Information" and "Information Incorporated by Reference." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, references to the "Company" include only Tokheim and not its Subsidiaries. For the purposes of the remainder of this section entitled "Description of the Exchange Notes," the terms the "Notes," the "Dollar Notes" and the "Euro Notes" refer to the Exchange Notes, the Dollar Exchange Notes and the Euro Exchange Notes, respectively.

Principal, Maturity and Interest

  The Dollar Notes are limited in aggregate principal amount to $123.0 million and will mature on August 1, 2008. The Euro Notes are limited in aggregate principal amount to (Euro)75.0 million and will mature on August 1, 2008. The Notes will be payable in each case at maturity at par, plus accrued and unpaid interest, if any. Interest on the Dollar Notes will accrue at the rate of 11.375% and interest on the Euro Notes will accrue at the rate of 11.375%. Interest on the Notes will be payable semiannually in cash on each February 1 and

August 1 commencing on August 1, 1999, to the persons who are registered Holders at the close of business on January 15 and July 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the Outstanding Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Where not all of the Notes represented by a certificated Note are the subject of a transfer, a new certificated Note in respect of the principal amount of the Notes that have not been so transferred will be issued to the transferor and will be available at the office of the Registrar in New York City or at the office of the Transfer Agent in Luxembourg, if any, as applicable.

  With respect to the Dollar Notes, payments of principal, premium, if any, and interest will be made (on presentation of such Notes if in certificated form) at the corporate trust office of the Paying Agent in New York City or, subject to any applicable laws and regulations, at the office of either the Paying Agent in Luxembourg (if the Notes are listed on the Luxembourg Stock Exchange) or the Paying Agent in London by United States dollar check drawn on, or wire transfer to a United States dollar account maintained by the Holder with, a bank located in New York City. Payments of any installment of interest on the Dollar Notes will be made by a United States dollar check drawn on a bank in New York City mailed to the Holder at such Holder's registered address or (if arrangements satisfactory to the Company and the Paying Agents are made) by wire transfer to a dollar account maintained by the Holder with a bank in New York City.

  With respect to the Euro Notes, payments of principal, premium, if any, and interest will be made (in the case of payments of principal, on presentation of such Notes if in certificated form) by credit or transfer to a Euro account maintained by the Holder in the place of payment specified by the Holder. Holders of Euro Notes who wish to receive payment in any currency other than Euros must make arrangements at their own expense.

  For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will maintain a Paying Agent and Transfer Agent in Luxembourg. If a payment date is not a Business Day (as defined in the Indentures) at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest shall accrue for the intervening period.

  The Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

  Optional Redemption of Dollar Notes. The Dollar Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

  Optional Redemption of Euro Notes. The Euro Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a notice of redemption of either the Euro Notes or the Dollar Notes to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

  Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the original principal amount of the Dollar Notes issued in the Exchange Offer and up to 35% of the original principal amount of the Euro Notes issued in the Exchange Offer, each at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the original principal amount of the Dollar Notes issued in the Exchange Offer or the Euro Notes issued in the Exchange Offer, as the case may be, remains outstanding immediately after any such redemption and the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

Selection and Notice of Redemption

  In the event that less than all of the applicable Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or (Euro)1,000, as the case may be, or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC, Euroclear and Cedel Bank procedures, as applicable), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agents in New York, London and Luxembourg (if the Notes are listed on the Luxembourg Stock Exchange) funds in satisfaction of the applicable redemption price pursuant to the Indentures.

Subordination

  The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt, whether outstanding on the Issue Date or thereafter incurred. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, by the Company or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition by the Company or any of its Subsidiaries of any of the Notes for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to the provisions described under "--Legal Defeasance and Covenant Defeasance" below) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property.

  In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instruments creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof, and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions described under "--Legal Defeasance and Covenant Defeasance" below) with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement of the Blockage Period, and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). The occurrence of a Blockage Period will not prevent the occurrence of an Event of Default.

  By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.

  The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt of the Company, including the Company's obligations under the New Credit Agreement and to all indebtedness and other obligations of the Company's Subsidiaries. As of February 28, 1999 the Company had approximately $212.4 million of Senior Debt, substantially all of which was secured by the assets of the Company and certain of its subsidiaries. The Notes will rank senior in right of payment to the Schlumberger Junior Subordinated Notes and any Warrant Repurchase Indebtedness. See "Risk Factors--Debt Financing Risks--Substantial Leverage and Variable Interest Rates" and "Risk Factors--Debt Financing Risks--Subordination."

Subsidiary Guarantees

  The Company's payment obligations under the Notes will be fully and unconditionally, jointly and severally guaranteed (the "Subsidiary Guarantees") on a senior subordinated basis by the Guarantors. As of the date of issuance of the Notes, the Guarantors are: Envirotronic Systems, Inc.; Gasboy International, Inc.; Management Solutions, Inc.; Sunbelt Hose & Petroleum Equipment, Inc.; Tokheim Automation Corporation; Tokheim Equipment Corporation; Tokheim Investment Corp.; Tokheim RPS, LLC; and Tokheim Services LLC. The Subsidiary Guarantee of each Guarantor with respect to the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of the Guarantor Senior Debt to the same extent that the Notes are subordinated to Senior Debt of the Company. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Debt Financing Risks--Fraudulent Conveyance."

  Under the Indentures, so long as no Default or Event of Default has occurred and is continuing, if the sale or disposal of all of a Guarantor's assets or its capital stock in accordance with the terms of the Indentures constitutes an Asset Sale, then that Guarantor or the entity acquiring its property will be released and relieved of any obligations under its Subsidiary Guarantee. However, the Net Cash Proceeds of any such sale or other disposition must be applied in accordance with the Indentures. See "--Certain Covenants--Limitation on Asset Sales."

Change of Control

  The Indentures provide that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

  The Indentures provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness and terminate all commitments under the New Credit Agreement and all other Senior Debt whose terms require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below.

  Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of the Change of Control Offer. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent, including, if applicable, the Paying and Transfer Agent in Luxembourg, at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the New Credit Agreement will restrict the ability of the Company to make a Change of Control Offer, and a Change of Control may result in an Event of Default under the New Credit Agreement.

  Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indentures described herein on the ability of the Company and its Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indentures may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indentures, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indentures by virtue thereof.

Certain Covenants

  The Indentures contain, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00 if incurred on or prior to the second anniversary of the Issue Date or greater than 2.25 to 1.00 if incurred thereafter.

  Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any Investment (other than Permitted Investments) or
(d) repurchase or redeem the Schlumberger Junior Subordinated Notes, the Schlumberger Warrants, any Warrant Repurchase Indebtedness or Refinancing Indebtedness the proceeds of which are used to repurchase or redeem the Schlumberger Junior Subordinated Notes, the Schlumberger Warrants or any Warrant Repurchase Indebtedness (other than a repurchase or redemption using proceeds of Refinancing Indebtedness), or make any cash payments of interest thereon during (l) a Blockage Period in effect with respect to any such junior Indebtedness or (2) the time when the Company could, by the terms of such Indebtedness, otherwise defer such interest or pay such interest in-kind, (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "--Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Earnings (or if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments), provided that such Investment was made after the Issue Date; plus (z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company after the Issue Date from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes or from a sale as described in clause (2) (ii) of the next succeeding paragraph).

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; or (2) the acquisition of any shares of Capital Stock of the Company or of any of the Indebtedness described in clause (d) of the immediately preceding paragraph, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding, in the case of clause 2(ii), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); or (3) dividends on, and redemptions of, the shares of the Company's preferred stock held by the trust of the Company's retirement savings plan in accordance with the terms thereof on the date of the Indentures; (4) payments to redeem or repurchase stock or similar rights from management of the Company in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million; or (5) the purchase, redemption or acquisition of the Schlumberger Warrants with proceeds from the issuance of Warrant Repurchase Indebtedness; or (6) the purchase, redemption, acquisition, or refinancing of the Schlumberger Junior Subordinated Notes with Refinancing Indebtedness. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
(iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (4) and (5) shall be included in such calculation.

  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indentures and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

  Limitation on Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) with respect to Asset Sales by the Company or any Wholly Owned Subsidiary of the Company, at least 80% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof (A) to prepay any Senior Debt or Indebtedness of any Subsidiary of the Company, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

  Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and the remainder in cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the immediately preceding paragraph.

  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indentures. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and the Luxembourg Stock Exchange will be advised of the Net Proceeds Offer. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 or (Euro)1,000, as the case may be, in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indentures, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indentures by virtue thereof.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay or guarantee any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indentures; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) the New Credit Agreement or the ESOP Credit Agreements; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or
(6).

  Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

  Limitation on Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Notes and the Subsidiary Guarantees; (D) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indentures and which has been incurred in accordance with the provisions of the Indentures; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any Senior Debt of the Company. The Guarantors will not incur or suffer to exist Indebtedness that is senior in right of payment to any Subsidiary Guarantees and subordinate in right of payment to any Guarantor Senior Debt.

  Merger, Consolidation or Sale of Assets of the Company. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant contained in the Notes, the Indentures and the Registration Rights Agreements to be performed or observed on the part of the Company; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indentures and that all conditions precedent in the Indentures relating to such transaction have been satisfied.

  The Indentures provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures and the Notes with the same effect as if such surviving entity had been named as such.

  Each Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the Indentures in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Subsidiary Guarantee; (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor of the Company need only comply with clause (iv) of the first paragraph of this covenant.

  Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

  (b) The restrictions set forth in clause (a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries; provided such transactions are not otherwise prohibited by the Indentures; (iii) Restricted Payments permitted by the Indentures; (iv) transactions permitted by, and complying with, the provisions of the covenant described under "Merger, Consolidation and Sale of Assets of the Company" above; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indentures which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and (vii) intercompany loans or capital contributions from the Company or any Subsidiary to any of the Company's Subsidiaries; provided such loans are otherwise in compliance with the terms of the Indentures.

  Reports to Holders. The Indentures provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act. The Indentures further provide that, notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with, such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA (S) 314(a). For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of all reports and information described above will be available during normal business hours at the office of the Transfer Agent in Luxembourg.

  Additional Subsidiary Guarantees. The Indentures provide that the Company will cause any current and future Subsidiary of the Company that Guarantees any Senior Debt of the Company or Indebtedness of the Company that is subordinated to the Notes to simultaneously execute and deliver supplemental indentures pursuant to which it will become a Guarantor under the Indentures.

  Limitation on Amendments to Schlumberger Junior Subordinated Notes and Warrant Repurchase Indebtedness. The Indentures provide that the Company shall not amend the indentures or other agreements governing the terms of the Schlumberger Junior Subordinated Notes or Warrant Repurchase Indebtedness, or any Refinancing Indebtedness thereof, in any way adverse to the Holders of the Notes.

Events of Default

  The following events are defined in the Indentures as "Events of Default":

    (a) the failure to pay interest on, or Liquidated Damages (if any) with respect to, any Notes when the same become due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indentures);

    (b) the failure to pay the principal on the Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by the subordination provisions of the Indentures;

    (c) a default in the observance or performance of any other covenant or agreement contained in the Indentures which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Dollar Notes or the Holders of at least 25% of the outstanding principal amount of the Euro Notes, as the case may be, (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets of the Company" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (d) there shall be a default under any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

    (e) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

    (f) except as permitted by the Indentures, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; or

    (g) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

  If an Event of Default (other than an Event of Default specified in clause
(g) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Dollar Notes or the Holders of at least 25% in principal amount of the outstanding Euro Notes, as the case may be, may declare the principal of and accrued interest on all the Dollar Notes or the Euro Notes, as the case may be, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Agreement or the ESOP Credit Agreements, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Agreement or the ESOP Credit Agreements or 5 business days after receipt by the Company and the Representative under the New Credit Agreement or the ESOP Credit Agreements of such Acceleration Notice. If an Event of Default specified in clause (g) above with respect to the Company occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Indentures provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the outstanding Dollar Notes or the Euro Notes, as the case may be, may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (g) of the description of Events of Default above, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in aggregate principal amount of the applicable Notes then outstanding may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a Default in the payment of the principal of or interest on any applicable Notes.

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

  Holders of the Notes may not enforce the applicable Indenture or the Notes except as provided in the applicable Indenture and under the TIA. Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the applicable Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the applicable Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding applicable Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  Under the Indentures, the Company will be required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

  Under each Indenture the Company may, at its option and at any time, elect to have its obligations, and the obligations of the Guarantors, discharged with respect to any outstanding Notes under such Indenture and the related Subsidiary Guarantees ("Legal Defeasance"). Such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding applicable Notes and any Subsidiary Guarantees, except for (i) the rights of Holders of outstanding applicable Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes concerning issuance of temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the applicable Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Guarantor released with respect to certain covenants that are described in the Indentures ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to such Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance under the applicable Indenture, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the applicable Holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the applicable Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal

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

Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the applicable Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with (except that the opinion of counsel shall speak only to clauses (ii), (iii) and (v) above).

  The Company in its sole discretion can defease the Dollar Notes and/or the Euro Notes.

Satisfaction and Discharge

  Each Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes issued under such Indenture, as expressly provided for in the Indentures), and the Company and the Guarantors will be discharged from their obligations under the Notes and the Subsidiary Guarantees when: (i) either (a) all the applicable Notes theretofore authenticated and delivered (except mutilated, lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and therafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all applicable Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the stated maturity or redemption date, as the case may be; (ii) the Company has paid or caused to be paid all other sums payable under the applicable Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture have been complied with.

Modification of the Indentures

  From time to time, the Company, the Guarantors and the Trustee, without the consent of the applicable Holders, may amend either Indenture for certain specified purposes, including, without limitation, curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the applicable Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indentures may be made with the consent of the applicable Holders of a majority in principal amount of the then outstanding applicable Notes, except that, (A) without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of applicable Notes whose applicable Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any applicable Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any applicable Notes, or change the date on which any applicable Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any applicable Notes payable in money other than that stated in the applicable Notes; (v) make any change in provisions of the applicable Indenture protecting the right of each applicable Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due date thereof or to bring suit to enforce such payment; (vi) modify or change any provision of the applicable Indenture or the related definitions affecting the subordination or ranking of the applicable Notes in a manner which adversely affects the applicable Holders; provided, however, that it is understood that any amendment, the purpose of which is to

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

permit the incurrence of additional Indebtedness under the applicable Indenture shall not be construed as adversely affecting the ranking of the applicable Notes or (vii) make any change to the Subsidiary Guarantees in any manner that adversely affects the rights of the applicable Holders and (B) without the consent of Holders of not less than 66 2/3% in aggregate principal amount of Dollar Notes then outstanding, in the case of the Dollar Notes Indenture, or Holders of not less than 66 2/3% in aggregate principal amount of Euro Notes then outstanding, in the case of the Euro Notes Indenture, no such amendment, supplement or waiver may amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

Governing Law

  Each Indenture provides that it and the applicable Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

The Trustee

  Each Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the applicable Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the applicable Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

  Each Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

  Anyone who receives this Prospectus may obtain a copy of the Indentures and Registration Rights Agreements without charge by writing to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana, 46845 Attention:
Executive Vice President, Finance and Administration and Chief Financial Officer. In addition, the Company filed the Registration Rights Agreements as exhibits to its Form 10-K filed with the SEC on March 1, 1999. The Company filed the Indentures in substantially final form as exhibits to its Form 10-K filed with the SEC on March 1, 1999, and will file the Indentures in final form as exhibits to the registration statement of which this Prospectus forms a part. See the section in this Prospectus entitled "Where You Can Find More Information" for information regarding how to obtain documents from the SEC.

Form of Notes, Clearance and Settlement

  The Outstanding Dollar Notes are, and the Dollar Exchange Notes will be, represented by one or more notes in registered, global form (the "Dollar Global Notes"). The Dollar Global Notes will be deposited on the date of the acceptance for exchange of the Outstanding Dollar Notes and the issuance of the Dollar Exchange Notes (the "Closing Date") with the Trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC Participants and indirect participants (each as defined below) including, without limitation, Morgan Guaranty

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

Trust Company of New York, Brussels office, as operator (the "Euroclear Operator") of Euroclear, and Cedel Bank. The Outstanding Euro Notes are, and the Euro Exchange Notes will be, represented by a note in registered, global form (the "Euro Global Note," and together with the Dollar Global Notes, the "Global Notes"). The Euro Global Note will be deposited on the date of the acceptance for exchange of the Outstanding Euro Notes and the issuance of the Euro Exchange Notes with the Paying Agent in London as common depositary (such capacity, the "Common Depositary") for Euroclear and Cedel Bank. The Euro Exchange Notes will not be eligible for clearance through DTC, except indirectly through DTC's participation in Euroclear or Cedel.

  Except in the limited circumstances set forth below, Notes in certificated form will not be issued.

  Investors who purchased Outstanding Euro Notes pursuant to Rule 144A and investors who purchased Outstanding Euro Notes pursuant to Regulation S who exchange their Outstanding Euro Notes for Euro Exchange Notes in the Exchange Offer will each hold their interests through the Euro Global Note.

 Depositary Procedures

  DTC. DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons who have accounts with it ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("indirect participants").

  Euroclear and Cedel. The Company understands as follows with respect to Euroclear and Cedel Bank: Euroclear and Cedel Bank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Cedel Bank each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Each of Euroclear and Cedel Bank can settle securities transactions in any of more than 30 currencies, including Euros. Euroclear and Cedel Bank each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Cedel Bank have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other. Account holders in both Euroclear and Cedel Bank are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Cedel Bank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system. An account holder's overall contractual relations with either Euroclear or Cedel Bank are governed by the respective rules and operating procedures of Euroclear or Cedel Bank and any applicable laws. Both Euroclear and Cedel Bank act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with any persons who are not direct account holders.

  Dollar Notes. With respect to the Dollar Global Notes, DTC has advised the Company that pursuant to procedures established by it, (i) upon initial deposit of a Dollar Global Note, DTC will credit the accounts of DTC Participants, designated by the Dollar Exchange Agent, with portions of the principal amount of such Dollar Global Note deposited, (ii) for DTC participants, initial ownership of interests in such Dollar Global Notes will be shown on, and the transfer of ownership thereof will be effected through, records maintained by DTC and (iii) for non-DTC participant owners, ownership interests in such Dollar Global Notes will only be shown on, and the transfer of ownership thereof will only be effected through, the records of the DTC participants, including Euroclear and Cedel Bank, or others through which they hold their account. All interests in a Dollar Global Note deposited with DTC, including those held through Euroclear or Cedel Bank, are subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank are also subject to the procedures and requirements of such system.

  Euro Notes. With respect to the Euro Global Note, investors who hold accounts with the Euroclear Operator or Cedel Bank may acquire, hold and transfer security entitlements with respect to the Euro Global Note against the Euroclear Operator or Cedel Bank and their respective property by book-entry to accounts with the Euroclear Operator or Cedel Bank, each of which has an account with the Common Depositary and subject at all times to the procedures and requirements of Euroclear or Cedel Bank, as the case may be. "Security entitlement" means the rights and property interests of an accountholder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with the Euroclear Operator or Cedel Bank may acquire, hold and transfer security entitlements with respect to the Euro Global Note against the securities intermediary and its property with which such investors hold accounts by book-entry to accounts with such securities intermediary, which in turn may hold a security entitlement with respect to the Euro Global Note through the Euroclear Operator or Cedel Bank. Investors electing to acquire security entitlements with respect to the Euro Global Note through an account with the Euroclear Operator or Cedel Bank or some other securities intermediary must follow the settlement procedures of their securities intermediary with respect to the settlement of new issues of securities. Security entitlements with respect to the Euro Global Note to be acquired through an account with the Euroclear Operator or Cedel Bank will be credited to such account as of the settlement date against payment in Euro for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to a Euro Global Note through an account with the Euroclear Operator, Cedel Bank or some other securities intermediary other than in connection with the initial distribution of the Euro Notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

  Except as described below, owners of interests in the Dollar Global Notes and the Euro Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders of Notes for any purpose. So long as DTC (or its nominee) or the Common Depositary, as the case may be, is the registered owner or holder of a Global Note, such party will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indentures and the Notes. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear and Cedel Bank, as the case may be, and their participants or account holders to exercise any rights and remedies of a holder of Notes under the Indentures. Payments of principal and interest on the Global Notes will be made to DTC or its nominee, or to the Common Depositary on behalf of Euroclear and Cedel Bank, as the case may be, as the registered owners thereof.

  The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC, Euroclear and Cedel Bank can act only on behalf of their respective participants or account holders, as the case may be, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments on the Global Notes

  Payments in respect of the principal of, premium, if any, and interest on a Global Note will be made through a paying agent appointed pursuant to the applicable Indenture and will be payable to DTC (or its nominee) or the Common Depositary on behalf of Euroclear and Cedel Bank, as the case may be, each in its capacity as the registered holder of such Notes under such Indentures. Under the terms of the Indentures, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee, or any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the account holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or account holder relating to beneficial ownership interests in the Global Notes, or (ii) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the account holders thereof.

  DTC, Euroclear or Cedel Bank, as the case may be, upon receipt of any such payment, will immediately credit the accounts of their relevant participants or account holders, as the case may be, with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant Global Note, as shown on the records of DTC, Euroclear or Cedel Bank, as the case may be. The Company expects that payments by such participants or account holders, as the case may be, to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or account holders. Neither the Company nor the Trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the Global Notes held by DTC or by the Common Depositary for Euroclear and Cedel Bank.

Transfers of Global Securities and Interests Therein

  Unless definitive securities are issued, (i) the Dollar Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and (ii) the Euro Global Note may be transferred, in whole and not in part, only by Euroclear and Cedel Bank to the Common Depositary, as the case may be, or by the Common Depositary to Euroclear and Cedel Bank, respectively, or to another nominee or successor thereof or a nominee of such successor.

  Transfers of beneficial interests in the Dollar Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Cedel Bank), which are subject to change from time to time. Transfers of beneficial interests in the Euro Global Note will be subject to the applicable rules and procedures of Euroclear and Cedel Bank, as the case may be, and their respective account holders and intermediaries. Any secondary market trading activity in beneficial interests in the Global Notes is expected to occur through the participants or account holders and intermediaries, as the case may be, of DTC, Euroclear and Cedel Bank, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

  No service charge will be made for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Although DTC, Euroclear and Cedel Bank have agreed to certain procedures to facilitate transfers of interests in the Global Notes among participants in DTC and account holders in Euroclear and Cedel Bank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC, Euroclear or Cedel Bank or their respective participants, indirect participants, account holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

  The Company understands that under existing industry practices, if either the Company or the Trustee requests any action of holders of Notes, or if an owner of a beneficial interest in a Global Note desires to give instructions or take an action that a holder is entitled to give or take under the Indentures, DTC, Euroclear or Cedel Bank, as the case may be, would authorize their respective participants or account holders, as the case may be, owning the relevant beneficial interest to give instructions or take such action, and such participants or account holders would authorize indirect participants or intermediaries to give instructions or take such action, or would otherwise act upon the instructions of such indirect participants or intermediaries.

  The Company understands that under existing practices of DTC, Euroclear and Cedel Bank if less than all of the respective class of Notes are to be redeemed at any time, DTC, Euroclear or Cedel Bank, as the case may be, will credit their participants' or account holders' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC, Euroclear or Cedel Bank, as the case may be, deems fair and appropriate, provided that no beneficial interests of less than $1,000 or (Euro)1,000, as the case may be, may be redeemed in part.

Certificated Notes

  Beneficial interests in a Global Note are exchangeable for definitive Notes in registered certificated form only if: (i) in the case of the Dollar Global Notes, DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for such Dollar Global Notes or (y) has ceased to be a "clearing agency" registered under the Exchange Act and, in each case, the Company thereupon fails to appoint a successor depositary within 90 days; (ii) in the case of the Euro Global Note, Euroclear and Cedel Bank are unwilling or unable to continue as depositary for such Euro Global Note and the Company thereupon fails to appoint a successor depositary within 90 days; or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the applicable Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, Euroclear or Cedel Bank, as the case may be, in accordance with their customary procedures. The Notes may not be issued in bearer form.

  In the case of the issuance of certificated Notes in the limited circumstances set forth above, the Holder of any such certificated Note may transfer such Note by surrendering it at the offices or agencies of the Company maintained for such purpose within the City and State of New York, and at the office of the transfer agent in London. Until otherwise designated by the Company, the Company's office or agency in the City and State of New York and London, England, respectively, will be the offices of the Trustee maintained for such purpose. In the event of a partial transfer of a holding of Notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 or 1,000 as the case may be, shall be issued. Each new certificate to be issued shall be available for delivery within ten business days at the office of the Trustee or the transfer agent in London. The cost of preparing, printing, packaging and delivering the certificated Notes shall be borne by the Company.

  The Company shall not be required to register the transfer or exchange of certificated Notes for a period of 15 days preceding (a) the due date for any payment of principal of or interest on the Notes or (b) a selection of Notes to be redeemed. Also, the Company is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any certificated Note, the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law and permitted by the Indentures and the Notes.

  If certificated Notes are issued and a Holder of a certificated Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond sufficient in the judgment of both to protect the Company, the Trustee or any paying agent or authenticating agent appointed pursuant to the Indentures from any loss which any of them may suffer if a Note is replaced must be posted. The Company may charge for its expenses in replacing a Note.

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

  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of the Indentures, the Company in its discretion may, instead of issuing a new Note, pay, redeem or purchase such Note, as the case may be.

Registration Rights; Liquidated Damages

  The Company, the subsidiary guarantors and BT Alex. Brown, Credit Lyonnais Securities, First Chicago Capital Markets, Inc., Gleacher NatWest International, ABN AMRO Incorporated, PaineWebber Incorporated and Schroder & Co. Inc., as initial purchasers in the offering of the Outstanding Notes, entered into a Dollar Registration Rights Agreement and a Euro Registration Rights Agreement (together, the "Registration Rights Agreements"), each dated as of January 29, 1999. Pursuant to the Registration Rights Agreements, the Company and the subsidiary guarantors agreed to file with the Commission a registration statement with respect to the Exchange Notes, of which this Prospectus forms a part (the "Exchange Offer Registration Statement"). If applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 195 days after January 29, 1999, or, under certain circumstances, if the initial purchasers of the Outstanding Notes so request, the Company will at its cost (a) as promptly as practicable, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and
(c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of January 29, 2002 and such time as all of the applicable Outstanding Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the applicable Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of such Outstanding Notes. A holder that sells its Outstanding Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such holder (including certain indemnification obligations).

  The Registration Rights Agreements provide that the Company will, at its own cost, (i) file an Exchange Offer Registration Statement with the Commission within 90 days after January 29, 1999, (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after January 29, 1999 and (iii) use its best efforts to consummate the Exchange Offer within 195 days after January 29, 1999.

  If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreements on or before the date specified in the Registration Rights Agreements for such filing, (b) any of such Registration Statements is not declared effective on or prior to the date specified in the Registration Rights Agreements for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to exchange all applicable Outstanding Notes validly tendered in accordance with the terms of the Exchange Offer on or before the date specified in the Registration Rights Agreements for such exchange (the "Exchange Target Date") with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable for its intended purpose during the periods specified in the Registration Rights Agreements (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages in the form of additional interest ("Additional Interest"). In the case of a Registration Default, Additional Interest shall accrue on the applicable Outstanding Notes over and above the stated interest at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of the Registration Default, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the applicable Outstanding Notes may not exceed in the aggregate 1.0% per annum; provided further, that following the cure of all Registration Defaults, Additional Interest on the applicable Outstanding Notes as a result of such Registration Default shall cease to accrue.

  Any amounts of Additional Interest due in accordance with the immediately preceding paragraph will be payable in cash, on the same original interest payment dates as the applicable Outstanding Notes. The amount of Additional Interest will be determined by multiplying (x) the applicable Additional Interest rate by (y) the principal amount of the applicable Outstanding Notes by (z) a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

  Holders of Outstanding Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreements) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Outstanding Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth above. Holders of Outstanding Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

  "Acquisition" means the acquisition by the Company of the fuel dispenser, systems and services business of Schlumberger Limited.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of
(a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000; (ii) sales of accounts receivable that the Company has classified as uncollectible; (iii) sales or other dispositions of Cash Equivalents; (iv) the sale of the stock of the Subsidiary of Tokheim Sofitam Applications, S.A. to which Tokheim Sofitam Applications S.A. has contributed its bulk meter business; and (v) the sale, lease, conveyance, disposition or other transfer
(w) of all or substantially all of the assets of the Company as permitted under "Certain Covenants--Merger, Consolidation or Sale of Assets of the Company,"
(x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under the Indentures; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

  "Change of Control" means the occurrence of one or more of the following events: (i) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indentures); (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or of record, of shares representing either more than 40% of the aggregate ordinary

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

voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Earnings and (ii) to the extent Consolidated Net Earnings has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Earnings), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Earnings for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation) as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Earnings") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to

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the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company or dividends to the extent payable to the Company or its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (other than in the case of Preferred Stock of such Person and its Subsidiaries for which the dividends are tax deductible for federal income tax purposes) and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount (but excluding the amortization of debt issuance costs), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before preferred stock dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,
(d) the net earnings (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

  "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Earnings of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Debt" means (i) Indebtedness under or in respect of the New Credit Agreement or the ESOP Credit Agreements and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

  "ESOP Credit Agreements" means those certain credit agreements among the Company, the Tokheim Employee Stock Ownership Plan, NBD Bank, N.A., and certain other banks, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above)) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and any assignments thereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

  "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Guarantor" means any Subsidiary of the Company which guarantees the Notes pursuant to the Indentures.

  "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Guarantors owing in respect of (x) all monetary obligations of every nature of the Company under the New Credit Agreement and the ESOP Credit Agreements including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of a Guarantor or any Affiliate of such Guarantor to a Subsidiary of the Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of a Guarantor or any Subsidiary of the Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,
(iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by a Guarantor, (vi) Indebtedness incurred in violation of the provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to a Guarantor, (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Guarantor and (ix) any guarantees of the Schlumberger Junior Subordinated Notes or any Warrant Repurchase Indebtedness, or guarantees of any Refinancing of the Schlumberger Junior Subordinated Notes or any Warrant Repurchase Indebtedness.

  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

  "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the

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judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

  "Issue Date" means the date of original issuance of the Outstanding Notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreements.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting, brokerage and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "New Credit Agreement" means the Second Amended and Restated Credit Agreement among the Company, certain of its Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, NBD Bank, N.A., as administrative agent, and Credit Lyonnais, as collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above)) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness under the Notes and the Indentures;

    (ii) Indebtedness incurred pursuant to the New Credit Agreement and the ESOP Credit Agreements in an aggregate principal amount at any time outstanding not to exceed (A) $7.62 million with respect to the Indebtedness under the ESOP Credit Agreements, less the amount of all mandatory principal payments, if any (excluding any such payments to the extent refinanced at the time of payment under a replaced ESOP Credit Agreement) and (B) $250.0 million in the aggregate with respect to Indebtedness under the New Credit Agreement, reduced by any required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction), thereunder;

    (iii) Other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

    (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) (A) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indentures (and are used for bona fide hedging, and not speculative, purposes); and (B) the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates at the time entered into; or (y) such Interest Swap Obligations are required under the terms of the New Credit Agreement;

    (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements
  (x) (A) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (B) do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or (y) are required under the terms of the New Credit Agreement;

    (vi) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company other than a Lien required under the New Credit Agreement; provided that if as of any date any Person other than the Company or a Wholly Owned
  Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (vii) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien other than a Lien required under the New Credit Agreement; provided that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indentures and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

    (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

    (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (x) Refinancing Indebtedness;

    (xi) Indebtedness incurred by the Company or any Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations, provided that
  (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the net sales of the Company and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Issue Date) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Issue Date);

    (xii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

    (xiii) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

    (xiv) Guarantees by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Subsidiary of the Company is otherwise permitted by the terms of the Indentures;

    (xv) Schlumberger Junior Subordinated Notes;

    (xvi) Warrant Repurchase Indebtedness;

    (xvii) Indebtedness incurred by the Company or any Subsidiary of the Company in exchange for the use of Traits as collateral made in the ordinary course of business to financial institutions which Indebtedness has a value of no less than 90% of the face value of such Traits;

    (xviii) Indebtedness of the Company or a Subsidiary of the Company to a Subsidiary of the Company that is not a Wholly Owned Subsidiary in the aggregate principal amount not to exceed at any one time $10.0 million; provided that if as of any date any Person other than a Subsidiary of the Company that is not a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (xix) Indebtedness from bank overdraft facilities not to exceed $15.0 million at any time; and

    (xx) $10.0 million of other indebtedness of the Company or any of its Subsidiaries (which amount may, but need not, be incurred in whole or in part under the New Credit Agreement).

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

  "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company, (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Notes are subordinated to Senior Debt, to the Company's obligations under the Notes and the Indentures; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries totaling up to $5.0 million in the aggregate (A) in the ordinary course of business for bona fide business purposes or (B) to purchase the Company's Capital Stock; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indentures and in compliance with the New Credit Agreement; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments existing on the Issue Date; (ix) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which the Company is committed on the Issue Date; and (x) additional Investments in an aggregate amount not exceeding $5.0 million.

  "Permitted Liens" means the following types of Liens:

    (i) Liens for taxes, assessments or governmental charges or claims either
  (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

    (vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

    (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indentures;

    (xiii) Liens securing Indebtedness under Currency Agreements;

    (xiv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

    (xv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

    (xvi) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries on its obligations under such lease;

    (xvii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indentures and under which the Company or any of its Subsidiaries is lessee;

    (xviii) Liens placed on Traits used as collateral in exchange for loans provided to the Company or its Subsidiaries; and

    (xix) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under the Indentures.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

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

  "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xvii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is the Schlumberger Junior Subordinated Notes, Warrant Repurchase Indebtedness or any Refinancing thereof, then such Refinancing Indebtedness shall (i) be subordinate or junior to the Notes at least to the same extent and in the same manner as the Schlumberger Junior Subordinated Notes as in effect on the Issue Date, (ii) provide for no cash interest payments prior to October 2004, (iii) have covenants no more adverse to the Company than the Schlumberger Junior Subordinated Notes and (iv) have an effective interest rate not greater than 14% provided, however, that prior to the incurrence of such Indebtedness, Moody's Investors Service, Inc. will have affirmed that its rating of the Notes will not decrease by one or more gradations below its rating in effect on the Issue Date.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Schlumberger Junior Subordinated Notes" means (i) the $40.0 million Junior Subordinated Notes issued by the Company to Schlumberger in connection with the Acquisition pursuant to the Junior Subordinated Notes Indenture, as amended up to the Issue Date, between the Company and Harris Trust and Saving Bank, as trustee and (ii) additional subordinated notes issued as payment of interest thereon.

  "Schlumberger Warrants" means the warrants issued by the Company to Schlumberger as part of the consideration for the Acquisition.

  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

  "Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company or any Subsidiary of the Company owing in respect of, (x) the New Credit Agreement and the ESOP Credit Agreements, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company,
(ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company and (ix) the Schlumberger Junior Subordinated Notes, any Warrant Repurchase Indebtedness or any Refinancing of the Schlumberger Junior Subordinated Notes or any Warrant Repurchase Indebtedness.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantee" shall mean any guarantee of the Notes by any Guarantor pursuant to the Indentures.

  "Traits" means "traites" (as defined under French law), accounts receivable or invoices.

  "Warrant Repurchase Indebtedness" means (i) up to $20.0 million of Indebtedness incurred by the Company to repurchase Schlumberger Warrants (or a pro rata portion of $20.0 million, if less than all the Schlumberger Warrants are repurchased) plus reasonable fees and expenses incurred in connection therewith, provided, however, that such Indebtedness (a) is subordinated to the Notes at least to the same extent as the Schlumberger Junior Subordinated Notes, (b) contains covenants no more adverse to the Company than the Schlumberger Junior Subordinated Notes, (c) bears interest at an effective rate not to exceed 14% per annum, which interest shall not be paid in cash prior to October 2004, (d) contains no mandatory prepayment provisions and (e) matures at least 6 months after the maturity of the Notes plus (ii) additional Indebtedness with the same terms incurred in payment of interest thereon; provided, however, that prior to the incurrence of such Indebtedness, Moody's Investors Service, Inc. will have affirmed that its rating of the Notes will not decrease by one or more gradations below its rating in effect on the Issue Date.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Exchange Notes as of the date hereof. It deals only with Exchange Notes held as capital assets by initial holders of the Outstanding Notes, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, banks, tax-exempt organizations, insurance companies, holders that are partnerships or other pass-through entities and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to "straddle," "conversion," "hedging" or "constructive sales" transactions. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in federal income tax consequences different from those discussed below. This discussion is not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling has been sought or will be sought from the IRS with respect to the positions and issues discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Exchange Notes or that any such position would not be sustained. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF EXCHANGE NOTES THAT MAY BE SPECIFIC TO THEM, INCLUDING THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

  As used herein, the term "U.S. Holder" means a beneficial owner of an Exchange Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source, or (iv) a trust if both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. Holder"). As used herein, the term "Non-U.S. Holder" means a holder of an Exchange Note that is not a U.S. Holder.

U.S. Holders

 Interest

  Interest on the Exchange Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

  Under certain circumstances described above, the Company will be required to pay Additional Interest on the Outstanding Notes if it fails to comply with certain of its obligations under the Registration Rights Agreements. See "Description of the Exchange Notes--Registration Rights; Liquidated Damages." Although not certain, such additional amount should be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and the amount of income on the Notes may be different.

  A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a Euro Exchange Note in Euros will be required to include in income the U.S. dollar value of such Euros, determined using the spot rate in effect on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. No exchange gain or loss will be recognized by such holder if the Euros are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of Euros into U.S. dollars are described below. See "Exchange of Foreign Currencies."

  A U.S. Holder who uses the accrual method of accounting for federal income tax purposes (or who is otherwise required to accrue interest prior to receipt) will be required to include in income the U.S. dollar value of the amount of interest income accrued (or otherwise required to be taken into account) with respect to a EURO Note in a taxable year. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the relevant interest accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the portion of such accrual period within the taxable year. The average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). An accrual basis U.S. Holder may elect, however, to translate such accrued interest income using the spot rate of exchange in effect on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate of exchange in effect on the last day of the taxable year. If the last day of an accrual period is within five business days of the receipt of the accrued interest, a U.S. Holder may translate such interest using the spot rate of exchange in effect on the date of receipt. The above election must be made in a statement filed with the U.S. Holder's U.S. tax return and will apply to other debt obligations held by the U.S. Holder at the beginning of the first taxable year in which the election applies or acquired thereafter and may not be changed without the consent of the IRS. Whether or not such election is made, a U.S. Holder may recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such interest income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Euros received (determined using the spot rate in effect on the date such payment is received) in respect of such interest accrual period and the U.S. dollar value of the interest income that has accrued during such interest accrual period (as determined above). No additional exchange gain or loss will be recognized by such holder if the Euros are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of Euros into U.S. dollars are described below. See "--Exchange of Foreign Currencies."

 Exchange Offer

  The exchange of the Outstanding Notes for the Exchange Notes will not be treated as an "exchange" for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not recognize any taxable gain or loss on the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, and a U.S. Holder will have the same adjusted tax basis and holding period in the Exchange Notes as the U.S. Holder had in the Outstanding Notes exchanged therefor.

 Dispositions

  Upon the sale, exchange, retirement or other disposition of an Exchange Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition (other than any amounts attributable to accrued but unpaid interest income) and such holder's adjusted tax basis in the Exchange Note. Such gain or loss generally will be capital gain or loss (except with respect to gains or losses attributable to changes in currency exchange rates, as described below). To the extent that the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described above. If a U.S. Holder receives foreign currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition assuming the Exchange Notes are not traded on an established securities market.

  If the Euro Exchange Notes are traded on an established securities market, there is a special rule for purchases and sales of Euro Exchange Notes by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. In such event, an accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of Euro Exchange Notes, provided the election is applied consistently. Such election cannot be changed without the consent of the IRS.

  Gain or loss realized by a U.S. Holder upon the sale, exchange or retirement of an Exchange Note that is attributable to fluctuations in the rate of exchange between the U.S. dollar and the Euro will be ordinary income or loss and generally will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the Exchange Note, determined on the date such payment is received or the Exchange
Note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the Exchange Note, determined on the date the U.S. Holder acquired the Exchange Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Exchange Note.

  For certain non-corporate U.S. Holders (including individuals), the rate of taxation of capital gains will depend upon (i) the holder's holding period in the capital asset (with a preferential rate generally available for capital assets held for more than one year) and (ii) the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

 Exchange of Foreign Currencies

  A U.S. Holder will have a tax basis in any Euros received as interest or on the sale, exchange, retirement or other disposition of an Exchange Note equal to their U.S. dollar value at the time the interest is received or at the time payment is received in consideration of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Euros will be ordinary income or loss.

Non-U.S. Holders

  The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of an Exchange Note that is a Non-U.S. Holder.

 Interest

  Payments of interest on an Exchange Note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that (1) the holder is not (i) a direct or indirect owner (taking into account certain attribution rules) of 10% or more of the total voting power of all voting stock of the Company or (ii) a controlled foreign corporation related to the Company through stock ownership, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the Company or its paying agent receives (i) from the Non-U.S. Holder, a properly completed Form W-8 (or substitute Form W-8) under penalties of perjury which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the Exchange Note is a Non-U.S. Holder or (ii) from a security clearing organization, bank or other financial institution that holds the Exchange Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor.

  A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest on the Exchange Notes.

  If the payments of interest on an Exchange Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as the holder provides the Company or its paying agent with a properly executed Form 4224.

  Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

 Dispositions

  Any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of an Exchange Note generally will not be subject to U.S. federal income or withholding tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

 Federal Estate Tax

  In general, Exchange Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the company and (ii) income on the Exchange Notes was not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

Information Reporting and Backup Withholding

  Payments with respect to the Exchange Notes and the proceeds upon the sale or other disposition of the Exchange Notes may be subject to information reporting and possibly U.S. backup withholding at a 31% rate. Backup withholding will not apply to a U.S. Holder who furnishes its correct taxpayer identification number and provides other certification. Backup withholding and information reporting will not apply to payments made by the Company in respect to the Exchange Notes to a Non-U.S. Holder, if the holder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address (provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. person) or the Non-U.S. Holder otherwise establishes an exemption. Copies of information returns may be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

  Payment of proceeds from the disposition of Exchange Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of an Exchange Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person generally will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business. In the case of the payment of proceeds from the disposition of Exchange Notes to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, the regulations require information reporting, but not backup withholding, on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary.

  Amounts withheld under the backup withholding rules do not constitute a separate United States federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's federal income tax liability, if any, provided that the requisite procedures are followed.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify certain standards governing the information upon which a withholding agent may rely. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                              PLAN OF DISTRIBUTION

  Based on interpretations by the SEC set forth in no-action letters issued to third parties in similar transactions, the Company believes that the Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of such holders' business and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes. This position does not apply to any holder that is (1) an "affiliate" of the Company within the meaning of Rule 406 under the Securities Act, (2) a broker-dealer who acquired Notes directly from the Company or (3) broker-dealers who acquired Notes as a result of market-making or other trading activities. Any broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer are subject to a prospectus delivery requirement with respect to resales of the Exchange Notes. To date, the SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Outstanding Notes to the initial purchasers) with this Prospectus.

  Each broker-dealer receiving Exchange Notes for its own account in the Exchange Offer must acknowledge that it will deliver a Prospectus in any resale of the Exchange Notes. Participating Broker-Dealers may use this Prospectus in reselling Exchange Notes, if the Outstanding Notes were acquired for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that a Participating Broker-Dealer may use this Prospectus in reselling Exchange Notes for a period ending 180 days after the Expiration Date. A Participating Broker-Dealer intending to use this Prospectus in the resale of Exchange Notes must notify the Company, on or before the Expiration Date, that it is a Participating Broker-Dealer. This notice may be given in the space provided for in the Letter of Transmittal or may be delivered to the appropriate Exchange Agent. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests these documents in the Letter of Transmittal. See "The Exchange Offer--Resales of Exchange Notes" for more information.

  The Company will not receive any cash proceeds from the Exchange Notes. Broker-dealers acquiring Exchange Notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the Exchange Notes or a combination of such methods. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of Exchange Notes.

  Any broker-dealer reselling Exchange Notes that it received in the Exchange Offer and any broker or dealer that participates in a distribution of Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver any by delivering a Prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Company by Norman L. Roelke, Esq., Vice President, Secretary and General Counsel of the Company.

                            INDEPENDENT ACCOUNTANTS

  The financial statements of Tokheim Corporation and Subsidiaries as of November 30, 1998 and 1997 and for each of the three years in the period ended November 30, 1998, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

  The financial statements of Retail Petroleum Systems as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given the authority of said firm as experts in auditing and accounting.

                          GENERAL LISTING INFORMATION

Listing

  The Certified Certificate of Incorporation of the Company and the legal notice relating to the issue of the Exchange Notes will be deposited prior to any listing on the Luxembourg Stock Exchange with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the Exchange Notes are listed on the Luxembourg Stock Exchange, an Agent for making payments on, and transfers of, Exchange Notes will be maintained in Luxembourg.

Independent Accountants

  The consolidated accounts of Tokheim Corporation and Subsidiaries for the three years ended November 30, 1998 have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and have been audited by PricewaterhouseCoopers LLP in accordance with United States generally accepted auditing standards. The unaudited consolidated interim accounts for the three months ended February 28, 1998 and 1999 were prepared in accordance with U.S. GAAP. PricewaterhouseCoopers LLP has given and not withdrawn their written consent to the issue of this Prospectus with the inclusion in it of their report in the form and context in which it is included.

  The consolidated accounts of Retail Petroleum Systems for the three years ended December 31, 1997 have been prepared in accordance with United States generally accepted accounting principles and have been audited by PricewaterhouseCoopers in accordance with United States generally accepted auditing standards. The unaudited consolidated interim accounts for the nine months ended September 30, 1997 and 1998 were prepared in accordance with U.S. GAAP. PricewaterhouseCoopers has given and not withdrawn their written consent to the issue of this Prospectus with the inclusion in it of their report in the form and context in which it is included.

Documents for Inspection

  For so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of the following documents may be inspected at the specified office of the Paying Agent and Registrar in Luxembourg.

  .Certified Certificate of Incorporation of the Company; and

  .the Indentures relating to the Exchange Notes (which include the forms of the Exchange Note certificates).

  In addition, copies of the most recent consolidated financial statements of the Company for the preceding financial year, and any interim quarterly financial statements published by the Company, will be available at the specified office of the Paying Agent in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. The Company publishes only consolidated financial statements.

Notices

  All notices shall be deemed to have been given upon (i) the mailing by first class mail, postage prepaid, of such notices to Holders of the Exchange Notes at their registered addresses as recorded in the Register; and (ii) for so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Exchange Notes in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed the Registration Statement regarding the Exchange Notes with the Commission. This Prospectus does not contain all of the information included in the Registration Statement. Any statement made in this Prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

  We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents we file at the Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, reports, proxy statements and other information about the Company (symbol: TOK) can be reviewed and copied at the offices of the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, New York 10005. The Indentures require us to file reports and other information required to be filed under the Exchange Act with the Commission and provide such information to you, upon request, regardless of whether our Company is subject to the reporting requirements of the Exchange Act. See "Description of the Exchange Notes--Certain Covenants--Reports to Holders."

                     INFORMATION INCORPORATED BY REFERENCE

  The Commission allows us to "incorporate by reference" the information we file with them, meaning that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information filed later with the Commission will update and supersede the information then on file. We incorporate by reference our Commission filings listed below (File No. 001-06018) and any other documents we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Exchange Offer is completed.

  1. Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (filed March 1, 1999);

  2. Current Report on Form 8-K/A filed December 14, 1998; and

  3. Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 (filed April 14, 1999).

  On the request of any person to whom a copy of this Prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference). Written requests for such copies should be directed to Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana 46845, telephone number (219) 470-4600 Attention: Executive Vice President, Finance and Administration and Chief Financial Officer. For so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company's quarterly and annual filings will be available free of charge in Luxembourg.

  You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. The Company has not authorized anyone to provide you with different or additional information. We are not making an offer to sell any notes in any state or country where the Exchange Offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                         INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of Tokheim Corporation and Subsidiaries

  Consolidated Condensed Statement of Earnings for the three months ended
   February 28, 1999 and 1998 (unaudited).................................  F-2

  Consolidated Condensed Balance Sheet as of February 28, 1999 (unaudited)
   and November 30, 1998..................................................  F-3

  Consolidated Condensed Statement of Cash Flows for the three months ended February 28, 1999 and 1998 (unaudited)...........................  F-4

  Notes to the Consolidated Financial Statements..........................  F-5

  Report of Independent Accountants....................................... F-14

  Consolidated Statement of Earnings for the years ended November 30,
   1998, 1997 and 1996.................................................... F-15

  Consolidated Statement of Cash Flows for the years ended November 30,
   1998, 1997 and 1996.................................................... F-16

  Consolidated Balance Sheet as of November 30, 1998 and 1997............. F-17

  Consolidated Statement of Shareholders' Equity for the years ended
   November 30, 1998, 1997 and 1996....................................... F-19

  Notes to Consolidated Financial Statements.............................. F-20

Combined Financial Statements of Retail Petroleum Systems

  Combined Condensed Balance Sheets as of September 30, 1998 (unaudited)
   and December 31, 1997.................................................. F-56

  Unaudited Combined Condensed Statements of Income for the nine months ended September 30, 1998 and 1997...................................... F-57

  Unaudited Combined Statements of Cash Flows for the nine months ended
   September 30, 1998 and 1997............................................ F-58

  Notes to the Combined Financial Statements (unaudited).................. F-59

  Report of Independent Accountants....................................... F-61

  Combined Statements of Income for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-62

  Combined Statements of Cash Flows for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-63

  Combined Balance Sheets as of December 31, 1997 and 1996................ F-64

  Combined Statements of Equity for the years ended December 31, 1997,
   1996 and 1995.......................................................... F-65

  Notes to Financial Statements........................................... F-66

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                (Amounts in thousands except amounts per share)

                                 Three Months Ended
                              -------------------------
                              February 28, February 28,
                                  1999         1998
                              ------------ ------------
                                     (Unaudited)
Net sales...................    $166,193     $90,852
Cost of sales, exclusive of
 items listed below.........     133,297      67,074
Selling, general, and
 administrative expenses....      25,767      16,257
Depreciation and
 amortization...............       6,892       2,500
Merger and acquisition costs
 and other unusual items....       1,123       5,987
                                --------     -------
Operating loss..............        (886)       (966)
                                --------     -------
Interest expense, net.......      12,307       4,011
Foreign currency loss.......       1,438          35
Minority interest...........          94          73
Other (income), net.........        (154)        221
                                --------     -------
Loss before income taxes....     (14,571)     (5,306)
Income taxes................        (393)        300
                                --------     -------
Loss before extraordinary
 item.......................     (14,178)     (5,606)
Extraordinary loss on debt
 extinguishment.............      (6,249)        --
                                --------     -------
Net loss....................    $(20,427)    $(5,606)
                                ========     =======
Preferred stock dividends...        (374)       (374)
  Loss applicable to common
   stock....................    $(20,801)    $(5,980)
Loss per common share:
  Basic:
    Before extraordinary
     loss...................    $  (1.15)    $ (0.72)
    Extraordinary loss on
     debt extinguishment....       (0.49)        --
                                --------     -------
    Net loss................    $  (1.64)    $ (0.72)
                                ========     =======
    Weighted average shares
     outstanding............      12,662       8,250
  Diluted:
    Before extraordinary
     loss...................    $  (1.15)    $ (0.72)
    Extraordinary loss on
     debt extinguishment....       (0.49)        --
                                --------     -------
    Net loss................    $  (1.64)    $ (0.72)
                                ========     =======
    Weighted average shares
     outstanding............      12,662       8,250

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 (In thousands)

                                                      February 28, November 30,
                                                          1999         1998
                                                      ------------ ------------
                                                             (Unaudited)
Assets
Current assets:
  Cash and cash equivalents..........................   $ 34,720     $ 26,801
  Accounts receivables, net..........................    146,946      172,693
  Inventories:
    Raw materials and supplies.......................     67,062       70,545
    Work in process..................................     22,557       27,418
    Finished goods...................................     22,816       25,070
                                                        --------     --------
                                                         112,435      123,033
  Other current assets...............................     21,132       19,139
                                                        --------     --------
      Total current assets...........................    315,233      341,666
Property, plant, and equipment, net..................     75,874       77,905
Other tangible assets................................      3,746        4,873
Goodwill, net........................................    300,489      324,113
Other non-current assets and deferred charges, net...     29,564       28,085
                                                        --------     --------
      Total assets...................................   $724,906     $776,642
                                                        ========     ========
Liabilities and Shareholders' Equity
  Current maturities of long-term debt...............   $  1,911     $  2,110
  Notes payable to banks.............................        383          410
  Cash overdrafts....................................     15,012       15,064
  Accounts payable...................................     74,908       95,322
  Accrued expenses...................................    134,151      136,164
                                                        --------     --------
      Total current liabilities......................    226,365      249,070
Notes payable, bank credit agreement.................    185,146      182,145
Senior notes.........................................        --        22,500
Senior subordinated notes............................    205,690      170,000
Junior subordinated payment in kind note.............     41,200       40,000
Other long-term debt, less current maturities........      3,570        4,115
Guaranteed Employees' Stock Ownership Plan
 obligation..........................................      6,347        6,987
Post-retirement benefit liability....................     14,799       14,418
Minimum pension liability............................      3,135        3,135
Other long-term liabilities..........................      7,141        7,511
                                                        --------     --------
                                                         693,393      699,881
                                                        --------     --------
Redeemable convertible preferred stock...............     24,000       24,000
Guaranteed Employees' Stock Ownership Plan
 obligation..........................................     (6,347)      (6,987)
Treasury stock, at cost..............................     (4,712)      (4,883)
                                                        --------     --------
                                                          12,941       12,130
                                                        --------     --------
Common stock.........................................     90,354       90,354
Common stock warrants................................     20,000       20,000
Minimum pension liability............................     (3,135)      (3,135)
Foreign currency translation adjustments.............    (47,855)     (22,598)
Accumulated deficit..................................    (40,096)     (19,295)
                                                        --------     --------
                                                          19,268       65,326
Less treasury stock, at cost.........................       (695)        (695)
                                                        --------     --------
                                                          18,572       64,631
                                                        --------     --------
      Total liabilities and shareholders' equity.....   $724,906     $776,642
                                                        ========     ========

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                         Three Months Ended
                                                      -------------------------
                                                      February 28, February 28,
                                                          1999         1998
                                                      ------------ ------------
                                                             (Unaudited)
Cash flows from operating activities:
  Net loss...........................................  $ (20,427)    $ (5,606)
  Adjustments to reconcile net loss to cash used in
   operations:
    Write-off of in process research and development.        --         5,879
    Payment in kind interest.........................      1,200          --
    Extraordinary loss on debt extinguishment........      6,249          --
    Depreciation and amortization....................      6,892        2,500
    Gain on sale of equipment........................        (18)         --
    Deferred income taxes............................       (135)        (183)
  Changes in assets and liabilities:
    Accounts receivables, net........................     20,529       11,281
    Inventories......................................      4,247       (4,192)
    Other current assets.............................     (2,774)        (451)
    Accounts payable.................................    (17,921)      (6,707)
    Accrued expenses.................................      1,222       (8,340)
    Other............................................       (372)         478
                                                       ---------     --------
      Net cash used in operations....................     (1,308)      (5,341)
                                                       ---------     --------
Cash flows from investing activities:
  Acquisition, net of cash acquired..................        --       (10,641)
  Plant and equipment additions......................     (4,996)      (1,885)
                                                       ---------     --------
      Net cash used in investing activities..........     (4,996)     (12,526)
                                                       ---------     --------
Cash flows from financing activities:
  Redemption of senior notes.........................    (22,500)         --
  Proceeds from senior subordinated notes............    209,647          --
  Redemption of senior subordinated notes............   (170,000)         --
  Decrease in other debt.............................       (438)        (122)
  Increase in notes payable, banks...................      3,001       20,644
  Increase (decrease) in cash overdraft..............        463         (504)
  Debt issuance costs................................     (6,084)         --
  Proceeds from issuance of common stock.............        --           158
  Premiums paid on debt redemption...................       (555)         --
  Treasury stock, net................................        170            4
  Preferred stock dividends..........................       (374)        (374)
                                                       ---------     --------
      Net cash provided from financing activities....     13,330       19,806
                                                       ---------     --------
Effect of translation adjustments on cash............        893         (250)
Cash and cash equivalents:
  Increase in cash...................................      7,919        1,689
  Beginning of year..................................     26,801        6,438
                                                       ---------     --------
  End of period......................................  $  34,720     $  8,127
                                                       =========     ========

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
  The interim financial statements are unaudited and reflect all adjustments (consisting solely of normal recurring adjustments) that, in the opinion of management, are necessary for a fair statement of the interim periods presented. This report includes information in a condensed format and should be read in conjunction with the audited consolidated financial statements included in Tokheim Corporation's (the "Company") Annual Report to Shareholders for the year ended November 30, 1998. The results of operations for the three months ended February 28, 1999 are not necessarily indicative of the results to be expected for the full year or any other interim period.

  Amounts for interim periods are unaudited. Amounts for the year ended November 30, 1998 were derived from audited consolidated financial statements included in the 1998 Annual Report to Shareholders.

  Certain prior period amounts in these financial statements have been reclassified to conform with current year presentation.

New Accounting Pronouncements

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," are effective for the year ending November 30, 1999. In the opinion of management, these statements will not have a material impact on the Company's financial position, results of operations, or cash flows since they are "disclosure only" standards. The Company is currently evaluating the impact that SFAS No. 131 will have on its current segment groupings. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and is effective for the year ending November 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives in the balance sheet as either assets or liabilities and measures them at fair value. Certain disclosures concerning the designation and assessment of hedging relationships are also required. Management has not yet determined the impact of this statement on the Company's consolidated financial statements.

  The Company will adopt SFAS No. 130, "Reporting Comprehensive Income," for the year ending November 30, 1999 by including a separate statement of comprehensive income as part of the consolidated financial statements. Total comprehensive loss for the three months ended February 28, 1999 and 1998 was $45.7 million and $7.9 million, respectively. The other components of comprehensive loss in addition to net loss for these three month periods consist of foreign currency translation adjustments and minimum pension liability.

Senior Subordinated Notes

  On January 29, 1999, the Company issued $123.0 million aggregate principal amount of its 11.375% Senior Subordinated Notes due 2008 (the "Dollar Notes") and Euro 75.0 million ($87.0 million equivalent) aggregate principal amount of its 11.375% Senior Subordinated Notes due 2008 (the "Euro Notes," and together with the Dollar Notes, the "Notes") in a private placement pursuant to Rule 144A and Regulation S (the "Offering"). The Notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. The Company used the net proceeds from the Offering to redeem in whole, the $170.0 million in 12.0% senior subordinated notes due January 29, 1999 (the "Senior Subordinated Seller Notes") and the $22.5 million of senior notes due 2005 (the "Senior Notes"). In addition, the Company used approximately $9.1 million of the net proceeds to reduce borrowings under the revolving credit facility under the Company's new bank credit agreement (the "New Credit Agreement") and to permanently reduce the bank working capital commitment from $120.0 million to $110.0 million.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6.2 million in connection with the refinancing of the Senior Notes and the Senior Subordinated Seller Notes. This amount consists of $0.5 million of premiums paid on the redemption of the Senior Notes and approximately $5.7 million of unamortized deferred issuance costs that were written off.

  Each of the Dollar Notes and the Euro Notes will be redeemable, at the Company's option, in whole at any time, or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

Optional Redemption upon Public Equity Offerings

  At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to 35% of the original principal amount of the Dollar Notes issued in the Offering and up to 35% of the original principal amount of the Euro Notes issued in the Offering, each at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the original principal amount of the Dollar Notes issued in the Offering or the Euro Notes issued in the Offering, as the case may be, remains outstanding immediately after any such redemption and the Company shall make such redemption not more than 120 days after the consummation of any such public equity offering.

  The Notes are unsecured and subordinated to all of the Company's existing and future senior debt, including its obligations under the New Credit Agreement. All of the Company's current and future U.S. subsidiaries will guarantee the Notes with guarantees that will be unsecured and subordinated to senior debt of subsidiaries. The indentures under which the Notes were issued contain covenants limiting the Company's ability to, among other things, incur additional debt; pay dividends on capital stock, repurchase capital stock or make certain other restricted payments; make certain investments; create liens on its assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets.

  The Company and the subsidiary guarantors have entered into a Registration Rights Agreement pertaining to the Dollar Notes and another Registration Rights Agreement pertaining to the Euro Notes (together, the "Registration Rights Agreements"). Per the Registration Rights Agreements the Company will, at its own cost, (i) within 90 days after the issue date of the Notes, file a registration statement on the appropriate registration form (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to an exchange offer (the "Exchange Offer") to exchange the Euro Notes and Dollar Notes for new notes (the "Exchange Notes") which will have terms substantially identical in all material respects to the Dollar Notes or the Euro Notes, as the case may be, except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages, (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the issue date of the Notes and (iii) use its best efforts to consummate the Exchange Offer within 195 days after the issue date of the Notes. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Euro Notes and the Dollar Notes.

  Although the Company intends to file the registration statement described above, there can be no assurance that such registration statement will be filed, or, if filed, that it will become effective. If the Company fails to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Euro Notes or the Dollar Notes, as applicable, at an increasing rate of 0.5% for every ninety days that the Company fails to register such notes.

Guarantor and Nonguarantor Financial Statements

  In connection with the Acquisition and as part of the subsequent financing, the Company issued and sold $123,000 of 11.375% US dollar-denominated senior subordinated notes and (Euro)75,000 of 11.375% Euro denominated senior subordinated notes (together the "Outstanding Notes") in a private placement pursuant to Rule 144A and Regulation S. The Outstanding Notes are, and the Exchange Notes which will be issued in this Exchange Offer will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's wholly-owned domestic subsidiaries.

  The following condensed consolidating financial information presents:

    (1) Condensed consolidating financial statements as of February 28, 1999 and November 30, 1998 and for the three months ended February 28, 1999 and 1998, of (a) Tokheim Corporation, the parent; (b) the guarantor subsidiaries; (c) the nonguarantor subsidiaries; and (d) the Company on a consolidated basis, and

    (2) Elimination entries necessary to consolidate Tokheim Corporation, the parent, with guarantor and nonguarantor subsidiaries.

  Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

  Separate financial statements for the guarantor subsidiaries and the nonguarantor subsidiaries are not presented because management believes that such financial statements would not be meaningful to investors.

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                  For the three months ended February 28, 1999

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts in thousands)
Net sales...............  $ 27,546    $ 31,235     $111,067     $(3,655)     $166,193
Cost of sales, exclusive
 of items listed below..    22,335      23,741       90,876      (3,655)      133,297
Selling, general, and
 administrative
 expenses...............     6,018       6,106       13,643         --         25,767
Depreciation and
 amortization...........     1,268       1,097        4,527         --          6,892
Merger and acquisition
 costs and other unusual
 items..................       --          106        1,017         --          1,123
                          --------    --------     --------     -------      --------
Operating profit (loss).    (2,075)        185        1,004         --           (886)
Interest expense, net...     6,844      (4,553)      10,016         --         12,307
Foreign currency loss...       194         620          624         --          1,438
Equity in (earnings)
 loss of consolidated
 subsidiaries...........     6,126         --           --       (6,126)          --
Minority interest.......       --          --            94         --             94
Other (income) expense,
 net ...................    (1,079)     (2,633)       3,558         --           (154)
                          --------    --------     --------     -------      --------
Earnings (loss) before
 income taxes...........   (14,160)      6,751      (13,288)      6,126       (14,571)
Income taxes............        18        (363)         (48)        --           (393)
                          --------    --------     --------     -------      --------
Earnings (loss) before
 extraordinary item.....   (14,178)      7,114      (13,240)      6,126       (14,178)
Extraordinary loss on
 debt extinguishment....    (6,249)        --           --          --         (6,249)
                          --------    --------     --------     -------      --------
Net earnings (loss).....  $(20,427)   $  7,114     $(13,240)    $ 6,126      $(20,427)
                          ========    ========     ========     =======      ========

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                  For the three months ended February 28, 1998

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                          -------  ------------ ------------ ------------ ------------
                                            (Amounts in thousands)
Net sales...............  $33,850    $16,312      $48,632      $ (7,942)    $90,852
Cost of sales, exclusive
 of items listed below..   25,664     11,337       38,015        (7,942)     67,074
Selling, general, and
 administrative
 expenses...............    7,229      2,247        6,781           --       16,257
Depreciation and
 amortization...........      938        198        1,364           --        2,500
Merger and acquisition
 costs and other unusual
 items..................    5,879        --           108           --        5,987
                          -------    -------      -------      --------     -------
Operating profit (loss).   (5,860)     2,530        2,364           --         (966)
Interest expense, net...    1,335          6        2,670           --        4,011
Foreign currency (gain)
 loss...................      --         (51)          86           --           35
Equity in (earnings)
 loss of consolidated
 subsidiaries...........      663        --           --           (663)        --
Minority interest.......      --         --            73           --           73
Other (income) expense,
 net ...................   (2,281)       447        2,055           --          221
                          -------    -------      -------      --------     -------
Earnings (loss) before
 income taxes...........   (5,577)     2,128       (2,520)          663      (5,306)
Income taxes............       29        101          170           --          300
                          -------    -------      -------      --------     -------
Earnings (loss) before
 extraordinary item.....   (5,606)     2,027       (2,690)          663      (5,606)
Extraordinary loss on
 debt extinguishment....      --         --           --            --          --
                          -------    -------      -------      --------     -------
Net earnings (loss).....  $(5,606)   $ 2,027      $(2,690)     $    663     $(5,606)
                          =======    =======      =======      ========     =======

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                  For the three months ended February 28, 1999

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
                                            (Amounts in thousands)
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $ (7,330)   $ 1,576      $(2,078)      $6,524      $ (1,308)
Cash flows from
 investing activities:
  Plant and equipment
   additions............   (2,521)      (746)      (1,729)         --         (4,996)
  Investments in and
   advances to
   subsidiaries, net....   (3,409)     4,418        5,515       (6,524)          --
                         --------    -------      -------       ------      --------
    Net cash provided
     from (used in)
     investing
     activities.........   (5,930)     3,672        3,786       (6,524)       (4,996)
Cash flows from
 financing activities:
  Redemption of senior
   notes................  (22,500)       --           --           --        (22,500)
  Proceeds from issuance
   of senior
   subordinated notes...   39,647        --           --           --         39,647
  Decrease in term debt.      --         --          (438)         --           (438)
  Increase in notes
   payable, banks.......    3,001        --           --           --          3,001
  Increase (decrease) in
   cash overdraft.......     (131)       229          365          --            463
  Debt issuance costs...   (6,084)       --           --           --         (6,084)
  Premiums paid on debt
   extinguishment.......     (555)       --           --           --           (555)
  Treasury stock, net...      170        --           --           --            170
  Preferred stock
   dividends............     (374)       --           --           --           (374)
                         --------    -------      -------       ------      --------
    Net cash provided
     from (used in)
     financing
     activities.........   13,174        229          (73)         --         13,330
Effect of translation
 adjustments on cash....      --      (7,955)       8,848          --            893
                         --------    -------      -------       ------      --------
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................      (86)    (2,478)      10,483          --          7,919
  Beginning of year.....      849      5,381       20,571          --         26,801
                         --------    -------      -------       ------      --------
  End of period......... $    763    $ 2,903      $31,054       $  --       $ 34,720
                         ========    =======      =======       ======      ========

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                  For the three months ended February 28, 1998

                                   Guarantor   Nonguarantor              Consolidated
                         Parent   Subsidiaries Subsidiaries Eliminations    Total
                        --------  ------------ ------------ ------------ ------------
                                           (Amounts In thousands)
Cash flows from
 operating activities:
  Net cash provided
   from (used in)
   operations.......... $ (8,027)    $1,919       $1,291       $ (524)     $ (5,341)
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired.......  (10,641)       --           --           --        (10,641)
  Plant and equipment
   additions...........     (819)      (537)        (529)         --         (1,885)
  Investments in and
   advances to
   subsidiaries, net...     (772)       --           248          524           --
                        --------     ------       ------       ------      --------
    Net cash provided
     from (used in)
     investing
     activities........  (12,232)      (537)        (281)         524       (12,526)
Cash flows from
 financing activities:
  Decrease in term
   debt................      (13)       --          (109)         --           (122)
  Increase in notes
   payable, banks......   19,000        --         1,644          --         20,644
  Increase (decrease)
   in cash overdraft...      702         26       (1,232)         --           (504)
  Proceeds from
   issuance of common
   stock...............      158        --           --           --            158
  Treasury stock, net..        4        --           --           --              4
  Preferred stock
   dividends...........     (374)       --           --           --           (374)
                        --------     ------       ------       ------      --------
    Net cash provided
     from financing
     activities........   19,477         26          303          --         19,806
Effect of translation
 adjustments on cash...      --         320         (570)         --           (250)
                        --------     ------       ------       ------      --------
Cash and cash
 equivalents:
  Increase (decrease)
   in cash.............     (782)     1,728          743          --          1,689
  Beginning of year....    2,764      1,170        2,504          --          6,438
                        --------     ------       ------       ------      --------
  End of period........ $  1,982     $2,898       $3,247       $  --       $  8,127
                        ========     ======       ======       ======      ========

                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of February 28, 1999

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts in thousands)
Assets
Current assets:
  Cash and cash
   equivalents..........  $    763    $  2,903     $ 31,054    $      --     $ 34,720
  Accounts receivables,
   net..................    60,175      62,415      106,772       (82,416)    146,946
  Inventories, net......    16,452      15,382       80,717          (116)    112,435
  Other current assets..     1,562       1,478       18,092           --       21,132
                          --------    --------     --------    ----------    --------
  Total current assets..    78,952      82,178      236,635       (82,532)    315,233
  Investments in
   subsidiaries.........   118,394      14,718        3,250      (136,362)        --
  Property, plant, and
   equipment, net.......    23,734      11,035       41,105           --       75,874
  Goodwill, net.........    16,451      92,029      192,009           --      300,489
  Other non-current
   assets and deferred
   charges, net.........   108,024     241,854        5,628      (322,195)     33,311
                          --------    --------     --------    ----------    --------
    Total assets........  $345,555    $441,814     $478,627    $ (541,089)   $724,907
                          ========    ========     ========    ==========    ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  1,911    $      --     $  1,911
Notes payable to banks..       --          --           383           --          383
Cash overdrafts.........       --          238       14,774           --       15,012
Accounts payable........    40,877      40,377       78,675       (85,021)     74,908
Accrued expenses........    16,926      42,599       74,626           --      134,151
                          --------    --------     --------    ----------    --------
Total current
 liabilities............    57,803      83,214      170,369       (85,021)    226,365
Notes payable, bank
 credit agreement.......     3,000     182,146          --            --      185,146
Senior subordinated
 notes..................   131,636      74,054          --            --      205,690
Junior subordinated
 payment in kind note...    41,200         --           --            --       41,200
Other long-term debt,
 less current
 maturities.............     6,000         --       316,644      (319,074)      3,570
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     6,347         --           --            --        6,347
Post-retirement benefit
 liability..............    14,799         --           --            --       14,799
Minimum pension
 liability..............     3,135         --           --            --        3,135
Other long-term
 liabilities............       475        (241)       7,030          (123)      7,141
                          --------    --------     --------    ----------    --------
                           264,395     339,173      494,043      (404,218)    693,393
Redeemable convertible
 preferred stock........    24,000         --           --            --       24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (6,347)        --           --            --       (6,347)
Treasury stock, at cost.    (4,712)        --           --            --       (4,712)
                          --------    --------     --------    ----------    --------
                            12,941         --           --            --       12,941
Common stock............    90,354     107,267       14,960      (122,227)     90,354
Common stock warrants...    20,000         --           --            --       20,000
Minimum pension
 liability..............    (3,135)        --           --            --       (3,135)
Foreign currency
 translation
 adjustments............    (8,522)    (34,650)      (4,683)          --      (47,855)
Retained earnings
 (accumulated deficit)..   (29,783)     30,024      (25,693)      (14,644)    (40,096)
                          --------    --------     --------    ----------    --------
                            68,914     102,641      (15,416)     (136,871)     19,268
Less treasury stock, at
 cost...................      (695)        --           --            --         (695)
                          --------    --------     --------    ----------    --------
                            68,219     102,641      (15,416)     (136,871)     18,573
                          --------    --------     --------    ----------    --------
    Total liabilities
     and shareholders'
     equity.............  $345,555    $441,814     $478,627    $ (541,089)   $724,907
                          ========    ========     ========    ==========    ========

                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
                                             (Amounts In thousands)
Assets
Current assets:
  Cash and cash
   equivalents..........  $    849    $  5,381     $ 20,571    $     --      $ 26,801
  Accounts receivables,
   net..................    52,303      32,643      133,868      (46,121)     172,693
  Inventories, net......    16,720      18,255       88,369         (311)     123,033
  Other current assets..     1,921         759       16,459          --        19,139
                          --------    --------     --------    ---------     --------
  Total current assets..    71,793      57,038      259,267      (46,432)     341,666
  Investments in
   subsidiaries.........   112,268      13,869        3,197     (129,334)         --
  Property, plant, and
   equipment, net.......    21,906      10,908       45,091          --        77,905
  Goodwill, net.........    15,765      89,590      218,758          --       324,113
  Other non-current
   assets and deferred
   charges, net.........   107,666     259,055        5,787     (339,550)      32,958
                          --------    --------     --------    ---------     --------
    Total assets........  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  2,110    $     --      $  2,110
Notes payable to banks..       --          --           410          --           410
Cash overdrafts.........       --           21       15,043          --        15,064
Accounts payable........    32,782      24,750       84,107      (46,317)      95,322
Accrued expenses........    16,458      42,193       77,513          --       136,164
                          --------    --------     --------    ---------     --------
Total current
 liabilities............    49,240      66,964      179,183      (46,317)     249,070
Notes payable, bank
 credit agreement.......       --      182,145          --           --       182,145
Senior notes............    22,500         --           --           --        22,500
Senior subordinated
 notes..................    95,946      74,054          --           --       170,000
Junior subordinated
 payment in kind note...    40,000         --           --           --        40,000
Other long-term debt,
 less current
 maturities.............     9,409         --       322,997     (328,291)       4,115
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     6,987         --           --           --         6,987
Post-retirement benefit
 liability..............    14,418         --           --           --        14,418
Minimum pension
 liability..............     3,135         --           --           --         3,135
Other long-term
 liabilities............       475        (217)       7,366         (113)       7,511
                          --------    --------     --------    ---------     --------
                           242,110     322,946      509,546     (374,721)     699,881
Redeemable convertible
 preferred stock........    24,000         --           --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (6,987)        --           --           --        (6,987)
Treasury stock, at cost.    (4,883)        --           --           --        (4,883)
                          --------    --------     --------    ---------     --------
                            12,130         --           --           --        12,130
Common stock............    90,354     107,243       14,960     (122,203)      90,354
Common stock warrants...    20,000         --           --           --        20,000
Minimum pension
 liability..............    (3,135)        --           --           --        (3,135)
Foreign currency
 translation
 adjustments............   (12,547)       (313)      (9,738)         --       (22,598)
Retained earnings
 (accumulated deficit)..   (18,819)        584       17,332      (18,392)     (19,295)
                          --------    --------     --------    ---------     --------
                            75,853     107,514       22,554     (140,595)      65,326
Less treasury stock, at
 cost...................      (695)        --           --           --          (695)
                          --------    --------     --------    ---------     --------
                            75,158     107,514       22,554     (140,595)      64,631
                          --------    --------     --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors, Tokheim Corporation

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, cash flows and shareholders' equity present fairly, in all material respects, the financial position of Tokheim Corporation and its subsidiaries at November 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

February 19, 1999
Fort Wayne, Indiana

                       CONSOLIDATED STATEMENT OF EARNINGS

             for the years ended November 30, 1998, 1997, and 1996
                (Amounts in thousands except dollars per share)

                                                     1998      1997      1996
                                                   --------  --------  --------
Net sales........................................  $466,440  $385,469  $279,733
Cost of sales, exclusive of items listed below...   345,031   283,932   210,223
Selling, general, and administrative expenses....    79,819    68,167    51,667
Depreciation and amortization....................    13,136     9,232     5,028
Merger and acquisition costs and other unusual
 items...........................................    13,685     3,493     6,459
                                                   --------  --------  --------
Operating profit.................................    14,769    20,645     6,356
Interest expense (net of interest income of $822,
 $837 and $602, respectively)....................    19,257    16,451     7,191
Foreign currency (gain) loss.....................    (1,442)       48       159
Minority interest in subsidiaries................       327       394       393
Other income, net................................      (675)   (1,445)     (158)
                                                   --------  --------  --------
Earnings (loss) before income taxes and
 extraordinary loss..............................    (2,698)    5,197    (1,229)
Income taxes.....................................     1,046     1,217       780
                                                   --------  --------  --------
Earnings (loss) before extraordinary loss........    (3,744)    3,980    (2,009)
Extraordinary loss on debt extinguishment........   (23,924)   (1,886)      --
                                                   --------  --------  --------
Net earnings (loss)..............................   (27,668)    2,094    (2,009)
Preferred stock dividends ($1.94 per share)......    (1,484)   (1,512)   (1,543)
                                                   --------  --------  --------
Earnings (loss) applicable to common stock.......  $(29,152) $    582  $ (3,552)
                                                   ========  ========  ========
Earnings (loss) per common share:
  Basic
    Before extraordinary loss....................  $  (0.46) $   0.31  $  (0.45)
    Extraordinary loss on debt extinguishment....     (2.10)    (0.23)      --
                                                   --------  --------  --------
    Net earnings (loss)..........................  $  (2.56) $   0.08  $  (0.45)
                                                   ========  ========  ========
    Weighted average shares outstanding..........    11,371     8,042     7,940
                                                   ========  ========  ========
  Diluted
    Before extraordinary loss....................  $  (0.46) $   0.27  $  (0.45)
    Extraordinary loss on debt extinguishment....     (2.10)    (0.21)      --
                                                   --------  --------  --------
    Net earnings (loss)..........................  $  (2.56) $   0.06  $  (0.45)
                                                   ========  ========  ========
    Weighted average shares outstanding..........    11,371     9,005     7,940
                                                   ========  ========  ========


    The accompanying notes are an integral part of the financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             for the years ended November 30, 1998, 1997, and 1996
                             (Amounts in thousands)

                                                    1998      1997      1996
                                                  --------  --------  --------
Cash Flows From Operating Activities:
  Net earnings (loss)............................ $(27,668) $  2,094  $ (2,009)
  Adjustments to reconcile net earnings (loss) to
   net cash provided from operating activities:
    Write-off of in-process research and
     development.................................    5,879       --        --
    Extraordinary loss on debt extinguishment....   23,924     1,886       --
    Depreciation and amortization................   13,136     9,232     5,028
    Gain on sale of property, plant, and
     equipment...................................      (36)     (408)      (59)
    Deferred income taxes........................     (431)     (139)     (251)
    Changes in assets and liabilities (net of
     effects of the acquisitions in 1998 and
     1996):
      Receivables, net...........................  (21,439)    4,254     2,363
      Inventories................................    4,327     5,975    (2,626)
      Other current assets.......................    3,185    (2,001)    5,987
      Accounts payable...........................    7,691     5,116    (1,425)
      Accrued expenses...........................    6,370    (3,395)    4,249
      Other......................................   (5,148)   (1,412)   (5,360)
                                                  --------  --------  --------
        Net cash provided from operating
         activities..............................    9,790    21,202     5,897
                                                  --------  --------  --------
Cash Flows From Investing Activities:
  Acquisitions, net of cash acquired............. (110,641)      --    (52,105)
  Property, plant, and equipment additions.......  (14,548)  (11,154)   (3,061)
  Proceeds from sale of property, plant and
   equipment.....................................      775       760     1,087
                                                  --------  --------  --------
        Net cash used in investing activities.... (124,414)  (10,394)  (54,079)
                                                  --------  --------  --------
Cash Flows From Financing Activities:
  Proceeds from senior notes.....................   22,500       --        --
  Proceeds from senior subordinated notes........      --        --    100,000
  Redemption of senior subordinated notes........  (90,000)  (10,000)      --
  Payments on term and other debt................   (4,267)   (3,747)  (31,800)
  Net increase (decrease) in notes payable,
   banks.........................................  158,769     1,770    (5,044)
  Net increase in cash overdraft.................    3,571     1,874     7,237
  Debt issuance costs............................  (16,157)      --    (11,506)
  Proceeds from issuance of common stock.........   74,057     1,706        42
  Equity issuance costs..........................   (4,858)      --        --
  Treasury stock, net............................     (719)     (496)     (370)
  Premiums paid on debt extinguishment...........  (15,743)   (1,390)      --
  Preferred stock dividends......................   (1,484)   (1,512)   (1,543)
                                                  --------  --------  --------
        Net cash provided from (used in)
         financing activities....................  125,669   (11,795)   57,016
                                                  --------  --------  --------
Effect of translation adjustments on cash........    9,318    (2,389)   (4,482)
                                                  --------  --------  --------
  Increase (decrease) in cash....................   20,363    (3,376)    4,352
Cash and cash equivalents:
  Beginning of year..............................    6,438     9,814     5,462
                                                  --------  --------  --------
  End of year.................................... $ 26,801  $  6,438  $  9,814
                                                  ========  ========  ========

    The accompanying notes are an integral part of the financial statements.

                           CONSOLIDATED BALANCE SHEET
                        as of November 30, 1998 and 1997
                             (Amounts in thousands)

                                                                1998     1997
                                                              -------- --------
Assets
Current assets:
  Cash and cash equivalents.................................. $ 26,801 $  6,438
  Accounts receivable, less allowance for doubtful accounts
   of $2,115 and $1,392, respectively........................  172,693   83,011
  Inventories:
    Raw materials and supplies...............................   70,545   29,427
    Work in process..........................................   27,418   27,514
    Finished goods...........................................   25,070    7,406
                                                              -------- --------
                                                               123,033   64,347
  Other current assets.......................................   19,139    6,705
                                                              -------- --------
    Total current assets.....................................  341,666  160,501

Property, plant and equipment, at cost:
  Land and land improvements.................................    5,644    4,679
  Buildings and building improvements........................   41,803   27,956
  Machinery and equipment....................................   97,138   70,068
  Construction in progress...................................    6,041    4,514
                                                              -------- --------
                                                               150,626  107,217
    Less accumulated depreciation............................   72,721   64,682
                                                              -------- --------
                                                                77,905   42,535
Other tangible assets........................................    4,873    3,615
Goodwill, net................................................  324,113   67,695
Other non-current assets and deferred charges, net...........   28,085   16,273
                                                              -------- --------
    Total assets............................................. $776,642 $290,619
                                                              ======== ========


    The accompanying notes are an integral part of the financial statements.

                           CONSOLIDATED BALANCE SHEET
                       as of November 30, 1998, and 1997
                (Amounts in thousands except dollars per share)

                                                              1998      1997
                                                            --------  --------
Liabilities and Shareholders' Equity
Current liabilities:
  Current maturities of long-term debt....................  $  2,110  $  2,391
  Notes payable to banks..................................       410        98
  Cash overdrafts.........................................    15,064    10,575
  Accounts payable........................................    95,322    54,597
  Accrued expenses........................................   136,164    51,190
                                                            --------  --------
    Total current liabilities.............................   249,070   118,851
Notes payable, bank credit agreement......................   182,145    24,090
Senior notes..............................................    22,500       --
Senior subordinated notes.................................   170,000    90,000
Junior subordinated payment-in-kind notes.................    40,000       --
Other long-term debt, less current maturities.............     4,115     4,397
Guaranteed Employees' Stock Ownership Plan (ESOP)
 obligation...............................................     6,987     9,429
Post-retirement benefit liability.........................    14,418    14,378
Minimum pension liability.................................     3,135     2,173
Other long-term liabilities...............................     7,511     6,830
                                                            --------  --------
                                                             699,881   270,148
                                                            --------  --------
Commitments and contingencies (Note 21)
Redeemable convertible preferred stock, at liquidation
 value of $25 per share, 1,700 shares authorized, 960
 shares issued............................................    24,000    24,000
Guaranteed Employees' Stock Ownership Plan (ESOP)
 obligation...............................................    (6,987)   (9,429)
Treasury stock, at cost, 195 and 189 shares,
 respectively.............................................    (4,883)   (4,718)
                                                            --------  --------
                                                              12,130     9,853
                                                            --------  --------
Preferred stock, no par value; 3,300 shares authorized and
 unissued.................................................       --        --
Common stock, no par value; 30,000 shares authorized,
 12,698 and 8,232 shares issued, respectively.............    90,354    21,158
Common stock warrants.....................................    20,000       --
Minimum pension liability.................................    (3,135)   (2,173)
Foreign currency translation adjustments..................   (22,598)  (18,048)
Retained earnings (accumulated deficit)...................   (19,295)    9,821
                                                            --------  --------
                                                              65,326    10,758
Treasury stock, at cost, 38 and 9 shares, respectively....      (695)     (140)
                                                            --------  --------
                                                              64,631    10,618
                                                            --------  --------
    Total liabilities and shareholders' equity............  $776,642  $290,619
                                                            ========  ========

    The accompanying notes are an integral part of the financial statements.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              For the years ended November 30, 1998, 1997 and 1996
                             (Amounts in thousands)

                             Common Stock                                      Foreign     Retained       Total
                         --------------------          Guaranteed  Minimum    Currency     Earnings      Common
                         Outstanding Treasury             ESOP     Pension   Translation (Accumulated Shareholders'
                           Amount     Amount  Warrants Obligation Obligation Adjustments   Deficit)      Equity
                         ----------- -------- -------- ---------- ---------- ----------- ------------ -------------
Balance at November 30,
 1995...................   $19,409    $(231)  $   --     $(786)    $(3,868)   $ (3,542)    $ 12,815      $23,797
 Stock options
  exercised.............        43      --        --       --          --          --           --            43
 Employee termination
  benefits..............       --        11       --       --          --          --           --            11
 Treasury stock
  purchases.............       --        28       --       --          --          --           --            28
 Decrease in guaranteed
  ESOP obligation.......       --       --        --       483         --          --           --           483
 Minimum pension
  liability adjustment..       --       --        --       --          620         --           --           620
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --       (3,729)         --        (3,729)
 Net loss...............       --       --        --       --          --          --        (2,009)      (2,009)
 Treasury stock
  transactions..........       --       --        --       --          --          --           (23)         (23)
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,543)      (1,543)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1996...................   $19,452    $(192)  $   --     $(303)    $(3,248)   $ (7,271)    $  9,240      $17,678
 Stock options
  exercised.............     1,706      --        --       --          --          --           --         1,706
 Treasury stock
  purchases.............       --        52       --       --          --          --           --            52
 Decrease in guaranteed
  ESOP obligation.......       --       --        --       303         --          --           --           303
 Minimum pension
  liability adjustment..       --       --        --       --        1,075         --           --         1,075
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --      (10,777)         --       (10,777)
 Net earnings...........       --       --        --       --          --          --         2,094        2,094
 Treasury stock
  transactions..........       --       --        --       --          --          --            (1)          (1)
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,512)      (1,512)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1997...................   $21,158    $(140)  $   --       --      $(2,173)   $(18,048)    $  9,821      $10,618
 Stock options
  exercised.............     1,472      --        --       --          --          --           --         1,472
 Common stock offering..    67,724      --        --       --          --          --           --        67,724
 Common stock warrants
  issued................       --       --     20,000      --          --          --           --        20,000
 Treasury stock
  purchases.............       --      (555)      --       --          --          --           --          (555)
 Minimum pension
  liability adjustment..       --       --        --       --         (962)        --           --          (962)
 Foreign currency
  translation
  adjustments...........       --       --        --       --          --       (4,550)         --        (4,550)
 Net (loss).............       --       --        --       --          --          --       (27,668)     (27,668)
 Minority interest
  dividends.............       --       --        --       --          --          --            36           36
 Preferred stock
  dividends.............       --       --        --       --          --          --        (1,484)      (1,484)
                           -------    -----   -------    -----     -------    --------     --------      -------
Balance at November 30,
 1998...................   $90,354    $(695)  $20,000    $ --      $(3,135)   $(22,598)    $(19,295)     $64,631
                           =======    =====   =======    =====     =======    ========     ========      =======

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Amounts in thousands except dollars per share)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation--The Consolidated Financial Statements include the accounts of Tokheim Corporation and its wholly- and majority-owned subsidiaries (the "Company"). The Consolidated Financial Statements include 100% of the assets and liabilities of these subsidiaries, with the ownership interest of minority participants recorded as minority interest. All significant intercompany accounts and transactions have been eliminated in consolidation. In September 1996, the Company acquired the petroleum dispenser business ("Sofitam") of Sofitam, S.A., in December 1997, the Company acquired Management Solutions Inc ("MSI"), and in September 1998, the Company acquired the fuel dispenser systems and service business (the "RPS Division") of Schlumberger Limited. The accounts of these three acquired companies are included in the Consolidated Financial Statements since the respective dates listed above. (See Note 2.)

  Nature of Operations--The Company engages principally in the design, manufacture and servicing of electronic and mechanical petroleum dispensing marketing systems, including service station equipment, point-of-sale control systems, and card- and cash-activated transaction systems for customers around the world. The Company markets its products through subsidiaries located throughout the world and has major facilities in the United States, France, Canada, Germany, Italy, the Netherlands, Scotland, and South Africa.

  Translation of Foreign Currency--The financial position, results of operations and cash flows of the Company's foreign subsidiaries are measured using local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange at the balance sheet date. Translation gains and losses are deferred as a separate component of shareholders' equity. Aggregate foreign currency transaction gains and losses are included in determining net earnings.

  Risks and Uncertainties--The Company is not dependent on any single customer, group of customers, market, geographic area or supplier of materials, labor or services. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The more significant areas requiring the use of management's estimates include allowances for obsolete inventory and uncollectible receivables, product warranty claims, environmental and product liabilities, postretirement, pension, and other employee benefits, valuation allowances for deferred tax assets, future obligations associated with the Company's restructuring plans, future cash flows associated with assets, and useful lives for depreciation and amortization. Actual results could differ from these estimates, making it reasonably possible that a change in certain of these estimates could occur in the near term. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times, cash in United States banks may exceed FDIC insurance limits. Concentration of credit risk with respect to trade receivables is considered to be minimal due to the Company's large customer base and ongoing control procedures, which monitor the credit worthiness of customers.

  Fair Value of Financial Instruments--The fair value of cash and cash equivalents, trade receivables, and accounts payable approximates the carrying value because of the short-term maturities of these financial instruments.

  The interest rate on the Company's bank credit agreement (the "New Credit Agreement") fluctuates with current market rates. Consequently, the carrying value of the New Credit Agreement approximates the market prices for the same or similar issues in future periods. The estimated fair value of the Company's 12.0% senior subordinated notes (the "Senior Subordinated Seller Notes") and the Company's 12.5% senior notes due 2005 (the "Senior Notes") approximated the carrying value at November 30, 1998 since both notes were redeemed at face value on January 29, 1999. The Company estimates that the fair value of the $40,000 Junior

                (Amounts in thousands except dollars per share)


Subordinated 12.0% Payment-in-Kind notes (the "Junior Notes") approximated the carrying value at November 30, 1998 as there were no significant changes in the market conditions or risks related to these notes during the two month period between the time when the notes were issued on September 30, 1998 and November 30, 1998.

  The fair value of the Company's $20,000 common stock warrants (the "Warrants") approximates $21,795 at November 30, 1998. This amount is computed based on the Company's November 30, 1998 common stock price of $8.625 per share less the nominal consideration to be received if exercised.

  The fair value of the Company's convertible preferred stock, which is held in the Trust of the Company's Retirement Savings Plan ("RSP"), approximates the carrying value, as such stock is not traded in the open market, and the value at conversion is equal to a fixed redemption value in cash or equivalent amounts of common stock.

  Inventory Valuation--Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  Property and Depreciation--Depreciation of plant and equipment is generally determined on a straight-line basis over the estimated useful lives of the assets. Upon retirement or sale of assets, the cost of the disposed assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. These gains and losses are accumulated and shown as a component of other income, net in the statement of earnings. Buildings are generally depreciated over 40 years. Machinery and equipment are depreciated over periods ranging from five to ten years. Expenditures for normal repairs and maintenance are charged to expense as incurred. Expenditures for improving or rebuilding existing assets which extend the useful life of the assets are capitalized.

  Software and Research and Development Costs--Costs incurred to address year 2000 issues are expensed when incurred. Costs incurred related to software developed or obtained for internal use are capitalized during the application development stage of the software development and are amortized over 3 years. Amortization of capitalized software development costs offered for sale is provided over the estimated economic useful life of the software product on a straight-line basis, generally three to four years. Unamortized software costs included in other non-current assets were $8,711, and $1,089 at November 30, 1998 and 1997, respectively. The amounts amortized and charged to expense in 1998, 1997 and 1996 were $2,025, $260 and $163, respectively. Included in unamortized software costs at November 30, 1998 is approximately $4,850 related to software technology costs capitalized in connection with the acquisition of MSI.

  All other product development expenditures are charged to research and development expense in the period incurred. These expenses amounted to $21,080, $18,284 and $15,909 in 1998, 1997 and 1996, respectively. In addition to these expenses, the Company wrote off $5,879 of in-process research and development expenses in connection with the acquisition of MSI and the related purchase price allocation. See Note 2 for additional information.

  Goodwill and Other Intangible Assets--Goodwill is amortized on a straight-line basis over 40 years. The Company will continue to review facts and circumstances to determine whether the remaining estimated useful life of goodwill warrants revision or whether the carrying amount may not be recoverable, using profitability projections to assess whether future operating income on a non-discounted basis is likely to exceed the amortization over the remaining life of the goodwill. The amounts amortized and charged to expense in 1998, 1997 and 1996 were approximately $2,709, $1,490 and $420, respectively. Accumulated amortization of goodwill at November 30, 1998 and 1997 was $4,619 and $1,910, respectively. The Company is in the process of valuing certain tangible and intangible assets acquired with the RPS Division and will finalize the

                (Amounts in thousands except dollars per share) preliminary purchase price allocation upon completion of these valuations. The goodwill recorded in connection with the RPS Division is currently being amortized over 40 years. The Company will determine the appropriate amounts and useful lives of the identified intangible assets upon completion of the valuations. Finalization of the purchase price allocation is not expected to have a material impact on the Company's financial position or results of operations as of and for the year ended November 30, 1998.

  Other non-current assets and deferred charges consist primarily of debt issuance costs. These costs are amortized over the terms of the related debt agreements on a straight-line basis, which is not materially different from the effective interest method, with periods ranging from six to eight years. Amortization of these deferred charges included in interest expense at November 30, 1998, 1997 and 1996 was $1,658, $1,623, and $401, respectively. During
1998, the Company capitalized $16,160 of debt issuance costs incurred in connection with the acquisition of the RPS Division and related financing and charged $6,666 of deferred debt issuance costs to extraordinary loss on debt extinguishment. During 1997, the Company charged $496 of deferred bond issuance costs to extraordinary loss on debt extinguishment. This amount represents the write-off of a proportionate share of the original unamortized deferred issuance cost incurred in connection with the issuance of the senior subordinated notes for the acquisition of Sofitam. During 1996, the Company wrote-off approximately $233 of deferred debt issuance costs and capitalized approximately $11,506 of costs incurred in connection with the refinancing of the Company's preexisting debt and issuance of senior subordinated notes. Accumulated amortization of other non-current assets and deferred charges at November 30, 1998 and 1997 was $420 and $2,520, respectively.

  Advertising and Promotion--All costs associated with advertising and product promotion are expensed in the period incurred. These expenses amounted to $3,577, $2,687 and $2,268 in 1998, 1997 and 1996, respectively.

  Income Taxes--The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." The provision for income taxes includes federal, foreign, state and local income taxes currently payable as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No additional U.S. income taxes or foreign withholding taxes have been provided on accumulated earnings of foreign subsidiaries approximating $20,543 which are expected to be reinvested indefinitely. (See Note 15).

  Environmental Cleanup Matters--The Company adopted The American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 96-1, "Environmental Remediation Liabilities" during 1998. This SOP did not have a material impact on the Company's financial position, results of operations or cash flows for 1998. The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site by site basis and records a liability at the time when the associated expenses can be reasonably estimated.

  New Accounting Pronouncements

  SFAS No. 129, "Disclosure of Information about Capital Structure," was adopted during the first quarter of the fiscal year ended November 30, 1998. This statement did not have a material impact on the Company's financial position, results of operations or cash flows as disclosure requirements did not change for the

                (Amounts in thousands except dollars per share)


Company with this new statement. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," are effective for the year ending November 30, 1999. In the opinion of management, these statements will not have a material impact on the Company's financial position, results of operations, or cash flows since they are "disclosure only" standards. The Company is currently evaluating the impact that SFAS No. 131 will have on its current segment groupings. SFAS No. 130, "Reporting Comprehensive Income," is effective for the year ending November 30, 1999. Due to the significance of the foreign currency translation adjustments recorded, comprehensive income would have been less than reported net earnings or reduced net loss had SFAS No. 130 been adopted. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and is effective for the year ending November 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives in the balance sheet as either assets or liabilities and measures them at fair value. Certain disclosures concerning the designation and assessment of hedging relationships are also required. Management has not yet determined the impact of this statement on the Company's consolidated financial statements.

  SOP No. 97-2 "Software Revenue Recognition," is effective for the Company for the year ended November 30, 1999. SOP No. 97-2 supersedes SOP No. 91-1 and provides more specific guidance on revenue recognition related to software products. The Company does not expect the adoption of SOP No. 97-2 to have a material impact on the Company's financial position, results of operations or cash flows.

  Product Warranty Costs--Anticipated costs related to product warranty are expensed in the period of sale.

  Cash Flows--For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with an initial maturity of 90 days or less to be cash equivalents.

  Supplemental disclosures of cash flow information:

                                                        1998    1997     1996
                                                      -------- ------- --------
   Cash paid during the year for interest............ $ 15,930 $15,204 $  4,918
   Cash paid during the year for income taxes........    1,194     921    1,013
   Senior Subordinated Seller Notes issued in
    connection with the RPS acquisition..............  170,000     --       --
   Junior Notes issued in connection with the RPS
    acquisition......................................   40,000     --       --
   Liabilities assumed in the Acquisitions including
    accrued merger and acquisition costs.............  101,830     --   123,575

  Reclassifications--Certain prior year amounts in these financial statements have been reclassified to conform with the current year presentation.

2. ACQUISITIONS

  Acquisition of MSI--In December 1997, the Company acquired MSI. MSI develops and distributes retail automation systems (including Point of Sale ("POS") software), primarily for the convenience store, petroleum dispensing and fast food service industries. The Company paid MSI's stockholders an initial amount of $12,000. The Company is also obligated to make contingent payments of up to $13,200 over the years 1998, 1999 and 2000 based upon MSI's performance. The $13,200 consists of $8,000 of additional purchase price, $2,600 related to a non-compete agreement, and $2,600 of additional employee compensation. The Company borrowed funds for the initial purchase price under the Company's Old Credit Agreement.

                (Amounts in thousands except dollars per share)


  The MSI acquisition has been accounted for as a purchase, and accordingly, the results of operations of MSI have been included in the Company's Consolidated Financial Statements since the date of acquisition. Assets of approximately $2,700 were acquired and liabilities of approximately $1,400 were assumed and have been recorded at their determined fair values. An independent valuation was performed for intangible assets acquired. As such, intangible software technology was recorded which is being amortized over four years and $5,879 was allocated to in-process research and development projects that have not reached technological feasibility and have no alternative future use. This amount was charged to operations at the date of acquisition and is included in merger and acquisition costs and other unusual items in the consolidated statement of earnings. The portion of the contingent payments that do not relate to employee compensation will be allocated to various intangible assets and goodwill and amortized over periods ranging from four to twelve years, if payments are required. The Company was not required to make any contingent purchase price payments for the year ended November 30, 1998.

  As of the acquisition date, MSI was developing the CVN POS(TM) for Windows(R) solution (CVN Windows) in order to provide a next-generation comprehensive point of sale (POS) software application in the convenience store, petroleum dispensing and fast food service industries. CVN Windows will incorporate a graphical user interface with touch screen controls and allow the system to be used with most POS systems. CVN Windows was under development for approximately two years and was in the alpha testing stage at the time of the acquisition. At the date of acquisition, approximately 85% of the research and development costs related to CVN Windows had been incurred, based on remaining costs to complete development, testing and quality assurance. The Company expects to complete the development tasks for CVN Windows remaining at November 30, 1998 by May 31, 1999, with projected expenditures of approximately $1,000.

  To determine the fair value of acquired IPR&D and other identifiable intangible assets, the Company used an independent appraisal which utilized standard appraisal methodologies. The appraisal procedures performed to establish the fair value of IPR&D involved projected cash flows for CVN Windows over the next five years, commensurate with its useful life, net of capital charges for all employed intangible and tangible assets, and discounted to present value, using a discount rate that reflected a 700 basis point risk premium reflective of the in process nature of the remaining activities. This risk assessment reflects uncertainty related to the Company's ability to successfully integrate remaining functionality and performance features into the CVN Windows product, combined with the added complexity of porting legacy DOS functionality onto a Windows platform. If the Company is delayed in its market entry with the completed CVN Windows product, it could adversely affect future operations.

  RPS Division Acquisition--On September 30, 1998 the Company completed the Acquisition of the RPS Division for a purchase price equal to $330,000, of which $100,000 of which was paid in cash borrowed under the terms of the New Credit Agreement as well as $22,500 of Senior Notes. The $210,000 seller note portion of the purchase price consisted of $40,000 in Junior Notes, and $170,000 in Senior Subordinated Seller Notes. $20,000 of the purchase price was paid in the form of Warrants. See Note 7, 8 and 12 for additional information on the debt and warrant instruments used to finance the Acquisition.

  The RPS Division is a leading manufacturer and servicer of fuel dispensing systems in Western Europe.

  The Acquisition has been accounted for as a purchase and the RPS Division's results of operations have been included in the Consolidated Financial Statements of the Company from the date of acquisition. The purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on the RPS Division's net book value of assets as of September 30, 1998, as adjusted, which is estimated to approximate fair value. The purchase price allocated under this assumption is preliminary and exceeded the estimated fair value of tangible net assets acquired by $263,389, which has been recorded as goodwill. The Company is in the

                (Amounts in thousands except dollars per share)


process of valuing certain tangible and intangible assets acquired with the RPS Division and will finalize the preliminary purchase price allocation upon completion of these valuations. The goodwill recorded in connection with the RPS Division is currently being amortized over 40 years. The Company will determine the appropriate amounts and useful lives of the identified intangible assets upon completion of the valuations. Finalization of the purchase price allocation is not expected to have a material impact on the Company's financial position or results of operations as of and for the year ended November 30, 1998. The Company is to reimburse Schlumberger Limited for cash (net of adjustments) that remained in the RPS Division at the date of closing of the Acquisition. This amount is currently estimated to be approximately $6,500. It is anticipated that this payment will be made in the second quarter of 1999 using the revolving working capital facility under the New Credit Agreement.

  Included in accrued liabilities are certain costs the Company will incur to effect an integration and rationalization plan for the RPS Division's operations. These costs represent involuntary termination costs and other closure costs in connection with closing redundant manufacturing and service operations. These accrued costs do not include costs associated with consolidation of previously existing Tokheim subsidiaries, which will be expensed as incurred or separately accrued once all criteria for accrual are met, nor do these costs benefit future periods. The Company expects the integration and rationalization plan to be completed by the end of the year 2001. The table below summarizes the accrued liability by major category and initiatives:

   Involuntary employee termination benefits for approximately 540 employees.......................................................... $18,617
   Facility closure and other closure costs............................     482
   Lease and contract termination fees.................................   1,195
                                                                        -------
     Total accrued integration and rationalization costs............... $20,294
                                                                        =======

  During 1998, approximately $371 was charged against the accrual, primarily for employee termination costs.

  The table below summarizes the acquisition liabilities as they relate to the consolidation plan for Sofitam which was established in 1996. The amounts do not include costs associated with consolidation of previously-existing Tokheim subsidiaries, which were or will be expensed as incurred, nor do they reflect costs expected to provide benefits in future periods. The Company expects the consolidation plan to be completed by the end of 1999. (See Note 3 for additional information regarding the Company's consolidation plan.)

                                                  Charged to
                                November 30, 1997 Acquisition November 30, 1998
             Item                    Balance        Accrual        Balance
             ----               ----------------- ----------- -----------------
Involuntary employee
 termination benefits (A)......      $4,124         $2,279         $1,845
Asset write-off and disposal
 costs (B).....................       2,232            154          2,078
Leases and other contract
 terminations costs............         941            863             78
                                     ------         ------         ------
                                     $7,297         $3,296         $4,001
                                     ======         ======         ======

                         November 30, 1996 Adjustments
                             Original          to      Charged to
                            Acquisition    Acquisition Acquisition November 30, 1997
          Item                Accrual        Accrual     Accrual        Balance
          ----           ----------------- ----------- ----------- -----------------
Involuntary employee
 termination benefits
 (A)....................      $6,651          $(186)     $2,341         $4,124
Asset write-off and
 disposal costs (B).....       2,108            183          59          2,232
Leases and other
 contract terminations
 costs..................       1,040            700         799            941
                              ------          -----      ------         ------
                              $9,799          $ 697      $3,199         $7,297
                              ======          =====      ======         ======

--------
(A) Approximately 300 employees included in the original consolidation plan.
(B) For 9 locations under the original consolidation plan.

                (Amounts in thousands except dollars per share)

  The following unaudited pro forma information summarizes consolidated results of operations of Tokheim, the RPS Division and MSI as if the acquisitions had occurred at the beginning of 1998 and 1997. These unaudited pro forma results include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on December 1, 1997 or 1996, or future results of operations. The Company is in the process of closing several redundant manufacturing, sales, service and administrative operations as part of the integration and rationalization plans discussed above. Anticipated synergies from the merger of Tokheim, the RPS Division and MSI have been excluded from the amounts included in the pro forma summary information presented below.

                                                                 Unaudited
                                                                Years Ended
                                                               November 30,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
   Net sales................................................ $743,623  $737,520
   Net loss.................................................  (49,189)  (37,966)
   Net loss per common share (Basic and Diluted)............    (4.67)    (3.48)

3. MERGER AND ACQUISITION COSTS AND OTHER UNUSUAL ITEMS

  For the years ended November 30, 1998, 1997 and 1996, the Company identified certain expenses related primarily to the acquisition of the RPS Division in 1998 and the acquisition of Sofitam in 1996. These costs, although not uncommon to the Company's industry, are considered by the Company to be attributable to the purchase and integration of the acquired companies or otherwise significant enough in size or unusual enough in nature to warrant separate disclosure. These costs are shown in aggregate as a single operating line item, "Merger and acquisition costs and other unusual items," on the Consolidated Statement of Earnings.

  Merger and acquisition costs/Restructuring--During 1998, as a result of the acquisitions of the RPS Division and MSI, the Company initiated an integration and rationalization plan that entails the closure and reorganization of certain manufacturing, sales, service and administrative operations. Amounts charged to operations for involuntary employee termination costs and other exit costs incurred to execute certain projects of the integration and rationalization plan were approximately $7,700 in 1998. Of this amount, approximately $2,815 relates to employee severance and related costs for approximately 136 employees that served in various manufacturing, sales, service and administrative capacities. The other $4,885 represents accrued exit costs for the write off of certain assets and other miscellaneous closure costs. During 1997 and 1996 the Company implemented several corporate realignment initiatives, including work force reductions and reorganization of its domestic and international operations, related to the consolidation of Sofitam. Amounts charged to operations as incurred for the matters described above for the years ended November 30, 1997 and 1996 approximated $1,736 and $2,035, respectively.

  Litigation/Other--In connection with the purchase of MSI in the first quarter of fiscal 1998, the Company recorded a $5,879 charge relating to the write-off of in-process research and development ("IPR&D"). This amount represents the estimated fair value of acquired incomplete research and development projects of MSI at the date of acquisition. See Note 2 for additional information on the IPR&D. During 1997, the Company settled a claim against it directly associated with the purchase of Sofitam related to a personnel matter that resulted in an outcome adverse to the Company. The Company also favorably settled a claim that involved a former supplier, which resulted in the reversal of an accrued liability which had been charged to "Merger and acquisition costs and other unusual items" in 1996. In addition, during 1997 the Company recorded a charge for an impaired asset related to license technology. In 1996 the Company settled claims related to a prior distributor and a foreign distributor to extinguish an exclusive sales representative agreement. The Company also incurred a charge to operations for the adverse outcome in a Pension Benefit Guarantee Corporation inquiry with respect to a terminated benefit plan payout from 1991. In addition, the Company incurred charges

                (Amounts in thousands except dollars per share)

in 1996 related to customer satisfaction programs relating to dispensers sold in prior years. Amounts charged to merger and acquisition costs and other unusual items relating to litigation/other for 1998, 1997 and 1996 were $5,985, $1,757, and $4,424, respectively.

4. ACCRUED EXPENSES

  Accrued expenses consisted of the following at November 30, 1998 and 1997:

                                                                 1998    1997
                                                               -------- -------
   RPS Division integration and rationalization plan.......... $ 20,294 $   --
   Schlumberger Limited.......................................    6,507     --
   Sofitam integration plan...................................    4,001   7,297
   Compensated absences.......................................   14,644   7,087
   Salaries, wages, and commissions...........................   14,871   6,076
   Retirement benefits and profit sharing.....................    9,625   5,921
   Interest...................................................    4,984   3,755
   Warranty...................................................   10,627   3,742
   Legal and professional.....................................    3,788   3,102
   Employee payroll taxes.....................................    5,634   2,708
   Deferred revenue...........................................    5,645   2,453
   Taxes (sales, VAT, and other)..............................   11,072   2,434
   Other......................................................   24,472   6,615
                                                               -------- -------
                                                               $136,164 $51,190
                                                               ======== =======

5. NOTES PAYABLE, BANK CREDIT AGREEMENT

  On September 30, 1998, Tokheim and certain of its subsidiaries, including certain of the subsidiaries used to acquire the RPS Division (the "Borrowers") entered into a credit agreement (the "New Credit Agreement") with certain lenders. The New Credit Agreement replaced the existing ("old credit agreement") and consists of a six year working capital/letter of credit facility and a six year term loan facility, each in an aggregate principal amount of $120,000. Pursuant to the New Credit Agreement, $20,000 of the availability under the working capital facility may be utilized for issuance of standby letters of credit, and $10,000 of the availability under the working capital facility may be utilized for swing line facilities to be provided to Tokheim and certain of the other Borrowers. The New Credit Agreement permits borrowings in U.S. dollars, and, if certain additional conditions are met, in French francs, British pounds, Dutch guilders, German marks and euros (so long as such non-U.S. currencies are freely traded, readily available and convertible into U.S. dollars) and such other currencies as agreed by each Bank.

  An additional agreement provides for the assignment of a three year $7,600 ESOP loan facility with certain banks (the "ESOP Credit Agreement").

  At November 30, 1998, the outstanding borrowings were $62,145 under the revolving working capital facility, $120,000 under the term loan, and $6,987 under the ESOP facility. The term loan calls for equal quarterly principal payments aggregating to $7,500 in year 2000; $10,000 in year 2001; $12,500 in year 2002; $15,000 in year 2003; $37,500 in a single payment due first quarter 2004; and the remainder due at maturity. The revolving working capital facility is due on September 30, 2004. Available borrowings under the revolving working capital facility were $57,900 at November 30, 1998 subject to a borrowing base limitation and certain other loan covenant restrictions.

  Indebtedness of the Company under the New Credit Agreement (a) is secured by
(i) a first perfected security interest in and lien on certain of the real and personal property assets of Tokheim (including claims

                (Amounts in thousands except dollars per share) against certain subsidiaries to which Tokheim has made intercompany loans) and Tokheim's direct and indirect material majority-owned U.S. subsidiaries, (ii) a pledge of 100% of the stock of Tokheim's direct and indirect material majority-owned U.S. subsidiaries, and (iii) a pledge of 65% of the stock of Tokheim's first-tier material foreign subsidiaries and (b) is guaranteed by all of Tokheim's direct and indirect material majority-owned U.S. subsidiaries. Certain indebtedness of Tokheim's foreign subsidiaries which are Borrowers or become Borrowers under the New Credit Agreement will be secured by certain of the personal property of such foreign subsidiaries.

  Indebtedness under the New Credit Agreement bears interest based upon (at the applicable Borrower's option) (i) the Base Rate in the case of U.S. dollar denominated loans (defined as the higher of (x) the applicable prime rate and (y) the federal funds rate (as adjusted pursuant to the New Credit Agreement) plus 0.50%) plus an applicable margin based upon the Company's leverage ratio (with a range of 1.50% to 3.00% for revolving loans and 3.00% for term loans) or (ii) the applicable Eurocurrency Rate (as defined in the New Credit Agreement) for a deposit in the currency of, and for a maturity corresponding to, the applicable loan and interest period, plus an applicable margin based upon the Company's leverage ratio (with a range of 2.50% to 4.00% for revolving loans and 4.00% for term loans). The unused portion of the commitment under the New Credit Agreement will be subject to a commitment fee in the range of 0.375% to 0.50% depending upon the leverage ratio of the Company.

  Indebtedness under the ESOP Credit Agreement will amortize with a final principal payment on July 1, 2001.

  The revolving loan commitment under the New Credit Agreement may be voluntarily permanently reduced by the Company in whole or in part on one day's notice without premium or penalty. The Borrower may prepay the term loans subject to a pre-payment penalty if the Borrowers prepay the entire amount of the term loans in the first 3 years after September 30, 1998. The Borrowers will be able to prepay the loans in accordance with the terms of the New Credit Agreement. Subject to the provisions of the New Credit Agreement, the Borrowers will be able to, from time to time, borrow, repay and reborrow under the working capital facility.

  The New Credit Agreement requires an amount equal to all net proceeds from asset sales by the Company or any of its subsidiaries (with certain exceptions) to be applied to repay the loans under the New Credit Agreement. The New Credit Agreement also requires the Company to prepay the loans under the New Credit Agreement in an amount equal to (i) all net proceeds from the sale or issuance of debt (with certain exceptions), (ii) all net proceeds from the sale or issuance of equity (with certain exceptions) and (iii) a percentage of Excess Cash Flow (as defined in the New Credit Agreement) for each fiscal year with a range of 50% to 85%, based upon the Company's leverage ratio, commencing with the Company's fiscal year ending November 30, 1999.

  The New Credit Agreement requires the Company to meet certain consolidated financial tests, including minimum level of consolidated net worth, minimum level of EBITDA (as defined in the New Credit Agreement), minimum level of consolidated interest coverage, maximum consolidated leverage ratio and senior leverage ratio and minimum consolidated fixed charge coverage ratio. The New Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, investments, mergers and consolidations, prepayments of certain other indebtedness, amendments to certain other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

  At November 30, 1998 and 1997, the aggregate amounts outstanding under working capital facilities were $62,145 and $24,090, respectively. These amounts are classified as long-term debt because the Company had the ability (under the terms of the facility) and the intent to finance these obligations beyond one year. The total line of credit under the working capital facility was approximately $120,000 and $67,768, of which $57,855

                (Amounts in thousands except dollars per share)

and $43,678 was unused at November 30, 1998 and 1997, respectively. The weighted average annual interest rates for these lines of credit were 7.1% and 7.6% for 1998 and 1997, respectively. The range of rates at November 30, 1998 and 1997 was 5.1% to 7.5% and 7.6% to 8.9%, respectively.

6. SENIOR NOTES

  As part of the financing for the acquisition of the RPS Division, the Company entered into a note purchase agreement, pursuant to which the Company issued $22,500 million aggregate principal amount of Senior Notes bearing an interest rate starting at 12.5% and increasing by 0.5% on December 1, 1998, and every three months thereafter to a maximum of 14.5%. The Company has the option, subject to bank approval, to redeem (in whole or in part) the Senior Notes. The Note Purchase Agreement is subject to certain restrictions and covenants common to such agreements. On January 29, 1999 the Senior Notes were repaid. See Note 21 for additional information.

7. SENIOR SUBORDINATED NOTES

  As part of the financing for the Acquisition of the RPS Division, the Company issued $170,000 in Senior Subordinated Seller Notes due one hundred twenty days after the Acquisition closing date. The Company has the option, subject to bank approval, to redeem (in whole or in part) the Senior Subordinated Seller Notes. Under the terms of the Senior Subordinated Seller Notes, to the extent the Company has not refinanced the Senior Subordinated Seller Notes within one hundred twenty days of the Acquisition closing date, such notes convert into an equal principal amount of eight year notes with an interest rate starting at 12.0% and increasing by 0.5% every three months to a maximum of 14.5%. Interest exceeding 12.0% will be payable in kind. The Senior Subordinated Seller Notes are subject to certain restrictions and covenants common to such agreements. On January 29, 1999 the Senior Subordinated Seller Notes were repaid. See Note 21 for additional information.

  In August 1996 the Company issued $100,000 aggregate principal amount of 11.5% Senior Subordinated Notes due 2006 (the "11.5% Notes") to finance the acquisition of Sofitam. Interest on these notes accrues at the rate of 11.5% per annum and is payable semi-annually in cash on each February 1 and August 1 to the registered holders at the close of business on January 15 and July 15 immediately preceding the applicable interest payment date.

  During the fourth quarter of 1997, the Company used proceeds from its Old Credit Agreement to purchase $10,000 face value of the 11.5% Notes. The Company purchased these 11.5% Notes on the open market at an aggregate price of $11,390 plus accrued interest and recorded an extraordinary loss of $1,886. This amount includes $1,390 of premiums paid to repurchase the 11.5% Notes and $496 representing the write-off of a proportionate share of the original unamortized deferred issuance costs.

  The Company used proceeds from the March 1998 Common Stock Offering of $39,356 to redeem $35,000 in aggregate principal amount of the 11.5% Notes. These 11.5% Notes were redeemed at a call price of 109.857%, expressed as a percentage of the original face value, resulting in premiums paid of $3,450 along with accrued interest of $906. Following the redemption, $55,000 in aggregate principal amount of the 11.5% Notes remained outstanding. The Company recorded an extraordinary loss on the extinguishment of the 11.5% Notes of approximately $4,965 during the second quarter of 1998. This loss includes $3,450 of premiums paid to purchase the 11.5% Notes and $1,515 representing the write-off of a proportionate share of the original unamortized deferred issuance costs.

  On September 30, 1998, the Company completed the repurchase of the final $55,000 of 11.5% Notes that were then outstanding. These 11.5% Notes were redeemed at an aggregate premium and consent payment of $12,332 along with accrued interest of $1,072. The company recorded an extraordinary loss on the extinguishment of the 11.5% Notes of approximately $14,940 in the fourth quarter of 1998. These notes were repurchased with proceeds from borrowings under the New Credit Agreement. See also Note 21.

                (Amounts in thousands except dollars per share)


8. JUNIOR SUBORDINATED PIK NOTES

  In connection with the acquisition of the RPS Division, the Company issued $40,000 million in Junior Notes. Interest on the Junior Notes is payable quarterly in cash or in-kind at the Company's option. All existing U.S. subsidiaries have guaranteed, and all future U.S. subsidiaries will guarantee, the Junior Notes on a junior subordinated basis with unconditional guarantees that are or will be unsecured and subordinated to senior debt of such subsidiaries.

  The Junior Notes are unsecured junior subordinated obligations of the Company and are junior to the Company's senior debt. The Junior Notes were issued under an indenture (the "Junior Indenture") that limits the ability of the Company and its subsidiaries to, among other things: incur indebtedness; pay dividends and make certain other payments; make certain investments; sell certain assets; enter into certain transactions with affiliates; restrict distributions from subsidiaries; incur liens; and consolidate, merge or transfer all or substantially all of its or its subsidiaries' assets.

  Subject to the terms of the Junior Indenture, the Junior Notes may be redeemed at any time, in whole or in part, at the option of the Company at a redemption price equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date. Upon a change of control (as defined in the Junior Indenture, and subject to certain conditions set forth in the Junior Indenture), any holder of Junior Notes will have the right to cause the Company to repurchase all or any part of the Junior Notes of such Holder at a purchase price equal to 101% of the principal amount of the Junior Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Junior Notes are subject to a registration rights agreement, with registration rights that can be exercised any time after the date that is 120 days after the issue date of the Junior Notes.

9. OTHER LONG TERM DEBT AND GUARANTEED EMPLOYEES' STOCK OWNERSHIP PLAN (ESOP) OBLIGATION

  Term debt at November 30, 1998 and 1997 consisted of the following:

                                                                   1998   1997
                                                                  ------ ------
0.0% Belgian government note due in 1999 (a)..................... $   58 $   93
3.5% German bonds, due in semiannual installments through 1998
 (a).............................................................    --      80
6.0% notes payable, due in semiannual installments through 2004
 (a).............................................................    679    --
8.1% note payable, due in semiannual installments through 2001
 (a).............................................................    --     160
11.5% note payable, due in quarterly installments through 1998
 (a).............................................................    --     405
15.0% note payable, due in quarterly installments through 2002
 (a).............................................................    315    372
14.3% note payable, due in monthly installments through 2000
 (a).............................................................    --     149
27.5% note payable, due in monthly installments through 2000
 (a).............................................................    303    343
5.0% to 16.50% capital lease obligations, due in quarterly
 installments through 2002 (a)...................................  2,140  2,315
9.33% capital lease obligation, due in annual installments
 through 2004 (a)................................................  2,356  2,559
Other............................................................    --     311
5.0% to 15.0% notes payable, due in annual installments through
 2004 (a)........................................................    374    --
                                                                  ------ ------
                                                                   6,225  6,787
Less: Current maturities.........................................  2,110  2,390
                                                                  ------ ------
                                                                  $4,115 $4,397
                                                                  ====== ======
Guaranteed Employees' Stock Ownership Plan (ESOP) obligation at
 November 30, 1998 and 1997 consisted of the following:
                                                                   1998   1997
                                                                  ------ ------
Guaranteed Employees' Stock Ownership Plan (ESOP) obligation, variable rate, maturing $640 to $760 quarterly through 2001, rate of 7.41% at November 30, 1998 (b).......................... $6,987 $9,429

                (Amounts in thousands except dollars per share)


Aggregate scheduled maturities of the above term debt and Guaranteed Employees' Stock Ownership Plan (ESOP) obligation during the upcoming five years approximate $4,747; $4,418; $2,272; $637; and $482, respectively.

(a) Aggregate cost of plant and equipment pledged as collateral under revenue bonds and lease obligations is $6,231.

(b) Per the New Credit Agreement as described in Note 5, the ESOP obligation matures on September 3, 2002.

10. OPERATING LEASES

  The Company leases certain manufacturing equipment, office equipment, computers, vehicles, and office and warehousing space under operating leases. These leases generally expire in periods ranging from one to five years.

  Amounts charged to expenses under operating leases in 1998, 1997 and 1996 were $6,364, $4,104, and $2,835, respectively. Future minimum rental payments under noncancelable operating leases during the upcoming five years approximate $6,158, $5,020, $2,865, $2,371 and $2,260.

11. STOCK OPTION PLANS

  The Company has three separate Stock Option Plans, as outlined below:

 1992 Stock Incentive Plan (SIP)

  The Plan contains both incentive stock options (ISOs) and non-qualified stock options (NSOs). The price of each share under this Plan for an ISO or NSO shall not be less than the fair market value of Tokheim Corporation Common Stock on the date the option is granted.

  Options granted under the SIP become exercisable at the rate of 25% of the total options granted per year, beginning one year after the grant date. All options expire within ten years from the date on which they were granted.

  In addition, the SIP provides for the granting of Stock Appreciation Rights
(SARs) and Restricted Stock Awards (RSAs). During 1998, there were no SARs or RSAs granted.

 1982 Incentive Stock Option Plan (ISOP) and 1982 Unqualified Stock Option Plan
(USOP)

  Effective January 21, 1992, no additional shares could be granted under these plans. All options expire within ten years from the date on which they were granted.

  The price of each share under the ISOP was not less than fair market value of Tokheim Corporation Common Stock on the date the option was granted, and under the USOP was not less than 85% of the fair market value of Tokheim Corporation Common Stock on the date the option was granted.

  Options granted under the respective plans during 1998, 1997, and 1996, are as follows:

                                                                  1992 Stock
                                                                Incentive Plan
                                                              ------------------
     Year of Grant                                              ISO   NSO  RSA
     -------------                                            ------- --- ------
      1998..................................................    2,000 --     --
      1997..................................................  468,000 --  42,500
      1996..................................................   45,000 --     --

                (Amounts in thousands except dollars per share)


  The following table sets forth the status of all outstanding options at November 30, 1998:

                                                Exercisable In             Total Options
   Option Price           Options                The Next One              Authorized and
    Per Share           Exercisable             To Four Years               Outstanding
   ------------         -----------             --------------             --------------
     $20.0000              15,300                      --                      15,300
     $18.6875                 --                     2,000                      2,000
     $18.1250               4,375                   13,125                     17,500
     $12.2500                 500                      --                         500
     $11.9375               2,500                      --                       2,500
      $9.0000                 --                     1,000                      1,000
      $8.8800              36,250                      --                      36,250
      $8.6880              81,250                  285,000                    366,250
      $8.5000              11,250                    3,750                     15,000
      $7.9380               2,000                   21,000                     23,000
      $7.1250              19,000                   21,500                     40,500
                          -------                  -------                    -------
                          172,425                  347,375                    519,800
                          =======                  =======                    =======

  154,982 and 335,388 options were exercisable as of November 30, 1997 and 1996 respectively.

  The weighted average exercise price was $9.25 and $9.10 and the weighted average remaining contractual life was 6.83 and 7.15 years for all outstanding options as of November 30, 1998, and 1997, respectively.

  Transactions in stock options under these plans are summarized as follows:

                                                          Shares
                                                       Under Option Price Range
                                                       ------------ ------------
   Outstanding, November 30, 1995.....................    482,341   $6.81-$20.00
   Granted............................................     45,000   $7.13-$9.00
   Exercised..........................................     (5,000)  $8.75
   Canceled or expired................................    (70,087)  $6.81-$20.00
                                                         --------
   Outstanding, November 30, 1996.....................    452,254   $6.81-$20.00
   Granted............................................    468,000   $7.94-$18.13
   Exercised..........................................   (235,547)  $6.81-$9.38
   Canceled or expired................................    (58,225)  $6.81-$20.00
                                                         --------
   Outstanding, November 30, 1997.....................    626,482   $6.81-$20.00
   Granted............................................      2,000   $18.69
   Exercised..........................................    (94,907)  $6.81-$11.94
   Canceled or expired................................    (13,775)  $7.94-$20.00
                                                         --------
   Outstanding, November 30, 1998.....................    519,800
                                                         ========

  Reserved for the granting of new options:

                                                                         Shares
                                                                         -------
   November 30, 1996....................................................  98,774
   November 30, 1997.................................................... 133,274
   November 30, 1998.................................................... 158,774

                (Amounts in thousands except dollars per share)


  Effective December 1, 1996, the Company adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for the existing stock option plans under the provisions of this statement. The Company continues to account for stock options at their intrinsic value under the provisions of APBO No. 25, which is allowed under SFAS No. 123. Under APBO No. 25, because the option terms are fixed and the exercise price of employee stock options equals the market price on the date of grant, no compensation expense is recorded. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123, the Company's net earnings (loss) would have been impacted as indicated below:

                                                 1998                1997
                                           ------------------  -----------------
                                              As       Pro        As       Pro
                                           Reported   Forma    Reported   Forma
                                           --------  --------  --------  -------
                                             (in thousands except per share
                                                         data)
Earnings (loss) before extraordinary
 loss....................................  $ (3,744) $ (3,744) $ 3,980   $ 3,980
Estimated fair value of the year's option
 grants..................................       --         (4)     --       (313)
                                           --------  --------  -------   -------
Earnings (loss) before extraordinary
 loss....................................    (3,744)   (3,748)   3,980     3,667
Extraordinary loss on debt
 extinguishment..........................   (23,924)  (23,924)  (1,886)   (1,886)
                                           --------  --------  -------   -------
Net earnings (loss)......................  $(27,668) $(27,672) $ 2,094   $ 1,781
                                           ========  ========  =======   =======
Preferred stock dividends ($1.94 per
 share)..................................  $ (1,484) $ (1,484) $(1,512)  $(1,512)
Earnings (loss) applicable to common
 stock...................................  $(29,152) $(29,156) $   582   $   269
Earnings (loss) per common share:
  Basic
    Before extraordinary loss............  $  (0.46) $  (0.46) $  0.31   $  0.27
    Extraordinary loss on debt
     extinguishment......................     (2.10)    (2.10)   (0.23)    (0.23)
                                           --------  --------  -------   -------
    Net earnings (loss)..................  $  (2.56) $  (2.56) $  0.08   $  0.04
                                           ========  ========  =======   =======
    Weighted average number of shares
     outstanding.........................    11,371    11,371    8,042     8,042
                                           ========  ========  =======   =======
  Diluted
    Before extraordinary loss............  $  (0.46) $  (0.46) $  0.27   $  0.24
    Extraordinary loss on debt
     extinguishment......................     (2.10)    (2.10)   (0.21)    (0.21)
                                           --------  --------  -------   -------
    Net earnings (loss)..................  $  (2.56) $  (2.56) $  0.06   $  0.03
                                           ========  ========  =======   =======
    Weighed average number of shares
     outstanding.........................    11,371    11,371    9,005     9,005
                                           ========  ========  =======   =======

  For purposes of pro forma disclosures, the estimated fair value of the options (stock-based compensation) is amortized to expense on a straight-line basis over the options' vesting period. The pro forma information above only includes the effects of 1998 and 1997 grants. As such, the impacts are not necessarily indicative of the effects on reported net earnings (loss) of future years.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1998 and 1997:

         Assumptions                                              1998    1997
         -----------                                             ------- -------
   Dividend yield...............................................     --      --
   Risk free interest rate......................................   5.88%   6.37%
   Expected life of options..................................... 5 years 5 years
   Expected volatility..........................................  38.76%  38.76%
   Estimated fair value of options granted per share............   $8.94   $9.01

                (Amounts in thousands except dollars per share)


12. COMMON AND PREFERRED STOCK

  Changes in common stock and common treasury stock are shown below:

                                                                    Common
                                                Common Stock    Treasury Stock
                                             ------------------ ---------------
                                               Shares   Amount  Shares   Amount
                                             ---------- ------- -------  ------
   Balance, November 30, 1995...............  7,949,000 $19,409  13,000  $ 231
   Stock options exercised..................      5,000      43     --     --
   Employee termination benefits............        --      --   (1,000)   (11)
   Other....................................        --      --   (1,000)   (28)
                                             ---------- ------- -------  -----
   Balance, November 30, 1996...............  7,954,000  19,452  11,000    192
   Stock options exercised..................    278,000   1,706     --     --
   Shares purchased.........................        --      --    8,000    105
   Other....................................        --      --  (10,000)  (157)
                                             ---------- ------- -------  -----
   Balance, November 30, 1997...............  8,232,000 $21,158   9,000  $ 140
   Stock options exercised..................      6,000   1,472     --     --
   Shares purchased.........................        --      --   29,000    555
   Equity Offering..........................  4,370,000  67,724     --     --
                                             ---------- ------- -------  -----
   Balance, November 30, 1998............... 12,698,000 $90,354  38,000  $ 695
                                             ========== ======= =======  =====

  Changes in redeemable convertible preferred stock and related treasury stock are shown below:

                                                                  Preferred
                                                Preferred Stock Treasury Stock
                                                --------------- ---------------
                                                Shares  Amount  Shares   Amount
                                                ------- ------- -------  ------
   Balance, November 30, 1995.................. 960,000 $24,000 151,000  $3,784
   Shares redeemed.............................     --      --   31,000     771
   RSP contributions...........................     --      --  (15,000)   (384)
                                                ------- ------- -------  ------
   Balance, November 30, 1996.................. 960,000 $24,000 167,000  $4,171
   Shares redeemed.............................     --      --   48,000   1,197
   RSP contributions...........................     --      --  (26,000)   (650)
                                                ------- ------- -------  ------
   Balance, November 30, 1997.................. 960,000 $24,000 189,000  $4,718
   Shares redeemed.............................     --      --   43,000   1,079
   RSP contributions...........................     --      --  (37,000)   (914)
                                                ------- ------- -------  ------
   Balance, November 30, 1998.................. 960,000 $24,000 195,000  $4,883
                                                ======= ======= =======  ======

  On July 10, 1989, the Company sold 960,000 shares of redeemable convertible preferred stock (the "Preferred Stock") to the Trust of the Company's RSP at the liquidation value of $25 per share or $24,000. The Preferred Stock has a dividend rate of 7.75%. The Trustees who hold the Preferred Stock may elect to convert each preferred share to one common share in the event of redemption by Tokheim, certain consolidations or mergers of Tokheim, or a redemption by the Trustees which is necessary to provide for distributions under the RSP. A participant may elect to receive a distribution from the RSP in cash or common stock. If redeemed by the Trustees, the Company is responsible for purchasing the Preferred Stock at the $25 floor value. The Company may elect to pay the redemption price in cash or an equivalent amount of common stock. Due to the redemption characteristics of the stock, the aggregate amount of future redemptions for the next five years cannot be determined. See Note 18 for further discussions on the Company's Preferred Stock.

                (Amounts in thousands except dollars per share)


  On March 1998, the Company completed a secondary public offering of 4,370,000 shares of Tokheim common stock at an initial offering price of $16.5625 per share. The net proceeds of the offering totaled $67,724. The Company used the proceeds to repurchase $35,000 in aggregate principal amount of outstanding 11.5% Notes, repayment of amounts outstanding under the Old Credit Agreement and general corporate purposes.

  As part of the consideration paid ($20,000) in the RPS Division Acquisition, the Company issued the Warrants, exercisable for up to 19.9% of the outstanding shares of the Company's common stock at an exercise price of $.01 per share. The actual number of shares issuable upon exercise is 2,526,923. The Warrants are exercisable for five years beginning January 30, 1999.

  The number of shares of the Company's common stock issuable upon exercise of the Warrants, along with the purchase price of the common stock Warrants, will be further adjusted to reflect any stock splits, stock subdivisions or combinations of the Company's common stock, any reclassification of the Company's common stock, any capital reorganization, merger or consolidation of the Company, any issuance of common stock by the Company, and any issuance of convertible securities by the Company.

  The Company may redeem the Warrants, in whole or in part, at any time on or before January 29, 1999, by paying $20.0 million (or an appropriate percentage thereof if the Warrants are redeemed in part).

13. EARNINGS PER SHARE

  The Company adopted SFAS No. 128, Earnings Per Share, during the first quarter of fiscal 1998. Under SFAS No. 128, the Company presents two earnings per share ("EPS") amounts, Basic and Diluted. Basic EPS is calculated based on earnings available to common shareholders and the weighted average number of shares outstanding during the reported period. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the conversion of preferred stock or the exercise of stock options and warrants outstanding. The incremental shares from conversions of preferred stock and the exercise of stock options and rants were not included in computing diluted EPS for the years ended November 30, 1998, and 1996, since the effect of such is antidilutive during periods when a loss from continuing operations applicable to common shareholders is reported. For the year ended November 30, 1998, the weighted average of potentially issuable common shares included 764,664 shares of convertible preferred stock outstanding, 210,488 shares for stock options and 428,938 shares related to the Warrants. During the year ended November 30, 1996, the weighted average of potentially issuable common shares included 800,400 shares of convertible preferred stock outstanding and 67,504 shares for stock options. EPS for the years ended November 30, 1997 and 1996 have been restated to apply the provisions of SFAS No. 128. Earnings per common share calculated for the years ended November 30, 1997 and 1996 on a primary and fully diluted basis under the provisions of Accounting Principles Board Opinion No. 15 differed by less than one cent per share from that calculated on a basic and diluted basis under SFAS No. 128 as there is no difference in the earnings amounts applicable to common stock and the difference between the weighted average shares outstanding used in the two calculations is not material.

                (Amounts in thousands except dollars per share)


  The following table presents the share information necessary to calculate earnings (loss) per share for fiscal years ended November 30, 1998, 1997, and 1996:

                                                               1998  1997  1996
                                                              ------ ----- -----
   Basic shares outstanding:
     Weighted average outstanding............................ 11,371 8,042 7,940
                                                              ====== ===== =====
   Diluted shares outstanding:
     Weighted average outstanding............................ 11,371 8,042 7,940
     Share equivalents.......................................    --    177   --
     Weighted conversion of preferred stock..................    --    786   --
                                                              ------ ----- -----
     Adjusted outstanding.................................... 11,371 9,005 7,940
                                                              ====== ===== =====

  The AICPA issued SOP No. 93-6, Employers' Accounting for Employee Stock Ownership Plans, in November 1993. As allowed by that statement, the Company has elected to continue its current accounting practices for the ESOP which are based on SOP No. 76-3 and subject to consensuses of the Emerging Issues Task Force of the Financial Accounting Standards Board. Dividends paid on Preferred Stock are deducted from EPS computations and Preferred Stock outstanding is converted at a ratio of one-for-one.

14. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Quarterly financial information for 1998 and 1997 is as follows:

                                              1998
                         ---------------------------------------------------------
                            1st          2nd         3rd       4th         Total
                         Quarter(A)    Quarter     Quarter  Quarter(B)     (A)(B)
                         ----------    -------     -------- ----------    --------
Net sales...............  $90,852      $99,652     $101,492  $174,443     $466,440
Cost of sales (C).......   67,074       73,118       73,782   131,057      345,031
Earnings (loss) before
 extraordinary loss.....   (5,606)       2,427        2,929    (3,496)      (3,744)
Extraordinary loss on
 debt extinguishment....      --        (4,965)         --    (18,959)     (23,924)
Net earnings (loss).....   (5,606)(D)   (2,538)(E)    2,929   (22,455)(F)  (27,668)
Earnings (loss) per
 common share:
  Basic:
    Before extraordinary
     loss...............    (0.72)        0.17         0.20     (0.31)       (0.46)
    Extraordinary loss
     on debt
     extinguishment.....      --         (0.42)         --      (1.50)       (2.10)
    Net earnings
     (loss).............    (0.72)       (0.25)        0.20     (1.81)       (2.56)
  Diluted:
    Before extraordinary
     loss...............     (072)        0.16         0.19     (0.31)       (0.46)
    Extraordinary loss
     on debt
     extinguishment.....      --         (0.39)         --      (1.50)       (2.10)
    Net earnings
     (loss).............    (0.72)       (0.23)        0.19     (1.81)       (2.56)

--------
(A) Includes MSI's results of operations since December 31, 1997, the date of acquisition.
(B) Includes the RPS Division's results of operations since September 30, 1998, the date of acquisition.
(C) Includes product development expenses and excludes depreciation and amortization.
(D) Includes a $5,879 write-off of in-process research and development in connection with the MSI acquisition
(E) Includes a $4,965 extraordinary loss on debt extinguishment on the redemption of $35,000 of the 11.5% Notes, repurchased with proceeds from the Company's Common Stock Offering. Includes a currency gain of $770 associated with the repayment of various French franc denominated borrowings.

                (Amounts in thousands except dollars per share)

(F) Includes an extraordinary loss on debt extinguishment on the redemption of $55,000 of the 11.5% Notes and refinancing of the company's bank debt. In addition, the Company recorded merger and acquisition costs and other unusual items of $7,089 associated with various integration and rationalization plans for the RPS Division and Sofitam.

                                                     1997
                                   --------------------------------------------
                                     1st      2nd     3rd      4th
                                   Quarter  Quarter Quarter  Quarter    Total
                                   -------  ------- -------  --------  --------
Net sales........................  $92,024  $95,857 $91,781  $105,807  $385,469
Cost of products sold (A)........   70,391   70,379  68,667    74,495   283,932
Earnings before extraordinary
 item............................      125    1,210     152     2,493     3,980
Extraordinary loss on debt
 extinguishment..................      --       --      --     (1,886)   (1,886)
Net earnings.....................      125    1,210     152       607     2,094
Earnings (loss) per common share:
  Basic:
    Before extraordinary item....    (0.03)    0.10   (0.03)     0.26      0.31
    Extraordinary loss on debt
     extinguishment..............      --       --      --      (0.23)    (0.23)
    Net earnings (loss)..........    (0.03)    0.10   (0.03)     0.03      0.08
  Diluted:
    Before extraordinary item....    (0.03)    0.09   (0.03)     0.23      0.27
    Extraordinary loss on debt
     extinguishment..............      --       --      --      (0.20)    (0.21)
    Net earnings (loss)..........    (0.03)    0.09   (0.03)     0.03      0.06

--------
(A) Includes product development expenses and excludes depreciation and amortization.

15. INCOME TAXES

  Earnings (loss) before income taxes and extraordinary loss consists of the following:

                                                         1998     1997   1996
                                                        -------  ------ -------
   Domestic............................................ $ 2,117  $4,209 $  (542)
   Foreign.............................................  (4,815)    988    (687)
                                                        -------  ------ -------
                                                        $(2,698) $5,197 $(1,229)
                                                        =======  ====== =======

  Income tax provision (benefit) consists of the following:

                                                         1998     1997   1996
                                                        -------  ------ -------
   Current:
     Federal........................................... $  (340) $  240 $  (460)
     State.............................................     747     311     277
     Foreign...........................................     596     652     906
   Deferred:
     Foreign...........................................      43      14      57
                                                        -------  ------ -------
       Total tax provision............................. $ 1,046  $1,217 $   780
                                                        =======  ====== =======

                (Amounts in thousands except dollars per share)


  A reconciliation of the reported tax expense (benefit) and the amount computed by applying the statutory U.S. federal income tax rate of 35% to earnings (loss) before income taxes and extraordinary loss is as stated below.

                                                         1998    1997    1996
                                                        ------  ------  ------
   Computed "expected" tax expense (benefit)........... $ (944) $1,819  $ (430)
   Increase (decrease) in taxes resulting from:
     State income taxes net of federal tax benefit.....    487     202     180
     Tax effect of dividends paid on stock held in
      Retirement Savings Plans.........................   (519)   (529)   (540)
     Adjustments to prior year accruals and refunds....    --     (600)   (111)
     Foreign income (losses) not tax effected at
      statutory rate...................................  2,030     917   1,248
     Miscellaneous items, net..........................     (8)   (592)    433
                                                        ------  ------  ------
   Reported tax expense................................ $1,046  $1,217  $  780
                                                        ======  ======  ======

  The components of the deferred tax assets and liabilities as of November 30, 1998 and 1997 are as stated below.

                                                              1998      1997
                                                            --------  --------
   Gross deferred tax assets:
     Accounts receivable................................... $    958  $    346
     Compensation and benefit accruals.....................    7,453     7,336
     Accrued expenses......................................    5,065     1,234
     Net operating loss carryforwards......................   33,145    12,822
     Tax credit............................................      383       378
     Inventory.............................................    4,238       --
     Intangible assets.....................................    4,944       --
     Valuation allowance...................................  (48,211)  (19,095)
                                                            --------  --------
       Total deferred tax asset............................ $  7,975  $  3,021
                                                            ========  ========
                                                              1998      1997
                                                            --------  --------
   Gross deferred tax liabilities:
     Property, plant and equipment......................... $  1,494  $  1,529
     Pension assets........................................      797       700
     Inventory.............................................    1,819       476
     Accrued expenses......................................    3,865       --
     Miscellaneous other, foreign..........................      --        658
                                                            --------  --------
       Total deferred tax liability........................    7,975     3,363
                                                            --------  --------
   Net deferred tax liability.............................. $    --   $   (342)
                                                            ========  ========

For domestic federal income tax purposes, the net operating loss ("NOL") carryovers amount to $46,578 which will expire from 2006 to 2019.

                (Amounts in thousands except dollars per share)


  At November 30, 1998, the Company recorded a net deferred tax asset of approximately $40,240, which was offset in full by a valuation allowance due largely to uncertainties associated with the Company's ability to fully use these tax benefits. The Company is continuing to evaluate the likelihood that all or part of the deferred tax asset will be realized through the generation of future taxable earnings. If, in the future, the Company is able to generate sufficient levels of taxable income, the valuation allowance will be adjusted accordingly.

16. GEOGRAPHICAL SEGMENTS

  Domestic and foreign operations information for the years ended November 30, 1998, 1997, and 1996 is as follows:

                                                     1998      1997      1996
                                                   --------  --------  --------
   Net sales--unaffiliated customers:
     North America................................ $186,835  $139,928  $147,763
     Export.......................................   30,744    46,529    38,541
     Europe.......................................  226,587   176,402    80,370
     Africa.......................................   22,274    22,610    13,059
                                                   --------  --------  --------
                                                   $466,440  $385,469  $279,733
                                                   ========  ========  ========
   Inter-area sales eliminations:
     North America................................ $  7,162  $  8,432  $  9,471
                                                   ========  ========  ========
     Europe....................................... $  3,470  $  3,660  $  1,100
                                                   ========  ========  ========
     Africa....................................... $      3  $    286  $    510
                                                   ========  ========  ========
   Operating profit:
     North America................................ $  2,198  $  5,557  $    494
     Europe.......................................   11,666    10,259     2,649
     Africa.......................................    1,052     1,444       633
     Adjustments and eliminations.................     (147)    3,385     2,580
                                                   --------  --------  --------
                                                   $ 14,769  $ 20,645  $  6,356
                                                   ========  ========  ========
   Identifiable assets:
     North America................................ $595,291  $207,209  $216,989
     Europe.......................................  509,684   169,110   186,372
     Africa.......................................   15,798    14,448    14,955
     Adjustments and eliminations................. (345,311) (100,148) (108,455)
                                                   --------  --------  --------
                                                   $775,642  $290,619  $309,861
                                                   ========  ========  ========

  The Company's foreign operations are located in: Canada; South Africa; Scotland; Germany; France; Italy; Ivory Coast; Morocco; Switzerland; Spain; Tunisia; Senegal; Cameroon; the Netherlands; Belgium; Poland; Austria; Denmark; Norway; Great Britain; Czech Republic; Slovakia; Hungary and Ireland. Transfers between geographical areas are at cost plus an incremental amount intended to provide a reasonable profit margin to the selling enterprise.

                (Amounts in thousands except dollars per share)


17. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  Changes in the allowance for doubtful accounts are as follows:

                                                         1998    1997    1996
                                                        ------  ------  ------
   Balance, beginning of year.......................... $1,392  $  904  $1,150
   Sofitam acquisition adjustments.....................    --      350     --
   Charged to operations...............................  1,210     192     667
   Uncollectible accounts written off, less
    recoveries.........................................   (507)    (34)   (900)
   Foreign currency translation adjustments............     20     (20)    (13)
                                                        ------  ------  ------
     Balance, end of year.............................. $2,115  $1,392  $  904
                                                        ======  ======  ======

18. RETIREMENT PLAN COST

  The Company has several retirement plans covering most employees, including certain employees in foreign countries. Charges to operations for the cost of the Company's retirement plans, including the RSP, were $2,470, $2,625 and $3,052 in 1998, 1997 and 1996, respectively.

  Defined Benefit Plans (U.S.)--The Company maintains two noncontributory defined benefit pension plans which cover certain union employees. The Company makes contributions to the plans equal to the minimum contribution required by the Internal Revenue Code. The benefits are based upon a fixed benefit rate and the employee's years of service. Future benefits under these plans were frozen as of December 31, 1990, at which time the plans' participants became eligible to participate in the RSP.

  The following table sets forth the aggregate defined benefit plans' funded status and the amounts reflected in the accompanying Consolidated Balance Sheet as of November 30, 1998 and 1997:

                                             Assets Exceed     Accumulated
                                              Accumulated        Benefits
                                               Benefits       Exceed Assets
                                             --------------  -----------------
                                              1998    1997     1998     1997
                                             ------  ------  --------  -------
Actuarial present value of accumulated plan
 benefits:
  Vested.................................... $1,562  $1,470  $  9,837  $ 9,624
  Non-vested................................     84      80       672      662
                                             ------  ------  --------  -------
  Accumulated benefit obligations........... $1,646  $1,550  $ 10,509  $10,286
                                             ======  ======  ========  =======
Projected benefit obligations............... $1,646  $1,550  $ 10,509  $10,286
Plan assets at fair value, principally
 common stocks, bonds, and guaranteed
 investment contracts, including $1,160 and
 $555 for 1998 and 1997, respectively, of
 the Company's common stock.................  2,179   2,149     8,924    9,477
                                             ------  ------  --------  -------
Plan assets in excess of (less than)
 projected benefit obligations..............    533     599    (1,585)    (809)
Unrecognized net loss.......................    366     238     3,202    2,262
Unrecognized net assets at December 1, 1991
 and 1990 being recognized over 15 years....   (173)   (202)      (67)     (89)
Adjustment required to recognize minimum
 liability..................................    --      --     (3,135)  (2,173)
                                             ------  ------  --------  -------
Prepaid pension cost (pension liability)
 recognized in the Consolidated Balance
 Sheet...................................... $  726  $  635  $ (1,585) $  (809)
                                             ======  ======  ========  =======

                (Amounts in thousands except dollars per share)


  The net periodic pension expense amounts were based on the following actuarial assumptions:

                                                           Assets    Accumulated
                                                           Exceed     Benefits
                                                         Accumulated   Exceed
                                                          Benefits     Assets
                                                         ----------- -----------
                                                         1998  1997  1998  1997
                                                         ----- ----- ----- -----
   Discount rate on plan liabilities.................... 6.75% 7.25% 6.75% 7.25%
   Rate of return on plan assets........................ 8.00% 8.00% 8.00% 8.00%

  The Company has recorded an additional minimum pension liability for the underfunded plan of $3,135 and $2,173 at November 30, 1998 and 1997, respectively, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities.

  The net periodic pension cost of U.S. defined benefit plans for 1998, 1997, and 1996 includes the following components:

                                                       1998    1997     1996
                                                       -----  -------  -------
   Interest cost on projected benefit obligations..... $ 818  $   844  $   842
   Return on plan assets..............................  (335)  (1,739)  (1,204)
   Net amortization and deferral......................  (526)   1,056      619
                                                       -----  -------  -------
   Net periodic pension expense....................... $  43  $   161  $   257
                                                       =====  =======  =======

  Defined Benefit Plans (Foreign)--Certain Sofitam subsidiaries in France offer unfunded defined benefit plans that cover all employees and provide lump-sum benefit payments upon retirement unless employment is terminated prior to retirement age. The following table sets forth the actuarial valuation information for 1998 and 1997:

                                                              1998     1997
                                                             -------  -------
   Actuarial present value of accumulated plan benefits
     Vested.................................................     --       --
     Non-vested............................................. $ 2,549  $ 2,178
                                                             -------  -------
     Accumulated benefit obligations........................   2,549    2,178
     Effect of future salary increases......................     937    1,086
                                                             =======  =======
     Projected benefit obligation........................... $ 3,486  $ 3,264
   Plan assets at fair value................................     --       --
                                                             -------  -------
     Funded status..........................................  (3,486)  (3,264)
     Amortization of unrecognized net transition
      obligation............................................     590      692
     Unrecognized net (gain) loss...........................     359      324
                                                             -------  -------
     Prepaid pension cost (pension liability)............... $(2,537) $(2,248)
                                                             =======  =======
   The net periodic pension expense amounts were based on
    the following actuarial assumptions:
   *Discount rate...........................................    4.77%    6.00%
   *Salary growth percentage................................    2.50%    3.50%

                (Amounts in thousands except dollars per share)

   The net periodic pension cost of the foreign defined
    benefit plans includes the following components:
                                                            1998 1997  1996
                                                            ---- ---- -------
     Service cost.......................................... $208 $222 $   207
     Interest cost on projected benefit obligation.........  166  201     219
     Amortization..........................................  105  114     120
                                                            ---- ---- -------
       Net periodic pension cost........................... $493 $537 $   546
                                                            ==== ==== =======

--------
* In France

  The information presented above was calculated based on actuarial valuations of the plans as of August 31, 1998, 1997 and 1996, which approximates those as of November 30, 1998, 1997 and 1996, respectively. The Company's other foreign retirement plans represent an insignificant portion of the Company's total retirement plans.

  Defined Contribution Plan (U.S.)--The RSP covers substantially all U.S. employees of Tokheim and includes a common and preferred stock ESOP, which provide a retirement contribution of 2% (of salary) for factory and office employees, and 1.5% for all other participants in the plan and a matching contribution of at least two-thirds of the first 6% of employee contributions. The matching contribution can increase to 150% of the first 6% of contributions, depending on the performance of the Company. See Note 11 for a discussion of the Company's accounting for the ESOP pursuant to SOP 76-3.

  The number of shares of preferred stock in the RSP at November 30, 1998 and 1997 was 764,664 and 793,160 respectively, at a cost of $25 per share. The number of common shares in the RSP at November 30, 1998 and 1997 was 116,708 and 137,645, respectively, at an average cost of $17.17 and $18.22 per share, respectively. The dividend yield on the preferred stock is 7.75%, and the conversion rate is one share of preferred stock to one share of common stock. Each year, approximately 8% of the preferred stock held by the plan is allocated to participants' accounts. The Company has guaranteed the RSP loans as described in Note 7. A like amount entitled "Guaranteed Employees' Stock Ownership Plan (RSP) obligation" is recorded as a reduction of shareholders' equity. As the Company makes contributions to the RSP, these contributions, plus the dividends paid on the Company's preferred and common stock held by the RSP, are used to repay the loans. As the principal amounts of the loans are repaid, the RSP obligation in the equity and liability sections of the balance sheet is reduced accordingly. Company contributions in excess of dividends are allocated to interest and compensation expense on a basis proportional to the required debt service on RSP loans. Amounts allocated to interest expense were $565, $631, and $715 for 1998, 1997 and 1996 respectively.

                                                            1998   1997   1996
                                                           ------ ------ ------
   Interest expense incurred by the Plan Trust(s) on ESOP
    debt.................................................. $  511 $  710 $1,075
   Company contributions to the RSP.......................  2,513  2,464  2,541
   Dividends on preferred stock used for debt service by
    the RSP...............................................  1,484  1,512  1,543

                (Amounts in thousands except dollars per share)


19. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  The Company provides defined benefit postretirement health and life insurance benefits to most of its U.S. employees. Covered employees become eligible for these benefits at retirement, after meeting minimum age and service requirements. The Company continues to fund benefits on a pay-as-you-go basis, with some retirees paying a portion of the costs.

  The accumulated postretirement benefit obligations as of November 30, 1998 and 1997, respectively, consisted of unfunded obligations as follows:

                                                                 1998     1997
                                                                -------  -------
   Retirees and dependents..................................... $ 7,037  $ 6,890
   Fully eligible active plan participants.....................     733      708
   Other active plan participants..............................   6,342    4,588
                                                                -------  -------
     Total accumulated postretirement benefit obligations......  14,112   12,186
   Unrecognized net gain.......................................   1,477    3,092
                                                                -------  -------
   Accrued postretirement benefit cost.........................  15,589   15,278
   Less current portion........................................  (1,171)    (900)
                                                                -------  -------
                                                                $14,418  $14,378
                                                                =======  =======

  Net postretirement benefit costs for 1998, 1997 and 1996 include the following components:

                                                            1998   1997   1996
                                                           ------ ------ ------
   Service costs.......................................... $  380 $  323 $  603
   Interest costs on accumulated postretirement benefit
    obligation............................................    901    860  1,108
                                                           ------ ------ ------
   Net postretirement benefit costs....................... $1,281 $1,183 $1,711
                                                           ====== ====== ======

  The assumptions used to develop the net postretirement benefit expense and the present value of benefit obligations are as follows:

                                                                     1998  1997
                                                                     ----- -----
   Discount rate.................................................... 6.75% 7.25%
   Health care cost trend rate for the next year.................... 6.00% 6.50%

  The health care cost trend rate used to value the accumulated postretirement benefit obligation is assumed to decrease gradually to an ultimate rate of 4.5% in 2002. A 1% increase in this annual trend rate would increase the accumulated postretirement benefit obligation as of November 30, 1998 by approximately $1,600 and the combined service and interest components of the annual net post-retirement health care cost by approximately $170.

20. CONTINGENT LIABILITIES

  The Company is defending various claims and legal actions which are common to its operations. These legal actions primarily involve claims for damages arising out of the Company's manufacturing operations, including environmental actions, patent infringement, product liability, and various contract and employment matters.

  Environmental Matters--The Company's operations and properties are subject to a variety of complex and stringent federal, state, and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature

                (Amounts in thousands except dollars per share)

of the Company's operations exposes it to the risk of claims with respect to such matters. There can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future costs of compliance with existing environmental laws and regulations, and liabilities for known environmental claims pursuant to such laws and regulations, will not have a material adverse effect on the Company's business, financial condition, results of operations or cash flows. However, future events, such as new information, changes in existing laws and regulations or their interpretation, or more vigorous enforcement policies of regulatory agencies may give rise to additional expenditures or liabilities that could be material.

  The U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the releases and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury or property damages allegedly caused by the hazardous substances released into the environment. In addition, where the Company has sold properties used in its prior manufacturing operations, it may have contractual obligations to the new owner to remediate environmental contamination on the site arising from prior operations.

  The Company also generates or has in the past generated waste, including hazardous waste, that is subject to the federal Reserve Conservation and Recovery Act and comparable state statutes. The U.S. Environmental Protection Agency ("EPA") and various state agencies have promulgated regulations that limit the disposal options for certain hazardous and non-hazardous waste. Such regulations may also require corrective action with respect to contamination of facilities caused by the past handling of industrial waste.

  The Company has been named as a potentially responsible party ("PRP") under CERCLA or similar state Superfund laws at three sites: the Fort Wayne Reduction Site in Fort Wayne, Indiana; the Moyer Landfill Site in Collegeville, Pennsylvania; and the I. Jones Recycling Site in Fort Wayne, Indiana. The Company believes that the clean-ups at these three sites are largely complete and that it has paid, or has currently accrued sufficient funds to pay, any liabilities it may have associated with the clean-up of these sites. The Company also owns or leases, and has in the past owned or leased, numerous properties that for many years have been used in industrial and manufacturing operations. Although the Company has in the past utilized operating and disposal practices that were standard for the industry at the time, hazardous substances may have been disposed of or released on or under the properties owned or leased by the Company, or on or under other locations where such wastes have been taken for disposal. The Company currently owns a facility near Atlanta, Georgia that was previously used to refurbish gasoline dispensers. As part of this operation, chlorinated solvents were inadvertently released to the soil and groundwater through the facility septic system. Migration of these releases has caused solvent concentrations above background levels in the groundwater under an adjacent residential property. The Company has completed the cleanup of this release under the oversight of the Georgia Environmental Protection Division of the Georgia Department of Natural Resources, and is currently monitoring the property to ensure that additional cleanup work is not necessary.

  The Company is also involved in one lawsuit with respect to environmental liabilities under an indemnity provision of a sale agreement concerning the sale of the die casting facility of a former subsidiary to a third party. The Company has reached a settlement in this matter. Pursuant to the settlement agreement, the Company will repurchase the real property and then lease the property to the third party. The Company has agreed to place the facility into the state remediation program. The Company presently does not anticipate any material costs as a result of submitting the facility to the state site remediation program.

                (Amounts in thousands except dollars per share)


  Total amounts included in accrued expenses related to environmental matters were $717 and $990 at November 30, 1998 and 1997, respectively. During 1995, the Company settled two actions with the EPA. In one matter, the Company settled for $627 as part of a global settlement with other PRPs, and the Company recorded the liability in full at November 30, 1994. The EPA approved this settlement in late 1997, and the Company paid one-half of the settlement amount in December 1997. The final payment was made in December 1998. The Company is pursuing recovery of these amounts from its insurance carriers and has received $150 to date. In the other matter, the Company settled as a participating generator as part of a global settlement. The Company received a favorable judgment with respect to the environmental oversight costs from the U.S. Court of Appeals for the 7th Circuit; the only outstanding liability is the potential natural resource damages. The Company's portion of these damages is estimated to be immaterial.

  Product Liability and Other Matters--The Company is subject to various other legal actions arising out of the conduct of its business, including actions relating to product liability, and claims for damages alleging violations of federal, state, or local statutes or ordinances dealing with civil rights, equal pay, and sex discrimination. Total amounts included in accrued expenses related to these actions were $1,718 and $1,330 at November 30, 1998 and 1997, respectively. The Company is also seeking to recover in excess of $1.0 million from its former outside legal firm for malpractice in handling a litigation matter for the Company. In addition the Company successfully appealed a jury verdict of $350 with respect to an equal pay act and sexual discrimination claim to the 7th U.S. Court of Appeals.

  In the opinion of the Company, amounts accrued for awards or assessments in connection with these matters at this time are adequate, and the ultimate resolution of environmental, product liability, and other legal matters will not have a material effect on the Company's consolidated financial position, results of operations, or cash flows. The Company is not able to estimate accurately the additional loss or range of loss that is reasonably possible, in addition to the amounts accrued. The Company reassesses these matters as new facts and cases are brought to management's attention.

21. SUBSEQUENT EVENTS

  On January 26, 1999, the Company issued $123,000 aggregate principal amount of 11.375% Senior Subordinated Notes due 2008 (the "Dollar Notes") and
(Euro)75,000 ($87,000 equivalent) aggregate principal amount of 11.375% Senior Subordinated Notes due 2008 (the "Euro Notes") in a private placement pursuant to Rule 144A (the "Offering"). The Notes will mature on August 1, 2008, and interest is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1999. The Company used the net proceeds from the Offering to redeem in whole, the $170,000 Senior Subordinated Seller Notes and the $22,500 Senior Notes. In addition, the Company used approximately $9,100 of the net proceeds to reduce borrowings under the revolving credit facility under the New Credit Agreement and to permanently reduce the bank working capital commitment from $120,000 to $110,000.

  During the first quarter of 1999, the Company incurred an extraordinary loss on debt extinguishment of approximately $6,500 in connection with the refinancing of the Senior Notes and the Senior Subordinated Seller Notes with proceeds received from the Offering. This amount consists of $500 of premiums on the Senior Notes and approximately $6,000 of unamortized deferred issuance costs.

  Each of the Dollar Notes and the Euro Notes will be redeemable, at the Company's option, in whole at any time, or in part from time to time, on and after February 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                (Amounts in thousands except dollars per share)


      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.688%
      2005...........................................................  103.792%
      2006...........................................................  101.896%
      2007 and thereafter............................................  100.000%

  Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to 35% of the original principal amount of the Dollar Notes issued in the Offering and up to 35% of the original principal amount of the Euro Notes issued in the Offering, each at a redemption price equal to 111.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 55% of the original principal amount of the Dollar Notes issued in the Offering or the Euro Notes issued in the Offering, as the case may be, remains outstanding immediately after any such redemption and the Company shall make such redemption not more than 120 days after the consummation of any such public equity offering.

  The Notes are unsecured and subordinated to all of the Company's existing and future senior debt, including its obligations under the New Credit Agreement. All of the Company's current and future U.S. subsidiaries will guarantee the Notes with guarantees that will be unsecured and subordinated to senior debt of subsidiaries. The indentures under which the Notes were issued contain covenants limiting the Company's ability to incur additional debt; pay dividends on capital stock, repurchase capital stock or make certain other restricted payments; make certain investments; create liens on our assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and transfer and sell assets.

  The Company and the subsidiary guarantors have entered into a Registration Rights Agreement pertaining to the Dollar Notes and another Registration Rights Agreement pertaining to the Euro Notes (together, the "Registration Rights Agreements"). Per the registration rights agreement the Company will, at its own cost, (i) within 90 days after the Issue Date, file a registration statement on the appropriate registration form (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the Exchange Offer to exchange the Euro and Dollar for the Exchange Notes which will have terms substantially identical in all material respects to the Dollar Notes or the Euro Notes, as the case may be, (except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages), (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 195 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Euro and Dollar Notes.

  Although the Company intends to file the registration statement described above, there can be no assurance that such registration statement will be filed, or, if filed, that it will become effective. If the Company fails to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the applicable Euro and Dollar Notes at an increasing rate of 0.5% for every ninety days that the Company fails to register such notes.

22. SHAREHOLDER RIGHTS PLAN

  On January 22, 1997, the Board of Directors of the Company approved the extension of the benefits afforded by the Company's then-existing rights plan by adopting a new shareholder rights plan. Pursuant to the new Rights Agreement, dated as of January 22, 1997, and as amended by Amendment No. 1, dated as of

                (Amounts in thousands except dollars per share)

September 30, 1998, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, one Right was issued for each outstanding share of Common Stock upon the expiration of the Company's then-existing rights (February 9, 1997). Each of the new Rights entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Preferred Stock at a price of $44.00 per one-thousandth of a share. The Rights will not become exercisable, however, unless and until, among other things, certain persons acquire 15% or more of the outstanding Common Stock of the Company or the Board of Directors of the Company determines that a person is an Adverse Person.

  A person who beneficially owns 10% or more of the outstanding shares of Common Stock of the Company will be declared an Adverse Person if the Board of Directors determines (a) that such beneficial ownership is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to pressure the Company to take action or enter into transactions intended to provide such person with short-term financial gain that are not in the best long-term interests of the Company and its shareholders or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the Company to the detriment of the Company's shareholders, employees, suppliers, customers or community. If certain persons acquire 15% or more of the outstanding Common Stock or is declared an Adverse Person (subject to certain conditions and exceptions more fully described in the Rights Agreement), each Right will entitle the holder (other than the person who acquired 15% or more of the outstanding Common Stock or is declared an Adverse Person) to purchase Common Stock of the Company having a market value equal to twice the exercise price of a Right. The new Rights are redeemable under certain circumstances at $0.01 per Right and will expire, unless earlier redeemed, on February 9, 2007.

23. GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

  In connection with the Acquisition and as part of the subsequent financing, the Company issued and sold $123,000 of 11.375% US dollar-denominated senior subordinated notes and (Euro)75,000 of 11.375% Euro denominated senior subordinated notes (together the "Outstanding Notes") in a private placement pursuant to Rule 144A and Regulation S. The Outstanding Notes are, and the Exchange Notes which will be issued in this Exchange Offer will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's domestic subsidiaries.

  The following condensed consolidating financial information presents:

    (1) Condensed consolidating financial statements as of November 30, 1998 and 1997 and for the years ended November 30, 1998, 1997 and 1996, of (a) Tokheim Corporation, the parent; (b) the guarantor subsidiaries; (c) the nonguarantor subsidiaries; and (d) the Company on a consolidated basis, and

    (2) Elimination entries necessary to consolidate Tokheim Corporation, the parent, with guarantor and nonguarantor subsidiaries.

  Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

  Separate financial statements for the guarantor subsidiaries and the nonguarantor subsidiaries are not presented because management believes that such financial statements would not be meaningful to investors.

                (Amounts in thousands except dollars per share)

                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $149,660    $83,788      $260,004     $(27,012)    $466,440
Cost of sales, exclusive
 of items listed below..   112,809     58,527       200,707      (27,012)     345,031
Selling, general, and
 administrative
 expenses...............    32,606     14,189        33,024          --        79,819
Depreciation and
 amortization...........     4,419      1,302         7,415          --        13,136
Merger and acquisition
 costs and other unusual
 items..................     7,206        108         6,371          --        13,685
                          --------    -------      --------     --------     --------
Operating profit (loss).    (7,380)     9,662        12,487          --        14,769
Interest expense, net...     4,650      1,283        13,324          --        19,257
Foreign currency (gain)
 loss...................      (996)         3          (449)         --        (1,442)
Equity in (earnings)
 loss of consolidated
 subsidiaries...........     2,032        --            --        (2,032)         --
Minority interest.......       --         --            327          --           327
Other (income) expense,
 net....................    (9,444)     1,745         7,024          --          (675)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........    (3,622)     6,631        (7,739)       2,032       (2,698)
Income taxes............       122        287           637          --         1,046
                          --------    -------      --------     --------     --------
Earnings (loss) before
 extraordinary item.....    (3,744)     6,344        (8,376)       2,032       (3,744)
Extraordinary loss on
 debt extinguishment....   (23,924)       --            --           --       (23,924)
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $(27,668)   $ 6,344      $ (8,376)    $  2,032     $(27,668)
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1997

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $149,124    $55,784      $211,972     $(31,411)    $385,469
Cost of sales, exclusive
 of items listed below..   113,234     39,879       162,230      (31,411)     283,932
Selling, general, and
 administrative
 expenses...............    31,606      7,259        29,302          --        68,167
Depreciation and
 amortization...........     2,930        736         5,566          --         9,232
Merger and acquisition
 costs and other unusual
 items..................     2,952        --            541          --         3,493
                          --------    -------      --------     --------     --------
Operating profit (loss).    (1,598)     7,910        14,333          --        20,645
Interest expense, net...     5,344          5        11,102          --        16,451
Foreign currency (gain)
 loss...................      (808)       --            856          --            48
Equity in (earnings)
 loss of consolidated
 subsidiaries...........    (2,622)       --            --         2,622          --
Minority interest.......       --         --            394          --           394
Other (income) expense,
 net....................    (5,760)     1,536         2,779          --        (1,445)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........     2,248      6,369          (798)      (2,622)       5,197
Income taxes............    (1,732)     2,085           864          --         1,217
                          --------    -------      --------     --------     --------
Earnings (loss) before
 extraordinary item.....     3,980      4,284        (1,662)      (2,622)       3,980
Extraordinary loss on
 debt extinguishment....    (1,886)       --            --           --        (1,886)
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $  2,094    $ 4,284      $ (1,662)    $ (2,622)    $  2,094
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                      For the year ended November 30, 1996

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Net sales...............  $153,016    $52,855      $107,863     $(34,001)    $279,733
Cost of sales, exclusive
 of items listed below..   119,528     41,076        83,620      (34,001)     210,223
Selling, general, and
 administrative
 expenses...............    29,289      6,956        15,422          --        51,667
Depreciation and
 amortization...........     3,042        657         1,329          --         5,028
Merger and acquisition
 costs and other unusual
 items..................     5,230        --          1,229          --         6,459
                          --------    -------      --------     --------     --------
Operating profit (loss).    (4,073)     4,166         6,263          --         6,356
Interest expense, net...     3,162          2         4,027          --         7,191
Foreign currency (gain)
 loss...................        50         (1)          110          --           159
Equity in (earnings)
 loss of consolidated
 subsidiaries...........    (1,904)       --            --         1,904          --
Minority interest.......       --         --            393          --           393
Other (income) expense,
 net....................    (1,483)      (276)        1,601          --          (158)
                          --------    -------      --------     --------     --------
Earnings (loss) before
 income taxes...........    (3,898)     4,441           132       (1,904)      (1,229)
Income taxes............    (1,889)     1,831           838          --           780
                          --------    -------      --------     --------     --------
Net earnings (loss).....  $ (2,009)   $ 2,610      $   (706)    $ (1,904)    $ (2,009)
                          ========    =======      ========     ========     ========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1998

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $ (1,001)  $  13,634     $ 18,394     $(21,237)   $   9,790
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired........  (10,641)   (100,000)         --           --      (110,641)
  Plant and equipment
   additions............   (5,165)     (2,743)      (6,640)         --       (14,548)
  Investments in and
   advances to
   subsidiaries, net....   71,402     (87,676)      (4,963)      21,237          --
  Proceeds from sale of
   property and
   equipment............       23         163          589          --           775
                         --------   ---------     --------     --------    ---------
    Net cash provided
     from (used in)
     investing
     activities.........   55,619    (190,256)     (11,014)      21,237     (124,414)
Cash flows from
 financing activities:
  Proceeds from issuance
   of senior notes......   22,500         --           --           --        22,500
  Redemption of senior
   subordinated notes...  (90,000)        --           --           --       (90,000)
  Decrease in term debt.      (39)        --        (4,228)         --        (4,267)
  Increase (decrease) in
   notes payable, banks.  (24,090)    182,146          713          --       158,769
  Increase in cash
   overdraft............      --          148        3,423          --         3,571
  Debt issuance costs...  (16,157)        --           --           --       (16,157)
  Proceeds from issuance
   of common stock......   74,057         --           --           --        74,057
  Equity issuance costs.   (4,858)        --           --           --        (4,858)
  Premiums paid on debt
   extinguishment.......  (15,743)        --           --           --       (15,743)
  Treasury stock, net...     (719)        --           --           --          (719)
  Preferred stock
   dividends............   (1,484)        --           --           --        (1,484)
                         --------   ---------     --------     --------    ---------
    Net cash provided
     from (used in)
     financing
     activities.........  (56,533)    182,294          (92)         --       125,669
Effect of translation
 adjustments on cash....      --       (1,461)      10,779          --         9,318
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................   (1,915)      4,211       18,067          --        20,363
  Beginning of year.....    2,764       1,170        2,504          --         6,438
                         --------   ---------     --------     --------    ---------
  End of period......... $    849   $   5,381     $ 20,571     $    --     $  26,801
                         ========   =========     ========     ========    =========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1997

                                   Guarantor   Nonguarantor              Consolidated
                         Parent   Subsidiaries Subsidiaries Eliminations    Total
                        --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided
   from operations..... $ 11,092    $ 2,109      $ 7,510        $491       $ 21,202
Cash flows from
 investing activities:
  Plant and equipment
   additions...........   (4,708)      (846)      (5,600)        --         (11,154)
  Investments in and
   advances to
   subsidiaries, net...   (1,691)      (319)       2,600        (590)           --
  Proceeds from sale of
   property and
   equipment...........      240         20          500         --             760
                        --------    -------      -------        ----       --------
    Net cash used in
     investing
     activities........   (6,159)    (1,145)      (2,500)       (590)       (10,394)
Cash flows from
 financing activities:
  Redemption of senior
   subordinated notes..  (10,000)       --           --          --         (10,000)
  Increase (decrease)
   in term debt........      (55)       --        (3,692)        --          (3,747)
  Increase (decrease)
   notes payable,
   banks...............    7,946        --        (6,176)        --           1,770
  Increase (decrease)
   in cash overdraft...      --        (355)       2,229         --           1,874
  Proceeds from
   issuance of common
   stock...............    1,706        --           --          --           1,706
  Premiums paid on debt
   extinguishment......   (1,390)       --           --          --          (1,390)
  Treasury stock, net..     (496)       --           (99)         99           (496)
  Preferred stock
   dividends...........   (1,512)       --           --          --          (1,512)
                        --------    -------      -------        ----       --------
    Net cash provided
     from (used in)
     financing
     activities........   (3,801)      (355)      (7,738)         99        (11,795)
Effect of translation
 adjustments on cash...      --          (6)      (2,383)        --          (2,389)
Cash and cash
 equivalents:
  Increase (decrease)
   in cash.............    1,132        603       (5,111)        --          (3,376)
  Beginning of year....    1,632        567        7,615         --           9,814
                        --------    -------      -------        ----       --------
  End of period........ $  2,764    $ 1,170      $ 2,504        $--        $  6,438
                        ========    =======      =======        ====       ========

                (Amounts in thousands except dollars per share)
                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                      For the year ended November 30, 1996

                                    Guarantor   Nonguarantor              Consolidated
                          Parent   Subsidiaries Subsidiaries Eliminations    Total
                         --------  ------------ ------------ ------------ ------------
Cash flows from
 operating activities:
  Net cash provided from
   (used in) operations. $  9,266    $ 3,034      $ (8,689)     $2,286      $  5,897
Cash flows from
 investing activities:
  Acquisition, net of
   cash acquired........   (9,799)       --        (42,306)        --        (52,105)
  Plant and equipment
   additions............   (1,299)      (654)       (1,108)        --         (3,061)
  Investments in and
   advances to
   subsidiaries, net....  (80,741)    (2,500)       85,527      (2,286)          --
  Proceeds from sale of
   property and
   equipment............      150          5           932         --          1,087
                         --------    -------      --------      ------      --------
    Net cash provided
     from (used in)
     investing
     activities.........  (91,689)    (3,149)       43,045      (2,286)      (54,079)
Cash flows from
 financing activities:
  Proceeds from senior
   subordinated notes...  100,000        --            --          --        100,000
  Decrease in term debt.   (4,052)       --        (27,748)        --        (31,800)
  Decrease notes
   payable, banks.......     (556)       --         (4,488)        --         (5,044)
  Increase (decrease) in
   cash overdraft.......      --         --          7,237         --          7,237
  Debt issuance costs ..  (11,506)       --            --          --        (11,506)
  Proceeds from issuance
   of common stock......       42        --            --          --             42
  Treasury stock, net...     (370)       --            --          --           (370)
  Preferred stock
   dividends............   (1,543)       --            --          --         (1,543)
                         --------    -------      --------      ------      --------
    Net cash provided
     from (used in)
     financing
     activities.........   82,015        --        (24,999)        --         57,016
Effect of translation
 adjustments on cash....      --         --         (4,482)        --         (4,482)
Cash and cash
 equivalents:
  Increase (decrease) in
   cash.................     (408)      (115)        4,875         --          4,352
  Beginning of year.....    2,040        682         2,740         --          5,462
                         --------    -------      --------      ------      --------
  End of period......... $  1,632    $   567      $  7,615      $  --       $  9,814
                         ========    =======      ========      ======      ========

                (Amounts in thousands except dollars per share)
                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1998

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Assets
Current assets:
  Cash and cash
   equivalents..........  $    849    $  5,381     $ 20,571    $     --      $ 26,801
  Accounts receivables,
   net..................    52,303      32,643      133,868      (46,121)     172,693
  Inventories, net......    16,720      18,255       88,369         (311)     123,033
  Other current assets..     1,921         759       16,459          --        19,139
                          --------    --------     --------    ---------     --------
    Total current
     assets.............    71,793      57,038      259,267      (46,432)     341,666
Investments in
 subsidiaries...........   112,268      13,869        3,197     (129,334)         --
Property, plant, and
 equipment, net.........    21,906      10,908       45,091          --        77,905
Goodwill, net...........    15,765      89,590      218,758          --       324,113
Other non-current assets
 and deferred charges,
 net....................   107,666     259,055        5,787     (339,550)      32,958
                          --------    --------     --------    ---------     --------
    Total assets........  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $    --     $    --      $  2,110    $     --      $  2,110
Notes payable to banks..       --          --           410          --           410
Cash overdrafts.........       --           21       15,043          --        15,064
Accounts payable........    32,782      24,750       84,107      (46,317)      95,322
Accrued expenses........    16,458      42,193       77,513          --       136,164
                          --------    --------     --------    ---------     --------
    Total current
     liabilities........    49,240      66,964      179,183      (46,317)     249,070
Notes payable, bank
 credit agreement.......       --      182,145          --           --       182,145
Senior notes............    22,500         --           --           --        22,500
Senior subordinated
 notes..................    95,946      74,054          --           --       170,000
Junior subordinated
 Payment In Kind note...    40,000         --           --           --        40,000
Other long-term debt,
 less current
 maturities.............     9,409         --       322,997     (328,291)       4,115
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     6,987         --           --           --         6,987
Post-retirement benefit
 liability..............    14,418         --           --           --        14,418
Minimum pension
 liability..............     3,135         --           --           --         3,135
Other long-term
 liabilities............       475        (217)       7,366         (113)       7,511
                          --------    --------     --------    ---------     --------
                           242,110     322,946      509,546     (374,721)     699,881
Redeemable convertible
 preferred stock........    24,000         --           --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (6,987)        --           --           --        (6,987)
Treasury stock, at cost.    (4,883)        --           --           --        (4,883)
                          --------    --------     --------    ---------     --------
                            12,130         --           --           --        12,130
Common stock............    90,354     107,243       14,960     (122,203)      90,354
Common stock warrants...    20,000         --           --           --        20,000
Minimum pension
 liability..............    (3,135)        --           --           --        (3,135)
Foreign currency
 translation
 adjustments............   (12,547)       (313)      (9,738)         --       (22,598)
Retained earnings
 (accumulated deficit)..   (18,819)        584       17,332      (18,392)     (19,295)
                          --------    --------     --------    ---------     --------
                            75,853     107,514       22,554     (140,595)      65,326
Less treasury stock, at
 cost...................      (695)        --           --           --          (695)
                          --------    --------     --------    ---------     --------
                            75,158     107,514       22,554     (140,595)      64,631
                          --------    --------     --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $329,398    $430,460     $532,100    $(515,316)    $776,642
                          ========    ========     ========    =========     ========

                (Amounts in thousands except dollars per share)
                      CONSOLIDATED CONDENSED BALANCE SHEET

                            As of November 30, 1997

                                     Guarantor   Nonguarantor              Consolidated
                           Parent   Subsidiaries Subsidiaries Eliminations    Total
                          --------  ------------ ------------ ------------ ------------
Assets
Current assets:
  Cash and cash
   equivalents..........  $  2,764    $ 1,170      $  2,504    $     --      $  6,438
  Accounts receivables,
   net..................    27,755     10,005        56,867      (11,616)      83,011
  Inventories, net......    19,455      8,326        36,382          184       64,347
  Other current assets..     2,310        242         4,153          --         6,705
                          --------    -------      --------    ---------     --------
    Total current
     assets.............    52,284     19,743        99,906      (11,432)     160,501
Investments in
 subsidiaries...........    32,488      7,089         3,440      (43,017)         --
Property, plant, and
 equipment, net.........    19,180      4,119        19,236          --        42,535
Goodwill, net...........     3,581        --         64,114          --        67,695
Other non-current assets
 and deferred charges,
 net....................    99,423         55         1,756      (81,346)      19,888
                          --------    -------      --------    ---------     --------
    Total assets........  $206,956    $31,006      $188,452    $(135,795)    $290,619
                          ========    =======      ========    =========     ========
Liabilities and
 Shareholders' Equity
Current maturities of
 long-term debt.........  $     39    $   --       $  2,352    $     --      $  2,391
Notes payable to banks..       --         --             98          --            98
Cash overdrafts.........       --         --         10,575          --        10,575
Accounts payable........    22,994      6,387        36,364      (11,148)      54,597
Accrued expenses........    14,662      4,453        32,075          --        51,190
                          --------    -------      --------    ---------     --------
    Total current
     liabilities........    37,695     10,840        81,464      (11,148)     118,851
Notes payable, bank
 credit agreement.......    24,090        --            --           --        24,090
Senior subordinated
 notes..................    90,000        --            --           --        90,000
Other long-term debt,
 less current
 maturities.............       --         --         86,899      (82,502)       4,397
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............     9,429        --            --           --         9,429
Post-retirement benefit
 liability..............    14,378        --            --           --        14,378
Minimum pension
 liability..............     2,173        --            --           --         2,173
Other long-term
 liabilities............       597       (362)        6,698         (103)       6,830
                          --------    -------      --------    ---------     --------
                           178,362     10,478       175,061      (93,753)     270,148
Redeemable convertible
 preferred stock........    24,000        --            --           --        24,000
Guaranteed Employees'
 Stock Ownership Plan
 obligation.............    (9,429)       --            --           --        (9,429)
Treasury stock, at cost.    (4,718)       --            --           --        (4,718)
                          --------    -------      --------    ---------     --------
                             9,853        --            --           --         9,853
Common stock............    21,158     27,147         5,032      (32,179)      21,158
Minimum pension
 liability..............    (2,173)       --            --           --        (2,173)
Foreign currency
 translation
 adjustments............   (11,735)        89        (6,402)         --       (18,048)
Retained earnings
 (accumulated deficit)..    11,631     (6,708)       14,761       (9,863)       9,821
                          --------    -------      --------    ---------     --------
                            18,881     20,528        13,391      (42,042)      10,758
Less treasury stock, at
 cost...................      (140)       --            --           --          (140)
                          --------    -------      --------    ---------     --------
                            18,741     20,528        13,391      (42,042)      10,618
                          --------    -------      --------    ---------     --------
    Total liabilities
     and shareholders'
     equity.............  $206,956    $31,006      $188,452    $(135,795)    $290,619
                          ========    =======      ========    =========     ========

                                  RPS DIVISION

                       Combined Condensed Balance Sheets
                             (Amounts in thousands)

                                                               As of
                                                     --------------------------
                                                     September 30, December 31,
                                                         1998          1997
                                                     ------------- ------------
                                                      (Unaudited)
Assets:
 Current assets:
  Cash and cash equivalents.........................   $  9,728      $  7,321
  Accounts receivables, net of allowance for
   doubtful accounts of $4,111 and $3,313,
   respectively.....................................     82,181       102,540
  Inventory, net....................................     69,317        58,859
  Other current assets..............................     13,669        11,872
                                                       --------      --------
        Total current assets........................    174,895       180,592
Property, plant & equipment, net....................     31,735        32,183
Other tangible assets...............................      1,056         1,326
Goodwill............................................     49,792        51,757
Other noncurrent assets and deferred charges
 (principally taxes on income)......................      2,864         3,576
                                                       --------      --------
        Total assets................................   $260,342      $269,434
                                                       ========      ========
Liabilities and Equity:
 Liabilities:
  Current liabilities:
    Current portion long-term debt..................   $    --       $     46
    Cash overdraft..................................      2,289        12,614
    Accounts payable and accruals...................     71,324        94,526
                                                       --------      --------
        Total current liabilities...................     73,613       107,186
    Postretirement benefits.........................      4,571         4,188
    Minority interest...............................        162           133
    Other long-term liabilities.....................      3,191         3,657
                                                       --------      --------
        Total liabilities...........................     81,537       115,164
    Equity and retained earnings (deficit):
      Equity........................................    200,708       160,578
      Retained earnings (deficit)...................    (21,903)       (6,308)
                                                       --------      --------
        Total liabilities and stockholders' equity..   $260,342      $269,434
                                                       ========      ========

                                  RPS DIVISION

                    Combined Condensed Statements of Income
                             (Amounts in thousands)

                                                          Nine Months Ended
                                                     ---------------------------
                                                     September 30, September 30,
                                                         1998          1997
                                                     ------------- -------------
                                                       Unaudited     Unaudited
                                                     ------------- -------------
Net Sales...........................................   $ 231,764     $ 231,978
Cost of sales.......................................     199,486       194,623
Selling, general, and administrative expenses.......      48,015        47,565
                                                       ---------     ---------
Operating loss......................................     (15,737)      (10,210)
Interest expense, net...............................       1,586           945
Other expense, net..................................       3,270         3,307
                                                       ---------     ---------
Loss before income taxes............................     (20,593)      (14,462)
Income tax benefit..................................      (4,863)       (5,246)
                                                       ---------     ---------
Net loss............................................   $ (15,730)    $  (9,216)
                                                       =========     =========

                                  RPS DIVISION

                  Combined Condensed Statements of Cash Flows
                             (Amounts in thousands)

                                                         Nine Months Ended
                                                    ---------------------------
                                                    September 30, September 30,
                                                        1998          1997
                                                    ------------- -------------
                                                      Unaudited     Unaudited
                                                    ------------- -------------
Cash flows from operating activities:
Net loss...........................................   $(15,730)     $ (9,216)
Adjustment to reconcile net loss to net cash used
 in operations:
 Depreciation and amortization.....................      8,766         8,476
 Minority Interest.................................         29            11
 Deferred income taxes.............................        151         1,659
 Changes in assets and liabilities, net of effect
  of acquired businesses:
  Receivables, net.................................     18,009        29,355
  Related party receivables........................      2,350         1,106
  Inventories......................................    (10,458)          588
  Accounts payable.................................    (16,811)      (32,412)
  Related party payables...........................     (6,254)       (2,117)
  U.S. and foreign income taxes....................     (1,396)       (2,989)
  Other............................................     (1,552)        2,298
                                                      --------      --------
        Net cash used in operations................    (22,896)       (3,241)
                                                      --------      --------
Cash flows from investing activities:
  Property, plant and equipment additions..........     (4,951)       (6,810)
  Investments......................................         48         3,483
  Other, net.......................................        312        19,303
                                                      --------      --------
        Net cash provided by (used in) investing
         activities................................     (4,591)       15,976
                                                      --------      --------
Cash flows from financing activities:
  Net decrease in long-term debt...................        (46)         (694)
  Net decrease cash overdraft and short-term debt..    (10,325)       (4,056)
  Capital contributions and other changes in
   equity, net.....................................      7,915       (20,286)
  Related party advances...........................     32,350        14,640
  Dividends declared...............................        --         (5,705)
                                                      --------      --------
        Net cash provided from (used in) financing
         activities................................     29,894       (16,101)
                                                      --------      --------
Cash and cash equivalents:
  Increase (decrease) in cash and cash equivalents.      2,407        (3,366)
  Cash and cash equivalents, beginning of year.....      7,321         5,445
                                                      --------      --------
  Cash and cash equivalents, end of period.........   $  9,729      $  2,079
                                                      ========      ========

                            RETAIL PETROLEUM SYSTEMS

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION

  Retail Petroleum Systems ("RPS" or the "Company") provides the worldwide retail petroleum industry with integrated solutions for secured fuel dispenser transactions. These solutions are based on a range of products and services, including gasoline dispensers, payment terminals, service station management systems, maintenance and installation of equipment, turn-key construction, and renovation of service stations. RPS has 2,350 employees and its operations are principally focused in Europe and the United States.

  RPS is a wholly owned business of Schlumberger Limited (SL). The accompanying interim financial statements have been prepared as if the Company had operated as an independent stand-alone entity for the periods presented. These results of operations, however, may not be indicative of the future results of operations for RPS operating as a stand-alone entity.

  On June 19, 1998, SL signed a contract with Tokheim Corporation for the sale of the RPS operations. The accompanying interim financial statements do not include any adjustments which may result from this change in ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The Combined Interim Financial Statements of RPS have been prepared in accordance with accounting principles generally accepted in the United States.

 Principles of consolidation

  The Combined Financial Statements include the accounts of all entities controlled by RPS. All significant intercompany accounts and transactions are eliminated. The equity method of accounting is used for investments in affiliates in which RPS owns between 20% and 50%.

  The combined balance sheet as of September 30, 1998, the combined statements of income for the nine months ended September 30, 1998 and 1997, and the combined statements of cash flows for the nine months ended September 30, 1998 and 1997 have been prepared by the Company, and are not audited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at September 30, 1998, and the results of operations and cash flows at September 30, 1998 and September 30, 1997 have been made. The combined balance sheet at December 31, 1997 has been derived from the audited financial statements at that date.

  The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire year ending December 31, 1998.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

3. COMBINED STATEMENT OF EQUITY

                                                             Retained   Total
                                                    Equity   Earnings   Equity
                                                   --------  --------  --------
Balance, December 31, 1996........................ $157,670  $  6,396  $164,066
Net loss..........................................      --     (9,216)   (9,216)
Dividend declared.................................      --     (5,705)   (5,705)
Capital contribution..............................    3,628       --      3,628
Related party advances............................   (6,298)      --     14,640
Other.............................................   (3,359)      --    (24,297)
Currency translation adjustment...................      385       --        385
                                                   --------  --------  --------
Balance, September 30, 1997.......................  152,026    (8,525)  143,501
Balance, December 31, 1997........................  160,578    (6,308)  154,270
Net loss..........................................      --    (15,730)  (15,730)
Capital contribution..............................   11,518       --     11,518
Related party advances............................   32,350       --     32,350
Other.............................................   (4,445)      135    (4,310)
Currency translation adjustment...................      707       --        707
                                                   --------  --------  --------
Balance, September 30, 1998....................... $200,708  $(21,903) $178,805
                                                   ========  ========  ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Schlumberger Limited

  In our opinion, the accompanying combined balance sheets and the related combined statements of income and equity and of cash flows present fairly, in all material respects, the financial position of Retail Petroleum Systems (a wholly owned business of Schlumberger Limited) at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers

July 6, 1998
Paris, France

                            RETAIL PETROLEUM SYSTEMS

                         COMBINED STATEMENTS OF INCOME
                             (Amounts in thousands)

                                                     For the Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
Net revenue...................................... $344,248  $333,915  $303,668
                                                  --------  --------  --------
Expenses
  Cost of goods sold and services................  286,580   273,492   249,101
  Research & engineering.........................   16,616    15,949    14,122
  Marketing......................................   25,520    24,111    21,364
  General and administrative.....................   13,904    15,720    16,469
  Goodwill amortization..........................    3,902     3,255     2,594
  Administrative fees allocated from parent......    9,374     8,607     7,464
  Restructuring charge...........................      --      9,978       --
                                                  --------  --------  --------
                                                   355,896   351,112   311,114
                                                  --------  --------  --------
Loss from operations.............................  (11,648)  (17,197)   (7,446)
                                                  --------  --------  --------
Interest expense.................................   (1,418)   (1,652)   (1,257)
Other expense....................................     (403)   (1,557)   (1,305)
                                                  --------  --------  --------
Loss before taxes and minority interest..........  (13,469)  (20,406)  (10,008)
Income tax benefit...............................    6,779     4,058     2,287
Minority interest................................      (30)      (18)      --
                                                  --------  --------  --------
Net loss......................................... $ (6,720) $(16,366) $ (7,721)
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                       COMBINED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                      For the Years Ended
                                                          December 31,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
Cash flows from operating activities:
  Net loss......................................... $(6,720) $(16,366) $(7,721)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities
    Depreciation and amortization..................  11,777    10,780   10,084
    Other..........................................   8,276    (1,920)  (2,966)
  Changes in operating assets and liabilities, net
   of effect of acquired businesses:
    Accounts receivable............................  (5,872)  (22,210) (13,780)
    Inventories....................................   3,128    (9,064)  (1,796)
    Accounts payable and accrued liabilities....... (11,615)   38,668   10,012
    Prepaid and refundable income taxes............  (3,558)      301      585
    Other assets and liabilities, net..............  17,741    10,243   (1,001)
                                                    -------  --------  -------
      Net cash provided by (used in) operating
       activities..................................  13,157    10,432   (6,583)
                                                    -------  --------  -------
Cash flows from investing activities:
  Capital expenditures.............................  (9,486)  (14,736) (11,389)
  Acquisition of businesses........................  (1,933)  (20,224)    (314)
  Other, net.......................................   1,151    (1,440)    (294)
                                                    -------  --------  -------
      Net cash used in investing activities........ (10,268)  (36,400) (11,997)
                                                    -------  --------  -------
Cash flows from financing activities:
  Advances from related parties....................   2,083    25,402   18,442
  Long-term debt...................................    (740)      466     (248)
  Capital contributions............................   3,628     5,013    4,936
  Dividends paid...................................  (5,984)   (5,702)  (1,500)
                                                    -------  --------  -------
      Net cash provided by (used in) financing
       activities..................................  (1,013)   25,179   21,630
                                                    -------  --------  -------
      Net change in cash and cash equivalents......   1,876      (789)   3,050
      Cash and cash equivalents, beginning of year.   5,445     6,234    3,184
                                                    -------  --------  -------
      Cash and cash equivalents, end of year....... $ 7,321  $  5,445  $ 6,234
                                                    =======  ========  =======

   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                            COMBINED BALANCE SHEETS
                             (Amounts in thousands)

                                                                December 31,
                                                              ------------------
                                                                1997      1996
                                                              --------  --------
Assets
Current assets:
  Cash and cash equivalents.................................  $  7,321  $  5,445
  Short-term investments....................................     1,001     3,431
  Accounts receivable, net of allowance for doubtful
   accounts of $3,313 and $3,397............................    98,920   102,716
  Receivables from related parties..........................     3,620     2,076
  Inventories...............................................    58,859    67,875
  Deferred tax..............................................     2,238     1,683
  Prepaid and refundable income taxes.......................     4,631     1,420
  Other current assets......................................     4,002     2,964
                                                              --------  --------
    Total current assets....................................   180,592   187,610
                                                              --------  --------
Long-term investments and receivables.......................       988     2,383
Fixed assets, net of accumulated depreciation of $42,782 and
 $45,651....................................................    32,183    32,599
Goodwill....................................................    51,757    57,391
Deferred tax................................................     3,576     2,891
Other assets................................................       338    19,796
                                                              --------  --------
    Total assets............................................  $269,434  $302,670
                                                              ========  ========
Liabilities and Equity
Current liabilities:
  Bank overdrafts and short-term loans......................  $ 12,614  $ 11,433
  Accounts payable and accrued liabilities..................    87,608   110,516
  Payables to related parties...............................     6,781     5,667
  Dividends payable.........................................       137       --
  Current portion of long-term debt.........................        46       203
                                                              --------  --------
    Total current liabilities...............................   107,186   127,819
                                                              --------  --------
Long-term debt..............................................       --        583
                                                              --------  --------
Other liabilities
  Postretirement benefits...................................     4,188     3,827
  Other long-term liabilities...............................     3,657     6,257
                                                              --------  --------
    Total liabilities.......................................   115,031   138,486
                                                              --------  --------
Commitments and contingencies (Note 15).....................       --        --
Minority interest in subsidiaries...........................       133       118
Equity and retained earnings (deficit)
  Equity....................................................   160,578   157,670
  Retained earnings (deficit)...............................    (6,308)    6,396
                                                              --------  --------
                                                               154,270   164,066
                                                              --------  --------
    Total liabilities and equity............................  $269,434  $302,670
                                                              ========  ========

   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                         COMBINED STATEMENTS OF EQUITY
                             (Amounts in thousands)

                                                            Retained
                                                            Earnings    Total
                                                   Equity   (Deficit)   Equity
                                                  --------  ---------  --------
Balance, January 1, 1995......................... $107,245  $ 37,685   $144,930
  Net loss.......................................             (7,721)    (7,721)
  Dividends paid.................................             (1,500)    (1,500)
  Capital contribution...........................    4,936                4,936
  Related party advances.........................   18,442               18,442
  Other..........................................     (315)                (315)
  Currency translation adjustment................    2,198                2,198
                                                  --------  --------   --------
                                                   132,506    28,464    160,970
                                                  --------  --------   --------
Balance, December 31, 1995.......................  132,506    28,464    160,970
  Net loss.......................................            (16,366)   (16,366)
  Dividends paid.................................             (5,702)    (5,702)
  Capital contribution...........................    5,013                5,013
  Related party advances.........................   25,402               25,402
  Other..........................................   (3,462)              (3,462)
  Currency translation adjustment................   (1,789)              (1,789)
                                                  --------  --------   --------
                                                   157,670     6,396    164,066
                                                  --------  --------   --------
Balance, December 31, 1996.......................  157,670     6,396    164,066
  Net loss.......................................             (6,720)    (6,720)
  Dividends paid.................................             (5,984)   (26,922)
  Capital contribution...........................    3,628                3,628
  Related party advances.........................    2,083               23,021
  Other..........................................   (1,237)              (1,237)
  Currency translation adjustment................   (1,566)              (1,566)
                                                  --------  --------   --------
Balance, December 31, 1997....................... $160,578  $ (6,308)  $154,270
                                                  ========  ========   ========


   The accompanying notes are an integral part of these financial statements.

                            RETAIL PETROLEUM SYSTEMS

                         Notes to Financial Statements
               (Dollars in thousands, unless otherwise indicated)

1. ORGANIZATION

  Retail Petroleum Systems ("RPS" or the "Company") provides the worldwide retail petroleum industry with integrated solutions for secured fuel dispenser transactions. These solutions are based on a range of products and services, including gasoline dispensers, payment terminals, service station management systems, maintenance and installation of equipment, turn-key construction, and renovation of service stations. RPS has 2,350 employees and its operations are principally focused in Europe and the United States. RPS's operations involve a single industry segment for financial reporting purposes.

  RPS is a wholly owned business of Schlumberger Limited (SL). The accompanying financial statements have been prepared as if the Company had operated as an independent stand-alone entity for the periods presented. These results of operations, however, may not be indicative of the future results of operations for RPS operating as a stand-alone entity.

  On June 19, 1998, SL signed a contract with Tokheim Corporation for the sale of the RPS operations. The accompanying financial statements do not include any adjustments which may result from this change in ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The Combined Financial Statements of RPS have been prepared in accordance with accounting principles generally accepted in the United States.

 Principles of Consolidation

  The Combined Financial Statements include the accounts of all entities controlled by RPS. All significant intercompany accounts and transactions are eliminated. The equity method of accounting is used for investments in affiliates in which RPS owns between 20% and 50%.

 Revenue Recognition

  Generally, revenue is recognized upon delivery of equipment to the customer, or in the case of installation, when installation is complete. Maintenance contracts revenue is recognized on a pro-rata basis over the life of the contract. On-call revenue is recognized in the month in which the service is provided. Turn-key station revenue is recognized using the "percentage of completion" method.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

 Translation of Non-U.S. Currencies

  All assets and liabilities recorded in functional currencies other than US dollars are translated at current exchange rates. The resulting adjustments are charged or credited directly to the equity section of the balance sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are included in income in the period in which they occur. Transaction losses included in results of operations were $3 million, $2 million, and $.1 million in 1997, 1996 and 1995, respectively.

 Cash and Cash Equivalents

  Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less at date of purchase.

 Investments

  Short-term investments held to maturity are stated at cost plus accrued interest, which approximates market, and are comprised primarily of money market funds.

  For purposes of the Combined Statement of Cash Flows, the Company does not consider short-term investments to be cash equivalents as they generally have original maturities in excess of three months.

 Financial Instruments

  The fair value of cash, accounts receivable, trade accounts payable, short-term borrowings, and accrued expenses are not materially different than their carrying amounts as reported at December 31, 1997 and 1996.

 Inventories

  Inventories are stated at lower of average cost or market. Spares inventory includes new and repaired parts primarily for maintenance of dispensers. Spares are principally valued at average cost.

 Fixed Assets and Depreciation

  Fixed assets are stated at cost less accumulated depreciation, which is provided for by charges to income over the estimated useful lives of the assets by the straight-line method. Expenditures for renewals, replacements, and betterments are generally capitalized. Maintenance and repairs are charged to operating expense as incurred. Upon sale or other disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

  Estimated useful lives of buildings and improvements range from ten to 30 years and machinery and equipment from three to ten years.

 Goodwill

  Goodwill represents cost in excess of net assets of purchased companies and is amortized on a straight-line basis over periods ranging from five to 40 years. Accumulated amortization was $23 million and $19 million at December 31, 1997 and 1996, respectively. The Company evaluates the recoverability of goodwill at each balance sheet date.

 Research and Engineering

  All research and engineering expenditures are expensed as incurred, including costs relating to patents or rights that may result from such expenditures.

 Taxes on Income

  Taxes on income are computed in accordance with the tax rules and regulations of the many taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. In most countries, RPS is a division of the SL legal entity that is the ultimate tax payer in that jurisdiction. Taxable income may differ from pre-tax income for financial accounting purposes. To the extent that differences are due to revenue or expense items reported in one period for tax purposes and in another period for financial accounting purposes, an appropriate provision for deferred income taxes is made.

  Tax credits and other allowances are credited to current income tax expense on the flow-through method of accounting.

3. INVENTORIES

  Inventories at December 31, 1997 and 1996 consist of the following:

      Raw materials............................................. $18,071 $19,689
      Work in progress..........................................   6,038   9,793
      Finished goods............................................   9,321  13,246
      Spares....................................................  25,429  25,147
                                                                 ------- -------
                                                                 $58,859 $67,875
                                                                 ======= =======

4. FIXED ASSETS

  Fixed assets at December 31, 1997 and 1996 consist of the following:

                                                                1997     1996
                                                               -------  -------
      Land.................................................... $   364  $   392
      Buildings and improvements..............................  21,691   21,830
      Machinery and equipment.................................  52,910   56,028
                                                               -------  -------
                                                                74,965   78,250
      Less: Accumulated depreciation.......................... (42,782) (45,651)
                                                               -------  -------
      Fixed assets............................................ $32,183  $32,599
                                                               =======  =======

  Depreciation expense aggregated $7.9 million in 1997 and $7.5 million in both 1996 and 1995.

5. ACQUISITIONS AND GOODWILL

  In July 1996, RPS acquired for $7.0 million, GUEANT Pere & Fils and its subsidiary ETPM, a gasoline dispenser service company providing maintenance of service stations and project management of turn-key stations. In August 1996, RPS acquired for $13.0 million, GERMANN and its Polish subsidiary, a turn-key gasoline station provider located in Germany. Costs in excess of net assets acquired were respectively $5.0 million and $12.0 million, respectively, which are being amortized on a straight-line basis over ten and 20 years, respectively.

  In addition, between December 1995 and August 1996, RPS acquired three small service companies in Italy, Borghetti, CME, and Nuova Rimic, for an aggregate amount of $1.8 million. Costs in excess of net assets acquired were $1.0 million and are being amortized on straight-line basis over 10 years.

  All acquisitions were accounted for as purchases.

6. DEBT

  At December 31, 1996, the Company had $.5 million of long-term debt in French francs at variable rates up to 7% and $46,000 in German marks at a rate of 5.75%. All long-term debt was repaid in 1997, except for the $46,000 in German marks which is due on June 30, 1998. The carrying value of long-term debt at December 31, 1997 approximates the aggregate fair value.

  At December 31, 1997, the Company had available lines of credit of approximately $13.4 million. The Company, at December 31, 1997, borrowed $12.6 million under these lines of credit at fixed and variable rates up to 8%.

7. TAXES ON INCOME

                                                          For the Years Ended
                                                             December 31,
                                                        -----------------------
                                                         1997    1996    1995
                                                        ------- ------- -------
      U.S. loss before taxes........................... $ 1,932 $ 4,698 $ 1,808
      Foreign loss before taxes........................  11,537  15,708   8,200
                                                        ------- ------- -------
      Total loss before taxes.......................... $13,469 $20,406 $10,008
                                                        ======= ======= =======

  The following table shows the components of current and deferred income tax benefits by taxing jurisdiction, both domestic and foreign:

                                                       For the Years Ended
                                                          December 31,
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
      Current
        Federal..................................... $   134  $  (992) $   681
        State and local.............................      10     (104)      65
        Foreign.....................................  (5,745)  (2,682)  (1,561)
                                                     -------  -------  -------
                                                      (5,601)  (3,778)    (815)
                                                     -------  -------  -------
      Deferred
        Federal.....................................    (645)    (285)    (968)
        State and local.............................    (111)     (49)    (166)
        Foreign.....................................    (422)      54     (338)
                                                     -------  -------  -------
                                                      (1,178)    (280)  (1,472)
          Total income tax benefits................. $(6,779) $(4,058) $(2,287)
                                                     =======  =======  =======

  At December 31, 1997 and 1996, gross deferred tax assets were $6,695 and $5,202, respectively; gross deferred tax liabilities were $881 and $612, respectively. The principal components of net deferred tax assets (liabilities) were:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
      Employee and retiree benefits............................. $3,059  $2,736
      Accounts receivable.......................................    517     516
      Warranty..................................................  1,721   1,167
      Property, plant and equipment.............................    670     191
      Others, net...............................................   (153)    (36)
                                                                 ------  ------
                                                                 $5,814  $4,574
                                                                 ======  ======

  A reconciliation between the U.S. federal income tax rate and the effective tax rate is:

                                 December 31,
                               ------------------
                               1997  1996   1995
                               ----  -----  -----
      Statutory tax rate...... 35.0%  35.0%  35.0%
      Difference in effective
       tax rate on foreign
       earnings............... 12.7  (16.9) (15.6)
      State and local taxes...  2.6    1.8    3.5
                               ----  -----  -----
      Effective tax rate...... 50.3%  19.9%  22.9%
                               ====  =====  =====

8. PENSION AND OTHER BENEFIT PLANS

  SL sponsors several defined benefit pension plans that cover substantially all U.S. employees. The benefits are based on years of service and compensation on a career-average pay basis. These plans are substantially fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to contribute annually amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

  In the U.S., the RPS employees are included in the SL Plan, and accordingly, $0.4 million was allocated to RPS for its share of pension expense for each of the years ended December 31, 1997, 1996 and 1995. At December 31, 1997 and December 31, 1996, accrued pension costs relating to the Company's participation in this plan were $1.3 million.

  Outside of the U.S., subsidiaries of SL sponsor several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service. For all non-US defined benefit plans, pension expense was $1.0 million, $1.8 million, and $1.1 million in 1997, 1996 and 1995, respectively.

  For non-U.S. defined contribution plans, funding and costs are generally based upon a predetermined percentage of employee compensation, Charges to expense in 1997, 1996 and 1995, were $2.5 million, $2.4 million and $2.5 million, respectively.

  In accordance with France labor agreements, RPS is required to pay certain retirement benefits to employees who retire while working for the Company. The benefit consists of a lump sum payment depending upon seniority, age and salary level at retirement date. At both December 31, 1997 and 1996, accrued French retirement costs were $1.3 million.

 Health Care Benefits

  The Company provides health care benefits for certain active employees. The cost of providing these benefits is recognized as expense when incurred and aggregated $1 million, $1.1 million and $.9 million in 1997, 1996 and 1995, respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

 Postretirement Benefits other than Pensions

  The Company provides certain health care benefits to former employees who have retired under the US pension plans.

  The principal actuarial assumptions used to measure costs were a discount rate of 8% in 1997 and 7.5% in 1996 and 1995. The overall medical cost trend rate assumption beginning December 31, 1997, was 8% graded to 5% over the next six years and 5% thereafter. Previously, the overall assumption had been 9% graded to 6% over the next six years and thereafter.

  Net periodic Postretirement benefit cost in the U.S. for 1997, 1996 and 1995, included the following components:

                                                                1997  1996 1995
                                                                ----  ---- ----
      Service cost--benefits earned during the period.......... $116  $181 $168
      Interest cost on accumulated postretirement benefit
       obligation..............................................   56    80   64
      Amortization of unrecognized net gain and other..........  (13)  --   --
                                                                ----  ---- ----
                                                                $159  $261 $232
                                                                ====  ==== ====

  The funded status at December 31, 1997 and 1996, was as follows:

                                                                   1997   1996
                                                                  ------ ------
      Accumulated postretirement benefit obligation:
        Retirees................................................. $  144 $  105
        Actives..................................................    824    607
                                                                  ------ ------
                                                                     968    712
      Unrecognized net gain......................................    380    476
      Unrecognized prior service cost............................     14     15
                                                                  ------ ------
          Postretirement benefit liability....................... $1,362 $1,203
                                                                  ====== ======

  The assumed discount rate used to determine the accumulated Postretirement benefit obligation was 7.5% for 1997 and 8% for 1996.

  If the assumed medical cost trend rate was increased by one percentage point, health care cost in 1997 would have been $.2 million, and the accumulated postretirement benefit obligation would have been $1.2 million at December 31, 1997.

9. RESTRUCTURING CHARGE

  In 1996, the Company announced a charge of $6.8 million after tax, which included pre-tax charges of $9.6 million for severance and termination costs, and other asset impairments/charges of $.4 million.

  The severance and termination costs relate to less than 10% of the worldwide workforce, primarily in Europe, and pertain to both manufacturing and operating personnel in about five locations. At December 31, 1997, $8.1 million of the severance and termination costs had been spent. The remainder should be spent within the next nine months.

10. LEASES AND LEASE COMMITMENTS

  Minimum rental commitments under noncancellable operating leases, primarily real estate and office facilities, in effect at December 31, 1997 are as follows:

             Year ended December 31,
               1998............................ $4,629
               1999............................  3,833
               2000............................  2,282
               2001............................  1,318
               2002 and beyond.................    593

  Operating lease rental expense aggregated $6.4 million, $5.1 million and $4.8 million for 1997, 1996 and 1995, respectively. These leases concern mostly office building rentals and service van rentals.

11. GEOGRAPHIC INFORMATION

  During the years ended December 31, 1997, 1996 and 1995, neither sales to any government nor sales to any single customer exceeded 10% of operating revenue.

                                            United
                                            States    Europe   Other    Total
                                            -------  --------  ------  --------
Geographic Area 1997
  Operating revenue........................ $72,064  $267,216  $4,968  $344,248
  Operating loss...........................  (1,312)   (9,187) (1,149)  (11,648)
  Identifiable assets at December 31.......  47,233   222,201     --    269,434
Geographic Area 1996
  Operating revenue........................  56,291   275,718   1,906   333,915
  Operating loss...........................  (5,619)  (10,010) (1,568)  (17,197)
  Identifiable assets at December 31.......  42,331   260,339     --    302,670
Geographic Area 1995
  Operating revenue........................  63,134   239,386   1,148   303,668
  Operating loss...........................  (1,479)   (5,416)   (551)   (7,446)
  Identifiable assets at December 31.......  41,229   186,532     --    227,831

12. STOCK OPTION PLANS

  As of December 31, 1997, SL administered stock option plans, which are described below. SL applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the SL plans been determined based on the fair value at the grant dates for awards under these plans, consistent with the methodology of SFAS 123, RPS net loss would have been the pro forma amounts indicated below.

                                                      1997      1996     1995
                                                     -------  --------  -------
      Net loss
        As reported................................. $(6,720) $(16,366) $(7,721)
        Pro forma...................................  (7,117)  (16,619)  (7,753)

  As required by SFAS No. 123, the above pro-forma data reflect the effect of stock option grants during 1997, 1996, and 1995.

  During 1997, 1996, 1995 and in prior years, key employees of RPS were granted stock options under the SL stock option plans. The exercise price of each option equals the market price of SL stock on the date of grant; and option's maximum term is ten years, and options generally vest in 20% increments over five years.

  As required by SFAS No. 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 1997, 1996 and 1995: dividend of $0.75; expected volatility of 21% for 1997 grants and 20% for 1996 and 1995 grants; risk-free interest rates of 5.8%-6.77% for the 1997 grants; 5.09%-6.01% for the 1996 grants, and 5.70%-7.66% for the 1995 grants; and
expected option lives of 5.09 years for RPS employees for 1997 grants and 5.39 years for the 1996 and 1995 grants.

  A summary of the status of the SL stock option plans for RPS as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below.

                                    Weighted          Weighted          Weighted
                                    Average           Average           Average
                            1997    Exercise  1996    Exercise  1995    Exercise
      Fixed Options        Shares    Price   Shares    Price   Shares    Price
      -------------        -------  -------- -------  -------- -------  --------
Outstanding at beginning
 of year.................  179,600  $ 34.08  164,700  $ 30.04  148,000  $ 29.28
  Granted................   42,500  $ 81.03   62,000  $ 42.35   22,500  $ 32.07
  Exercised..............  (32,750) $ 29.80  (47,100) $ 30.84   (5,800) $ 18.55
                           -------           -------           -------
Outstanding at end of
 year....................  189,350  $ 45.36  179,600  $ 34.08  164,700  $ 30.04
                           =======           =======           =======
Options exercisable at
 year-end................   60,550            56,600            79,400
Weighted-average fair
 value of options granted
 during the year.........  $ 24.01           $ 11.25           $  8.35

  The following table summarizes information concerning currently outstanding and exercisable options at December 31, 1997.

                            Options Outstanding           Options Exercisable
                    ----------------------------------- -----------------------
                                    Weighted
                                     Average   Weighted                Weighted
                        Number      Remaining  Average      Number     Average
Range of             Outstanding   contractual Exercise  Exercisable   Exercise
Exercise Prices     as of 12/31/97    Life      Price   as of 12/31/97  Price
---------------     -------------- ----------- -------- -------------- --------
$32.46-45.36.......    $189,350       7.47      $45.36      60,550      $32.46

13. RELATED PARTY TRANSACTIONS

  In certain countries, RPS participates in SL's centralized treasury and cash processes. In these countries, cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism. Cash disbursements for operations, acquisitions, and other investments are funded as needed from Schlumberger Limited.

  SL and its affiliates provide a number of administrative functions to RPS which resulted in charges of $9.4 million, $8.6 million, and $7.5 million being recorded in the results of operations for 1997, 1996 and 1995, respectively. Management believes that the method used to allocate such costs is reasonable under the circumstances and the expense is reasonable and adequate compared to the services provided.

  There are no formal tax sharing arrangements between RPS and any entity of SL. In most countries, RPS is a division of the SL legal entity that is the ultimate tax payer in that jurisdiction. Thus the income tax benefit recorded reflects the tax effect of the net operating losses incurred by RPS that are available to offset the income of the SL legal entity that is the ultimate taxpayer.

14. TRANSACTIONS WITH AFFILIATES

  In July 1997, SI SPA, a non-RPS Schlumberger company purchased the shares of Schlumberger Industries SPA, another Schlumberger company, from Koppens Holding Nederland BV, a RPS company. As this was a transaction within a party under common control, this transaction was recorded at net book value. The difference between net book value and sale proceeds was credited to equity in 1997. The sales proceeds were transferred through a dividend to Schlumberger Limited in 1997.

  In December 1997, RPS via Koppens Iberica, acquired the shares of GNC, a Portuguese subsidiary of SL for $5.8 million. This company was acquired to implement and develop RPS business in Portugal. The difference between purchase price and net book value was debited to equity in 1997.

15. CONTINGENCIES

  The Company complies with government laws and regulations and responsible management practices for the protection of the environment. The Combined Balance Sheet includes accruals for the estimated future costs associated with certain environmental remediation activities related to the past use or disposal of hazardous materials. Due to a number of uncertainties, including uncertainty of timing, the scope of remediation, future technology, regulatory changes and other factors, it is possible that the ultimate remediation costs may exceed the amounts estimated. However, in the opinion of management, such additional costs are not expected to be material relative to consolidated liquidity, financial position or future results of operations.

  In addition, the Company is party to various other legal proceedings. Although the ultimate disposition of these proceedings is not presently determinable, in the opinion of the Company any liability that might ensue would not be material in relation to the Combined Financial Statements.

16. SUPPLEMENTARY INFORMATION

  Operating revenue and related cost of goods sold and services comprised the following:

                                                       Year Ended December 31,
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
      Operating revenue
        Sales........................................ $185,702 $186,764 $191,439
        Services.....................................  158,546  147,151  112,229
                                                      -------- -------- --------
                                                      $344,248 $333,915 $303,668
                                                      -------- -------- --------
      Direct operating costs
        Goods sold................................... $148,257 $149,142 $156,374
        Services.....................................  138,323  124,350   92,727
                                                      -------- -------- --------
                                                      $286,350 $273,492 $249,101
                                                      ======== ======== ========

  Cash paid for interest and income taxes was as follows:

                                                            Year Ended December
                                                                    31,
                                                            --------------------
                                                             1997   1996   1995
                                                            ------ ------ ------
      Interest............................................. $1,414 $1,897 $1,649
      Income taxes......................................... $1,926 $  248 $  516

  Accounts payable and accrued liabilities are summarized as follows:

                                                                 December 31,
                                                               ----------------
                                                                1997     1996
                                                               ------- --------
      Payroll, vacation and employee benefits................. $12,056 $ 13,945
      Trade...................................................  41,245   44,969
      Taxes, other than on income.............................   8,988   10,398
      Other...................................................  25,319   41,204
                                                               ------- --------
                                                               $87,608 $110,516
                                                               ======= ========

                   PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY

                              Tokheim Corporation
                             10501 Corporate Drive
                           Fort Wayne, Indiana 46801

                            INDEPENDENT ACCOUNTANTS

                           PricewaterhouseCoopers LLP
                               490 Lincoln Tower
                           Fort Wayne, Indiana 46802

                                 LEGAL ADVISORS

                                 To the Company

                Skadden, Arps, Slate, Meagher & Flom (Illinois)
                             333 West Wacker Drive
                            Chicago, Illinois 60606

            TRUSTEE, REGISTRAR, PRINCIPAL PAYING AND TRANSFER AGENT

                      U.S. Bank Trust National Association
                                100 Wall Street
                                   16th Floor
                            New York, New York 10005

                    LISTING AGENT, PAYING AND TRANSFER AGENT
           (if the Notes are listed on the Luxembourg Stock Exchange)

                         Bankers Trust Luxembourg S.A.
                                  P.O. Box 807
                          14, Boulevard F.D. Roosevelt
                               L-2450 Luxembourg

                       PAYING AGENT AND COMMON DEPOSITARY

                                Midland Bank plc
                          Mariner House, Pepys Street
                                London, EC3N 4DA

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 Until      , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   21
Debt Financing Risks......................................................   21
Risks Associated with the Operation of the Business.......................   24
Government Regulation.....................................................   28
Risks Associated with the Exchange Offer..................................   28
The Exchange Offer........................................................   30
The Transactions..........................................................   38
Sources and Uses of Funds.................................................   39
Capitalization............................................................   40
Unaudited Pro Forma Consolidated Condensed Financial Statements...........   41
Selected Financial Data of Tokheim Corporation and Subsidiaries...........   47
Selected Financial Data of the RPS Division...............................   49
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   50
Business..................................................................   59
Management................................................................   72
Principal Shareholders....................................................   74
Description of Certain Indebtedness.......................................   76
Description of the Schlumberger Warrants..................................   78
Description of the Exchange Notes.........................................   79
Certain United States Federal Income Tax Considerations...................  112
Plan of Distribution......................................................  117
Legal Matters.............................................................  117
Independent Accountants...................................................  118
General Listing Information...............................................  119
Where You Can Find More Information.......................................  120
Information Incorporated by Reference.....................................  120
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                              Tokheim Corporation

                                 $123,000,000
                       11 3/8% Senior Subordinated Notes
                                   due 2008

                               (Euro)75,000,000
                       11 3/8% Senior Subordinated Notes
                                   due 2008

                                ---------------

                                  PROSPECTUS

                                ---------------

                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Each of Tokheim Corporation and Envirotronic Systems, Inc. is empowered by Chapter 37 of the Indiana Business Corporation Law (the "IBCL"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys' fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party by reason of such person's being or having been a director, officer, employee or agent of the corporation if his or her conduct was in good faith and he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, the corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCL.

  Article VII, Section 7.8 of Tokheim Corporation's Restated Articles of Incorporation, as amended, and Article VII, Section 7.8 of Envirotronic Systems, Inc.'s Articles of Incorporation, as amended, obligate each corporation to indemnify its past and present officers and directors in the manner contemplated by the IBCL. Any such person who is wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right. In addition, each corporation's Board of Directors is authorized to approve indemnification of any such person to the full extent permitted by applicable law, or to any other person as it may determine. Tokheim Corporation has directors' and officers' liability insurance which protects each director and officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined to not be entitled to indemnification under the IBCL, and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Tokheim Corporation. Article VII, Section 7.8(h) of Envirotronic Systems, Inc.'s Articles of Incorporation, as amended, permits its Board of Directors to authorize the corporation to purchase and maintain insurance on behalf of any eligible person against any liability asserted against such person or any liability or expense incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability or expense. Tokheim Corporation's and Envirotronic Systems, Inc.'s bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of organization and limited liability company agreement referred to below.

  Tokheim Services LLC is empowered by Chapter 2, Section 2(14) of the Indiana Business Flexibility Act (the "IBFA") to indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Chapter 4, Section 4(2) of the IBFA provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. Tokheim Services LLC's articles of organization and limited liability company agreement contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, certificate of incorporation and bylaws referred to below.

  Tokheim Equipment Corporation is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

  Article VIII, Section 1 of Tokheim Equipment Corporation's bylaws obligates it to indemnify its past and present officers and directors to the fullest extent permitted by the DGCL. In addition, the corporation may indemnify any other person whom it has the power or obligation to indemnify under the provisions of the DGCL, and if authorized by the Board of Directors, may indemnify employees and agents of the corporation on terms similar to those applicable to its directors and officers. Article VIII, Section 8 of Tokheim Equipment Corporation's bylaws authorizes it to purchase and maintain insurance on behalf of its past and present officers and directors against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability. Tokheim Equipment Corporation's certificate of incorporation contains no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, certificate of formation and limited liability company agreement referred to below.

  Tokheim RPS, LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Tokheim RPS, LLC's certificate of formation and its limited liability company agreement contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Management Solutions, Inc. is empowered by Section 7-109 of the Colorado Business Corporations Act (the "CBCA"), subject to the procedures and limitations therein, to indemnify any person against liability for reasonable expenses incurred in connection with a proceeding in which such person is made a party by reason of such person's being or having been a director, officer, employee or agent if his or her conduct was in good faith and if he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, the corporation is empowered to indemnify an individual if he or she had no reasonable cause to believe the conduct was unlawful. However, a corporation may not indemnify a director, officer, employee or other agent (a) in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or (b) in connection with any other proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was adjudged liable on the basis that he or she derived an improper personal benefit. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against reasonable expenses incurred by him or her in connection with the proceeding. A corporation is empowered to purchase and maintain insurance on behalf of any of the persons described above against liability asserted against or incurred by such person in the capacities described above or arising from his or her status as such, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

  Article XI of Management Solutions, Inc.'s Articles of Incorporation, as amended, provides that Management Solutions, Inc. may indemnify any of its past or present directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him or her in connection with the defense of any claim or demand against him or her or any action, suit or proceeding in which he or she is made a party by reason of having been or being such a director or officer, and against any judgment for damages rendered therein, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for willful negligence or intentional misconduct in the performance of duty. Management Solutions Inc.'s bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Sunbelt Hose & Petroleum Equipment, Inc. is empowered by Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC"), subject to the procedures and limitations therein, to indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation or who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation or entity, against liability incurred in the proceeding if (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful; provided that a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (b) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation is obligated to indemnify a director who was wholly successful in such a proceeding. A corporation is empowered by the GBCC to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, except for liability arising out of conduct that constitutes appropriation of any business opportunity of the corporation, acts or omissions which involve intentional misconduct or a knowing violation of law, liability for unlawful distributions or receipt of an improper benefit. An officer is entitled to mandatory indemnification to the same extent as a director. A corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The GBCC empowers a corporation to purchase and maintain insurance on behalf of any person described above against liability asserted against or incurred by such person in any capacity described above or arising from his or her status as such, whether or not the corporation would have power to indemnify him or her against the same liability under the GBCC.

  Article Eight, Section 8.6 of Sunbelt Hose & Petroleum Equipment, Inc.'s bylaws obligates the corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct unlawful. In the case of an action or proceeding brought by or in the right of a corporation, the corporation must indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, the corporation is obligated to indemnify any person described above that has been successful on the merits or otherwise in defense of any such proceeding against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Sunbelt Hose & Petroleum Equipment Inc.'s bylaws also authorize it to purchase and maintain insurance on behalf of its past and present officers, directors, employees or agents (or persons serving in such capacity for another entity at the request of the corporation) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability. Sunbelt Hose & Petroleum Equipment, Inc.'s articles of incorporation, as amended, contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Gasboy International, Inc. is empowered by Section 1741 of the Pennsylvania Business Corporation Law (the "PBCL") to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify such persons against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. In addition, a corporation shall indemnify a representative of such corporation who was successful on the merits or otherwise in the defense of any proceeding described above against reasonable expenses incurred by him or her in connection therewith. No indemnification under any bylaw, agreement or otherwise is permitted in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and the articles may not provide for indemnification in the case of willful misconduct or recklessness. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the PBCL. Gasboy International, Inc.'s articles of incorporation and bylaws contain no indemnification or insurance provisions.

  The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

  Tokheim Investment Corp. and Tokheim Automation Corporation are empowered by
Section 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, agent or other similar functionary of another corporation or entity against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the person only if it is determined that the person
(1) conducted himself or herself in good faith; (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director of the corporation, that such conduct was in the corporation's best interests and (b) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A director may only be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation, for reasonable expenses actually incurred by the person in connection with the proceeding; provided that no indemnification shall be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. A corporation shall indemnify a director for the expenses described above incurred in connection with a proceeding described above if the person is wholly successful. Officers of a corporation are entitled to the same mandatory indemnification as directors, and officers, employees and agents of a corporation may be indemnified to the same extent as directors or to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors or contract. A corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving in a similar capacity at the request of the corporation for another corporation or entity) against any liability asserted against such person and incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him or her against that liability under the TBCA.

  Article 8 of Tokheim Investment Corp.'s articles of incorporation, as amended, provide that it may indemnify any director or officer of the corporation, and any person who may have served at the request of the corporation as a director or officer of another corporation in which it owns shares or of which it is a creditor, against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative, investigative or other action, suit or proceeding (whether by or in the right of the corporation or otherwise) in which he or she may become involved or with which he or she may be threatened, by reason of such person being or having been such a director or officer, and against any payments in settlement of any such action, suit or proceeding or in satisfaction of any related judgment, fine or penalty. Tokheim Investment Corp.'s bylaws, and Tokheim Automation Corporation's articles of incorporation and bylaws, contain no indemnification or insurance provisions.

Item21.Exhibits and Financial Statement Schedules

  a. Exhibits

     Exhibit
       No.   Document
     ------- --------
      1.1    Purchase Agreement, dated as of January 26, 1999 among Tokheim
             Corporation, BT Alex. Brown, Credit Lyonnais Securities, First
             Chicago Capital Markets, Inc., Gleacher NatWest International, ABN
             AMRO Incorporated, PaineWebber Incorporated, Schroder & Co. Inc.
             and certain subsidiary guarantors of Tokheim Corporation
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended September 30, 1998, filed
             March 1, 1999).

      2.1    Stock Purchase Agreement, dated as of December 29, 1997 between
             Tokheim Corporation and Arthur S. ("Rusty") Elston, Ronald H.
             Elston, Eric E. Burwell and Curt E. Burwell (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated
             December 31, 1997).

      2.2    Master Agreement for Purchase and Sale of Shares, Assets, and
             Liabilities, dated as of June 19, 1998, between Tokheim
             Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated
             October 1, 1998).

      2.3    Amendment No. 1 to the Master Agreement for Purchase and Sale of
             Shares, Assets and Liabilities, dated as of September 30, 1998 between Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-
             K/A dated October 1, 1998).

      3.1 Restated Articles of Incorporation of Tokheim Corporation, as amended, as filed with the Indiana Secretary of State on February
             5, 1997 (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K/A for the year ended November 30,
             1996).

      3.2 Bylaws of Tokheim Corporation, as restated on July 12, 1995 and amended March 2, 1998 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended
             May 31, 1998).

      3.3    Articles of Incorporation of Monitec Corporation (now known as
             Envirotronic Systems, Inc.).

      3.4    Articles of Amendment of the Articles of Incorporation of Monitec
             Corporation (changing name to Envirotronic Systems, Inc.).

      3.5    Bylaws of Envirotronic Systems, Inc.

      3.6    Amended and Restated Articles of Incorporation of William M.
             Wilson's Sons, Inc. (now known as Gasboy International, Inc.).

      3.7 Amendment No. 1 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc.

      3.8 Amendment No. 2 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc.

      3.9 Amendment No. 2 to Amended and Restated Articles of Incorporation of William M. Wilson's Sons, Inc. (changing name to Gasboy
             International, Inc.).


     Exhibit
       No.   Document
     ------- --------
      3.10   Restated Bylaws of Gasboy International, Inc.

      3.11   Articles of Incorporation of Management Solutions of Colorado,
             Inc. (now known as Management Solutions, Inc.).

      3.12 Articles of Amendment to the Articles of Incorporation of Management Solutions of Colorado, Inc. (changing name to
             Management Solutions, Inc.).

      3.13   Bylaws of Management Solutions, Inc.

      3.14   Articles of Incorporation of ESCIA, Inc. (now known as Sunbelt
             Hose & Petroleum Equipment, Inc.).

      3.15   Articles of Amendment of ESCIA, Inc. (changing name to Sunbelt
             Hose & Petroleum Equipment, Inc.).

      3.16   Bylaws of Sunbelt Hose & Petroleum Equipment, Inc.

      3.17 Articles of Incorporation of Tokheim Base Systems, Inc. (now known as Tokheim Automation Corporation).

      3.18   Articles of Amendment to the Articles of Incorporation of Tokheim
             Base Systems, Inc. (changing name to Mini Base Systems, Inc.).

      3.19   Articles of Amendment to the Articles of Incorporation of Mini
             Base Systems, Inc. (changing name to Tokheim Automation
             Corporation).

      3.20   Bylaws of Tokheim Automation Corporation.

      3.21   Certificate of Incorporation of Tokheim Equipment Corporation.




      3.22   Bylaws of Tokheim Equipment Corporation.

      3.23   Articles of Incorporation of Tokheim Investment Corp.

      3.24   Bylaws of Tokheim Investment Corp.

      3.25   Certificate of Formation of Tokheim RPS, LLC.

      3.26   Limited Liability Company Agreement of Tokheim RPS, LLC.

      3.27   Articles of Organization of Tokheim Services LLC.

      3.28   Limited Liability Company Agreement of Tokheim Services LLC.

      4.1    Rights Agreement, dated as of January 22, 1997, between Tokheim
             Corporation and Harris Trust and Savings Bank, as Rights Agent
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K, filed February 23, 1997).

      4.2    Amendment No. 1 to Rights Agreement, dated as of September 30,
             1998, between Tokheim Corporation and Harris Trust and Savings
             Bank (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).

      4.3    Indenture, dated as of August 23, 1996, between Tokheim
             Corporation and Harris Trust and Savings Bank, as Trustee
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K, filed September 23, 1996).

      4.4    Credit Agreement, dated as of September 3, 1996, among Tokheim
             Corporation, certain subsidiaries of Tokheim Corporation, certain banks and NBD Bank, N.A. (incorporated herein by reference to the Registrant's Current Report on Form 8-K, filed September 6, 1996).

      4.5    Amendment No. 1 to Credit Agreement, dated as of May 15, 1997
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended November 30, 1997, filed
             February 13, 1997).

      4.6    Amendment No. 2 to Credit Agreement, dated as of June 30, 1997
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended November 30, 1997, filed
             February 13, 1997).


     Exhibit
       No.   Document
     ------- --------
      4.7    Amendment No. 3 to Credit Agreement, dated as of September 25,
             1997 (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended November 30, 1997, filed
             February 13, 1997).

      4.8    Amendment No. 4 to Credit Agreement, dated as of December 29, 1997
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended November 30, 1997, filed
             February 13, 1997).

      4.9    Amendment No. 5 to Credit Agreement, dated as of March 20, 1998
             (incorporated herein by reference to the Registrant's Quarterly
             Report on Form 10-Q for the period ended February 28, 1998).

      4.10   Securities Purchase Agreement, dated September 30, 1998, between
             Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.11   12% Senior Subordinated Note due January 28, 1999 in the amount of
             $170,000,000 (incorporated herein by reference to the Registrant's
             Current Report on Form 8-K/A dated October 1, 1998).

      4.12   Senior Subordinated Note Indenture, dated as of September 30,
             1998, among Tokheim Corporation, Management Solutions, Inc.,
             Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose &
             Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy
             International, Inc., Tokheim Automation Corporation, Tokheim
             Investment Corp., as guarantors, and Harris Trust and Savings
             Bank, as trustee (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.13   12% Junior Subordinated Note due 2008 in the amount of $40,000,000
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).

      4.14   Junior Subordinated Note Indenture, dated as of September 30,
             1998, among Tokheim Corporation, Management Solutions, Inc.,
             Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose &
             Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy
             International, Inc., Tokheim Automation Corporation, Tokheim
             Investment Corp., as guarantors, and Harris Trust and Savings
             Bank, as trustee (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.15   Amendment No. 1 to Junior Subordinated Note Indenture, dated as of
             January 25, 1999 (incorporated herein by reference to the Registrant's Annual Report on Form 10-K, for the year ended
             September 30, 1998, filed March 1, 1999).

      4.16 Warrant to Purchase up to 19.9% of the Shares of Common Stock of Tokheim Corporation (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.17 Form of Roll-Over Note (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.18   Registration Rights Agreement, dated September 30, 1998, between
             Tokheim Corporation and Schlumberger Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K/A dated October 1, 1998).

      4.19   Note Purchase Agreement, dated as of September 30, 1998, among
             Tokheim Corporation, the Subsidiaries and the Purchasers
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).


     Exhibit
       No.   Document
     ------- --------
      4.20   Amended and Restated Credit Agreement, dated as of September 30,
             1998, among Tokheim Corporation, the Borrowing Subsidiaries, the
             Lenders and NBD Bank, N.A. as administrative agent and Credit
             Lyonnais as documentation and collateral agent and Gleacher
             NatWest Inc. and Bankers Trust Company as co-syndication agents
             (incorporated herein by reference to the Registrant's Current
             Report on Form 8-K/A dated October 1, 1998).




      4.21   Second Amended and Restated Credit Agreement, dated as of December
             14, 1998, among Tokheim Corporation, the Borrowing Subsidiaries, the Lenders and NBD Bank, N.A. as administrative agent and Credit
             Lyonnais as documentation and collateral agent and Gleacher
             NatWest Inc. and Bankers Trust Company as co-syndication agents
             (incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, for the year ended September 30, 1998, filed
             March 1, 1999).

      4.22   Consent and Amendment No. 1 to Amended and Restated Credit
             Agreement, dated as of January 11, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended February 28, 1999, filed April 14, 1999).

      4.23 Amendment No. 2 to Amended and Restated Credit Agreement, dated as of March 1, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended
             February 28, 1999, filed April 14, 1999).

      4.24 Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of February 27, 1999 (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended February 28, 1999, filed April 14, 1999).

      4.25   Dollar Notes Indenture, dated as of January 29, 1999, among
             Tokheim Corporation, BT Alex. Brown, Credit Lyonnais Securities,
             First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation (to be filed by amendment).

      4.26   Euro Notes Indenture, dated as of January 29, 1999, among Tokheim
             Corporation, BT Alex. Brown, Credit Lyonnais Securities, First
             Chicago Capital Markets, Inc., Gleacher NatWest International, ABN
             AMRO Incorporated, PaineWebber Incorporated, Schroder & Co. Inc.
             and certain subsidiary guarantors of Tokheim Corporation (to be filed by amendment).

      4.27   Dollar Registration Rights Agreement, dated as of January 29,
             1999, among Tokheim Corporation, BT Alex. Brown, Credit Lyonnais
             Securities, First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, for the year ended September 30, 1998, filed March 1, 1999).

      4.28 Euro Registration Rights Agreement, dated as of January 29, 1999, among Tokheim Corporation, BT Alex. Brown, Credit Lyonnais
             Securities, First Chicago Capital Markets, Inc., Gleacher NatWest
             International, ABN AMRO Incorporated, PaineWebber Incorporated,
             Schroder & Co. Inc. and certain subsidiary guarantors of Tokheim
             Corporation (incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, for the year ended September 30, 1998, filed March 1, 1999).

      5.1    Opinion of Norman L. Roelke, Vice President, Secretary and General
             Counsel of the Registrant.

     10.1    Tokheim Corporation 1992 Stock Incentive Plan, established
             December 15, 1992 (incorporated herein by reference to the Registrant's Registration Statement on Form S-8, File No. 33-
             52167, dated February 4, 1994).


     Exhibit
       No.   Document
     ------- --------
     10.2    Retirement Savings Plan for Employees of Tokheim Corporation and
             Subsidiaries (incorporated herein by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-8, File No.
             33-29710, dated August 1, 1989).

     10.3    Tokheim Corporation 1996 Key Management Incentive Bonus Plan
             (incorporated herein by reference to the Registrant's Report on Form 10-Q/A, for the quarter ended February 29, 1996, filed
             November 20, 1996).

     10.4    Employment Agreement, dated December 10, 1997, between the
             Registrant and Douglas K. Pinner (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.5    Employment Agreement, dated December 23, 1997, between the
             Registrant and John A. Negovetich (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     10.6    Employment Agreement, dated December 23, 1997, between the
             Registrant and Jacques St-Denis (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.7    Employment Agreement, dated December 23, 1997, between the
             Registrant and Norman L. Roelke (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.8    Employment Agreement, dated December 23, 1997, between the
             Registrant and Scott A. Swogger. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
             November 30, 1997).

     10.9 Technology License Agreement, effective as of December 1, 1997, between Tokheim and Gilbarco, Inc. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     10.10 Tokheim Corporation 1997 Incentive Plan (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 39, 1997).

     10.11   Employment Agreement, dated December 31, 1997, between Management
             Solutions, Inc. and Arthur S. Elston (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended November 30, 1997).

     11.1 Statement re computation of per share earnings (incorporated herein by reference to the Registrant's Quarterly Report on Form
             10-Q, for the quarter ended February 28, 1999, filed April 14,
             1999, and by reference to the Registrant's Annual Report on Form
             10-K, for the year ended November 30, 1998).

     12.1    Statement re computation of ratios.
     21.1 Subsidiaries of Tokheim Corporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K, for the year ended November 30, 1998, filed March 1, 1999).

     23.1    Consent of PriceWaterhouseCoopers LLP.

     23.2    Consent of PriceWaterhouseCoopers.
     24.1 Powers of Attorney (included in Signature page to registration statement).

     25.1    Statement of Eligibility of Trustee on Form T-1 under the Trust
             Indenture Act of 1939 of U.S. Bank Trust National Association, as
             Dollar Notes Trustee, under the Dollar Notes Indenture, relating to the 11 3/8% Dollar Notes due 2008.

     25.2    Statement of Eligibility of Trustee on Form T-1 under the Trust
             Indenture Act of 1939 of U.S. Bank Trust National Association, as
             Euro Notes Trustee, under the Euro Notes Indenture, relating to the 11 3/8% Euro Notes due 2008.


     Exhibit
       No.   Document
     ------- --------
     27.1    Financial Data Schedule (incorporated herein by reference to the
             Registrant's Quarterly Report on Form 10-Q, for the quarter ended
             February 28, 1999, filed April 14, 1999, and by reference to the
             Registrant's Annual Report on Form 10-K, for the year ended
             November 30, 1998).

     99.1    Form of Letter of Transmittal for the Dollar Notes.

     99.2    Form of Notice of Guaranteed Delivery for the Dollar Notes.

     99.3    Form of Tender Instruction for the Dollar Notes.



Item22.Undertakings

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, as of April 26, 1999.

                                          Tokheim Corporation

                                                 /s/ Douglas K. Pinner
                                          By: _________________________________
                                          Name: Douglas K. Pinner
                                          Title:Chairman, President and Chief
                                               Executive Officer

                                          Envirotronic Systems, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Gasboy International, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Management Solutions, Inc.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Sunbelt Hose & Petroleum Equipment,
                                           Inc.

                                                  /s/ Norman L. Roelke
                                          By:  ________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Automation Corporation

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Equipment Corporation

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim Investment Corp.

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:Secretary

                                          Tokheim RPS, LLC

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:

                                          Tokheim Services LLC

                                                  /s/ Norman L. Roelke
                                          By: _________________________________
                                          Name: Norman L. Roelke
                                          Title:

  We the undersigned directors and officers of the registrants do hereby constitute and appoint Douglas K. Pinner and Norman L. Roelke, and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporations to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 26, 1999.

Tokheim Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Chairman of the Board, President and Chief
___________________________________________  Executive Officer and Director
             Douglas K. Pinner

        /s/ John A. Negovetich              Executive Vice President, Finance and
___________________________________________  Administration and Chief Financial Officer
            John A. Negovetich

      /s/ Gerald H. Frieling, Jr.           Vice Chairman of the Board and Director
___________________________________________
          Gerald H. Frieling, Jr.

        /s/ Walter S. Ainsworth             Director
___________________________________________
            Walter S. Ainsworth

        /s/ Robert M. Akin, III             Director
___________________________________________
            Robert M. Akin, III

          /s/ James K. Baker                Director
___________________________________________
              James K. Baker

            /s/ B.D. Cooper                 Director
___________________________________________
                B.D. Cooper

         /s/ Richard W. Hansen              Director
___________________________________________
             Richard W. Hansen

            /s/ Leo J. Hawk                 Director
___________________________________________
                Leo J. Hawk

      /s/ Dr. Winfred M. Phillips           Director
___________________________________________
          Dr. Winfred M. Phillips

          /s/ Ian M. Rolland                Director
___________________________________________
              Ian M. Rolland


Envirotronic Systems, Inc.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Gasboy International, Inc.

                 Signature                                     Title
                 ---------                                     -----
         /s/ D. Michael Boone               Principal Executive Officer and Director
___________________________________________
             D. Michael Boone

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

            /s/ John Lotz                   Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Douglas K. Pinner              Director
___________________________________________
             Douglas K. Pinner

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke

         /s/ Jacques St-Denis               Director
___________________________________________
             Jacques St-Denis


Management Solutions, Inc.

                 Signature                                     Title
                 ---------                                     -----
         /s/ Scott A. Swogger               Principal Executive Officer
___________________________________________
             Scott A. Swogger

        /s/ Richard B. Kendall              Principal Financial Officer
___________________________________________
            Richard B. Kendall

             /s/ John Lotz                  Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Douglas K. Pinner              Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Sunbelt Hose & Petroleum Equipment, Inc.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke


Tokheim Automation Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke



Tokheim Equipment Corporation

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer and Director
___________________________________________
            John A. Negovetich

             /s/ John Lotz                  Principal Accounting Officer
___________________________________________
                 John Lotz

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke

Tokheim Investment Corp.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Director
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Director
            John A. Negovetich

         /s/ Norman L. Roelke               Director
___________________________________________
             Norman L. Roelke



Tokheim RPS, LLC

                 Signature                                     Title
                 ---------                                     -----


        /s/ Douglas K. Pinner               Principal Executive Officer and Manager
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Manager
            John A. Negovetich

         /s/ Norman L. Roelke               Manager
___________________________________________
             Norman L. Roelke


Tokheim Services LLC

                 Signature                                     Title
                 ---------                                     -----

        /s/ Douglas K. Pinner               Principal Executive Officer and Manager
___________________________________________
             Douglas K. Pinner

        /s/ John A. Negovetich              Principal Financial Officer, Principal
___________________________________________  Accounting Officer and Manager
            John A. Negovetich

         /s/ Norman L. Roelke               Manager
___________________________________________
             Norman L. Roelke